                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 5)

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                             WASTE CONNECTIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:


       (2)    Aggregate number of securities to which transaction applies:


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

[X] Fee paid previously with preliminary materials: $10,725 (paid with original October 26, 1998 filing).

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid:

       (2)    Form, Schedule or Registration Statement no.:

       (3)    Filing Party:

       (4)    Date Filed:

                            WASTE CONNECTIONS, INC.
                       2260 DOUGLAS BOULEVARD, SUITE 280
                          ROSEVILLE, CALIFORNIA 95661

                                                                 January 8, 1999

Dear Stockholder of Waste Connections, Inc.:

     You are invited to attend a Special Meeting of Stockholders of Waste Connections, Inc. ("WCI") to be held on January 19, 1999, at 9:00 a.m., Pacific Time. The Special Meeting will be held at Courtyard by Marriott, 1920 Taylor Road, Roseville, California.

     At the Special Meeting, you will be asked to approve (i) the issuance of shares of Common Stock of WCI ("WCI Common Stock") pursuant to an Agreement and Plan of Merger, dated as of October 22, 1998 (the "Merger Agreement"), by and among WCI, WCI Acquisition Corporation I ("Merger Sub I"), WCI Acquisition Corporation II ("Merger Sub II"), WCI Acquisition Corporation III ("Merger Sub III"), WCI Acquisition Corporation IV ("Merger Sub IV"), four Washington corporations that are wholly owned subsidiaries of WCI (collectively, the "Merger Subs"), Murrey's Disposal Company, Inc., a Washington corporation ("Murrey's"), American Disposal Company, Inc., a Washington corporation ("American"), D.M. Disposal Co., Inc., a Washington corporation ("DM"), Tacoma Recycling Company, Inc., a Washington corporation ("Tacoma," and collectively with Murrey's, American and DM, the "Corporations"), the Murrey Trust UTA August 5, 1993, as amended, the Bonnie L. Murrey Revocable Trust UTA August 5, 1993, as amended, Donald J. Hawkins and Irmgard R. Wilcox (the "Merger Proposal"); and
(ii) the amendment of WCI's 1997 Stock Option Plan to increase the number of shares reserved for issuance under that Plan to 12% of the shares of WCI Common Stock outstanding at any given time (the "Option Plan Proposal").

     Under the Merger Agreement, Merger Subs I, II, III and IV would merge with and into Murrey's, American, DM and Tacoma, respectively (each, a "Merger" and collectively, the "Mergers"), and each Corporation would become a wholly owned subsidiary of WCI. The shares of the Corporations' common stock would be converted into 2,750,000, subject to adjustment up to 3,250,000, shares of WCI Common Stock, of which the shareholders of Murrey's, American, DM and Tacoma would receive 42%, 13%, 28% and 17%, respectively. The total shares of WCI Common Stock issued to the Corporations' shareholders would represent approximately 22.8%, or 25.9% if 3,250,000 shares are issued, of the total shares of WCI Common Stock that would be outstanding immediately after the Mergers.

     The Mergers cannot be completed unless a number of conditions are satisfied, including obtaining the approval of the WCI stockholders and obtaining any necessary regulatory waivers or approvals. The accompanying Proxy Statement includes a summary of the basic terms and conditions of the Mergers, certain financial and other information related to WCI and the Corporations and a copy of the Merger Agreement. The affirmative vote of a majority of the total votes cast in person or by proxy at the Special Meeting is necessary to approve the issuance of shares of WCI Common Stock in connection with the Mergers. If the WCI stockholders approve the Mergers, and other conditions are satisfied, WCI expects the Mergers to be consummated on or about January 19, 1999.

     Your Board of Directors has unanimously approved the terms and conditions of the Mergers and the Merger Agreement. The Board has also received an opinion from BT Alex. Brown Incorporated (a copy of which is included in the accompanying Proxy Statement) that the consideration to be paid by WCI for the Mergers under the Merger Agreement is fair to WCI from a financial point of view. THE BOARD OF DIRECTORS OF WCI BELIEVES THAT THE PROPOSED MERGERS WITH MURREY'S, AMERICAN, DM AND TACOMA ARE ADVISABLE AND IN THE BEST INTERESTS OF WCI AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF WCI COMMON STOCK IN CONNECTION WITH THE MERGERS.

     The Board of Directors of WCI believes that the number of shares of WCI Common Stock available for grant under the Waste Connections, Inc. 1997 Stock Option Plan must be increased in order for WCI to attract and retain valuable employees, consultants and directors through the grant of stock options. The affirmative vote of a majority of the total votes cast in person or by proxy at the Special Meeting is necessary to approve the Option Plan Proposal. THE BOARD OF DIRECTORS OF WCI HAS UNANIMOUSLY APPROVED THE OPTION PLAN PROPOSAL AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE OPTION PLAN PROPOSAL.

     You should read carefully the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement for details of the Merger and Option Plan Proposals.

     Regardless of the number of shares you hold or whether you plan to attend the Special Meeting, we urge you to complete, sign, date and return the enclosed proxy card immediately. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          Sincerely,

                                          Ronald J. Mittelstaedt
                                          Chairman of the Board
January 8, 1999

                            WASTE CONNECTIONS, INC.
                       2260 DOUGLAS BOULEVARD, SUITE 280
                          ROSEVILLE, CALIFORNIA 95661
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 1999

To the Stockholders of Waste Connections, Inc.:

     Notice is hereby given that a Special Meeting of Stockholders of Waste Connections, Inc. ("WCI") will be held at Courtyard by Marriott, 1920 Taylor Road, Roseville, California, on January 19, 1999, at 9:00 a.m., Pacific Time, to consider and act upon the following proposals (the "Proposals"):

          1. To approve the issuance of 2,750,000, subject to adjustment up to 3,250,000, shares of Common Stock of WCI ("WCI Common Stock") under the Agreement and Plan of Merger, dated as of October 22, 1998 (the "Merger Agreement"), by and among WCI, WCI Acquisition Corporation I ("Merger Sub I"), WCI Acquisition Corporation II ("Merger Sub II"), WCI Acquisition Corporation III ("Merger Sub III"), WCI Acquisition Corporation IV ("Merger Sub IV"), four Washington corporations that are wholly owned subsidiaries of WCI (collectively, "Merger Subs"), Murrey's Disposal Company, Inc., a Washington corporation ("Murrey's"), American Disposal Company, Inc., a Washington corporation ("American"), D.M. Disposal Co., Inc., a Washington corporation ("DM"), Tacoma Recycling Company, Inc., a Washington corporation ("Tacoma," and collectively with Murrey's, American and DM, the "Corporations"), the Murrey Trust UTA August 5, 1993 , as amended, the Bonnie L. Murrey Revocable Trust UTA August 5, 1993, as amended, Donald J. Hawkins and Irmgard R. Wilcox, providing for, among other things, the mergers of Merger Subs I, II, III and IV with and into Murrey's, American, DM and Tacoma, respectively (the "Merger Proposal"); and

          2. To approve an amendment to WCI's 1997 Stock Option Plan to increase the number of shares reserved for issuance under that Plan to 12% of the shares of WCI Common Stock outstanding at any given time (the "Option Plan Proposal").

     The meeting may be postponed or adjourned from time to time, and at any reconvened meeting action may be taken on the Proposals without further notice to WCI's stockholders unless required by WCI's Bylaws.

     Only stockholders of record at the close of business on December 18, 1998 are entitled to notice of and to vote on the Proposals at the Special Meeting and any postponements or adjournments thereof. The affirmative vote of a majority of the total votes cast in person or by proxy at the Special Meeting is required to approve each of the Merger Proposal and the Option Plan Proposal. The Merger Proposal and the Option Plan Proposal and other related matters are more fully described in the accompanying Proxy Statement and its Appendices, which all stockholders should read carefully.

                                          By Order of the Board of Directors,

                                          Darrell W. Chambliss
                                          Corporate Secretary
Roseville, California
January 8, 1999

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                            WASTE CONNECTIONS, INC.
                            ------------------------

                                PROXY STATEMENT

    Waste Connections, Inc., a Delaware corporation ("WCI"), is furnishing this Proxy Statement to its stockholders in connection with the solicitation of proxies by its Board of Directors to be voted at a special meeting of WCI stockholders (the "Special Meeting") scheduled to be held on January 19, 1999, at 9:00 a.m., Pacific Time, at Courtyard by Marriott, 1920 Taylor Road, Roseville, California, and at any adjournment or postponement thereof.

    At the Special Meeting, the WCI stockholders will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the issuance of shares of WCI Common Stock pursuant to an Agreement and Plan of Merger, dated as of October 22, 1998 (the "Merger Agreement"), by and among WCI, WCI Acquisition Corporation I ("Merger Sub I"), WCI Acquisition Corporation II ("Merger Sub II"), WCI Acquisition Corporation III ("Merger Sub III"), WCI Acquisition Corporation IV ("Merger Sub IV"), four Washington corporations that are wholly owned subsidiaries of WCI (collectively, the "Merger Subs"), Murrey's Disposal Company, Inc., a Washington corporation ("Murrey's"), American Disposal Company, Inc., a Washington corporation ("American"), D.M. Disposal Co., Inc., a Washington corporation ("DM"), Tacoma Recycling Company, Inc., a Washington corporation ("Tacoma," and collectively with Murrey's, American and DM, the "Corporations"), the Murrey Trust UTA August 5, 1993, as amended (the "Murrey Trust"), the Bonnie L. Murrey Revocable Trust UTA August 5, 1993, as amended (the "Bonnie Trust"), Donald J. Hawkins and Irmgard R. Wilcox (the Murrey Trust, the Bonnie Trust, Donald J. Hawkins and Irmgard R. Wilcox are referred to collectively herein as the "Shareholders"), providing for the mergers of Merger Subs I, II, III and IV with and into Murrey's, American, DM and Tacoma, respectively (the "Mergers"). The Mergers cannot be completed unless the WCI stockholders approve them.

    When the Mergers are completed, each of the Corporations will be a wholly owned subsidiary of WCI. WCI will issue to the Shareholders a total of 2,750,000, subject to adjustment up to 3,250,000, shares of WCI Common Stock, depending on the closing price of the WCI Common Stock immediately prior to the Closing Date. The manner in which this number was calculated is described in "Certain Terms of the Mergers" and in the Merger Agreement, which is attached to this Proxy Statement. Based on the number of shares of WCI Common Stock outstanding as of October 23, 1998, approximately 12.1 million, and possibly up to approximately 12.6 million, shares of WCI Common Stock will be outstanding after the Mergers are completed, of which approximately 22.8%, or approximately 25.9% if 3,250,000 shares are issued, will be owned by the Shareholders and approximately 77.2%, or approximately 74.1% if 3,250,000 shares are issued, will be owned by current WCI stockholders.

    At the Special Meeting, the WCI stockholders will also be asked to vote on a proposal to amend WCI's 1997 Stock Option Plan to increase the number of shares of WCI reserved for issuance under that Plan to 12% of the shares of WCI Common Stock outstanding at any given time (the "Option Plan Proposal").

    This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of WCI on or about January 8, 1999. A stockholder who has given a proxy may revoke it at any time before its exercise.

SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED WITH RESPECT TO THE MERGER AND OPTION PLAN PROPOSALS.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE,
   SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WCI OR THE CORPORATIONS. THIS PROXY STATEMENT DOES NOT CONSTITUTE
 A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH A SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO
 CHANGE IN THE AFFAIRS OF WCI OR THE CORPORATIONS SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO
 THE DATE HEREOF. ALL INFORMATION HEREIN WITH RESPECT TO WCI HAS BEEN FURNISHED
  BY WCI AND ALL INFORMATION HEREIN WITH RESPECT TO THE CORPORATIONS HAS BEEN
                         FURNISHED BY THE CORPORATIONS.
                            ------------------------

              THE DATE OF THIS PROXY STATEMENT IS JANUARY 8, 1999.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................    1
FORWARD-LOOKING STATEMENTS..................................    1
SUMMARY.....................................................    2
       The Companies........................................    2
       The Special Meeting..................................    3
       The Mergers..........................................    4
       The Option Plan Proposal.............................    6
       Market Price and Dividend Information................    7
       Comparative Unaudited Per Share Data.................    7
RISK FACTORS................................................    9
THE MERGERS AND RELATED TRANSACTIONS........................   11
       General Description of the Mergers...................   11
       Background of the Mergers............................   11
       WCI's Reasons for the Mergers........................   13
       Recommendation of the Board of Directors of WCI......   13
       The Corporations' Reasons for the Mergers............   13
       Opinion of BT Alex. Brown, Financial Advisor to
        WCI.................................................   14
       Material Federal Income Tax Consequences.............   19
       Accounting Treatment.................................   20
       Government and Regulatory Approvals..................   20
       Interests of Certain Persons in the Mergers..........   20
       Restrictions on Resales by Affiliates................   20
MATERIAL TERMS OF THE MERGERS...............................   21
       Effective Time of the Mergers........................   21
       Manner and Basis for Converting Shares...............   21
       Conditions to the Mergers............................   21
       Cooperation..........................................   22
       Representations and Warranties of WCI and the Merger
        Subs and the Corporations and the Shareholders......   22
       Conduct of the Business of WCI and the Corporations
        Prior to the Mergers................................   22
       No Solicitation of Acquisition Transactions..........   24
       Conduct of the Business of the Combined Companies
        Following the Mergers...............................   24
       Termination or Amendment.............................   24
       Transaction Fees.....................................   25
       Indemnification......................................   25
       Other Agreements.....................................   26
AMENDMENT TO WCI'S 1997 STOCK OPTION PLAN...................   28
       General..............................................   28
       Summary of 1997 Stock Option Plan....................   28
       Options Granted in 1998 under the Plan...............   29
       Federal Income Tax Consequences of the Plan..........   29
       Board Recommendation.................................   30

WCI SPECIAL MEETING.........................................   31
       Date, Time and Place of the Meeting..................   31
       Purpose of the Meeting...............................   31
       Record Date and Outstanding Shares...................   31
       Voting and Revocation of Proxies.....................   31
       Vote Required for Approval...........................   31
       Solicitation of Proxies..............................   32
       Other Matters........................................   32
WCI.........................................................   33
       Business.............................................   33
       Selected Historical and Pro Forma Financial and
        Operating Data......................................   47
       Management's Discussion And Analysis Of Financial
        Condition And Results Of Operations.................   52
       Management...........................................   62
       Principal Stockholders...............................   64
THE CORPORATIONS............................................   66
       Introduction.........................................   66
       History..............................................   66
       Business Strategy....................................   67
       Service and Customer Base............................   67
       Operations...........................................   68
       Competition..........................................   68
       Risk Management, Insurance and Performance Bonds.....   68
       Property, Facilities and Equipment...................   69
       Employees............................................   69
       Executive Officers and Directors.....................   69
       Legal Proceedings....................................   70
       Selected Historical And Operating Data...............   70
       Management's Discussion And Analysis Of Financial
        Condition And Results Of Operations.................   71
EXPERTS.....................................................   73
PROPOSALS OF STOCKHOLDERS FOR ANNUAL MEETING................   74
OTHER MATTERS...............................................   74
INDEX TO FINANCIAL STATEMENTS...............................  F-1

                             AVAILABLE INFORMATION

     WCI files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements or other information we file at the Commission's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the Commission at 1-800-732-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at "http://www.sec.gov."

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE MERGER AGREEMENT AND THE MERGERS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT, AND NOTHING SHOULD CREATE ANY IMPLICATION TO THE CONTRARY.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains certain forward-looking statements that involve risks and uncertainties. Discussions that contain forward-looking statements appear in the Summary and under the captions "The Mergers and Related Transactions -- Background of the Mergers," "-- WCI's Reasons for the Mergers," and "-- Recommendation of the Board of Directors of WCI," as well as in the Proxy Statement generally. The cautionary statements in this Proxy Statement apply to all related forward-looking statements wherever they appear in this Proxy Statement. WCI's actual results could differ materially from those discussed in this Proxy Statement as a result of various factors, including without limitation those discussed under the caption "Risk Factors" and elsewhere in this Proxy Statement. WCI assumes no obligation to update the forward-looking statements in this Proxy Statement to reflect actual results, changes in assumptions or changes in other factors that affect the forward-looking statements.

                                    SUMMARY

     This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand the Mergers fully and for a more complete description of the Mergers' terms, you should read carefully this entire document and its appendices. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. Unless otherwise specified, all references to "WCI" or "Waste Connections" mean Waste Connections, Inc. and its subsidiaries, and all references to "solid waste" mean non-hazardous solid wastes.

THE COMPANIES

  Waste Connections, Inc., and WCI Acquisition Corporations I, II, III and IV

     Waste Connections is a regional, integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in secondary markets of the Western U.S. As of January 6, 1999, WCI served more than 230,000 commercial, industrial and residential customers in California, Idaho, Kansas, Nebraska, Oklahoma, Oregon, South Dakota, Utah, Washington and Wyoming. WCI currently owns and operates 27 collection operations, seven transfer stations and two Subtitle D landfills, and operates an additional five transfer stations, one Subtitle D landfill and five recycling facilities. See "WCI -- Business -- Introduction" and "-- Services," at pages 33 and 38, respectively.

     Waste Connections, a Delaware corporation, was founded in September 1997 to execute an acquisition-based growth strategy in secondary markets of the Western U.S. WCI has acquired 43 solid waste services related businesses since its formation and has identified more than 300 independent operators of such businesses in the states where it currently operates, many of which it believes may be suitable for acquisition by WCI. In addition, WCI is currently assessing potential acquisitions of solid waste services operations in Colorado, Montana and Texas. See "WCI -- Business -- Acquisition Program," at page 36.

     WCI has targeted secondary markets in the Western U.S. because it believes that (i) a large number of independent solid waste services companies suitable for acquisition by WCI are located in these markets; (ii) there is less competition in these markets from large, well-capitalized solid waste services companies; and (iii) these markets have strong projected economic and population growth rates. In addition, WCI's senior management team has extensive experience acquiring and operating solid waste services businesses in the Western U.S.

     WCI has developed a market-based operating strategy tailored to the competitive and regulatory factors that affect its markets. In certain Western U.S. markets, where waste collection services are governed by exclusive franchise agreements, municipal contracts and governmental certificates (referred to in Washington as "G certificates"), WCI generally intends to pursue a collection-based operating strategy. In these markets, WCI believes that controlling the waste stream by providing collection services under exclusive franchise agreements, municipal contracts and governmental certificates is often more important to a solid waste services company's growth and profitability than owning or operating landfills. In markets where WCI considers ownership of landfills advantageous due to competitive and regulatory factors, WCI generally intends to pursue an integrated, disposal-based strategy. See
"WCI -- Business -- Strategy," at page 34.

     WCI's objective is to build a leading solid waste services company in the secondary markets of the Western U.S. by (i) acquiring collection, transfer, disposal and recycling operations in new markets and through "tuck-in" acquisitions in existing markets; (ii) securing additional exclusive franchises, municipal contracts and governmental certificates; (iii) generating internal growth in existing markets by increasing market penetration and adding services to its existing operations; and (iv) enhancing profitability by increasing operating efficiencies of existing and acquired operations. WCI believes that the experience of the members of its senior management team and their knowledge of and reputation in the solid waste industry in WCI's targeted markets will provide WCI with competitive advantages as it pursues its growth strategy. See "WCI -- Business -- Strategy," at page 34.

     WCI Acquisition Corporation I, WCI Acquisition Corporation II, WCI Acquisition Corporation III and WCI Acquisition Corporation IV (collectively, the "Merger Subs"), all Washington corporations, are wholly owned subsidiaries of WCI organized for the purpose of effecting the Mergers. The Merger Subs have no material assets and have not engaged in any activities except in connection with the Mergers.

     The principal executive offices of WCI and the Merger Subs are located at 2260 Douglas Boulevard, Suite 280, Roseville, California 95661. The telephone number is (916) 772-2221.

  Murrey's Disposal Company, Inc.

     Murrey's Disposal Company, Inc. ("Murrey's") is a Washington corporation that provides solid waste collection services in Pierce, Clallum and Jefferson Counties, Washington and Olympic National Park pursuant to G certificate. Murrey's had revenues of approximately $10,532 for the nine months ended September 30, 1998.

  American Disposal Company, Inc.

     American Disposal Company, Inc. ("American") is a Washington corporation that provides solid waste collection services in Pierce, Clallum and Jefferson Counties, Washington and Olympic National Park, pursuant to a G certificate. American had revenues of approximately $3,287 for the nine months ended September 30, 1998.

  D.M. Disposal Co., Inc.

     D.M. Disposal Co., Inc. ("DM") is a Washington corporation that provides solid waste collection services to cities in the Tacoma, Washington area. DM had revenues of approximately $7,024 for the nine months ended September 30, 1998.

  Tacoma Recycling Company, Inc.

     Tacoma Recycling Company, Inc. ("Tacoma) is a Washington corporation that provides solid waste recycling services in the Tacoma, Washington area. Tacoma had revenues of approximately $3,869 for the nine months ended September 30, 1998.

     The principal executive offices of Murrey's, American and DM are located at 4622 70th Avenue East, Fife, Washington 98731. The principal executive office of Tacoma is at 2318 S. Tacoma Way, Tacoma, Washington 98402. The telephone number for all of the Corporations is (253) 922-6681.

THE SPECIAL MEETING

     The Special Meeting will be held at 9:00 a.m., Pacific Time, on January 19, 1998, at Courtyard by Marriott, 1920 Taylor Road, Roseville, California, for the purpose of considering and acting upon the Merger Proposal and the Option Plan Proposal and to transact such other business as may be properly brought before the meeting or any adjournment thereof.

     Only those stockholders of WCI of record at the close of business on December 18, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting.

     Approval of each of the Merger Proposal and the Option Plan Proposal requires the affirmative vote of a majority of the total votes cast, in person or by proxy, at the Special Meeting. At the close of business on the Record Date, there were 9,314,290 shares of WCI Common Stock outstanding and entitled to vote at the Special Meeting. Holders of WCI Common Stock are entitled to one vote per share. All executive officers and directors of WCI who are stockholders of WCI and who, as of the Record Date, collectively had the right to vote approximately 1.7 million shares of WCI Common Stock, representing approximately 19% of the shares outstanding as of such date, have indicated to WCI that they intend to vote the shares of WCI Common Stock over which they have voting control in favor of the Merger Proposal and the Option Plan Proposal. See "The Special Meeting -- Vote Required for Approval," at page 31.

THE MERGERS

  Recommendations of the Board of Directors of WCI

     The Board of Directors of WCI has unanimously approved the issuance of shares of WCI Common Stock pursuant to the Merger Agreement and has directed that such issuance be submitted to the stockholders of WCI. The Board of Directors of WCI recommends that the stockholders of WCI approve the issuance of shares of WCI Common Stock pursuant to the Merger Agreement. See "The Mergers and Related Transactions -- Background of the Mergers," "-- WCI's Reasons for the Mergers" and "-- Recommendation of the Board of Directors of WCI," at pages 11 and 13, respectively.

  Opinion of Financial Advisor

     On October 13, 1998, the Board of Directors of WCI received an oral opinion, which was confirmed in writing on October 22, 1998, from BT Alex. Brown Incorporated ("BT Alex. Brown"), to the effect that, as of such date, the consideration to be paid by WCI pursuant to the Merger Agreement was fair to WCI from a financial point of view. The full text of the written opinion of BT Alex. Brown, dated October 22, 1998, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Proxy Statement as Annex B and is incorporated herein by reference. WCI STOCKHOLDERS SHOULD READ SUCH OPINION IN ITS ENTIRETY. See "The Mergers and Related Transactions -- Opinion of BT Alex. Brown, Financial Advisor to WCI," at page 14.

  Material Terms of the Mergers

     Consideration. On consummation of the Mergers, Merger Subs I, II, III and IV will merge with and into Murrey's, American, DM and Tacoma, respectively, and each of the Corporations will become a wholly owned subsidiary of WCI. All outstanding shares of the Corporations' common stock will be converted into 2,750,000, subject to adjustment up to 3,250,000, shares of WCI Common Stock (the "Aggregate WCI Stock"). The shareholders of Murrey's, American, DM and Tacoma will receive 42%, 13%, 28% and 17%, respectively, of the Aggregate WCI Stock. At the Effective Time, each share of common stock of each of Merger Subs I, II, III and IV will be converted into one share of common stock of the corporation surviving that Merger (collectively, the "Surviving Corporations"). The market price of WCI Common Stock fluctuates, and the value of the Aggregate WCI Stock on the Closing Date may be more or less than its value on the date the Merger Agreement was signed. See "Material Terms of the Mergers -- Manner and Basis for Converting Shares," at page 21.

     Fractional Shares. WCI will not issue any certificates of scrip for fractional shares of WCI Common Stock in the Mergers, and no WCI Common Stock dividend, stock split or interest will relate to any fractional security. WCI will pay each Shareholder cash in lieu of any fractional shares, in an amount equal to the fraction of a share of WCI Common Stock that would otherwise have been issued to the Shareholder, multiplied by the closing price of the WCI Common Stock on the Nasdaq National Market on the last trading day before the Closing Date.

     Effective Time of the Mergers. Each of the Mergers will become effective at the time (the "Effective Time") stated in the Plan of Merger filed with the Secretary of State of the State of Washington (the "Plan of Merger") in accordance with the Washington Business Corporation Act ("Washington Law"). Assuming that the WCI stockholders approve the issuance of shares of WCI Common Stock pursuant to the Merger Agreement, WCI expects that the Effective Time of the Mergers will occur as soon as practicable following the Special Meeting. If all other conditions to the Mergers have not been satisfied or waived prior to the Special Meeting, however, including obtaining the approval of the Merger Agreement by the Bonnie Trust, WCI expects that each Merger will occur as soon as practicable after the remaining conditions have been satisfied or waived.

     Conditions to the Mergers. The Mergers will be consummated only if each of the following conditions is satisfied:

     WCI Stockholder Approval. The WCI stockholders must approve the Mergers and the issuance of the Aggregate WCI Stock as required by applicable law and the rules of the Nasdaq National Market.

     No Exercise of Dissenters' Rights. No Shareholder may exercise appraisal rights under Washington Law with respect to any shares of any Corporation's stock.

     Accounting Treatment. WCI must have received a letter from Ernst & Young LLP regarding that firm's concurrence with WCI's and the Corporations' management that poolings-of-interests accounting for the Mergers is appropriate under Opinion No. 16 of the Accounting Principles Board ("APB No. 16"), if the Mergers are closed and consummated according to the Merger Agreement. See "The Mergers and Related Transactions -- Accounting Treatment," at page 20.

     Consents and Approvals. All parties must have received all necessary governmental and other consents, approvals and waivers by the closing date.

     No Injunction Preventing Mergers. No court or governmental or regulatory authority may enjoin any of the transactions contemplated by the Merger Agreement. No suit or other proceeding challenging such transactions may have been threatened or instituted, and no governmental or regulatory authority may have made any investigative or other demand concerning the Mergers.

     Tax Matters. The Shareholders must be reasonably satisfied that the Mergers will constitute reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that the Shareholders will not recognize any gain or loss on the exchange of their shares of the Corporations' stock for shares of Aggregate WCI Stock.

     WCI must have delivered WCI Common Stock certificates, an opinion of legal counsel for WCI, filed Plans of Merger, executed Employment Agreements between WCI and each of Donald J. Hawkins and Irmgard R. Wilcox, and the Common Stock Agreement.

     Certain other conditions must also be satisfied or waived, including conditions relating to the accuracy of each party's representations and warranties, registration of the Aggregate WCI Stock under the Securities Act of 1933, as amended (the "Securities Act"), the listing of the Aggregate WCI Stock in the Nasdaq National Market, title insurance commitments, and each party's compliance with all covenants, agreements, conditions and delivery requirements in the Merger Agreement.

  No Solicitation

     Under the Merger Agreement, after the date the Merger Agreement is signed and before the Effective Time or earlier termination of the Merger Agreement, the Corporations and the Shareholders may not initiate, solicit, negotiate, encourage or provide information to facilitate, and each of such Corporations and the Shareholders may not and must use his, her or its reasonable efforts to cause any officer, director or employee of such Corporation, or any attorney, accountant, investment banker, financial advisor or other agent retained by him, her or it not to, initiate, solicit, negotiate, encourage or provide information to facilitate, any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of any such Corporation, whether by merger, purchase of assets or otherwise, and whether for cash, securities or any other consideration.

  Termination or Amendment of Merger Agreement

     Termination. The Merger Agreement may be terminated under certain circumstances, including: (a) by mutual consent of WCI and the Corporations; (b) if the Effective Date has not occurred by March 31, 1999, unless the Corporations have not then obtained all consents required under the Merger Agreement, in which case the Merger Agreement will terminate 10 days after written notice from WCI to the Corporations or 10 days after the later of (i) if any such consent is denied, the lapse of the latest time for filing any appeal of such denial, and (ii) if any such consent is denied and such denial is appealed, the day the last appeal of such denial has been dismissed, refused or decided adversely to the Corporation seeking the consent; (c) by the Corporations and the Shareholders if WCI fails to obtain the required approval of the WCI stockholders before January 31, 1999, or if the Shareholders or the Corporations make a material change to any Schedule, document or other information provided by the Shareholders or the Corporations to WCI or its agents, WCI deems the change unacceptable and the Shareholders have not cured the problem to WCI's reasonable satisfaction by the later of November 30, 1998, or the scheduled Closing Date; and (d) either by WCI or by the Corporations and the Shareholders at any time prior to the Closing Date (i) upon breach of a representation or warranty by the other party (the "Non-Terminating Party"), which is not cured in all material respects and which has had or is likely to have a material adverse effect and is incapable of being satisfied by the termination date, (ii) if one or more of the Mergers are enjoined by a final, unappealable court order not entered at the request or with the support of the party requesting termination (the "Terminating Party") and if the Terminating Party against which such order is entered shall have used reasonable efforts to prevent the entry of such order, or (iii) if the Non-Terminating Party fails to perform in any material respect any of its covenants in the Merger Agreement and does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to the Non-Terminating Party by the Terminating Party. If the Merger Agreement is terminated because of WCI's dissatisfaction with the Schedules and documents relating to the Corporations' real property, the Shareholders and the Corporations will have no further liability to WCI or any other party to the Merger Agreement.

     Amendment. The Merger Agreement may be modified or amended only by a written instrument signed by the Shareholders, the Corporations and WCI, duly authorized by its Board of Directors. The Merger Agreement may be amended at any time before the Closing Date, and, subject to applicable law, whether before or after the WCI stockholders approve the issuance of shares of WCI Common Stock pursuant to the Merger Agreement. See "Certain Terms of the Mergers -- Termination or Amendment," at page 24.

  Dissenters' Rights

     Delaware law does not require WCI to give WCI stockholders who object to the issuance of shares of WCI Common Stock pursuant to the Merger Agreement and who vote against or abstain from voting in favor of such issuance any appraisal or dissenters' rights or the right to receive cash for their shares. WCI does not intend to make available any such rights to its stockholders.

  Restrictions on Transfer of Certain Securities Issued in the Mergers

     The shares of WCI Common Stock issued in connection with the Mergers have been registered under WCI's Registration Statements on Form S-4. However, certain affiliates of WCI or any of the Corporations will be temporarily restricted from transferring such shares and any other shares of WCI Common Stock they own, because of the pooling of interests requirements. See "Certain Terms of the Mergers -- Other Agreements -- Affiliate Letter," at page 26.

THE OPTION PLAN PROPOSAL

     At the Special Meeting, stockholders of WCI will also be asked to consider and act upon the following other proposal:

     Option Plan Proposal. To approve an amendment to the Waste Connections, Inc. 1997 Stock Option Plan (the "Option Plan") to increase the number of shares of WCI stock reserved for issuance thereunder to 12% of the outstanding shares of WCI Common Stock. The Board of Directors of WCI believes that this amendment is necessary for WCI to be able to attract and retain valuable employees, consultants and directors through the grant of stock options. THE BOARD OF DIRECTORS OF WCI RECOMMENDS THAT THE STOCKHOLDERS OF WCI VOTE FOR THE OPTION PLAN PROPOSAL. Approval and adoption of the Option Plan Proposal requires the affirmative vote of a majority of the total votes cast, in person or by proxy, at the Special Meeting. Approval and adoption of the Option Plan Proposal is not a condition to the Mergers.

MARKET PRICE AND DIVIDEND INFORMATION

     WCI's Common Stock is traded on the Nasdaq National Market under the symbol "WCNX." The following table sets forth the range of high and low sale prices for the WCI Common Stock for the period from May 22, 1998, the date of WCI's initial public offering, through December 31, 1998.

                          1998                              HIGH        LOW
                          ----                             -------    -------
Second Quarter (from May 22, 1998).......................  $ 20.75    $ 13.75
Third Quarter............................................  $ 23.375   $ 17.75
Fourth Quarter...........................................  $ 21.125   $ 15.875

     On October 21, 1998, the high and low sale prices of the WCI Common Stock as reported by the Nasdaq National Market were $17.00 and $16.50 per share, respectively.

     WCI has not paid any cash dividends on its Common Stock.

     There is no established trading market for shares of any of the Corporations' common stock. During the years ended December 31, 1995 and 1997 and the nine months ended September 30, 1998, DM paid cash dividends totaling approximately $50,000, $83,000 and $167,000, respectively. DM paid no cash dividends during the year ended December 31, 1996. Murrey's, American and Tacoma did not pay cash dividends during any of those periods.

COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth certain historical per share data for the Corporations and WCI and certain unaudited pro forma and pro forma combined per share data after giving effect to the business combinations involving WCI, its predecessors, Madera Disposal Systems, Inc., Arrow Sanitary Service, Inc., Shrader Refuse and Recycling Service Company, Curry Transfer and Recycling Inc., Contractors Waste Removal, L.C., J&J Sanitation, B&B Sanitation, Amador Disposal Service, Inc./Motherlode Sani-Hut, Inc., and Butler County Landfill, Inc./Kobus Construction, Inc. as if such business combinations occurred on January 1, 1997 and were accounted for using the purchase method of accounting and the Mergers on a poolings-of-interests basis as if they occurred on January 1, 1997, assuming that 2,750,000 shares of WCI Common Stock were issued in exchange for all of the outstanding capital stock of the Corporations (sometimes referred to as the "Murrey Companies"). The following table also sets forth certain unaudited equivalent pro forma per share amounts after giving effect to the Mergers (accounted for on a poolings-of-interests basis), assuming the issuance of 1,871 shares of WCI Common Stock for each outstanding share of the Murrey Companies' stock (the "Exchange Ratio"). This Exchange Ratio assumes 2,750,000 shares of WCI Common Stock are issued to consummate the Mergers. The actual number of shares of WCI Common Stock to be issued in exchange for all of the outstanding capital stock of the Murrey Companies will be determined at the closing date. The following WCI historical data is derived from and should be read in conjunction with the financial statements of WCI and the Notes thereto that are included elsewhere herein. The selected WCI pro forma and WCI and the Murrey Companies pro forma combined financial data is derived from and should be read in conjunction with the WCI Unaudited Pro Forma Financial Statements and Notes thereto included elsewhere herein. The unaudited pro forma and pro forma combined information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had WCI, its predecessors, the businesses acquired using the purchase method of accounting and the Murrey Companies been a single entity during the periods presented. No cash dividends have ever been declared or paid on WCI Common Stock.

                                                                                             AS OF OR FOR THE
                                              PERIOD FROM INCEPTION                            NINE MONTHS
                                               (SEPTEMBER 9, 1997)        AS OF OR FOR            ENDED
                                                     THROUGH             THE YEAR ENDED       SEPTEMBER 30,
                                                DECEMBER 31, 1997      DECEMBER 31, 1997           1998
                                              ---------------------   --------------------   ----------------
WCI HISTORICAL:
Net loss per share -- basic.................         $(2.99)                      n/a           $    (0.02)
Net loss per share -- diluted...............         $(2.99)                      n/a           $    (0.02)
Book value per share(1).....................         $(0.24)                      n/a           $     6.50
WCI PRO FORMA:
Income (loss) per share before extraordinary
  item -- basic.............................            n/a                $    (2.12)          $     0.08
Income (loss) per share before extraordinary
  item -- diluted...........................            n/a                $    (2.12)          $     0.06
Book value per share(1).....................            n/a                       n/a           $     6.50
WCI AND THE MURREY COMPANIES
  PRO FORMA COMBINED:
Income (loss) per share before extraordinary
  item -- basic.............................            n/a                $    (0.81)          $     0.14
Income (loss) per share before extraordinary
  item -- diluted...........................            n/a                $    (0.81)          $     0.12
Book value per share(1).....................            n/a                $      n/a           $     5.14

                            AS OF AND FOR THE YEARS
                              ENDED DECEMBER 31,
                            -----------------------
                               1995         1996
                            ----------   ----------
THE MURREY COMPANIES:
Historical net income per   $2,193.88    $  451.02
  share(2)................                               n/a               $   895.24           $   510.88
Historical book value per   $3,806.12    $4,257.14
  share(3)................                               n/a               $ 5,095.92           $ 5,493.20
Equivalent pro forma per
  share amounts(4):
  Income (loss) per share         n/a          n/a
     before extraordinary
     item -- basic........                               n/a               $(1,515.51)          $   261.94
  Income (loss) per share         n/a          n/a
     before extraordinary
     item -- diluted......                               n/a               $(1,515.51)          $   224.52
  Book value per share....        n/a          n/a       n/a               $      n/a           $ 9,616.94

---------------
(1) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. WCI and the Murrey Companies' pro forma combined book value per share is computed by dividing WCI and Murrey Companies' pro forma combined stockholders' equity by the pro forma combined number of shares of WCI Common Stock that would have been outstanding had the Mergers been consummated as of the dates presented.

(2) The historical net income per share is calculated by dividing net income by the summation of the outstanding share amounts for each of the Murrey Companies.

(3) The historical book value per share is computed by dividing stockholders' equity by the summation of the outstanding share amounts for each of the Murrey Companies.

(4) The unaudited equivalent pro forma per share amounts are calculated by multiplying the WCI and the Murrey Companies pro forma combined per share amounts by the Exchange Ratio.

                                  RISK FACTORS

     WCI stockholders are being asked to approve the Merger Agreement. In deciding whether to approve the Merger Agreement, WCI stockholders should consider carefully the following risk factors in addition to the other information in this Proxy Statement. This Proxy Statement contains certain forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" for each of WCI and the Corporations, as well as in the Proxy Statement generally. The cautionary statements contained in this Proxy Statement should be read as applying to all related forward-looking statements wherever they appear in this Proxy Statement. WCI's actual results could differ materially from those discussed here as a result of various factors, including without limitation those discussed below and elsewhere in this Proxy Statement.

     Integration of the Acquired Companies. The anticipated benefits of the Mergers will not be achieved unless WCI and the Corporations are successfully combined in a smooth and timely manner. That combination will require integration of WCI's and the Corporations' operations and administrative organizations, which could place a significant strain on WCI's management, operational, financial and other resources. WCI's ability to integrate the Corporations effectively will require it to apply its management information systems and its operational and financial systems and controls to the Surviving Corporations and to retain and manage additional senior managers, technical professionals and other employees. It is possible that the process of combining WCI and the Corporations will cause an interruption of, or a loss of, business, which could have a material adverse effect on their combined operations, at least in the near term.

     Future Operation. In determining the terms of the proposed Mergers, WCI's management evaluated WCI's and the Corporations' respective businesses based in part on expectations concerning the future operations of the two businesses. The evaluation reflects the expectation that the combination of the companies will produce the beneficial synergistic effects described below in "The Mergers and Related Transactions -- WCI's Reasons for the Mergers." There can be no assurance that these expectations will be fulfilled. Moreover, although WCI believes that beneficial synergies will result from the Mergers, there can be no assurance that the combining of the companies' businesses, even if achieved in an efficient and effective manner, will result in increased earnings per share. See "WCI's Restated and Pro Forma Condensed Financial Statements."

     Share Issuance; Possible Dilution. In connection with the Mergers, WCI will issue 2,750,000, subject to adjustment up to 3,250,000, shares of WCI Common Stock, which will increase the number of shares outstanding by approximately 29.5%, or approximately 34.9% if 3,250,000 shares are issued. In addition, WCI intends to make a public offering of between 2,750,000 and 3,500,000 shares of its Common Stock for cash in an underwritten public offering shortly after the closing of the Mergers. A portion of the overallotment option granted to the underwriters may include shares of Common Stock of certain non-management shareholders of WCI. The net proceeds of the offering to WCI will be used to reduce indebtedness under WCI's credit facility and for acquisitions, capital expenditures and working capital. WCI can give no assurance that this public offering, which can be made only by means of a prospectus filed with the Securities and Exchange Commission, will be filed or, if filed, will be successful. In general, the shares issued in connection with the Mergers and such public offering will be freely tradable under the federal securities laws, subject to restrictions, in the case of the Mergers, on transfer by certain affiliates pursuant to the Merger Agreement. The sale of substantial amounts these shares in the public market, or the perception that such sales could occur, could cause dilution to existing WCI stockholders and could adversely affect prevailing market prices of WCI Common Stock and the future ability of WCI to issue its Common Stock to effect business acquisitions.

     The exact number of shares of WCI Common Stock issued in connection with the Mergers will depend on the closing price of the WCI Common Stock on the Nasdaq National Market on the last trading day before the closing date. Accordingly, the value of the consideration received by the Shareholders may vary depending on fluctuations in the market price of the WCI Common Stock, and may be greater or less than it was when the parties entered into the Merger Agreement.

     Geographic Concentration. WCI's operations and customers are located in California, Idaho, Kansas, Nebraska, Oklahoma, Oregon, South Dakota, Utah, Washington and Wyoming, and WCI expects to focus its operations on the Western U.S. for at least the foreseeable future. The Mergers, if consummated, will increase the concentration of WCI's business in Washington. WCI estimates that immediately after the Mergers are completed, WCI will receive more than 60% of its total annualized revenues from customers in Washington. Therefore, WCI's business, financial condition and results of operations are susceptible to downturns in the general economy in the Western U.S., particularly in Washington, and other factors affecting the region, such as state regulations affecting the solid waste services industry and severe weather conditions. In addition, the costs and time involved in permitting, and the scarcity of, available landfills in the Western U.S. could make it difficult for WCI to expand vertically in those markets. There can be no assurance that WCI will complete a sufficient number of acquisitions in other markets to lessen its geographic concentration. See "WCI -- Business -- Strategy."

                      THE MERGERS AND RELATED TRANSACTIONS

     The detailed terms and conditions of the Mergers, including conditions to consummation of the Mergers, are contained in the Merger Agreement, which is attached to this Proxy Statement as Annex A and incorporated by reference. The description in this Proxy Statement of the terms and conditions of the Mergers is qualified in its entirety by reference to the Merger Agreement.

GENERAL DESCRIPTION OF THE MERGERS

     The Merger Agreement provides that, at the Effective Time, Merger Subs I, II, III and IV will merge with and into Murrey's, American, DM and Tacoma, respectively, and each of the Corporations will become a wholly owned subsidiary of WCI. All outstanding shares of the Corporations' common stock will be converted into 2,750,000, subject to adjustment up to 3,250,000, shares of WCI Common Stock (the "Aggregate WCI Stock"). The actual Aggregate WCI Stock will consist of 2,750,000 shares, increased by 55,555 shares for each whole dollar by which the closing price of WCI Common Stock on the Nasdaq National Market on the last trading day before the closing date (the "Closing Price") is less than $20.50 but more than $15.99, and increased by 83,333.333 shares for each whole dollar by which the Closing Price is less than $13.00 but more than $9.99, and increased proportionately for any such amount less than one dollar. No more than 250,000 additional shares will be issued if the Closing Price is less than $16.00 but more than $13.00. In no event will more than 3,250,000 shares of Aggregate WCI Stock be issued. The table below illustrates, for various Closing Prices, the number of shares of Aggregate WCI Stock that would be issued and the percentages of the total shares of WCI Common Stock outstanding after the Mergers that such shares would represent.

                                       PERCENTAGE OF TOTAL
                NUMBER OF SHARES OF   WCI STOCK OUTSTANDING
CLOSING PRICE   AGGREGATE WCI STOCK     AFTER THE MERGERS
-------------   -------------------   ---------------------
   $20.50            2,750,000                22.8%
   $19.50            2,805,555                23.2
   $18.50            2,861,110                23.5
   $17.50            2,916,665                23.9
   $16.50            2,972,220                24.2
   $16.00            2,999,998                24.4
   $13.00            2,999,998                24.4
   $12.00            3,083,331                24.9
   $11.00            3,166,664                25.4
   $10.00            3,249,997                25.9

     The shareholders of Murrey's, American, DM and Tacoma will receive 42%, 13%, 28% and 17%, respectively, of the Aggregate WCI Stock. At the Effective Time, each share of common stock of each Merger Sub will be converted into one share of common stock of the corresponding Surviving Corporation.

     On December 31, 1998, the last reported sale price of WCI Common Stock on the Nasdaq National Market was $18.375 per share, and there were 9,314,290 shares of WCI Common Stock outstanding. Based on that number of shares outstanding, the 2,750,000 to 3,250,000 shares of WCI Common Stock that WCI will issue to the Shareholders will represent approximately 22.8% to 25.9% of the total shares of WCI Common Stock to be outstanding immediately after the Mergers. Immediately after the Mergers, the Murrey Trust will own approximately 15.4% to 17.5%, and the Bonnie Trust will own approximately 5.1% to 5.8%, of the total shares of WCI Common Stock outstanding. WCI stockholders may call (800) 371-2974 for updated information as to the number of shares of Aggregate WCI Stock to be issued, based on the most recent closing price of WCI Common Stock on the Nasdaq National Market.

BACKGROUND OF THE MERGERS

     On April 2, 1998, Ronald Mittelstaedt, President and Chief Executive Officer of WCI, called Donald Hawkins, President of the Murrey Companies, to introduce himself, briefly describe WCI, and ask whether Mr. Hawkins would be interested in meeting. Mr. Hawkins agreed that he and Irmgard Wilcox would meet with Mr. Mittelstaedt on April 24, 1998.

     At a meeting in Seattle, Washington on April 24, 1998, Ronald Mittelstaedt met with Donald Hawkins and Irmgard Wilcox to discuss the history of the Corporations and their ownership structure and market opportunities, and to present an overview of WCI.

     At a meeting on June 19, 1998, in Pasco, Washington, Mr. Mittelstaedt met with Mr. Hawkins to discuss WCI and the due diligence that would be needed to facilitate an offer.

     On July 9, 1998, the Corporations' management met with WCI's management to discuss the parties' financial results and a range of possible valuations and transaction structures for a potential transaction. WCI management toured facilities and reviewed financial results for the Corporations for the five months ended May of 1998. Valuations were indicated based on normal multiples for businesses with the Corporations' profile, EBITDA and outstanding debt. WCI developed an internal model estimating the Corporations' future EBITDA from the Corporations' historical financial results, adjusted to reflect certain future cost savings and efficiencies that WCI expects to achieve. The consideration initially proposed by WCI under the Merger Agreement was 2,750,000 shares of WCI Common Stock, and was determined by applying a multiple to these EBITDA projections. Over the course of the merger negotiations, the price of the WCI Common Stock fluctuated significantly between approximately $15.87 and $23.00 per share. As a result, the parties agreed to establish a range of from 2,750,000 to 3,250,000 shares of WCI Common Stock to be issued to the Murrey shareholders, which range would be consistent with the valuation established by WCI. The parties also discussed other principal terms of the Merger Agreement.

     On July 22, 1998, Mr. Mittelstaedt, Eugene Dupreau, a director of WCI, and a representative of Alex. Brown met with Mr. Hawkins and Ms. Wilcox in Portland and toured the facilities of Oregon Paper Fiber, a WCI subsidiary, and WCI's Vancouver operations.

     On August 6, 1998, the Corporations' management again met with WCI management to review in detail a preliminary non-binding letter of intent. Also included in the discussion was a timetable for completing the transaction. Based on comments from the Corporations' management, WCI modified certain terms of the letter. During the next three weeks, management of WCI and the Corporations participated in several telephone conversations regarding elements of the transaction and the letter of intent.

     On August 30, 1998, the Corporations, their shareholders and WCI executed a nonbinding letter of intent.

     On September 2, 1998, the Corporations' management and David Myre, Jr., counsel for the Corporations, again met with WCI's management and Robert D. Evans, counsel for WCI, in the offices of Hillis Clark Martin and Peterson ("HCMP") in Seattle. The discussion centered around timing, the completion of due diligence, filing a proxy statement and the interests of the Corporations' shareholders.

     During the next several weeks, the parties negotiated the terms of the Merger Agreement, including the structure of the consideration to be paid, the substance of each party's representations and warranties, and the extent of the indemnifications given by the parties. The parties also exchanged drafts of the Merger Agreement and pursued due diligence, and Ernst & Young LLP initiated audits of the Corporations' financial statements.

     At a meeting held on September 22, 1998, the Executive Committee of WCI's Board discussed the proposed Mergers, including related accounting issues. At a meeting held on October 8, 1998, the Executive Committee of WCI's Board discussed issues relating to the structure of the Mergers.

     At a meeting held on October 11, 1998, the Executive Committee of WCI's Board voted to recommend that the full Board approve the Merger Agreement and the issuance of shares of WCI Common Stock in accordance with the Merger Agreement.

     At a meeting of WCI's Board on October 13, 1998, Ernst & Young LLP provided a briefing to the Board on the progress of its audits of the Corporations' financial statements, and the Corporations' internal controls and systems. At that meeting, BT Alex. Brown rendered its oral opinion, which was confirmed in writing on October 22, 1998, that, as of that date, the consideration to be paid by WCI for the Mergers pursuant to the Merger Agreement was fair to WCI from a financial point of view. After due consideration and questions to WCI's management, WCI's Board approved the Merger Agreement and the issuance of shares of WCI Common Stock in accordance with the Merger Agreement and recommended that the WCI stockholders vote in favor of the issuance of shares of WCI Common Stock pursuant to the Merger Agreement.

     At meetings held on October 22, 1998, each Corporation's Board of Directors and Shareholders (other than the Bonnie Trust) approved the Merger Agreement.

     WCI, the Merger Subs, the Corporations and the Shareholders signed the Merger Agreement at approximately 1:15 p.m., Pacific Time, on October 22, 1998. The parties made a joint public announcement on October 22, 1998.

     On January 6, 1999, the Bonnie Trust approved the Merger Agreement.

WCI'S REASONS FOR THE MERGERS

     In evaluating the Mergers, WCI's management and Board of Directors considered a variety of factors in the context of WCI's strategic objectives. A key element of WCI's strategy is the acquisition of solid waste collection, transportation, disposal and recycling businesses in secondary markets in the Western U.S. WCI's Board concluded that a combination with the Corporations would strengthen WCI's competitive position in the important Washington market. In evaluating the Mergers, WCI's Board also took into account the profitability and strong history of earnings and growth of the Corporations, and the fact that the Corporations serve the majority of their customers under exclusive G certificates. In addition, WCI's Board and management concluded that, assuming certain operating synergies are achieved, the Mergers would increase WCI's earnings, and that certain of the members of the management of the Corporations would complement WCI's existing management team.

     On October 13, 1998, WCI's Board received an oral opinion from BT Alex. Brown, which was confirmed in writing on October 22, 1998, that the consideration to be paid for the Mergers was fair from a financial point of view, as of that date, to WCI. See "-- Opinion of BT Alex. Brown, Financial Advisor to WCI."

     The foregoing discussion of the information and factors considered by WCI's Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Mergers, WCI's Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of WCI's Board may have given different weights to the different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF WCI

     For the reasons set forth under "-- WCI's Reasons for the Mergers," WCI's Board of Directors believes that the Mergers are advisable and that the terms of the Merger Agreement and the Mergers are fair to, and in the best interests of, WCI and the WCI stockholders. All members of the Board of Directors approved the Merger Agreement. THE WCI BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF WCI COMMON STOCK VOTE "FOR" THE ISSUANCE OF SHARES OF WCI COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

THE CORPORATIONS' REASONS FOR THE MERGERS

     In evaluating the Mergers and WCI as a merger candidate, the Boards of Directors of the Corporations considered a number of factors. These included WCI's historic and anticipated financial performance, the depth and breadth of WCI's growing customer base, the strength that would result from the combination of the Corporations and WCI in the Washington market, WCI's infrastructure and the quality of WCI's management team. In addition, the Boards noted the solid waste service industry's rapid consolidation, and the corresponding need for alliances with strong companies and increasing sources of financing. In analyzing this factor, the Boards reviewed WCI's existing capital resources and ability to access capital markets cost effectively and WCI's demonstrated success in attracting quality acquisition candidates and likely future success in attracting other candidates complementary to WCI and the Corporations. Further, the Boards considered the terms and conditions of the Merger Agreement, including the attractiveness of WCI stock as an acquisition currency and the associated opportunity for the Shareholders to share in the anticipated growth of the combined companies.

     The foregoing discussion of the information and factors considered by the Corporations' Boards of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Mergers, the Corporations' Boards did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching their determination. In addition, individual members of the Corporations' Boards may have given different weights to the different factors.

OPINION OF BT ALEX. BROWN, FINANCIAL ADVISOR TO WCI

     BT Alex. Brown has acted as financial advisor to WCI in connection with the Mergers. At a meeting of the WCI Board of Directors on October 13, 1998, BT Alex. Brown delivered its preliminary oral opinion to the WCI Board of Directors via telephone, subject to revision following WCI's delivery of additional financial information to BT Alex. Brown, to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by BT Alex. Brown, the Aggregate WCI Stock plus estimated Balance Sheet Date Debt (the "Aggregate Transaction Value") was fair, from a financial point of view, to WCI. The oral opinion of BT Alex. Brown was subsequently revised and confirmed in writing as of October 22, 1998.

     THE FULL TEXT OF BT ALEX. BROWN'S WRITTEN OPINION, DATED OCTOBER 22, 1998 (THE "BT ALEX. BROWN OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY BT ALEX. BROWN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. WCI STOCKHOLDERS ARE URGED TO READ THE BT ALEX. BROWN OPINION IN ITS ENTIRETY. THE SUMMARY OF THE BT ALEX. BROWN OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BT ALEX. BROWN OPINION.

     In connection with BT Alex. Brown's role as financial advisor to WCI, and in arriving at its opinion, BT Alex. Brown has, among other things, reviewed certain publicly available financial information and other information concerning WCI and the Corporations and certain internal analyses and other information furnished to it by WCI and the Corporations. BT Alex. Brown also held discussions with the members of the senior managements of WCI and the Corporations regarding the businesses and prospects of their respective companies and the joint prospects of a combined enterprise. In addition, BT Alex. Brown (i) reviewed the reported prices and trading activity for the common stock of WCI, (ii) compared certain financial and stock market information for WCI and certain financial information for the Corporations with similar information for selected companies whose securities are publicly traded, (iii) reviewed the financial terms of selected business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, (v) reviewed the potential pro forma effect of the Mergers on WCI and the Corporations, and (vi) performed such other studies and analyses and considered such other factors as it deemed appropriate.

     In preparing its opinion, BT Alex. Brown did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning WCI or the Corporations, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Alex. Brown assumed and relied upon the accuracy and completeness of all such information. BT Alex. Brown did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of WCI or the Corporations. With respect to the financial forecasts and projections made available to BT Alex. Brown and used in its analysis, including analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies (collectively, the "Synergies") expected by WCI and the Corporations to be achieved as a result of the Mergers, BT Alex. Brown has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of WCI or the Corporations as to the matters covered thereby. In rendering its opinion, BT Alex. Brown expressed no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. BT Alex. Brown's preliminary oral opinion delivered to WCI's Board of Directors was necessarily based upon economic, market and other conditions as in effect on, and the information made available to BT Alex. Brown as of, the date of such opinion.

     The internal financial forecasts regarding the Corporations prepared by the Corporations' management (the "Corporations Forecasts") reflected forecasted fiscal 1998 revenue, EBITDA, EBIT and net income of approximately $32.6 million, $5.3 million, $3.6 million and $2.0 million, respectively and 1999 revenue, EBITDA, EBIT and net income of approximately $35.1 million, $6.2 million, $4.5 million and $2.6 million, respectively. The Corporations' internal financial forecasts were thereafter grown at an internal rate of 3%. Operating margins were held approximately constant over the forecasted period. The Corporations provided the Corporations Forecasts to WCI and BT Alex. Brown. The Corporations Forecasts reflected certain underlying assumptions of the Corporations' management concerning the Corporations' internal growth and external market development during the forecasted period.

     The financial forecasts regarding WCI ("the WCI Forecasts") reflected forecasted fiscal 1998 revenue, EBITDA, EBIT and net income of approximately $54.2 million,, $11.7 million, $7.7 million and $3.3 million, respectively and 1999 revenue, EBITDA, EBIT and net income of approximately $113.6 million, $26.1 million, $17.8 million and $8.6 million, respectively. These forecasts were estimates published and disseminated by BT Alex. Brown research analysts who follow WCI, and were substantially similar to estimates published and disseminated by several other research analysts who follow WCI.

     The Forecasts for the Corporations were prepared for internal budgeting and planning purposes only and not with a view to public disclosure or compliance with published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. While presented with numerical specificity, the forecasts are based upon a variety of assumptions relating to the business of the respective companies and are inherently subject to significant uncertainties and contingencies that are beyond the control of the managements of WCI or the Corporations, including the impact of economic conditions, the competitive environment in which each operates and other factors. See "Forward-Looking Statements" and "Risk Factors." Accordingly, actual results may differ materially from those forecasted. The inclusion of the WCI and the Corporations Forecasts herein should not be regarded as a representation by WCI, the Corporations or any other person that such forecasts are or will prove to be correct. As a matter of course, neither WCI nor the Corporations makes public projections or forecasts of its anticipated financial position or results of operations. Except to the extent required under the federal securities laws, neither WCI nor the Corporations intends to make publicly available any update or other revisions to any of the forecasts to reflect circumstances existing after the respective dates of preparation of such Forecasts.

     For purposes of rendering its opinion, BT Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of WCI and the Corporations contained in the Merger Agreement are true and correct, that WCI and the Corporations will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of WCI and the Corporations to consummate the Mergers will be satisfied without any waiver thereof. BT Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the transactions contemplated by the Merger Agreement will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either WCI or the Corporations is a party or subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on WCI or the Corporations or materially reduce the contemplated benefits of the Mergers to WCI. In addition, BT Alex. Brown has been advised by WCI, and accordingly has assumed for purposes of its opinion, that the Mergers will be tax-free to each of WCI and the Corporations and their respective stockholders and that the Mergers will be accounted for as a poolings-of-interests.

     In connection with BT Alex. Brown's role as financial advisor to WCI and in arriving at its opinion, BT Alex. Brown was not authorized to have discussions or negotiate with any person, and did not have discussions or negotiate with any person in connection with the Mergers.

     Set forth below is a brief summary of all material financial analyses performed by BT Alex. Brown in connection with its opinion and reviewed, via telephone, with the WCI Board of Directors at its meeting on October 13, 1998.

     Historical Financial Position. In rendering its opinion, BT Alex. Brown reviewed and analyzed historical and current financial information which included (i) the most current balance sheet, (ii) annual income statements and cash flow statements and (iii) operating margins and growth rates of WCI and (i) the most current balance sheet, (ii) annual income statements and (iii) operating margins and growth rates of the Corporations.

     Historical Stock Performance. BT Alex. Brown reviewed and analyzed the weekly closing per share market prices and trading volume for WCI Common Stock in the period from May 22, 1998 to October 12, 1998 (the "Period"). In addition, BT Alex. Brown also compared the movement, over the Period, of such weekly closing prices with the movement of (i) the Standard & Poor's 500 composite average (the "S&P 500"), (ii) the Dow Jones industrial average (the "Dow Jones Industrials"), (iii) the NASDAQ composite average (the "NASDAQ Composite"), (iv) an index consisting of the sum of the daily closing prices of three publicly traded non-hazardous solid waste services companies (Casella Waste Systems, Inc., Superior Services, Inc. and Waste Industries, Inc.) (the "Mid-cap Index"), and (v) an index consisting of the sum of the daily closing prices of four publicly traded non-hazardous solid waste services companies (Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., Republic Services, Inc. and Waste Management, Inc.) (the "Large-cap Index"). BT Alex. Brown noted that, on a relative basis, WCI outperformed each of the S&P 500, the Dow Jones Industrials, the NASDAQ Composite, the Mid-cap Index and the Large-cap Index, over the Period. This information was presented to give the WCI Board background information regarding the stock price performance of WCI over the Period.

     Analysis Of Selected Publicly Traded Companies. BT Alex. Brown compared certain financial information and commonly used valuation measurements for the Corporations and WCI to corresponding information and measurements for a group of seven publicly traded non-hazardous solid waste services companies (consisting of Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., Casella Waste Systems, Inc., Republic Services, Inc., Superior Services, Inc., Waste Industries, Inc., and Waste Management, Inc. (collectively, the "Selected Companies")). Such financial information and valuation measurements included, among other things, (i) common equity market valuation; (ii) operating performance; (iii) ratios of common equity market value as adjusted for debt and cash ("Enterprise Value") to revenues, earnings before interest expense, income taxes and depreciation and amortization ("EBITDA"), and earnings before interest expense and income taxes ("EBIT"); (iv) ratios of common equity market prices per share ("Equity Value") to earnings per share ("EPS"); and (v) ratios of common market equity value to book value. To calculate the trading multiples for WCI and the Selected Companies, BT Alex. Brown used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by the Institutional Brokers Estimate System ("IBES"). IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. In the case of the Corporations, BT Alex. Brown also computed such ratios using the Corporations' equity value as implied in the Mergers (the "Equity Merger Value") and enterprise value as implied in the Mergers (the "Enterprise Merger Value") where each was appropriate.

     BT Alex. Brown calculated that, on a trailing twelve month basis, the multiple of Enterprise Value to revenues was 6.8x for WCI (and the multiple of Enterprise Merger Value to revenues was 1.8x for the Corporations), compared to a range of 1.3x to 3.9x, with a median of 2.7x, for the Selected Companies; the multiple of Enterprise Value to EBITDA was 37.9x for WCI (and the multiple of Enterprise Merger Value to EBITDA was 36.3x for the Corporations), compared to a range of 5.8x to 14.7x, with a median of 10.7x, for the Selected Companies; and the multiple of Enterprise Value to EBIT was 60.1x for WCI (and the multiple of Enterprise Merger Value to EBIT was 21.5x for the Corporations), compared to a range of 10.2x to 34.9x, with a median of 17.8x, for the Selected Companies. BT Alex. Brown further calculated that the multiple of Equity Value to trailing twelve month EPS was 59.9x for WCI (and the multiple of Equity Merger Value to net income was 35.8x for the Corporations), compared to a range of 17.2x to 57.4x, with a median of 30.5x, for the Selected Companies; the multiple of Equity Value to estimated calendar year 1998 EPS was 50.7x for WCI (and the multiple of Equity Merger Value to calendar year 1998 projected net income was 24.8x for the Corporations), compared to a range of 15.5x to 53.4x, with a median of 21.0x, for the Selected Companies; and the multiple of Equity Value to estimated calendar year 1999 EPS was 25.4x for WCI (and the multiple of Equity Merger Value to calendar year 1999 projected net income was 19.7x for the Corporations), compared to a range of 12.9x to 35.9x, with a median of 16.6x, for the Selected Companies.

     None of the companies utilized as a comparison are identical to the Corporations or WCI. Accordingly, BT Alex. Brown believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in BT Alex. Brown's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

     Analysis of Selected Precedent Transactions. BT Alex. Brown reviewed the financial terms, to the extent publicly available, of twenty proposed, pending or completed mergers and acquisition transactions since January 24, 1994 involving companies in the non-hazardous solid waste services industry (the "Selected Transactions"). BT Alex. Brown calculated various financial multiples and premiums over market value (for certain of the Selected Transactions) based on certain publicly available information for each of the Selected Transactions and compared the financial multiples to corresponding financial multiples for the Mergers, based on the Aggregate Transaction Value. The transactions reviewed were: Waste Management, Inc./Eastern Environmental Environmental Services, Inc. (announced 8/17/98), Allied Waste Services, Inc./American Disposal Services, Inc. (announced 8/10/98), Superior Services, Inc./Geowaste, Inc. (announced 7/6/98), Allied Waste Industries, Inc./Rabanco Companies (announced 4/23/98), USA Waste Services, Inc./Waste Management, Inc. (announced 3/11/98), Republic Industries, Inc./Silver State Disposal Services, Inc. (announced 7/31/97), USA Waste Services, Inc./United Waste Systems, Inc. (announced 4/14/97), Republic Industries, Inc./AAA Disposal (announced 2/4/97), USA Waste Services, Inc./Mid-American Waste Systems, Inc. (announced 1/21/97), USA Waste Services, Inc./Allied Waste Industries, Inc.'s Canadian Operations (announced 1/5/97), Allied Waste Industries, Inc./Laidlaw Waste Systems (announced 9/18/96), USA Waste Services, Inc./Sanifill, Inc. (announced 6/24/96), Republic Industries, Inc./ Addington Resources (announced 5/31/96), Republic Industries, Inc./Continental Waste Industries (announced 5/20/96), Allied Waste Services, Inc./Container Corporation of Carolina (announced 5/17/96), USA Waste Services, Inc./Western Waste Industries, Inc. (announced 12/19/95), Republic Industries, Inc./ Southland (announced 10/17/95), USA Waste Services, Inc./Chambers Development Co., Inc. (announced 11/28/94), Browning-Ferris Industries, Inc./Attwoods PLC (announced 9/20/94), USA Waste Services, Inc.,/Envirofil, Inc. (announced 1/24/94). BT Alex. Brown calculated that the multiple of Enterprise Merger Value to trailing twelve month revenues was 1.8x for the Mergers compared to a range of 1.4x to 7.3x, with a median of 2.4x, for the Selected Transactions; the multiple of Enterprise Merger Value to trailing twelve month EBITDA was 12.9x for the Mergers compared to a range of 6.3x to 23.9x, with a median of 13.3x, for the Selected Transactions; the multiple of Enterprise Merger Value to trailing twelve month EBIT was 21.5x for the Mergers compared to a range of 14.1x to 43.6x, with a median of 22.5x, for the Selected Transactions. BT Alex. Brown further calculated that the multiple of Equity Merger Value to trailing twelve month net income was 36.3x for the Mergers compared to a range of 25.2x to 63.2x, with a median of 36.3x, for the Selected Transactions. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the five-year period during which the Selected Transactions occurred.

     Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of the Corporations and WCI and the companies involved in the Selected Transactions, BT Alex. Brown believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in BT Alex. Brown's opinion, concerning differences between the characteristics of these transactions and the Mergers that could affect the value of the subject companies and businesses and the Corporations and WCI.

     Contribution Analysis. BT Alex. Brown analyzed the relative contributions of the Corporations and WCI, as compared to WCI's relative ownership of approximately 79.0% of the outstanding capital of the combined company on a fully-diluted basis, to the pro forma income statement of the combined company. Published BT Alex. Brown Research estimates were used for WCI contributions with the concurrence of WCI management. 1998 projections for the Corporations were based on annualized preliminary unaudited income statement data for the six months ended June 30, 1998. The Corporations' 1999 projected net income was estimated by the Corporations' management. This analysis showed that on a pro forma combined basis (excluding (i) the effect of any Synergies that may be realized as a result of the Mergers, and (ii) non-recurring expenses relating to the Mergers), based on the calendar year ending December 31, 1998, the Corporations and WCI would account for approximately 37.2% and 62.8%, respectively, of the combined company's pro forma revenue and approximately 31.0% and 69.0%, respectively, of the combined company's pro forma EBITDA, and approximately 31.5% and 68.5%, respectively, of the combined company's pro forma EBIT, and approximately 38.0% and 62.0%, respectively, of the combined company's pro forma net income. BT Alex. Brown also noted that, based on the calendar year ending December 31, 1999, the Corporations and WCI would account for approximately 23.1% and 76.9%, respectively, of the combined company's pro forma net income.

     Discounted Cash Flow Analysis. BT Alex. Brown performed a discounted cash flow analysis for the Corporations. BT Alex. Brown calculated the discounted cash flow values for the Corporations as the sum of the net present values of
(i) the estimated future cash flow that the the Corporations, as the case may be, will generate for the years 1999 through 2003, plus (ii) the value of the Corporations at the end of such period. The estimated future cash flows were based on the financial projections for the Corporations for the years 1999 through 2003 prepared by the Corporations' management. The terminal values of the Corporations were calculated based on projected EBITDA for 2003 and a range of multiples of 8.0x to 12.0x. BT Alex. Brown used discount rates ranging from 12% to 16%. BT Alex. Brown used such discount rates based on its judgment of the estimated weighted average cost of capital of the Selected Companies, and used such multiples based on its review of the trading characteristics of the common stock of the Selected Companies. This analysis indicated a range of equity values of approximately $39.7 million to $66.2 million, with a midpoint of $51.9 million.

     Pro Forma Combined Earnings Analysis. BT Alex. Brown analyzed certain pro forma effects of the Mergers. Based on such analysis, BT Alex. Brown computed the resulting dilution/accretion to the combined company's EPS estimate for the calendar years ending December 31, 1998 and December 31, 1999, before and after taking into account any potential cost savings and other Synergies identified by management that the Corporations and WCI could achieve if the Mergers were consummated and before non-recurring costs relating to the Mergers. BT Alex. Brown noted that before taking into account any potential cost savings and other Synergies and before such non-recurring costs, the Mergers would be approximately 23.5% accretive and 5.4% accretive to the combined company's EPS for the calendar years ending December 31, 1998 and December 31, 1999, respectively, assuming that approximately 2,930,554 shares were issued as the Aggregate WCI stock. BT Alex. Brown also noted that after taking into account $1.2 million in potential cost savings and other Synergies for the calendar year ending December 31, 1999, and before such non-recurring costs, the Mergers would be approximately 12.2% accretive to the combined company's EPS assuming that approximately 2,930,554 shares were issued as the Aggregate WCI Stock.

     The foregoing summary describes all analyses and factors that BT Alex. Brown deemed material in its presentation to WCI's Board of Directors, but is not a comprehensive description of all analyses performed and factors considered by BT Alex. Brown in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. BT Alex. Brown believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, BT Alex. Brown did not assign specific weights to any particular analyses.

     In conducting its analyses and arriving at its opinions, BT Alex. Brown utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling BT Alex. Brown to provide its opinion to the WCI Board of Directors as to the fairness to WCI of the Aggregate Transaction Value and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, BT Alex. Brown made, and was provided by WCI management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond WCI's or the Corporations' control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of WCI, the Corporations or their respective advisors, neither

WCI nor BT Alex. Brown nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

     The terms of the Mergers were determined through negotiations between WCI and the Corporations and were approved by the WCI Board of Directors. Although BT Alex. Brown provided limited financial advice to WCI during the course of these negotiations, the decision to enter into the Mergers was solely that of the WCI Board of Directors. As described above, the preliminary oral opinion and presentation of BT Alex. Brown to the WCI Board of Directors was only one of a number of factors taken into consideration by the WCI Board of Directors in making its determination to approve the Mergers. BT Alex. Brown's opinion was provided to the WCI Board of Directors to assist it in connection with its consideration of the Mergers and does not constitute a recommendation to any holder of WCI Common Stock as to how to vote with respect to the Mergers.

     WCI selected BT Alex. Brown as financial advisor in connection with the Mergers based on BT Alex. Brown's qualifications, expertise, reputation and experience in mergers and acquisitions. WCI has retained BT Alex. Brown pursuant to a letter agreement dated September 25, 1998 (the "Engagement Letter"). As compensation for BT Alex. Brown's services in connection with the Mergers, WCI has agreed to pay BT Alex. Brown a cash fee of $250,000. Regardless of whether the Mergers are consummated, WCI has agreed to reimburse BT Alex. Brown for reasonable fees and disbursements of BT Alex. Brown's counsel and all of BT Alex. Brown's reasonable travel and other out-of-pocket expenses incurred in connection with the Mergers or otherwise arising out of the retention of BT Alex. Brown under the Engagement Letter. WCI has also agreed to indemnify BT Alex. Brown and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the Mergers. The terms of the compensation to be paid by WCI to BT Alex. Brown were determined through arms-length negotiations based on customary transactions of this nature.

     BT Alex. Brown is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. BT Alex. Brown has provided financial advisory and investment banking services to WCI in the past for which it has received compensation, including acting as the managing underwriter in an initial public offering of WCI Common Stock in May, 1998. BT Alex. Brown was paid $991,047.93 in its capacity as lead managing underwriter of the WCI initial public offering. BT Alex. Brown and its affiliates may actively trade securities of WCI for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes all material federal income tax consequences of the Mergers to WCI , the Merger Subs, the Corporations and the Shareholders under the Code, but does not discuss all tax consequences of the Mergers that may be relevant a party in light of its particular circumstances. Furthermore, the discussion does not address any foreign, state or local tax considerations.

     The Merger Agreement contemplates that the Mergers will constitute a reorganization within the meaning of Section 368(a) of the Code. Qualification of the Mergers as a reorganization under Section 368(a) of the Code will have the following federal income tax consequences:

          (a) WCI, the Merger Subs and the Corporations will not recognize any gain or loss as a result of the Mergers;

          (b) the Shareholders will not recognize any gain or loss on their exchange of the Corporations' stock solely for shares of WCI Common Stock;

          (c) the tax basis of the shares of WCI Common Stock a Shareholder receives in the Mergers will be the same as that Shareholder's tax basis in the shares of common stock of the Corporations surrendered in exchange for those shares; and

          (d) the holding period of the shares of WCI Common Stock received by a Shareholder in the Mergers will include the holding period of the shares of common stock of the Corporations surrendered in exchange for such shares, if the Shareholder held the shares surrendered as capital assets at the Effective Time.

     There can be no assurance that the Mergers will constitute a reorganization under Section 368(a) of the Code.

ACCOUNTING TREATMENT

     WCI anticipates that the Mergers will be accounted for using the "pooling of interests" method of accounting pursuant to APB No. 16. The pooling of interests method assumes that the combining companies have been merged since inception. The historical financial statements for periods prior to consummation of the Mergers are restated as though the companies had been combined from inception.

     A condition to the closing of the Mergers is that Ernst & Young LLP must have delivered to WCI a letter addressed to WCI regarding that firm's concurrence with WCI's and the Corporations' management that poolings-of-interests accounting under APB No. 16 for the Mergers is appropriate if the Mergers are closed and consummated in accordance with the Merger Agreement.

GOVERNMENT AND REGULATORY APPROVALS

     The Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") review transactions such as the Mergers to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Mergers may not be consummated until the waiting period requirements of the HSR Act have been satisfied. WCI and the Corporations filed notification reports with the Antitrust Division and the FTC under the HSR Act on October 28, 1998, and the Antitrust Division and the FTC terminated the waiting period on November 17, 1998.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Mergers. At any time before or after the Mergers, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Mergers or seeking divestiture of substantial assets of WCI or any Corporation. Private parties and state attorneys general may also bring actions under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Mergers on antitrust grounds will not be made.

     The Mergers cannot be consummated until all governmental and other waivers, consents, orders and approvals legally required have been obtained and are in effect. All material governmental and other approvals have been obtained.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     In connection with the Mergers, Donald J. Hawkins and Irmgard R. Wilcox, currently executive officers of the Corporations, will enter into new Employment Agreements with WCI, which will entitle them to specified salaries, benefits and other compensation. See "Other Agreements -- Employment Agreements."

RESTRICTIONS ON RESALES BY AFFILIATES

     Under the Merger Agreement, after the Effective Time, no Shareholder and none of certain affiliates of a Corporation or WCI may sell or otherwise reduce such person's risk relative to any shares of WCI Common Stock held at the Effective Time or received pursuant to the Merger Agreement until financial results covering at least 30 days of the combined operations of WCI and the Surviving Corporations have been published. Under Commission guidelines interpreting generally accepted accounting principles, if any Shareholder or any affiliate of WCI or a Corporation sells or otherwise acts to reduce that person's risk relative to any shares of WCI Common Stock, the Mergers may not be accounted for using the pooling of interests method.

                         MATERIAL TERMS OF THE MERGERS

     The following summary of the terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A. Certain capitalized terms used in this Proxy Statement without definition have the meanings assigned to them in the Merger Agreement.

EFFECTIVE TIME OF THE MERGERS

     Each of the Mergers will become effective at the time specified in the Plan of Merger. Assuming that the WCI stockholders approve the issuance of shares of WCI Common Stock pursuant to the Merger Agreement, WCI expects that the Effective Time of the Mergers will occur as soon as practicable following the Special Meeting. If all other conditions to the Mergers have not been satisfied or waived prior to the Special Meeting, however, WCI expects that the Mergers will occur as soon as practicable after such conditions have been satisfied or waived.

MANNER AND BASIS FOR CONVERTING SHARES

     At the Effective Time, Merger Subs I, II, III and IV will merge with and into Murrey's, American, DM and Tacoma, respectively, and each of the Corporations will become a wholly owned subsidiary of WCI. All outstanding shares of the Corporations' common stock will be converted into 2,750,000, subject to adjustment up to 3,250,000, shares of WCI Common Stock (the "Aggregate WCI Stock"). The number of shares of Aggregate WCI Stock will be determined at the Closing Date, and will consist of 2,750,000 shares, increased by 55,555 shares for each whole dollar by which the closing price of WCI Common Stock on the Nasdaq National Market on the last trading day before the closing date (the "Closing Price") is less than $20.50 but more than $15.99, and increased by 83,333.333 shares for each whole dollar by which the Closing Price is less than $13.00 but more than $9.99, and increased proportionately for any such amount less than one dollar. No more than 250,000 additional shares will be issued if the Closing Price is less than $16.00 but more than $13.00. In no event will more than 3,250,000 shares of Aggregate WCI stock be issued. The shareholders of Murrey's, American, DM and Tacoma will receive 42%, 13%, 28% and 17%, respectively, of the Aggregate WCI Stock. At the Effective Time, each share of common stock of each of Merger Subs I, II, III and IV will be converted into one share of common stock of the corresponding Surviving Corporation.

     WCI will not issue any certificates of scrip for fractional shares of WCI Common Stock in the Mergers, and no WCI Common Stock dividend, stock split or interest will relate to any fractional security. WCI will pay each Shareholder cash in lieu of any fractional shares, in an amount equal to the Closing Price, multiplied by the fraction of a share of WCI Common Stock that would otherwise have been issued to the Shareholder.

CONDITIONS TO THE MERGERS

     WCI, the Merger Subs, the Corporations and the Shareholders are obligated under the Merger Agreement to complete the Mergers only if the following conditions are satisfied at or before the Closing Date: (a) all necessary governmental and other consents, approvals and waivers must have been received;
(b) no court or governmental or regulatory authority may have enjoined any of the transactions contemplated by the Merger Agreement, no suit or other proceeding challenging such transactions may have threatened or instituted, and no governmental or regulatory authority may have made any investigative or other demand concerning the Mergers; (c) WCI's Registration Statements on Form S-4 covering the shares of Aggregate WCI Stock must then be effective under the Securities Act; (d) WCI must have filed an additional listing application with the Nasdaq National Market with respect to the shares of Aggregate WCI Stock;
(e) WCI must have received a letter from Ernst & Young LLP regarding that firm's concurrence with WCI's and the Corporations' management's conclusions as to the appropriateness of pooling of interests accounting for the Mergers, (f) the Corporations must have entered into the Disposal Agreement, and (g) other conditions relating to the accuracy of each party's representations and warranties and compliance with all covenants, agreements and conditions in the Merger Agreement must have been satisfied.

     In addition, WCI and the Merger Subs are obligated to complete the Mergers only if the following additional conditions are satisfied or waived at or before the Closing Date: (a) the Shareholders must have delivered an opinion of legal counsel for the Shareholders, Employment Agreements executed by each of Donald
J. Hawkins and Irmgard R. Wilcox, evidence that the required consents have been obtained, estoppel certificates from each of the Corporations' landlords, resignations of and a general release from the Corporations' officers and directors, Plans of Merger executed by the Corporations, the executed Affiliate Letter, and the executed Common Stock Agreement; (b) First American Title Insurance Company must be irrevocably committed to issue appropriate title insurance with respect to the Corporations' properties; (c) there must have been no material adverse change in the financial condition, business, properties or assets of any Corporation since the date the Merger Agreement was signed; (d) the WCI stockholders must have approved the Mergers; (e) no Shareholder may have exercised appraisal rights under Washington Law with respect to any shares of a Corporation's stock; and (f) WCI shall have reviewed and found reasonably satisfactory any amended schedules to the Merger Agreement and other documents relating to real property owned or leased by the Corporations.

     In addition, the Corporations and the Shareholders are obligated to complete the Mergers only if the following additional conditions are satisfied or waived at or before the Closing Date: (a) WCI must have delivered an opinion of legal counsel for WCI, Employment Agreements between WCI and each of Donald
J. Hawkins and Irmgard R. Wilcox executed by WCI, the Common Stock Agreement executed by WCI, and Plans of Merger executed by WCI and the Merger Subs; (b) there must not have been any material adverse change in the condition (financial or otherwise), business, properties or assets of WCI since the date the Merger Agreement was signed; and (c) the Shareholders must be reasonably satisfied that the Mergers will constitute reorganizations within the meaning of Section 368(a)of the Code and that the Shareholders will not recognize any gain or loss upon the exchange of their shares of the Corporations' stock for shares of the Aggregate WCI Stock.

COOPERATION

     Under the Merger Agreement, each of the parties has agreed to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement.

REPRESENTATIONS AND WARRANTIES OF WCI AND THE MERGER SUBS AND THE CORPORATIONS AND THE SHAREHOLDERS

     In the Merger Agreement, WCI and the Merger Subs and the Corporations and the Shareholders have made various representations and warranties relating to, among other things, the respective businesses and financial condition of WCI and the Corporations, the accuracy of WCI's filings with the Commission, the satisfaction of certain legal requirements for the Mergers and the absence of contractual restrictions or required consents in connection with the consummation of the Mergers and related transactions.

CONDUCT OF THE BUSINESS OF WCI AND THE CORPORATIONS PRIOR TO THE MERGERS

     Under the Merger Agreement, each Corporation has agreed that, after the date of the Merger Agreement and prior to the Effective Time, it will (a) carry on its business in substantially the same manner as it has before and not introduce any material new method, or discontinue any existing material method, of operation or accounting; (b) maintain its equipment, assets, Corporate Properties and Facilities, including those held under leases, in as good working order and condition as at present, except for ordinary wear and tear; (c) perform all of its material obligations under agreements relating to or affecting its assets, Corporate Properties, Facilities, business operations and rights; (d) keep in full force and effect present insurance policies or other comparable insurance coverage; (e) use its commercially reasonable efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it; (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau or agency with respect to the continuing operations of such Corporation; (g) maintain material compliance with all Governmental Permits and all laws, rules, regulations and consent orders; (h) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of each Corporation's business operations, whether or not such approval would expire before or after the Effective Time; (i) advise WCI promptly in writing of any material change in any document, Schedule, Exhibit or other information delivered pursuant to the Merger Agreement; (j) promptly make all filings and take all steps reasonably necessary to obtain all approvals and consent required to be obtained by the Corporation or its Shareholders to consummate the transactions contemplated by the Merger Agreement; and (k) not, without the prior written consent of WCI, (i) change its Articles of Incorporation or Bylaws, (ii) authorize, issue, transfer or distribute any of its securities (including issuance of any option, warrant or right), (iii) declare or pay any dividend or make any distribution in respect of its capital stock outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its or any other Corporation's capital stock, (iv) except in accordance with any contracts or commitments entered into before date the Merger Agreement was signed or in the ordinary course of business after that date, enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by the Merger Agreement, borrow funds, or make any single capital expenditure in excess of $10,000 or in excess of $25,000 in the aggregate during any consecutive thirty day period without regard to whether such capital expenditure is in the ordinary course of business, (v) except as set forth in Schedule 5.3 to the Merger Agreement, change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person, (vi) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien (except for current property taxes) or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired, (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business, (viii) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity, (ix) waive any material rights or claims, (x) amend or terminate any material agreement or any site assessment, permit, license or other rights, (xi) enter into any other transaction outside the ordinary course of such Corporation's business or prohibited under the Merger Agreement, (xii) revoke any S corporation election by any of the Corporations, (xiii) take any action or suffer or permit any event to occur that would cause any representation or warranty of any Corporation or any Shareholder to become untrue as of the Closing Date, (xix) take any action that would jeopardize the treatment of the Mergers as a pooling of interests under APB No. 16; or (xx) take or fail to take any action which action or failure to take action is reasonably likely to cause the Corporations or the Shareholders (except to the extent of stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Mergers or otherwise or that otherwise is reasonably likely to cause the Mergers not to qualify as a reorganization under Section 368(a) of the Code.

     Under the Merger Agreement, each Shareholder has agreed that, after the date of the Merger Agreement and before the Effective Time, such Shareholder will not (a) take any action or permit any event to occur that would cause any representation or warranty of any Corporation or any Shareholder to become untrue as of the Closing Date; (b) take any action that would jeopardize the treatment of the Mergers as a pooling of interests under APB No. 16; or (c) take or fail to take any action which action or failure to take action is reasonably likely to cause the Corporations or the Shareholders (except to the extent of stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Mergers or otherwise or that otherwise is reasonably likely to cause the Mergers not to qualify as a reorganization under Section 368(a) of the Code.

     The Merger Agreement provides that it does not give WCI, directly or indirectly, the right to control or direct any Corporation's operations before the Effective Time, and that, before the Effective Time, each Corporation will exercise complete control and supervision of its operations, consistent with the terms and conditions of the Merger Agreement.

     The Merger Agreement further provides that between the date of the Merger Agreement and the Effective Time, there will be no change in voting structure or relative ownership of any Corporation without the prior consent of WCI.

NO SOLICITATION OF ACQUISITION TRANSACTIONS

     The Merger Agreement provides that, after the date of the Merger Agreement and before the Effective Time or earlier termination of the Merger Agreement, the Corporations and the Shareholders will not initiate, solicit, negotiate, encourage or provide information to facilitate, and each of such Corporations and the Shareholders will not and will use his, her or its reasonable efforts to cause any officer, director or employee of such Corporation, or any attorney, accountant, investment banker, financial advisor or other agent retained by him, her or it not to, initiate, solicit, negotiate, encourage or provide information to facilitate, any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of any such Corporation, whether by merger, purchase of assets or otherwise, and whether for cash, securities or any other consideration.

CONDUCT OF THE BUSINESS OF THE COMBINED COMPANIES FOLLOWING THE MERGERS

     Following the Mergers, each of the Corporations will be a wholly owned subsidiary of WCI. Pursuant to the Merger Agreement, the Articles of Incorporation and Bylaws of each of the Corporations, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation and Bylaws of the respective Surviving Corporation until amended in accordance with their terms and applicable law. Also pursuant to the Merger Agreement, the officers and directors of the Merger Subs immediately prior to the Effective Time will be the officers and directors of the respective Surviving Corporations and will hold office until their respective successors are duly elected and qualified or their earlier death, resignation or removal.

TERMINATION OR AMENDMENT

     Termination. The Merger Agreement may be terminated under certain circumstances, including (a) by mutual consent of WCI and the Corporations; (b) if the Effective Date has not occurred by March 31, 1999, unless the Corporations have not then obtained all consents required under the Merger Agreement, in which event the Merger Agreement will terminate 10 days after written notice from WCI to the Corporations or 10 days after the later of (i) if any such consent is denied, the lapse of the latest time for filing any appeal of such denial, and (ii) if any such consent is denied and such denial is appealed, the day the last appeal of such denial has been dismissed, refused or decided adversely to the Corporation seeking the consent; (c) by WCI if WCI fails to obtain the required approval of the WCI stockholders before January 31, 1999, or if the Shareholders or the Corporations make a material change to any Schedule, document or other information provided by the Shareholders or the Corporations to WCI or its agents, WCI deems the change unacceptable and the Shareholders have not cured the problem to WCI's reasonable satisfaction by the later of November 30, 1998, or the scheduled Closing Date; and (d) either by WCI or by the Corporations and the Shareholders at any time before the Closing Date
(i) upon breach of a representation or warranty by the other party (the "Non-Terminating Party"), which is not cured in all material respects and which has had or is likely to have a material adverse effect and is incapable of being satisfied by the Termination Date, (ii) if one or more of the Mergers are enjoined by a final, unappealable court order not entered at the request or with the support of the party requesting termination (the "Terminating Party") and if the Terminating Party against which such order is entered used reasonable efforts to prevent the entry of such order, or (iii) if the Non-Terminating Party fails to perform in any material respect any of its covenants in the Merger Agreement and does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to the Non-Terminating Party by the Terminating Party. If the Merger Agreement is terminated because of WCI's dissatisfaction with the Schedules and documents relating to the Corporations' real property, the Shareholders and the Corporations will have no further liability to WCI or any other party to the Merger Agreement.

     Amendment. The Merger Agreement may be modified or amended only by a written instrument signed by the Shareholders, the Corporations and WCI, duly authorized by its Board of Directors. The Merger Agreement may be amended at any time before the Closing Date, and, subject to applicable law, whether before or after the WCI stockholders approve the issuance of shares of WCI Common Stock pursuant to the Merger Agreement. See "Certain Terms of the Mergers -- Termination or Amendment."

TRANSACTION FEES

     Under the Merger Agreement WCI, the Merger Subs, the Corporations and the Shareholders will each pay their own fees, expenses and disbursements incurred in connection with the Merger Agreement, whether or not the Mergers and related transactions are consummated, although WCI will pay for the audits of the Corporations by Ernst & Young LLP and will pay all filing fees under the Securities Act, the Securities Exchange Act of 1934, as amended, and the HSR Act.

INDEMNIFICATION

     The Merger Agreement provides that, subject to certain limitations described below, after the date of the Merger Agreement, the Shareholders, jointly and severally, and as to each of the Corporations in which they are shareholders, severally, will indemnify and hold harmless WCI, the Surviving Corporations, their respective directors, officers and agents and their successors and assigns (the "WCI Indemnitees") from and against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs and expenses (including reasonable attorneys' fees and investigation expenses), including any Environmental Site Losses resulting from activities prior to the Closing Date, identified by a WCI Indemnitee in a Claims Notice or asserted by a WCI Indemnitee in a litigation commenced against the Shareholders with respect to:

          (a) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of the Shareholders or the Corporations under the Merger Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate or other instrument furnished to WCI pursuant to the Merger Agreement, regardless of whether, in the case of a breach or a representation or warranty, WCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof;

          (b) the design, development, installation, construction or operation by any of the Corporations of any facility, underground storage tank, or other waste storage, processing, treatment or disposal facility owned, leased, controlled or operated by a Corporation or its predecessor on or prior to the Closing Date;

          (c) any claim that the execution and delivery of the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement did not comply with or otherwise breached the LeMay Agreement; or

          (d) all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including reasonable attorneys' fees and investigation expenses) incident to any of the foregoing.

     The Merger Agreement provides that, subject to certain limitations described below, after the date of the Merger Agreement, WCI will indemnify and hold harmless the Shareholders and their heirs, trustees, beneficiaries, successors and assigns (the "Shareholder Indemnitees") from and against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs and expenses (including reasonable attorneys' fees and investigation expenses), identified by a WCI Indemnitee in a Claims Notice or asserted by a WCI Indemnitee in a litigation commenced against the Shareholders with respect to:

          (a) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of WCI or any Merger Sub under the Merger Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate or other instrument furnished to the Shareholders pursuant to the Merger Agreement; and

          (b) all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including reasonable attorneys' fees and investigation expenses) incident to any of the foregoing.

     Claims for indemnification made under the Merger Agreement are subject to the following limitations:

          (a) The Shareholders are obligated to indemnify the WCI Indemnitees with respect the amount by which the cumulative amount of all amounts subject to indemnity by the Shareholders exceeds $1,000,000 in the aggregate with respect to all of the Corporations. WCI is obligated to indemnify the Shareholder Indemnitees with respect to the amount by which the cumulative amount of all amounts subject to indemnity by WCI exceeds $1,000,000. Indemnities arising with respect to representations, warranties or covenants in Sections 2.1, 3.1 through 3.5, 3.22, 4.4 through 4.7, 9.6 and 9.11 of the Merger Agreement are not subject to these requirements.

          (b) The maximum amount that the Shareholders can recover is equal to 50% of the Aggregate Merger Consideration;

          (c) The maximum amount that WCI can recover for claims relating to each Corporation is equal to the following percentages of the Aggregate Merger Consideration: Murrey's -- 21%; American -- 6.5%; DM -- 14%; and Tacoma -- 8.5%.

          (d) The obligations of WCI and the Shareholders with respect to claims subject to indemnification will expire unless a Claims Notice with all required information is given or litigation is commenced by filing a complaint on or before the earlier to occur of (irrespective of the date of the discovery of the event subject to indemnity) (i) the first anniversary of the Effective Time, or (ii) the date the first audit report after the Effective Time of the financial statements that contain the combined results of WCI and the Surviving Corporations is issued;

          (d) Neither WCI nor the Shareholders will be required to indemnify the other party for any claim to the extent such claim has been reimbursed or is reimbursable through insurance proceeds receivable by the indemnified party, except to the extent such claim directly results in an increase in insurance premiums on a prospective basis;

          (e) All claims for which indemnification is due will be deemed adjustments to the consideration for the Mergers; and

          (f) Any obligation of the Shareholders to indemnify WCI will be expressed in dollar amounts but satisfied first by the delivery to WCI of a number of shares of WCI Common Stock, each of which will be deemed to have a value equal to its closing price on the Closing Date, and then by the payment of cash by the Shareholders.

OTHER AGREEMENTS

  Employment Agreements

     The Merger Agreement provides that, at the Closing, WCI will enter into an Employment Agreement with each of Donald J. Hawkins and Irmgard R. Wilcox. Under the Employment Agreements, WCI will pay annual compensation of $80,000 to each of Mr. Hawkins and Ms. Wilcox in consideration of each of their performance of certain duties on behalf of WCI. Each will be eligible for an annual bonus of up to 60% of base salary, and will receive the use of a WCI vehicle, reimbursement of business-related expenses, and standard benefits provided to other WCI management employees. Mr. Hawkins and Ms. Wilcox will each receive a signing bonus of $2,000,000 on entering into his or her respective Employment Agreement.

     Both of the Employment Agreements contain non-competition provisions pursuant to which Mr. Hawkins and Ms. Wilcox are prohibited from competing with WCI in Washington for five years after the Closing Date of the Mergers, except for participation in certain named companies with which they have existing relationships.

     The term of each Employment Agreement is three years, and each Employment Agreement may be terminated by WCI at any time, with or without cause, or by the employee. On a termination without cause, the employee will be paid an amount equal to the greater of one year's base salary or the amount of base salary that would accrue from the employee's termination until the fifth anniversary of the Closing Date of the Mergers. A change in control of WCI will be deemed a termination of the employee without cause.

  Affiliate Letter

     The Shareholders will agree in writing (the "Affiliate Letter") that, until WCI publishes financial results covering at least 30 days of post-Mergers combined operations of WCI and the Corporations, they will not sell, transfer or otherwise dispose of any shares of WCI Common Stock that they own. The Shareholders will also agree in the Affiliate Letter to sell shares of WCI Common Stock issued to them pursuant to the Mergers only (i) in accordance with Rule 145 under the Securities Act, (ii) pursuant to an effective registration statement, (iii) after WCI's receipt of a legal opinion satisfactory to WCI that no registration would be required in connection with the proposed sale, or (iv) after the Shareholders' receipt of written advice from the Commission that the Commission would not take action with respect to the proposed sale.

  Common Stock Agreement

     WCI and the Shareholders will enter into an agreement (the "Common Stock Agreement") describing the Shareholders' registration rights with respect to the Aggregate WCI Stock they receive pursuant to the Mergers. Under the Common Stock Agreement, WCI agrees to maintain, for one year after the Effective Time, an effective registration statement or statements filed pursuant to the Securities Act, that include all of the Aggregate WCI Stock. WCI may suspend the Shareholders' use of such registration statements if WCI determines that they are untrue in any material respect or omit material information.

     Under the Common Stock Agreement, WCI and each of the Shareholders will indemnify each other for losses that arise out of or are based on untrue statements or material omissions in a WCI registration statement or prospectus, for which statements or omissions the indemnifying party is responsible.

  Disposal Agreement

     WCI and the Corporations will enter into an agreement (the "Disposal Agreement") under which WCI agrees that, after the Mergers, the Surviving Corporations will continue to dispose of all solid waste they collect in Pierce County, Washington through Land Recovery, Inc., in the same manner and on the same terms as the Corporations did before the Mergers. The Murrey Trust owns one-third of the outstanding capital stock of Land Recovery, Inc.

                   AMENDMENT TO WCI'S 1997 STOCK OPTION PLAN

GENERAL

     The WCI stockholders are also being asked to approve an amendment to WCI's 1997 Stock Option Plan that increases the number of shares of WCI Common Stock authorized for issuance pursuant to that plan. A copy of the 1997 Stock Option Plan is attached to this Proxy Statement as Annex C. Currently, up to 1,200,000 shares of WCI Common Stock may be issued under the plan. WCI's Board of Directors has amended the 1997 Stock Option Plan to allow for the grant of options to acquire up to 12% of the shares of WCI Common Stock outstanding any given time and directed that such an amendment be submitted to the WCI stockholders for their approval. Since inception of the 1997 Stock Option Plan on October 1, 1997, and through January 5, 1999, options to purchase 1,039,550 shares of Common Stock have been granted (net of cancellations), 60,786 shares have been issued on exercise of options and 160,250 shares are reserved for issuance on exercise of currently outstanding options.

     WCI's Board believes that WCI's continued success depends upon its ability to attract and retain highly competent persons as employees, consultants and directors. The Board believes that one of the best ways to attain this objective is to give such persons the opportunity to acquire an ownership interest in WCI by purchasing shares of WCI Common Stock through the exercise of options granted under the 1997 Stock Option Plan.

     Approval of the amendment, which will be submitted at the Special Meeting in the form of the following resolution, requires the affirmative vote of a majority of the shares of WCI Common Stock represented in person or by proxy at the Special Meeting.

     "RESOLVED, that the first sentence of Section 3 of the 1997 Stock Option Plan is amended and restated in its entirety to provide as follows:

     Subject to adjustment as provided in section 6 for changes in Stock, the Stock that may be sold pursuant to Options shall not exceed in the aggregate 12% of the number of shares of Stock outstanding at any given time; and

     RESOLVED further, that Section 6(a) of the 1997 Stock Option Plan shall be deleted."

SUMMARY OF 1997 STOCK OPTION PLAN

     The 1997 Stock Option Plan (the "Plan") is intended to give employees, consultants and directors additional incentives by increasing their proprietary interests in WCI. Employees, consultants and directors of WCI are eligible to participate in the Plan. As of January 6, 1999, approximately 650 employees, three consultants and four directors were eligible to participate in the Plan.

     The Plan is administered by the Compensation Committee of WCI's Board of Directors. That committee determines the employees, consultants and directors to whom options are granted, the type, size and term of the options, the grant date, the exercise price, the expiration date, the vesting schedule and other terms and conditions of the options. The Compensation Committee currently consists of William Razzouk, Eugene Dupreau and Michael Harlan.

     The Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Code, and nonqualified stock options. Only employees of WCI may receive ISOs. The aggregate fair market value, as of the grant date, of the WCI Common Stock subject to ISOs that become exercisable by any employee in any calendar year may not exceed $100,000. Options generally become exercisable in installments according to a vesting schedule in the option agreement. No option may be granted after September 30, 2007. No option will be exercisable more than 10 years after the grant date (or five years in the case of ISOs granted to an optionee who owns more than 10% of the combined voting power of all classes of WCI's outstanding capital stock (a "Ten Percent Stockholder")). The exercise price of ISOs granted under the Plan must at least equal the fair market value of a share of WCI Common Stock on the grant date (or 110% of such fair market value, in the case of an ISO granted to a Ten Percent Stockholder).

     If an optionee with outstanding options retires or becomes disabled and does not die within the three months after retirement or disability, the optionee may exercise his or her options, but only during the period ending (subject to the discretion of the Compensation Committee) on the earlier of six months after retirement or disability, or the expiration date in the option agreement. If an optionee with outstanding options dies while an employee, consultant or director or within three months after termination of such status because of disability or retirement, the optionee's estate may exercise the optionee's options, but only during the period ending on the earlier of one year after the optionee's death, or the expiration date in the option agreement. Options not exercised within the periods specified above will terminate, and the shares of WCI Common Stock subject to the options will become available for issuance under the Plan. If an optionee's engagement by WCI as an employee, consultant or director ends because of a reason other than the optionee's death, retirement or disability, his or her options terminate on the date such engagement terminates, subject to the discretion of the Compensation Committee, and the shares of WCI Common Stock subject to the options become available for issuance under the Plan. Each option agreement may include WCI's right to repurchase, when the optionee's engagement by WCI terminates, any shares of WCI Common Stock the optionee acquired on exercise of options.

     The Plan provides that the total number of shares covered by the Plan, the number of shares covered by each option, and the exercise per share under each option will be proportionately adjusted if a stock or other non-cash dividend, recapitalization, reorganization, reclassification, stock split or reverse stock split, liquidating dividend, combination or exchange of shares, merger or consolidation, offering of shares at a price substantially below fair market value or similar capital adjustment occurs.

     WCI's Board of Directors may amend the Plan at any time, but no amendment may alter or impair rights and obligations under any option granted before such amendment unless the optionee consents in writing, and the Board will seek the consent of WCI stockholders to any amendment to the extent required by law.

OPTIONS GRANTED IN 1998 UNDER THE PLAN

     The following table sets forth the options granted under the Plan in 1998 to certain executive officers, all executive officers as a group, all non-employee directors, and all employees who were not executive officers.

                                                               NUMBER OF SHARES
                                                              UNDERLYING OPTIONS
                     NAME AND POSITION                            GRANTED(1)
                     -----------------                        ------------------
Steven F. Bouck.............................................       200,000
  Chief Financial Officer
All executive officers as a group (8 persons)...............       270,000
All directors who were not executive officers...............        30,000
All employees who were not executive officers, as a group...       211,050

---------------
(1) All options were issued at at least 100% of fair market value on the grant date and expire ten years after the grant date.

     On December 31, 1998, the last reported sale price of WCI Common Stock on the Nasdaq National Market was $18.375 per share.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

  Incentive Stock Options

     The following federal income tax rules generally apply to holders of ISOs and to WCI under current law:

          (a) The optionee does not realize any taxable income when granted or exercising an ISO, and WCI does not receive a tax deduction.

          (b) If the optionee holds the shares acquired on exercise of an ISO for at least two years after the date the ISO is granted and one year after the optionee exercises the ISO, the difference between the amount the optionee realizes when he or she later sells the shares and the price the optionee paid to exercise the ISO is generally treated as capital gain or loss to the optionee.

          (c) If the optionee sells the shares before both of those periods have elapsed (a "disqualifying disposition"), the optionee in most cases recognizes as ordinary income in the year of the sale the lesser of his or her actual gain on the sale, or the excess of the fair market value of the shares on the exercise date over the exercise price. WCI generally may deduct the same amount.

          (d) If the optionee makes a disqualifying disposition, he or she recognizes as capital gain the excess of the amount received on such sale over the sum of the exercise price plus the amount of ordinary income the optionee recognized on the sale.

          (e) The amount by which the fair market value of the WCI Common Stock the optionee acquires on exercise of the ISO exceeds the exercise price may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

  Nonqualified Stock Options

     The following federal income tax rules generally apply to holders of nonqualified stock options and to WCI under current law:

          (a) The optionee does not realize any taxable income when granted a nonqualified option, and WCI does not receive a tax deduction.

          (b) When the optionee exercises a nonqualified option, he or she recognizes ordinary income equal to the excess of the fair market value on the exercise date of the shares of WCI Common Stock purchased on exercise of the option over the exercise price. WCI may deduct the same amount.

BOARD RECOMMENDATION

     The WCI Board of Directors recommends a vote FOR approval of the amendment to WCI's 1997 Stock Option Plan.

                              WCI SPECIAL MEETING

DATE, TIME AND PLACE OF THE MEETING

     The Special Meeting will be held at 9:00 a.m., Pacific Time, on January 19, 1999, at Courtyard by Marriott, 1920 Taylor Road, Roseville, California.

PURPOSE OF THE MEETING

     The purpose of the Special Meeting is to consider and act upon the Merger Proposal and the Option Plan Proposal. Any other proper business may be transacted at the Special Meeting or any adjournments thereof. WCI stockholder approval of the issuance of shares of WCI Common Stock pursuant to the Merger Agreement is required in accordance with Nasdaq rules, because the number of shares of Aggregate WCI Stock to be issued in connection with the Mergers will exceed 20% of the number of shares of WCI Common Stock outstanding immediately before such issuance.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of WCI Common Stock at the close of business on December 18, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting.

     On the Record Date, there were approximately 107 holders of record of WCI Common Stock and approximately 9,314,290 shares of WCI Common Stock issued and outstanding. Each share of WCI Common Stock entitles the holder to one vote on each matter submitted for stockholder approval.

     WCI will use an automated system administered by WCI's transfer agent to tabulate the votes at the Special Meeting. Abstentions, directions to withhold authority, and broker-non-votes count as shares present in determining whether enough shares of WCI Common Stock are represented at the meeting to constitute a quorum. Abstentions will count as part of the total number of votes cast in determining whether a majority of the votes cast approve the Merger Proposal and the Option Plan Proposal. Broker non-votes, however, will not count as part of the total number of votes cast on the Proposals. Thus, abstentions will have the same effect as votes against a Proposal, while broker non-votes will have no effect in determining whether the WCI stockholders have approved either Proposal.

VOTING AND REVOCATION OF PROXIES

     All properly executed proxies that are not revoked will be voted at the Special Meeting according to the instructions on such proxies. If a WCI stockholder executes and returns a proxy and does not specify otherwise, the shares represented by the proxy will be voted FOR approval and adoption of the Merger Proposal and FOR approval and adoption of the Option Plan Proposal. A WCI stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the Special Meeting by (a) executing and returning a proxy bearing a later date, (b) filing a written notice of such revocation with the Secretary of WCI stating that the proxy is revoked, or (c) attending the meeting and voting in person.

     Delaware law does not require WCI to give WCI stockholders who object to the issuance of shares of WCI Common Stock in connection with the Mergers and who vote against or abstain from voting in favor the Merger Proposal any appraisal rights or the right to receive cash for their shares. WCI does not intend to make any such rights available to its stockholders.

VOTE REQUIRED FOR APPROVAL

     The presence at the Special Meeting, in person or by proxy, of holders of a majority of the outstanding shares of WCI Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Under rules of the Nasdaq National Market, approval of the Merger Proposal requires the affirmative vote of a majority of the shares of WCI Common Stock voted, in person or by proxy, at the Special Meeting. Approval and adoption of the Option Plan Proposal also requires the affirmative vote of a majority of the total votes cast, in person or by proxy, at the Special Meeting. Approval and adoption of the Option Plan Proposal is not a condition to the Mergers.

     On the Record Date, the directors and officers of WCI and their affiliates held approximately 1.7 million shares of WCI Common Stock, representing approximately 19% of the outstanding shares. Such persons have indicated to WCI that they intend to vote their shares in favor of the Merger Proposal and the Option Plan Proposal.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers and employees of WCI may solicit proxies from WCI's stockholders by personal interview, telephone, facsimile or otherwise. WCI has engaged Corporate Investor Communications, a proxy solicitation firm, to assist in the solicitation of proxies from WCI stockholders. WCI will pay the fees in connection with the solicitation by such firm, which are anticipated to be approximately $2,000, plus such firm's out-of-pocket expenses. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries who hold WCI Common Stock of record for the forwarding of solicitation materials to the beneficial owners thereof. WCI will reimburse, brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection therewith.

OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors of WCI does not know of any business to be presented at the Special Meeting other than as described in the notice that accompanies this Proxy Statement.

                                      WCI

BUSINESS

     INTRODUCTION

     WCI is a regional, integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in secondary markets of the Western U.S. As of January 6, 1999, WCI served more than 230,000 commercial, industrial and residential customers in California, Idaho, Kansas, Nebraska, Oklahoma, Oregon, South Dakota, Utah, Washington and Wyoming. WCI currently owns and operates 27 collection operations, seven transfer stations and two Subtitle D landfills and operates an additional five transfer stations, one Subtitle D landfill and five recycling facilities.

     WCI was founded in September 1997 to execute an acquisition-based growth strategy in secondary markets of the Western U.S. WCI has acquired 43 solid waste services related businesses since its formation and has identified more than 300 independent operators of such businesses in the states where it currently operates, many of which it believes may be suitable for acquisition by WCI. In addition, WCI is currently assessing potential acquisitions of solid waste services operations in Colorado, Montana and Texas.

     WCI has targeted secondary markets in the Western U.S. because it believes that: (i) a large number of independent solid waste services companies suitable for acquisition by WCI are located in these markets; (ii) there is less competition in these markets from large, well-capitalized solid waste services companies; and (iii) these markets have strong projected economic and population growth rates. In addition, WCI senior management team has extensive experience acquiring and operating solid waste services businesses in the Western U.S.

     INDUSTRY OVERVIEW

     According to Waste Age, an industry trade publication, the U.S. solid waste services industry generated estimated revenues of $36.9 billion in 1997. The solid waste services industry has undergone significant consolidation and integration since 1990. WCI believes that, particularly in the Western U.S., this consolidation and integration have been caused primarily by: (i) stringent environmental regulation and enforcement, resulting in increased capital requirements for collection companies and landfill operators; (ii) the evolution of an industry competitive model that emphasizes integrating collection and disposal capabilities; (iii) the ability of larger integrated operators to achieve certain economies of scale; and (iv) the existence of a regulatory framework that allows the acquisition of exclusive, long-term waste collection rights through franchise agreements, municipal contracts and governmental certificates.

     Increased Regulatory Impact. Stringent industry regulations, such as the Subtitle D regulations, have resulted in rising operating and capital costs and have accelerated consolidation and acquisition activities in the solid waste collection and disposal industry. Many smaller industry participants have found these costs difficult to bear and have decided to either close their operations or sell them to larger operators. In addition, Subtitle D requires more stringent engineering of solid waste landfills, including liners, leachate collection and monitoring and gas collection and monitoring. These ongoing costs are combined with increased financial reserve requirements for solid waste landfill operators relating to closure and post-closure monitoring. As a result, the number of solid waste landfills is declining while the size of solid waste landfills is increasing.

     Integrating Collection and Disposal Operations. The evolution of the industry competitive model is forcing operators to become more efficient by establishing an integrated network of solid waste collection operations and transfer stations, through which they secure solid waste streams for disposal. Operators have adopted a variety of disposal strategies, including owning landfills, establishing strategic relationships to secure access to landfills and otherwise capturing significant waste stream volumes, to gain leverage in negotiating lower landfill fees and securing long-term, most-favored-pricing contracts with high capacity landfills.

     Economies of Scale. Larger integrated operators achieve economies of scale through vertical integration of their operations. These integrated companies have increased their acquisition activity to expand the breadth of services and density in their market areas. Control of the waste stream in these market areas, combined with access to significant financial resources to make acquisitions, has allowed larger solid waste collection and disposal companies to be more cost-effective and competitive.

     Despite the considerable consolidation and integration that has occurred in the solid waste industry since 1990, the industry remains primarily regional in nature and highly fragmented. Based on published industry sources, approximately 27% of the total revenues of the U.S. solid waste industry is accounted for by more than 5,000 private, predominantly small, collection and disposal businesses, approximately 41% by publicly traded solid waste companies and approximately 32% by municipal governments that provide collection and disposal services. WCI expects the current consolidation trends in the solid waste industry to continue, because many independent landfill and collection operators lack the capital resources, management skills and technical expertise necessary both to operate in compliance with stringent environmental and other governmental regulations and to compete with larger, more efficient integrated operators. WCI believes that the fragmented nature of the industry presents substantial consolidation and growth opportunities for companies with disciplined acquisition programs, decentralized operating strategies and access to financial resources.

     Regulatory Framework. In the Western U.S., waste collection services are provided largely under three types of contractual arrangements: certificates or permits, franchise agreements and municipal contracts. Certificates or permits, such as G certificates awarded to waste collection service providers in unincorporated areas and electing municipalities of Washington by the Washington Utilities and Transportation Commission, typically grant the certificate holder the right, which is generally perpetual and exclusive, to provide specific residential, commercial and industrial waste services in a specified area. See "G Certificates" below. Franchise agreements typically provide an exclusive service period of five to ten years or longer and specify the service territory, a broad range of services to be provided, and rates for the services. They also often give the service provider a right of first refusal to extend the term of the agreement. Municipal contracts typically provide a shorter service period and a more limited scope of services than franchise agreements and generally require competitive bidding at the end of the contract term. Unless customers within the areas covered by certain permits or certificates (including G certificates), franchise agreements and municipal contracts elect not to receive any waste collection services, they are required to pay collection fees to WCI providing such services in their area.

     WCI operates three landfills, of which it owns two, and may acquire or operate others in the future. WCI believes, however, that in those secondary markets of the Western U.S. where waste collection services are provided under exclusive certificates, franchises or contracts, or where waste disposal is municipally funded or available from multiple sources, controlling the waste stream by providing collection services under exclusive arrangements is often more important to a waste services company's growth and profitability than owning or operating landfills. Several other characteristics of secondary markets in the Western U.S. limit the economic attractiveness of owning or operating landfills in those markets. For example, certain state and local regulations in the Western U.S. restrict the amount of waste that may be accepted from specific geographic areas. In addition, the relatively expansive geographic area of many western states increases the cost of interstate and long haul disposal, which heightens the effects of state and local regulations limiting the type and origin of waste that may be accepted at a landfill and makes it more difficult for a landfill to achieve the disposal volume necessary to operate profitably, given its capital and operating costs. WCI believes that significant opportunities exist for a well-capitalized company operating in secondary markets of the Western U.S., and that the highly fragmented nature of this industry should allow WCI to consolidate existing solid waste services businesses in this region.

     STRATEGY

     WCI's objective is to build a leading integrated solid waste services company in secondary markets of the Western U.S. WCI's strategy for achieving this objective is to: (i) acquire collection, transfer, disposal and recycling operations in new markets and through "tuck-in" acquisitions in existing markets; (ii) secure additional franchises, municipal contracts and governmental certificates; (iii) generate internal growth in existing markets by increasing market penetration and adding services to its existing operations; and (iv) enhance profitability by increasing operating efficiencies of existing and acquired operations. WCI's ability to implement this strategy is enhanced by the experience of the members of its senior management team and their knowledge of and reputation in the solid waste services industry in WCI's targeted markets. WCI intends to implement its strategy as follows:

  Expansion Through Acquisitions

     WCI intends to expand significantly the scope of its operations by: (i) acquiring solid waste collection, transfer, disposal and recycling operations in new markets; and (ii) acquiring solid waste collection, transfer, disposal and recycling operations in existing and adjacent markets through "tuck-in" acquisitions.

     WCI intends to follow a regional expansion strategy by entering new markets through acquisitions. An initial acquisition in a new market is used as an operating base for WCI in that area. WCI then seeks to strengthen the acquired operation's presence in that market by providing additional services, adding new customers and making tuck-in acquisitions.

     WCI can then broaden its regional presence by adding additional operations in markets adjacent to the new location. WCI is currently examining opportunities to expand its presence in the Western U.S. in states other than California, Idaho, Kansas, Nebraska, Oklahoma, Oregon, South Dakota, Utah, Washington and Wyoming and is assessing potential acquisitions of solid waste services operations in Colorado, Montana and Texas.

     WCI believes that numerous "tuck-in" acquisition opportunities exist within its current and targeted market areas. For example, WCI has identified more than 300 independent entities that provide collection and disposal services in the states where it currently operates. WCI believes that throughout the Western U.S., many independent entities are suitable for acquisition by WCI and would provide WCI opportunities to improve market share and route density.

  Franchise Agreements, Municipal Contracts and Governmental Certificates

     WCI intends to devote significant resources to securing additional franchise agreements and municipal contracts through competitive bidding and additional governmental certificates through the acquisition of other companies. In bidding for franchises and municipal contracts and evaluating the acquisition of companies holding governmental certificates, WCI's management team draws on its experience in the waste industry and its knowledge of local service areas in existing and target markets. WCI's district managers manage relationships with local governmental officials within their respective service areas, and sales representatives may be assigned to cover specific municipalities. These personnel focus on maintaining, renewing and renegotiating existing franchise agreements and municipal contracts and on securing additional agreements, contracts and governmental certificates.

  Internal Growth

     To generate continued internal growth, WCI will focus on increasing market penetration in its current and adjacent markets, soliciting new commercial, industrial, and residential customers in markets where such customers may elect whether or not to receive waste collection services, marketing upgraded or additional services (such as compaction or automated collection) to existing customers and, where appropriate, raising prices. Where possible, WCI intends to leverage its franchise-based platforms to expand its customer base beyond its exclusive market territories. As customers are added in existing markets, WCI's revenue per routed truck increases, which generally increases WCI's collection efficiencies and profitability. In markets in which it has exclusive contracts, franchises and certificates, WCI expects internal growth to at least track population and business growth.

     WCI expects to use transfer stations as an important part of its internal growth strategy, by extending the direct-haul reach of WCI and linking disparate collection operations with WCI-owned, operated or contracted disposal capacity. WCI currently owns and/or operates 12 transfer stations. By operating transfer stations, WCI also engages in direct communications with municipalities and private operators that deliver waste to its transfer stations. This better positions WCI to gain additional business in its markets in the event any municipality privatizes its solid waste operations or rebids existing contracts, and it increases WCI's opportunities to acquire private collection operations.

  Operating Enhancements

     WCI has developed company-wide operating standards, which are tailored for each of its markets based on industry standards and local conditions. Using these standards, WCI tracks collection and disposal routing efficiency and equipment utilization. It also implements cost controls and employee training and safety procedures, and establishes a sales and marketing plan for each market. WCI has installed a wide area network, implemented advanced management information systems and financial controls, and consolidated accounting, insurance and employee benefit functions, customer service, productivity reporting and dispatching systems. WCI believes that by establishing operating standards, closely monitoring performance and streamlining certain administrative functions, it can improve the profitability of existing operations.

     To improve an acquired business' operational productivity, administrative efficiency and profitability, WCI applies the same operating standards, information systems and financial controls to acquired businesses as are employed at WCI's existing operations. Moreover, if WCI is able to internalize the waste stream of acquired operations, it can further increase operating efficiencies and improve capital utilization. Where not restricted by exclusive agreements, contracts, permits or certificates, WCI also solicits new commercial, industrial and residential customers in areas within and surrounding the markets served by acquired collection operations, as a means of further improving operating efficiencies and increasing the volume of solid waste collected by the acquired operations.

     ACQUISITION PROGRAM

     WCI currently operates in California, Idaho, Kansas, Nebraska, Oklahoma, Oregon, South Dakota, Utah, Washington and Wyoming and believes that these and other markets in the Western U.S. with similar characteristics offer significant opportunities for achieving its objective. WCI focuses on markets that are generally characterized by: (i) a geographically dispersed population, which WCI believes deters competition from larger, established waste management companies;
(ii) a potential revenue base of at least $15 million; (iii) the opportunity for WCI to acquire a significant market share; (iv) the availability of adequate disposal capacity, either through acquisition by WCI or through agreements with third parties; (v) a favorable regulatory environment; or (vi) strong projected economic or population growth rates. WCI believes that these market characteristics provide significant growth opportunities for a well-capitalized market entrant and create economic and operational barriers to entry by new competitors.

     WCI believes that its experienced management, decentralized operating strategy, financial strength and size make it an attractive buyer to certain solid waste collection and disposal acquisition candidates. WCI has developed a set of financial, geographic and management criteria to assist management in evaluating acquisition candidates. These criteria evaluate a variety of factors, including, but not limited to: (i) the candidate's historical and projected financial performance; (ii) the candidate's internal rate of return, return on assets and return on revenue; (iii) the experience and reputation of the candidate's management and customer service providers, their relationships with local communities and their willingness to continue as employees of WCI; (iv) the composition and size of the candidate's customer base and whether the customer base is served under franchise agreements, municipal contracts, governmental certificates or other exclusive arrangements; (v) whether the geographic location of the candidate will enhance or expand WCI's market area or ability to attract other acquisition candidates; (vi) whether the acquisition will augment or increase WCI's market share or help protect WCI's existing customer base; (vii) any potential synergies that may be gained by combining the candidate with WCI's existing operations; and (viii) the liabilities of the candidate.

     Before completing an acquisition, WCI performs extensive environmental, operational, engineering, legal, human resources and financial due diligence. All acquisitions are subject to initial evaluation and approval by WCI's management. Ronald J. Mittelstaedt is authorized to approve acquisitions with aggregate consideration of up to $1 million; the Executive Committee of the Board of Directors must approve all other acquisitions. WCI seeks to integrate each acquired business promptly and to minimize disruption to the ongoing operations of both WCI and the acquired business, and generally attempts to retain the senior management of acquired businesses. WCI believes its senior management team has a proven track record in integrating acquisitions.

     The following table sets forth WCI's acquisitions completed from its inception in September 1997 through January 6, 1999:

   ACQUIRED BUSINESS      MONTH ACQUIRED  PRINCIPAL BUSINESS        LOCATION             MARKET AREA
   -----------------      --------------  ------------------        --------             -----------
Butler County Landfill,   January 1999    Landfill             David City, NE      Eastern Nebraska
  Inc. and Kobus
  Construction, Inc.
City Sanitation, Inc.     December 1998   Collection           Layton, UT          Central Utah
Amador Disposal Service,  December 1998   Collection           Ione, CA            North Central California
  Inc. and Motherlode
  Sani-Hut, Inc.
Heartland Waste           December 1998   Collection           Arkansas City, KA   Southern Kansas
  Management, Inc.
Columbia Sanitary         November 1998   Collection           Portland, OR        Northern Oregon and
  Services, Inc. and                                                                 Southwestern
  Moreland Sanitary                                                                  Washington
  Service, Inc.
B&G Sanitation            November 1998   Collection           Cottage Grove, OR   Southwestern Oregon
Veneta Garbage Service    November 1998   Collection           Veneta, OR          Southwestern Oregon
Siuslaw Disposal, Inc.    November 1998   Collection           Florence, OR        Southwestern Oregon
R&N, LLC                  October 1998    Collection           Mountain Home, ID   Southwestern Idaho
Westlane Disposal         September 1998  Collection           Florence, OR        Southwestern Oregon
Harrell's Septic Service  September 1998  Septic Services      Crescent City, CA   Northwestern California
                                                                                     and Southwestern
                                                                                     Oregon
Evergreen Waste Systems,  September 1998  Collection           Washougal, WA       Southwestern Washington
  Inc.                                                                               and Northwestern
                                                                                     Oregon
Wolff's Trashmasher and   September 1998  Collection           Stanton, NE         Eastern Nebraska
  Haul It All Sanitary
  Service
Country Garbage           September 1998  Collection           Salt Lake City, UT  Central Utah
  Services, Inc.
Youngclaus Enterprises    September 1998  Collection           Madera, CA          North Central California
Affiliated Waste LLC      September 1998  Collection           Norfolk, NE         Eastern Nebraska
J&J Sanitation, Inc.      August 1998     Collection           O'Neill, NE         Eastern Nebraska
Contractors Waste, Inc.   August 1998     Collection           Salt Lake City, UT  Central Utah
Big Red Roll Off, Inc.    August 1998     Collection           O'Neill, NE         Eastern Nebraska
ABC Waste, Inc.           August 1998     Collection           Salt Lake City, UT  Central Utah
Miller Containers, Inc.   July 1998       Collection           Salt Lake City, UT  Central Utah
Shrader Refuse and        July 1998       Collection           Papillion, NE       Eastern Nebraska
  Recycling Service
  Company
Red Carpet Landfill,      June 1998       Landfill             Enid, OK            Western Oklahoma
  Inc.
B&B Sanitation, Inc.      June 1998       Collection           Enid, OK            Western Oklahoma
Darlin Equipment, Inc.    June 1998       Equipment Leasing    Enid, OK            Western Oklahoma
Oregon Waste Technology   June 1998       Collection           Brookings, OR       Southwestern Oregon
Curry Transfer and        June 1998       Collection           Brookings, OR       Southwestern Oregon
  Recycling
Contractors' Waste        June 1998       Collection           Orem, UT            Central Utah
  Removal, L.C
Arrow Sanitary Services,  June 1998       Collection           Portland, OR        Northwestern Oregon and
  Inc.                                                                               Southwestern
                                                                                     Washington
T&T Disposal, Inc.        May 1998        Collection           Gillette, WY        Northeastern Wyoming
Sunshine Sanitation       May 1998        Collection           Spearfish, SD       Western South Dakota
  Incorporated
Sower's Sanitation, Inc.  May 1998        Collection           Belle Fourche, SD   Western South Dakota

   ACQUIRED BUSINESS      MONTH ACQUIRED  PRINCIPAL BUSINESS        LOCATION             MARKET AREA
   -----------------      --------------  ------------------        --------             -----------
Jesse's Disposal          April 1998      Collection           Gillette, WY        Northeastern Wyoming
A-1 Disposal, Inc.        April 1998      Collection           Gillette, WY        Northeastern Wyoming
Hunter Enterprises, Inc.  March 1998      Collection           Shelley, ID         Eastern Idaho
Madera Disposal Services  February 1998   Collection and       Madera, CA          North Central California
  Inc.                                    Landfill
Waste Connections of      January 1998    Collection           Idaho Falls, ID     Eastern Idaho
  Idaho, Inc.
Fibres International,     September 1997  Collection           Issaquah, WA        North Central Washington
  Inc.                                                                               and Central Oregon
Browning-Ferris           September 1997  Collection           Clark County, WA    Southwestern Washington
  Industries of
  Washington, Inc.

     SERVICES

  Commercial, Industrial and Residential Waste Services

     WCI serves more than 230,000 commercial, industrial and residential customers. Of these, more than 49,000 are served under G certificates that grant WCI rights, which are generally perpetual and exclusive, to provide services within specified areas, more than 26,500 are served under exclusive franchise agreements with remaining terms ranging from seven to 18 years, and more than 98,700 are served under exclusive municipal contracts with generally shorter contract terms.

     WCI's commercial and industrial services that are not performed under G certificates, franchise agreements or municipal contracts are provided under one to five year service agreements. Fees under these agreements are determined by such factors as collection frequency, level of service, route density, the type, volume and weight of the waste collected, type of equipment and containers furnished, the distance to the disposal or processing facility, the cost of disposal or processing and prices charged in its markets for similar service. Collection of larger volumes associated with commercial and industrial waste streams generally helps improve WCI's operating efficiencies, and consolidation of these volumes allows WCI to negotiate more favorable disposal prices. WCI's commercial and industrial customers use portable containers for storage, enabling WCI to service many customers with fewer collection vehicles. Commercial and industrial collection vehicles normally require one operator. WCI provides one to eight cubic yard containers to commercial customers, 10 to 50 cubic yard containers to industrial customers, and 30 to 95 gallon carts to residential customers. For an additional fee, stationary compactors that compact waste prior to collection are installed on the premises of a substantial number of large volume customers.

     WCI's residential waste services that are not performed under G certificates, franchise agreements or municipal contracts are provided under contracts with homeowners' associations, apartment owners or mobile home park operators, or on a subscription basis with individual households. Residential contract fees are based primarily on route density, the frequency and level of service, the distance to the disposal or processing facility, the cost of disposal or processing and prices charged in that market for similar services. Collection fees are paid either by the municipalities from tax revenues or directly by the residents receiving the services.

  Transfer Station Services

     WCI has an active program to acquire, develop, own and operate transfer stations in markets proximate to its operations. Currently, WCI operates three transfer stations in California, two transfer stations in Nebraska, one transfer station in Washington and six transfer stations in Oregon, which receive, compact, and transfer solid waste to larger vehicles for transport to landfills. WCI believes that the transfer stations benefit WCI by: (i) concentrating the waste stream from a wider area, which increases the volume of disposal at Company-operated landfills and gives WCI greater leverage in negotiating for more favorable disposal rates at other landfills; (ii) improving utilization of collections personnel and equipment; and (iii) building relationships with municipalities and private operators that deliver waste, which can lead to additional growth opportunities.

  Landfills

     WCI operates the Fairmead Landfill and owns and operates the Red Carpet Landfill and the Butler County Landfill. All are Subtitle D landfills.

     WCI operates the Fairmead Landfill under an operating agreement with Madera County with a remaining term of 11 years. As of December 1, 1998, the Fairmead Landfill consisted of 160 total acres, of which 20 acres were permitted for disposal. As of that date, the Fairmead Landfill had approximately 550,000 tons of unused permitted capacity remaining, with approximately 3.5 million additional tons of capacity in various stages of permitting, and was estimated to have a remaining life of 26 years. The Fairmead Landfill is currently permitted to accept up to 395 tons per day of municipal solid waste.

     As of January 8, 1999, the Red Carpet Landfill consisted of 82 total acres, of which 40 acres were permitted for disposal. As of that date, the Red Carpet Landfill had approximately 625,000 tons of unused permitted capacity remaining, with approximately 1.7 million additional tons of capacity in various stages of permitting, and was estimated to have a remaining life of 40 years. The Red Carpet Landfill is currently permitted to accept up to 350 tons per day of municipal solid waste.

     As of January 8, 1999, the Butler County Landfill consisted of approximately 200 acres, of which 80 acres were permitted for disposal. As of that date, the Butler County Landfill had approximately 4.2 million tons of unused permitted capacity remaining, and was estimated to have a remaining life of 25 years at current disposal rates.

     WCI monitors the available permitted in-place disposal capacity of the Fairmead, Red Carpet and Butler County Landfills on an ongoing basis and evaluates whether to seek to expand this capacity. In making this evaluation, WCI considers various factors, including the volume of waste projected to be disposed of at the landfill, the size of the unpermitted acreage included in the landfill, the likelihood that WCI will be successful in obtaining the necessary approvals and permits required for the expansion and the costs that would be involved in developing the additional capacity. WCI also regularly considers whether it is advisable, in light of changing market conditions and/or regulatory requirements, to seek to expand or change the permitted waste streams or to seek other permit modifications.

     WCI is actively engaged in identifying solid waste landfill acquisition candidates to achieve vertical integration in markets where the economic and regulatory environment makes such acquisitions attractive. WCI believes that in some markets, acquiring landfills would provide opportunities to vertically integrate its collection, transfer and disposal operations while improving operating margins. WCI evaluates landfill candidates by determining, among other things, the amount of waste that could be diverted to the landfill in question, whether access to the landfill is economically feasible from WCI's existing market areas either directly or through transfer stations, the expected life of the landfill, the potential for expanding the landfill, and current disposal costs compared to the cost of acquiring the landfill. Where the acquisition of a landfill is not attractive, WCI pursues long term disposal contracts with facilities located in proximity to its markets.

  Recycling and Other Services

     WCI offers municipal, commercial, industrial and residential customers recycling services for a variety of recyclable materials, including cardboard, office paper, plastic containers, glass bottles and ferrous and aluminum metals. WCI operates five recycling processing facilities and sells other collected recyclable materials to third parties for processing before resale. The profits from WCI's resale of recycled materials are often shared between WCI and the other parties to its recycling contracts. For example, certain of WCI's municipal recycling contracts in Washington and Idaho, which were negotiated before WCI acquired those businesses, specify certain benchmark resale prices for recycled commodities. To the extent the prices WCI actually receives for the processed recycled commodities collected under the contract exceed the prices specified in the contract, WCI shares the excess with the municipality, after recovering any previous shortfalls resulting from actual market prices falling below the prices specified in the contract. In an effort to reduce its exposure to commodity price risk with respect to recycled materials, WCI has adopted a pricing strategy of charging collection and processing fees for recycling volume collected from third parties. WCI believes that recycling will continue to be an important component of local and state solid waste management plans, due to the public's increasing environmental awareness and expanding regulations that mandate or encourage recycling.

     WCI also provides other waste management services, most of which are project-based, including transporting and disposing of non-hazardous contaminated soils and similar materials, transporting special waste products, including asbestos, and arranging for the transportation of construction and demolition waste and disposal of soil and special waste products and providing portable toilet and septic pumping services.

     OPERATIONS

     WCI is managed on a decentralized basis, which places decision-making authority close to the customer, enabling WCI to identify customers' needs quickly and to address those needs in a cost-effective manner. WCI believes that decentralization provides a low-overhead, highly efficient operational structure that allows WCI to expand into geographically contiguous markets and operate in relatively small communities that larger competitors may not find attractive. WCI believes that this structure gives WCI a strategic competitive advantage, given the relatively rural nature of much of the Western U.S., and makes WCI an attractive buyer to many potential acquisition candidates.

     WCI currently delivers its services from 27 operating locations serving ten market areas, or districts. Each district has a district manager, who has autonomous service and decision-making authority for that district and is responsible for maintaining service quality, promoting safety in the district's operations, implementing marketing programs, and overseeing day-to-day operations, including contract administration. District managers also assist in identifying acquisition candidates. Once WCI begins the acquisition process, business development managers, under the supervision of district and executive managers, obtain the permits and other governmental approvals required for WCI to operate the acquired business, including those related to zoning, environmental and land use.

     WCI's financial management, accounting, management information systems, environmental compliance, risk management and certain personnel functions are centralized and shared among locations to improve productivity, lower operating costs and stimulate internal growth. WCI has installed a Company-wide management information system that assists district personnel in making decisions based on centralized, real-time financial, productivity, maintenance and customer information. While district management operates with a high degree of autonomy, WCI's senior officers monitor district operations and require adherence to WCI's accounting, purchasing, marketing and internal control policies, particularly with respect to financial matters. WCI's executive officers review the performance of district managers and operations on a regular basis.

     G CERTIFICATES

     A substantial portion of WCI's collection business in Washington is performed under G certificates awarded by the Washington Utilities and Transportation Commission (the "WUTC"). G certificates apply only to unincorporated areas of Washington and municipalities that have elected to have their solid waste collection overseen by the WUTC. G certificates generally grant the holder the perpetual right to provide specified solid waste collection and transportation services in a specified territory. The WUTC has repeatedly determined that, in enacting the statute authorizing G certificates, the Washington Legislature intended to favor grants of exclusive, rather than overlapping, service rights for conventional solid waste services. Accordingly, most G certificates currently grant exclusive solid waste collection and transportation rights for conventional solid waste services in their specified territories.

     G certificates have generally been construed by the WUTC and the Washington Legislature as conferring vested property rights that may be defeated, diminished or cancelled only upon the occurrence of specified events of default, the demonstrated lack of fitness of the certificate holder, or municipalities' annexation of territory covered by a certificate. Thus, a certificate holder is entitled to due process in challenging any action that affects its rights. In addition, legislation passed in 1997 requires a municipality that annexes territory covered by a G certificate either to grant the certificate holder an exclusive franchise, generally with a minimum term of seven years, to continue to provide services in the affected area, or to negotiate with the certificate holder some other compensation for the collection rights in the affected area. The statute expressly permits the certificate holder to sue the annexing municipality for measurable damages that exceed the value of a seven-year franchise agreement to provide services in the affected area. Under one of the contracts with a municipality in Washington acquired by a predecessor of WCI, the predecessor purported to waive its rights to compensation or damages under the statute in return for the right to service any current or prospectively annexed areas formerly covered by its G certificate.

     In addition to awarding G certificates, the WUTC is required by statute to establish just, reasonable and compensatory rates to customers of regulated solid waste collection companies. The WUTC is charged with balancing the needs of service providers to earn fair and sufficient returns on their investments in plant and equipment against the needs of commercial and residential customers to receive adequate and reasonably priced services. Over the past decade, the WUTC has employed a ratemaking methodology known as the "Lurito-Gallagher" method. This method calculates rates based on the income statements and balance sheets of each service provider, with the goal of establishing rates that reflect the costs of providing service and that motivate service providers to invest in equipment that improves operating efficiency in a cost-effective manner. The Lurito-Gallagher rate-setting methodology was adjusted in the early 1990's to better reflect the costs of providing recycling services, by accounting for providers' increasing use of automated equipment and adjusting for the cyclicality of the secondary recyclables markets. This has often resulted in more frequent rate adjustments in response to material cost shifts.

     SALES AND MARKETING

     In most of WCI's existing markets, waste collection, transfer and disposal services are provided to municipalities and governmental authorities under exclusive franchise agreements, municipal contracts and G certificates; service providers do not contract directly with individual customers. In addition, because WCI's growth to date has primarily been through acquisitions, WCI has generally assumed existing franchise agreements, municipal contracts and G certificates from the acquired companies, rather than obtaining new contracts. For these reasons, WCI's sales and marketing efforts to date have been narrowly focused. WCI expects to add sales and marketing personnel as necessary to: (i) solicit new customers in markets where it is not the exclusive provider of solid waste services; (ii) expand its presence into areas adjacent to or contiguous with its existing markets; and (iii) market additional services to existing customers.

     WCI has a diverse customer base. Its largest single contract, with the City of Vancouver, accounted for approximately 18.1% of WCI's revenues during the period from inception (September 9, 1997) through December 31, 1997, and 10.1% during the nine months ended September 30, 1998. Under this contract, WCI serves more than 34,000 residential and commercial customers. There are approximately nine years remaining under that contract. No other single contract or customer accounted for more than 7.1% of WCI's revenues during the period from inception (September 9, 1997) through December 31, 1997 or more than 5.0% during the nine months ended September 30, 1998.

     COMPETITION

     The solid waste services industry is highly competitive and fragmented and requires substantial labor and capital resources. The industry presently includes four large national waste companies: Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., Republic Services Inc., and Waste Management, Inc. Several other public companies have annual revenues in excess of $100 million, including Casella Waste Systems, Inc., Superior Services, Inc. and Waste Industries, Inc. Certain of the markets in which WCI competes or will likely compete are served by one or more large, national solid waste companies, as well as by numerous regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets. WCI also competes with operators of alternative disposal facilities, including incinerators, and with counties, municipalities, and solid waste districts that maintain their own waste collection and disposal operations. Public sector operations may have financial advantages over WCI, because of their access to user fees and similar charges, tax revenues and tax-exempt financing.

     WCI competes for collection, transfer and disposal volume based primarily on the price and quality of its services. From time to time, competitors may reduce the price of their services in an effort to expand their market shares or service areas or to win competitively bid municipal contracts. These practices may cause WCI to reduce the price of its services or, if it elects not to do so, to lose business. WCI provides a substantial portion of its residential, commercial and industrial collection services under exclusive franchise and municipal contracts and certificates, some of which are subject to periodic competitive bidding. The balance of WCI's services are provided under subscription agreements with individual households and one to five year service contracts with commercial and industrial customers.

     Intense competition exists not only for collection, transfer and disposal volume, but also for acquisition candidates. WCI generally competes for acquisition candidates with publicly owned regional and large national waste management companies.

     REGULATION

  Introduction

     WCI's landfill operations and non-landfill operations, including waste transportation, transfer stations, vehicle maintenance shops and fueling facilities, are all subject to extensive and evolving federal, state and local environmental laws and regulations, the enforcement of which has become increasingly stringent in recent years. The environmental regulations affecting WCI are administered by the EPA and other federal, state and local environmental, zoning, health and safety agencies. A substantial portion of WCI's collection business in Washington is performed under G certificates awarded by the Washington Utilities and Transportation Commission, which generally grant WCI perpetual and exclusive collection rights in certain areas. WCI is currently in substantial compliance with applicable federal, state and local environmental laws, permits, orders and regulations, and it does not currently anticipate any material environmental costs necessary to bring its operations into compliance (although there can be no assurance in this regard). WCI anticipates that regulation, legislation and regulatory enforcement actions related to the solid waste services industry will continue to increase. WCI attempts to anticipate future regulatory requirements and to plan in advance as necessary to comply with them.

     The principal federal, state and local statutes and regulations that apply to WCI's operations are described below. All of the federal statutes described below contain provisions authorizing, under certain circumstances, the institution of lawsuits by private citizens to enforce the provisions of the statutes. In addition to a penalty award to the United States, some of those statutes authorize an award of attorneys' fees to parties successfully advancing such an action. Enforcement actions under these statutes may include both civil and criminal penalties, as well as injunctive relief in some instances.

  The Resource Conservation and Recovery Act of 1976 ("RCRA")

     RCRA regulates the generation, treatment, storage, handling, transportation and disposal of solid waste and requires states to develop programs to ensure the safe disposal of solid waste. RCRA divides solid waste into two groups, hazardous and nonhazardous. Wastes are generally classified as hazardous if they either (i) are specifically included on a list of hazardous wastes, or (ii) exhibit certain characteristics defined as hazardous. Household wastes are specifically designated as nonhazardous. Wastes classified as hazardous under RCRA are subject to much stricter regulation than wastes classified as nonhazardous, and businesses that deal with hazardous waste are subject to regulatory obligations in addition to those imposed on handlers of nonhazardous waste.

     The EPA regulations issued under Subtitle C of RCRA impose a comprehensive "cradle to grave" system for tracking the generation, transportation, treatment, storage and disposal of hazardous wastes. The Subtitle C Regulations impose obligations on generators, transporters and disposers of hazardous wastes, and require permits that are costly to obtain and maintain for sites where such material is treated, stored or disposed. Subtitle C requirements include detailed operating, inspection, training and emergency preparedness and response standards, as well as requirements for manifesting, record keeping and reporting, corrective action, facility closure, post-closure and financial responsibility. Most states have promulgated regulations modeled on some or all of the Subtitle C provisions issued by the EPA. Some state regulations impose different, additional and more stringent obligations, and may regulate certain materials as hazardous wastes that are not so regulated under the federal Subtitle C Regulations. From the date of inception through January 8, 1999, WCI did not, to its knowledge, transport hazardous wastes under circumstances that would subject WCI to hazardous waste regulations under RCRA. Some of WCI's ancillary operations (e.g., vehicle maintenance operations) may generate hazardous wastes, which WCI manages in substantial compliance with applicable laws.

     In October 1991, the EPA adopted the Subtitle D Regulations governing solid waste landfills. The Subtitle D Regulations, which generally became effective in October 1993, include location restrictions, facility design standards, operating criteria, closure and post-closure requirements, financial assurance requirements, groundwater monitoring requirements, groundwater remediation standards and corrective action requirements. In addition, the Subtitle D Regulations require that new landfill sites meet more stringent liner design criteria (typically, composite soil and synthetic liners or two or more synthetic liners) intended to keep leachate out of groundwater and have extensive collection systems to carry away leachate for treatment prior to disposal. Groundwater monitoring wells must also be installed at virtually all landfills to monitor groundwater quality and, indirectly, the effectiveness of the leachate collection system. The Subtitle D Regulations also require, where certain regulatory thresholds are exceeded, that facility owners or operators control emissions of methane gas generated at landfills in a manner intended to protect human health and the environment. Each state is required to revise its landfill regulations to meet these requirements or such requirements will be automatically imposed by the EPA on landfill owners and operators in that state. Each state is also required to adopt and implement a permit program or other appropriate system to ensure that landfills in the state comply with the Subtitle D Regulations. Various states in which WCI operates or in which it may operate in the future have adopted regulations or programs as stringent as, or more stringent than, the Subtitle D Regulations.

     RCRA also regulates underground storage of petroleum and other regulated materials. RCRA requires tank registration, compliance with technical standards for tanks, release detection and reporting, and corrective action, among other things. Certain of WCI's facilities and operations are subject to these requirements.

  The Federal Water Pollution Control Act of 1972, as amended (the "Clean Water Act")

     The Clean Water Act regulates the discharge of pollutants from a variety of sources, including solid waste disposal sites and transfer stations, into waters of the United States. If run-off from WCI's transfer stations or run-off or collected leachate from WCI's owned or operated landfills is discharged into streams, rivers or other surface waters, the Clean Water Act would require WCI to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in such discharge. Also, virtually all landfills are required to comply with the EPA's storm water regulations issued in November 1990, which are designed to prevent contaminated landfill storm water runoff from flowing into surface waters. WCI believes that its facilities comply in all material respects with the Clean Water Act requirements. Various states in which WCI operates or in which it may operate in the future have been delegated authority to implement the Clean Water Act permitting requirements, and some of these states have adopted regulations that are more stringent than the federal requirements. For example, states often require permits for discharges to ground water as well as surface water.

  The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA")

     CERCLA established a regulatory and remedial program intended to provide for the investigation and cleanup of facilities where or from which a release of any hazardous substance into the environment has occurred or is threatened. CERCLA's primary mechanism for remedying such problems is to impose strict joint and several liability for cleanup of facilities on current owners and operators of the site, former owners and operators of the site at the time of the disposal of the hazardous substances, any person who arranges for the transportation, disposal or treatment of the hazardous substances, and the transporters who select the disposal and treatment facilities. CERCLA also imposes liability for the cost of evaluating and remedying any damage to natural resources. The costs of CERCLA investigation and cleanup can be very substantial. Liability under CERCLA does not depend on the existence or disposal of "hazardous waste" as defined by RCRA; it can also be based on the existence of even very small amounts of the more than 700 "hazardous substances" listed by the EPA, many of which can be found in household waste. In addition, the definition of "hazardous substances" in CERCLA incorporates substances designated as hazardous or toxic under the federal Clean Water Act, Clear Air Act and Toxic Substances Control Act. If WCI were found to be a responsible party for a CERCLA cleanup, the enforcing agency could hold WCI, or any other generator, transporter or the owner or operator of the contaminated facility, responsible for all investigative and remedial costs, even if others were also liable. CERCLA also authorizes the imposition of a lien in favor of the United States on all real property subject to, or affected by, a remedial action for all costs for which a party is liable. CERCLA gives a responsible party the right to bring a contribution action against other responsible parties for their allocable shares of investigative and remedial costs. WCI's ability to obtain reimbursement from others for their allocable shares of such costs would be limited by WCI's ability to find other responsible parties and prove the extent of their responsibility and by the financial resources of such other parties. Various state laws also impose liability for investigation, cleanup and other damages associated with hazardous substance releases.

  The Clean Air Act

     The Clean Air Act generally, through state implementation of federal requirements, regulates emissions of air pollutants from certain landfills based on factors such as the date of the landfill construction and tons per year of emissions of regulated pollutants. Larger landfills and landfills located in areas where the ambient air does not meet certain requirements of the Clean Air Act may be subject to even more extensive air pollution controls and emission limitations. In addition, the EPA has issued standards regulating the disposal of asbestos-containing materials. Air permits to construct may be required for gas collection and flaring systems, and operating permits may be required, depending on the potential air emissions. State air regulatory programs may implement the federal requirements but may also impose additional restrictions. For example, some state air programs uniquely regulate odor and the emission of toxic air pollutants.

  The Occupational Safety and Health Act of 1970 (the "OSH Act")

     The OSH Act is administered by the Occupational Safety and Health Administration ("OSHA"), and in many states by state agencies whose programs have been approved by OSHA. The OSH Act establishes employer responsibilities for worker health and safety, including the obligation to maintain a workplace free of recognized hazards likely to cause death or serious injury, to comply with adopted worker protection standards, to maintain certain records, to provide workers with required disclosures and to implement certain health and safety training programs. Various OSHA standards may apply to WCI's operations, including standards concerning notices of hazards, safety in excavation and demolition work, the handling of asbestos and asbestos-containing materials, and worker training and emergency response programs.

  Flow Control/Interstate Waste Restrictions

     Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste. These restrictions, generally known as flow control restrictions, are controversial, and some courts have held that some flow control schemes violate constitutional limits on state or local regulation of interstate commerce. From time to time, federal legislation is proposed that would allow some local flow control restrictions. Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, states in which WCI operates landfills could act to limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities. Such state actions could adversely affect WCI's landfills. These restrictions may also result in higher disposal costs for WCI's collection operations. If WCI were unable to pass such higher costs through to its customers, WCI's business, financial condition and results of operations could be adversely affected.

     Even in the absence of federal legislation, certain state and local jurisdictions may seek to enforce flow control restrictions through local legislation or contractually and, in certain cases, WCI may elect not to challenge such restrictions based on various considerations. These restrictions could result in reduced volumes of waste going to landfills in certain areas, which may adversely affect WCI's ability to operate its landfills at their full capacity and/or reduce the prices that WCI can charge for landfill disposal services. These restrictions may also result in higher disposal costs for WCI's collection operations. If WCI were unable to pass such higher costs through to its customers, WCI's business, financial condition and results of operations could be adversely affected.

  State and Local Regulation

     Each state in which WCI now operates or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. State and local permits and approval for these generations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations affecting Company operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid, and bans or other restrictions on the movement of solid wastes into a municipality.

     Permits or other land use approvals with respect to a landfill, as well as state or local laws and regulations, may specify the quantity of waste that may be accepted at the landfill during a given time period, and/or specify the types of waste that may be accepted at the landfill. Once an operating permit for a landfill is obtained, it must generally be renewed periodically.

     There has been an increasing trend at the state and local level to mandate and encourage waste reduction at the source and waste recycling, and to prohibit or restrict the disposal of certain types of solid wastes, such as yard wastes, leaves and tires, in landfills. The enactment of regulations reducing the volume and types of wastes available for transport to and disposal in landfills could affect WCI's ability to operate its facilities at their full capacity.

     Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, RCRA, the OSH Act, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of by the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.

  Public Utility Regulation

     The rates that landfill operators may charge are regulated in many states by public authorities. The rates that WCI may charge at its Fairmead Landfill for the disposal of municipal solid waste are regulated by the Madera County Board of Supervisors. The adoption of rate regulation or the reduction of current rates in states in which WCI owns or operates landfills could have an adverse effect on WCI's business, financial condition and results of operations.

     Solid waste collection services in all unincorporated areas of Washington and in electing municipalities in Washington are provided under G certificates awarded by the Washington Utilities and Transportation Commission. The WUTC also sets rates for regulated solid waste collection services in Washington.

     RISK MANAGEMENT, INSURANCE AND PERFORMANCE BONDS

     WCI maintains an environmental and other risk management programs appropriate for its business. WCI's environmental risk management program includes evaluating existing facilities and potential acquisitions for environmental law compliance. WCI does not presently expect environmental compliance costs to increase above current levels, but WCI cannot predict whether future acquisitions will result in an increase in such costs. WCI also maintains a worker safety program that encourages safe practices in the workplace. Operating practices at all Company operations emphasize minimizing the possibility of environmental contamination and litigation. WCI's facilities comply in all material respects with applicable federal and state regulations.

     WCI carries a broad range of insurance, which WCI's management considers adequate to protect WCI's assets and operations. The coverage includes general liability, comprehensive property damage, workmen's compensation and other coverage customary in the industry. These policies generally exclude coverage for damages associated with environmental conditions. Because of the limited availability and high cost of environmental impairment liability insurance, and in light of WCI's limited landfill operations, WCI has not obtained such coverage. If WCI were to incur liability for environmental cleanups, corrective action or damage, its financial condition could be materially and adversely affected. WCI will continue to investigate the possibility of obtaining environmental impairment liability insurance, particularly if it acquires or operates landfills other than the Fairmead Landfill and the Red Carpet Landfill. WCI believes that most other landfill operators do not carry such insurance.

     Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. Certain environmental regulations also require demonstrated financial assurance to meet closure and post-closure requirements for landfills. WCI has not experienced difficulty in obtaining performance bonds or letters of credit for its current operations. At January 6, 1999, WCI had provided customers and various regulatory authorities with surety bonds and letters of credit in the aggregate amount of approximately $1.9 million to secure its obligations. WCI's credit facility provides for the issuance of letters of credit in an amount up to $15 million, but any letters of credit issued reduce the availability of borrowings for acquisitions and other general corporate purposes. If WCI were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.

     PROPERTY AND EQUIPMENT

     As of January 6, 1999, WCI owned and operated 27 collection operations, seven transfer stations and two Subtitle D landfills and operated an additional five transfer stations, one Subtitle D landfill and five recycling facilities. WCI leases various offices and facilities, including its corporate offices in Roseville, California. The real estate owned by WCI is not subject to material encumbrances. WCI owns various equipment, including waste collection and transportation vehicles, related support vehicles, carts, containers, and heavy equipment used in landfill operations. WCI believes that its existing facilities and equipment are generally adequate for its current operations. However, WCI expects to make substantial investments in property and equipment for expansion and replacement of assets and in connection with future acquisitions. See
"WCI -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     EMPLOYEES

     At January 6, 1999, WCI employed approximately 650 full-time employees, including approximately 40 persons classified as professionals or managers, approximately 550 employees involved in collection, transfer, disposal and recycling operations, and approximately 60 sales, clerical, data processing or other administrative employees.

     Approximately 55 drivers and mechanics at WCI's Vancouver, Washington operation are represented by the Teamsters Union, with which Browning-Ferris Industries of Washington, Inc., WCI's predecessor in Vancouver, entered a four-year collective bargaining agreement in January 1997. Approximately 11 drivers at Arrow are currently represented by the Teamsters Union, with which Arrow entered a three-year collective bargaining agreement in March 1998. In addition, in July 1997, the employees at WCI's facility in Issaquah, Washington, adopted a measure to select a union to represent them in labor negotiations with management. The union and management operated under a one-year negotiating agreement that ended on July 27, 1998. Since that date, negotiations have continued between the union and WCI, although the union is permitted to call a strike or call for arbitration of the outstanding issues. The employees at Issaquah have filed to decertify the union, and the union has filed a claim with the National Labor Relations Board to attempt to block the decertification. WCI is not aware of any other organizational efforts among its employees and believes that its relations with its employees are good.

     LEGAL PROCEEDINGS

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, WCI may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on WCI or to revoke or deny renewal of an operating permit held by WCI. From time to time, WCI may also be subject to actions brought by citizens' groups or adjacent landowners or residents in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which WCI operates.

     In addition, WCI may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of a waste management business. However, there is no current proceeding or litigation involving WCI that WCI believes will have a material adverse impact on WCI's business, financial condition, results of operations or cash flows.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

     The following tables present selected historical and pro forma financial and operating data for WCI and its predecessors and selected historical financial and operating data for the Murrey Companies.

     The entities WCI acquired in September 1997 from BFI are collectively referred to herein as WCI's predecessors. BFI acquired the predecessor operations at various times during 1995 and 1996, and prior to being acquired by BFI, the predecessors operated as separate stand-alone businesses. The selected financial information of WCI's predecessors as of December 31, 1996, for the nine months ended September 30, 1997, and for the years ended December 31, 1995 and 1996 has been derived from audited financial statements included elsewhere in this Proxy Statement. The selected financial information of WCI as of December 31, 1997, and for the period from inception (September 9, 1997) through December 31, 1997, has been derived from audited financial statements included elsewhere in this Proxy Statement. The selected financial information of WCI's predecessors as of December 31, 1993, 1994 and 1995, and for the years ended December 31, 1993 and 1994 has been derived from financial statements that have not been audited. The selected financial information as of September 30, 1998 and for the nine months ended September 30, 1998 has been derived from unaudited financial statements included elsewhere in this Proxy Statement. In the opinion of WCI's management, the unaudited financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for the unaudited periods. WCI's operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. Various factors affect the year-to-year comparability of the amounts presented herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Basis of Presentation" and "-- Results of Operations" for additional information concerning WCI and its predecessor operations.

     The selected pro forma financial and operating data for the year ended December 31, 1997 and for the nine months ended September 30, 1998, gives effect to WCI's acquisitions of Shrader Refuse and Recycling Service Company ("Shrader"), Arrow Sanitary Services, Inc. ("Arrow"), B&B Sanitation, Inc., Red Carpet Landfill, Inc. and Darlin Equipment, Inc. (together with B&B Sanitation, Inc. and Red Carpet Landfill, Inc., "B&B"), J&J Sanitation, Inc. and Big Red Roll Off, Inc. (together with J&J Sanitation, Inc., "J&J"), Contractor's Waste Removal, L.C. ("Contractors"), Curry Transfer & Recycling, Inc. ("Curry"), Amador Disposal Service, Inc./Mother Lode Sani-Hut, Inc. ("Amador"), Butler County Landfill, Inc./Kobus Construction, Inc. ("Butler"), Madera Disposal Services, Inc. ("Madera") and WCI's predecessors as of the dates and for the periods indicated, and has been derived from unaudited pro forma financial statements included elsewhere in this Proxy Statement. The selected WCI and Murrey Companies pro forma combined financial and operating data for the year ended December 31, 1997 and for the nine months ended September 30, 1998, gives effect to WCI's acquisitions of Shrader, Arrow, B&B, J&J, Contractors, Curry, Amador, Butler, Madera and WCI's predecessors as of the dates and for the periods indicated, and gives effect to the mergers with the Murrey Companies (accounted for as poolings-of-interests), and has been derived from unaudited pro forma financial statements included elsewhere in this Proxy Statement. The unaudited pro forma financial information does not purport to represent what WCI's results actually would have been if such events had occurred at the dates indicated, nor does such information purport to project the results of WCI for any future period.

     The selected historical and pro forma financial and operating data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, the audited and unaudited financial statements and notes thereto of WCI and its predecessors and the Murrey Companies, and the unaudited pro forma financial statements and notes thereto included elsewhere in this Proxy Statement.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

         SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                 FIBRES
                                                                                             INTERNATIONAL,
                                                  THE                             THE             INC.
                                 FIBRES         DISPOSAL         FIBRES         DISPOSAL      PERIOD FROM
                              INTERNATIONAL      GROUP       INTERNATIONAL,      GROUP         JANUARY 1,     PREDECESSORS
                                  INC.          COMBINED          INC.          COMBINED          1995         ONE MONTH
                               YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED       THROUGH          ENDED
                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    NOVEMBER 30,    DECEMBER 31,
                                  1993            1993            1994            1994            1995            1995
                              -------------   ------------   --------------   ------------   --------------   ------------
STATEMENTS OF OPERATIONS
  DATA(1):
Revenues....................     $3,787         $20,794          $5,610         $22,004          $7,340           $595
Cost of operations..........      2,737          16,775           4,432          18,298           5,653            527
  Selling, general and
    administrative..........        553           3,559             552           3,320             823             72
  Depreciation and
    amortization............        428             520             642             606             715             74
                                 ------         -------          ------         -------          ------           ----
  Income (loss) from
    operations..............         69             (60)            (16)           (220)            149            (78)
  Interest expense..........        (78)           (390)           (191)           (548)           (162)            (1)
  Other income (expense),
    net.....................          1             684              (2)            871              98              5
                                 ------         -------          ------         -------          ------           ----
  Income (loss) before
    income taxes............         (8)            234            (209)            103              85            (74)
  Income tax (provision)
    benefit.................         --             (77)             --              --             (29)            --
                                 ------         -------          ------         -------          ------           ----
Net income (loss)...........     $   (8)        $   157          $ (209)        $   103          $   56           $(74)
                                 ======         =======          ======         =======          ======           ====

                                                THE
                                              DISPOSAL
                                               GROUP
                                              COMBINED
                                  THE          PERIOD
                                DISPOSAL        FROM      PREDECESSORS
                                 GROUP       JANUARY 1,     COMBINED
                                COMBINED        1996         PERIOD
                               YEAR ENDED     THROUGH        ENDED
                              DECEMBER 31,    JULY 31,    DECEMBER 31,
                                  1995          1996          1996
                              ------------   ----------   ------------
STATEMENTS OF OPERATIONS
  DATA(1):
Revenues....................    $19,660        $8,738       $13,422
Cost of operations..........     16,393         6,174        11,420
  Selling, general and
    administrative..........      3,312         2,126         1,649
  Depreciation and
    amortization............        628           324           962
                                -------        ------       -------
  Income (loss) from
    operations..............       (673)          114          (609)
  Interest expense..........       (206)          (12)         (225)
  Other income (expense),
    net.....................         --         2,661          (147)
                                -------        ------       -------
  Income (loss) before
    income taxes............       (879)        2,763          (981)
  Income tax (provision)
    benefit.................        298          (505)           --
                                -------        ------       -------
Net income (loss)...........    $  (581)       $2,258       $  (981)
                                =======        ======       =======

                                                                        WASTE
                                                                  CONNECTIONS, INC.
                                                  PREDECESSORS       PERIOD FROM
                                                    COMBINED          INCEPTION                       PRO FORMA
                                                   NINE MONTHS      (SEPTEMBER 9,      PRO FORMA       COMBINED
                                                      ENDED         1997) THROUGH      YEAR ENDED     YEAR ENDED
                                                  SEPTEMBER 30,     DECEMBER 31,      DECEMBER 31,   DECEMBER 31,
                                                      1997              1997            1997(2)        1997(3)
                                                  -------------   -----------------   ------------   ------------
STATEMENTS OF OPERATIONS DATA(1):
  Revenues......................................     $18,114         $    6,237        $   61,347     $   90,221
  Cost of operations............................      14,753              4,703            44,561         67,694
  Selling, general and administrative...........       3,009                619             7,412          9,735
  Depreciation and amortization.................       1,083                354             4,339          5,710
  Start-up and integration......................          --                493               493            493
  Stock compensation............................          --              4,395             4,395          4,395
                                                     -------         ----------        ----------     ----------
  Income (loss) from operations.................        (731)            (4,327)              147          2,194
  Interest expense..............................        (456)            (1,035)           (6,049)        (6,429)
  Other income (expense), net...................          14                (36)              313            596
                                                     -------         ----------        ----------     ----------
  Income (loss) before income taxes.............      (1,173)            (5,398)           (5,589)        (3,639)
  Income tax (provision) benefit................          --                332               402           (232)
                                                     -------         ----------        ----------     ----------
  Income (loss) before extraordinary item.......      (1,173)            (5,066)           (5,187)        (3,871)
  Extraordinary item -- early extinguishment of
    debt, net of income tax benefit of $165.....          --                 --                --             --
                                                     -------         ----------        ----------     ----------
  Net income (loss).............................     $(1,173)        $   (5,066)       $   (5,187)    $   (3,871)
                                                     =======         ==========        ==========     ==========
  Redeemable convertible preferred stock
    accretion...................................                           (531)             (531)          (531)
                                                                     ----------        ----------     ----------
  Net income (loss) applicable to common
    stockholders................................                     $   (5,597)       $   (5,718)    $   (4,402)
                                                                     ==========        ==========     ==========
  Basic earnings per common share:
    Income (loss)before extraordinary item......                     $    (2.99)       $    (2.12)    $    (0.81)
    Extraordinary item..........................                             --                --             --
                                                                     ==========        ----------     ----------
    Net income (loss) per common share..........                     $    (2.99)       $    (2.12)    $    (0.81)
                                                                     ==========        ==========     ==========
  Diluted earnings per common share:
    Income (loss) before extraordinary item.....                     $    (2.99)            (2.12)         (0.81)
    Extraordinary item..........................                             --                --             --
                                                                     ----------        ----------     ----------
    Diluted net income (loss) per common
      share.....................................                     $    (2.99)       $    (2.12)    $    (0.81)
                                                                     ==========        ==========     ==========
  Shares used in calculating basic earnings
    (loss) per share............................                      1,872,567         2,700,306      5,450,306
  Shares used in calculating diluted earnings
    per
    share.......................................                      1,872,567         2,700,306      5,450,306
  Pro forma basic net income (loss) per
    share(4)....................................                     $    (1.16)
                                                                     ==========
  Shares used in calculating pro forma basic net
    income (loss) per share.....................                      4,372,565
  Pro forma diluted net income per share(4).....
  Shares used in calculating pro forma diluted
    net income per share........................


                                                          WASTE CONNECTIONS, INC.
                                                             NINE MONTHS ENDED
                                                            SEPTEMBER 30, 1998
                                                  ---------------------------------------
                                                                   PRO         PRO FORMA
                                                    ACTUAL       FORMA(2)     COMBINED(3)
                                                  ----------   ------------   -----------
STATEMENTS OF OPERATIONS DATA(1):
  Revenues......................................  $   35,336    $   51,019    $    75,551
  Cost of operations............................      24,007        34,518         53,855
  Selling, general and administrative...........       3,518         5,545          7,415
  Depreciation and amortization.................       2,693         4,038          5,678
  Start-up and integration......................          --            --             --
  Stock compensation............................         561           561            561
                                                  ----------    ----------    -----------
  Income (loss) from operations.................       4,557         6,357          8,042
  Interest expense..............................      (1,427)       (3,862)        (4,285)
  Other income (expense), net...................          --           157             60
                                                  ----------    ----------    -----------
  Income (loss) before income taxes.............       3,130         2,652          3,817
  Income tax (provision) benefit................      (1,513)       (1,245)        (1,659)
                                                  ----------    ----------    -----------
  Income (loss) before extraordinary item.......       1,617         1,407          2,158
  Extraordinary item -- early extinguishment of
    debt, net of income tax benefit of $165.....        (815)         (815)          (815)
                                                  ----------    ----------    -----------
  Net income (loss).............................  $      802    $      592    $     1,343
                                                  ==========    ==========    ===========
  Redeemable convertible preferred stock
    accretion...................................        (917)         (917)          (917)
                                                  ----------    ----------    -----------
  Net income (loss) applicable to common
    stockholders................................  $     (115)   $     (325)   $       426
                                                  ==========    ==========    ===========
  Basic earnings per common share:
    Income (loss)before extraordinary item......  $     0.13    $     0.08    $      0.14
                                                                ==========    ===========
    Extraordinary item..........................       (0.15)
                                                  ==========
    Net income (loss) per common share..........  $    (0.02)
                                                  ==========
  Diluted earnings per common share:
    Income (loss) before extraordinary item.....  $     0.09    $     0.06    $      0.12
                                                                ==========    ===========
    Extraordinary item..........................       (0.11)
                                                  ----------
    Diluted net income (loss) per common
      share.....................................  $    (0.02)
                                                  ==========
  Shares used in calculating basic earnings
    (loss) per share............................   5,476,532     6,069,350      8,819,350
  Shares used in calculating diluted earnings
    per
    share.......................................   7,438,658     7,654,186     10,404,186
  Pro forma basic net income (loss) per
    share(4)....................................  $     0.11
                                                  ==========
  Shares used in calculating pro forma basic net
    income (loss) per share.....................   7,117,557
  Pro forma diluted net income per share(4).....  $     0.09
                                                  ==========
  Shares used in calculating pro forma diluted
    net income per share........................   8,702,393
                                                  ==========

                       (See footnotes on following page)


                                   FIBRES       THE DISPOSAL       FIBRES       THE DISPOSAL                  THE DISPOSAL
                               INTERNATIONAL,      GROUP       INTERNATIONAL,      GROUP       PREDECESSORS      GROUP
                                    INC.          COMBINED          INC.          COMBINED       COMBINED       COMBINED
                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                    1993            1993            1994            1994           1995           1995
                               --------------   ------------   --------------   ------------   ------------   ------------
BALANCE SHEET DATA(1):
 Cash and equivalents.........     $    3         $   196          $  321         $   203         $  184        $   961
 Working capital (deficit)....        494          (1,497)            155          (4,279)            90          2,498
 Property and equipment,
   Net........................      1,454           2,440           3,810           2,771          4,035          2,221
 Total assets.................      3,325           7,455           6,317           7,318          9,151          6,942
 Long-term debt(7)............      1,167           1,258           2,353              90            149          6,890
 Redeemable convertible
   Preferred stock............         --              --              --              --             --             --
 Total stockholders' equity
   (deficit)..................        991            (163)          3,045          (1,486)            --         (2,067)

                                                           WASTE CONNECTIONS, INC.
                                               ------------------------------------------------
                                PREDECESSORS                         SEPTEMBER 30, 1998
                                  COMBINED                    ---------------------------------
                                DECEMBER 31,   DECEMBER 31,                PRO       PRO FORMA
                                    1996           1997        ACTUAL    FORMA(5)   COMBINED(6)
                                ------------   ------------   --------   --------   -----------
BALANCE SHEET DATA(1):
 Cash and equivalents.........    $   102        $   820      $  1,090   $  1,376    $  1,781
 Working capital (deficit)....        695            836        (1,482)    (1,073)    (10,922)
 Property and equipment,
   Net........................      5,069          4,185        18,438     28,123      42,494
 Total assets.................     15,291         18,880       114,495    131,140     151,048
 Long-term debt(7)............         89          6,762        40,404     55,850      59,897
 Redeemable convertible
   Preferred stock............         --          7,523            --         --          --
 Total stockholders' equity
   (deficit)..................         --           (551)       59,822     59,822      61,397

---------------
(1) The entities WCI acquired in September 1997 from BFI are collectively referred to herein as WCI's predecessors. BFI acquired the predecessor operations at various times during 1995 and 1996, and prior to being acquired by BFI, the predecessors operated as separate stand-alone businesses. Various factors affect the year-to-year comparability of the amounts presented. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Basis of Presentation" and
    "-- Results of Operations" for additional information concerning WCI and its predecessors.

(2) Assumes WCI's acquisitions of Arrow, Shrader, J&J, B&B Contractors, Curry, Amador, Butler, Madera and the WCI predecessors occurred as of the beginning of the periods presented. See "Unaudited Pro Forma Financial Statements" included elsewhere herein.

(3) Assumes WCI's acquisitions of Arrow, B&B, J&J, Contractors, Curry, Amador, Butler, Shrader, Madera and the WCI predecessors occurred as of the beginning of the periods presented and reflects the mergers with the Murrey Companies (accounted for as poolings-of-interests). See "Unaudited Pro Forma Financial Statements" included elsewhere herein.

(4) Adjusted to reflect the conversion of all outstanding shares of redeemable convertible Preferred Stock for the period from inception through December 31, 1997, and the conversion of redeemable convertible Preferred Stock and all outstanding shares of redeemable Common Stock for the nine months ended September 30, 1998, as if such conversions had occurred as of the first day of each of the periods presented. See Note 11 of Notes to WCI's Financial Statements included elsewhere herein for an explanation of the pro forma historical per share calculations.

(5) Assumes WCI's acquisitions of Amador and Butler occurred on September 30, 1998. See "Unaudited Pro Forma Financial Statements" included elsewhere herein.

(6) Assumes WCI's acquisitions of Amador and Butler occurred on September 30, 1998 and reflects the mergers of WCI and the Murrey Companies as poolings-of-interests. See "Unaudited Pro Forma Financial Statements" included elsewhere herein.

(7) Excludes redeemable convertible Preferred Stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the WCI Unaudited Pro Forma Financial Statements and Notes thereto, the audited and unaudited Financial Statements and Notes thereto of WCI and its predecessors, Madera's audited Financial Statements and Notes thereto, and other financial information included elsewhere in this Proxy Statement. This Proxy Statement contains forward-looking statements that involve risks and uncertainties. WCI's actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation those set forth in "Risk Factors" and the matters set forth in this Proxy Statement generally.

     OVERVIEW

     Waste Connections is a regional, integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in secondary markets of the Western U.S. As of January 6, 1999, WCI served more than 230,000 commercial, industrial and residential customers in California, Idaho, Kansas, Nebraska, Oklahoma, Oregon, South Dakota, Utah, Washington and Wyoming. WCI currently owns and operates 27 collection operations, seven transfer stations and two Subtitle D landfills and operates an additional five transfer stations, one Subtitle D landfill and five recycling facilities.

     WCI generally intends to pursue an acquisition-based growth strategy and has acquired 43 companies since its inception in September 1997. All of these acquisitions were accounted for as purchases. Accordingly, the results of operations of these acquired businesses have been included in WCI's financial statements only from the respective dates of acquisition. WCI anticipates that a substantial part of its future growth will come from acquiring additional solid waste collection, transfer and disposal businesses and, therefore, it is expected that additional acquisitions could continue to affect period-to-period comparisons of WCI's operating results. In connection with WCI's growth strategy, WCI expects to invest in collection vehicles and equipment, maintenance of existing equipment, and management information systems, which should enable WCI to expand internally and through acquisitions based on its existing infrastructure. WCI anticipates that any future business acquisitions will be financed through cash from operations, borrowings under its bank line of credit, the issuance of shares of WCI's Common Stock and/or seller financing. As of January 6, 1999, WCI had consummated the following acquisitions:

     Initial Acquisitions. In September 1997, WCI joined with two other parties to bid on certain solid waste and recycling businesses offered for sale by BFI. WCI acquired the stock of Browning-Ferris Industries of Washington, Inc., a provider of solid waste services to more than 78,000 customers through three municipal contracts and one G certificate in southwestern Washington, and the stock of its subsidiary, Fibres International, Inc., a provider of solid waste services to more than 24,000 customers through eight municipal contracts and one G certificate in north central Washington. The acquired companies subsequently changed their names to Waste Connections of Washington, Inc. and Waste Connections International, Inc., respectively. The two other parties acquired selected BFI solid waste collection and transportation assets and operations in Idaho, and BFI's recycling assets and operations in Washington, Idaho and Oklahoma.

     California Acquisitions. Effective February 1, 1998, WCI acquired the stock of Madera, an integrated solid waste services company operating in north central California. In connection with the Madera acquisition, WCI acquired one franchise agreement and one municipal contract, pursuant to which it serves more than 9,000 commercial, industrial and residential customers, and agreements to operate two transfer stations, one Subtitle D landfill and one recycling facility. On September 9, 1998, WCI acquired certain collection assets from Youngclaus Enterprises, which "tuck in" to its Madera operations. On September 22, 1998, Curry Transfer and Recycling, a wholly owned subsidiary of WCI, acquired certain business assets of Harrell's Septic Service, which provides portable toilet and septic services in northwestern California and southwestern Oregon (see "Oregon Acquisitions" below). On December 30, 1998, WCI acquired the stock of Amador Disposal Service, Inc. and Mother Lode Sani-Hut, Inc., which provide solid waste collection, transportation and disposal services to approximately 11,000 customers in north central California.

     Idaho Acquisitions. On January 30, 1998, WCI acquired the stock of Waste Connections of Idaho, Inc., which provides solid waste collection services to more than 10,000 customers in eastern Idaho through subscription agreements with residential customers and seven municipal contracts. Waste Connections of Idaho, Inc., was formed in September 1997 by affiliates of WCI for the purpose of acquiring certain assets of Browning-Ferris Industries of Idaho, Inc. Effective March 1, 1998, WCI acquired certain solid waste collection assets from Hunter Enterprises, Inc., a solid waste services company located in eastern Idaho. These assets "tuck in" to WCI's Idaho operations and serve approximately 2,800 residential and commercial customers. On October 15, 1998, WCI acquired R&N, LLC, which provides solid waste collection and transportation services to approximately 4,300 customers in southwestern Idaho.

     Kansas Acquisition. On December 21, 1998, a wholly owned subsidiary of WCI acquired the assets of Heartland Waste Management, Inc., which provides solid waste collection services to approximately 2,500 customers in southern Kansas. These assets "tuck in" to WCI's western Oklahoma operations.

     Nebraska Acquisitions. On July 31, 1998, a wholly owned subsidiary of WCI merged into Shrader, which provides solid waste and recyclables collection services to more than 22,500 customers in eastern Nebraska. On August 3, 1998, WCI acquired the stock of J&J, which serves more than 9,500 customers in eastern Nebraska. On September 18, 1998, Waste Connections of Nebraska, Inc., a wholly owned subsidiary of WCI, acquired substantially all the assets of Affiliated Waste Services, L.L.C., which provides solid waste collection and transportation services to approximately 4,700 customers in eastern Nebraska. On the same date, Waste Connections of Nebraska, Inc. acquired substantially all of the assets of Wolff's Trashmasher and Haul It All Sanitary Service, two sole proprietorships that provide solid waste collection and transportation services to approximately 1,400 customers in eastern Nebraska.

     In addition, on January 6, 1999, WCI purchased the stock of Butler County Landfill, Inc. and a wholly owned subsidiary of WCI purchased certain business assets of Kobus Construction, Inc. These entities provide solid waste disposal and transportation services to approximately 200 customers in eastern Nebraska.

     Oklahoma Acquisitions. On June 5, 1998, WCI acquired the stock of B&B, which provides solid waste and recyclables collection and transportation, landfill, and equipment leasing services to more than 2,600 customers in western Oklahoma.

     Oregon Acquisitions. On June 17, 1998, WCI acquired the stock of Arrow, which provides solid waste and recyclables collection, transportation and handling services to more than 2,000 customers in northwestern Oregon and southwestern Washington. On June 25, 1998, WCI acquired the stock of Curry and certain real estate located in Curry County, Oregon and used in that business. Curry provides solid waste and recyclables collection and transportation services to more than 5,400 customers in southwestern Oregon. On September 25, 1998, Curry acquired certain business assets of Westlane Disposal, which provides solid waste collection and transportation services to approximately 2,200 customers in southwestern Oregon. On November 5, 1998, WCI acquired the stock of Siuslaw Disposal, Inc., which provides solid waste collection services to approximately 1,800 customers in southwestern Oregon. On November 12, 1998, Curry acquired certain business assets of Veneta Garbage Service, which provides solid waste collection services to approximately 1,800 customers in southwestern Oregon. On November 13, 1998, Curry acquired certain assets of B&G Sanitation, which provides solid waste collection services to approximately 1,000 customers in southwestern Oregon. On November 23, 1998, WCI acquired the stock of Columbia Sanitary Services, Inc. and Moreland Sanitary Service, Inc., which provide solid waste collection services to an aggregate of approximately 4,800 customers in northwestern Oregon and southwestern Washington.

     Utah Acquisitions. On June 1, 1998, WCI acquired substantially all of the business assets of Contractors, which provides solid waste collection and transportation services to more than 450 customers in central Utah. On July 27, August 10 and August 21, 1998, WCI acquired certain business assets of Miller Containers, Inc., ABC Waste, Inc., and Contractors Waste, Inc., respectively, which together provide solid waste collection services to approximately 290 customers in central Utah and "tuck in" to WCI's Utah operations. On September 21, 1998, Waste Connections of Utah, Inc., a wholly owned subsidiary of WCI, acquired certain assets of Country Garbage Services, Inc., which provides solid waste collection and transportation services in central Utah. On December 30, 1998, WCI acquired the stock of City Sanitation, Inc., which provides solid waste collection services to more than 4,200 customers in central Utah.

     Wyoming and South Dakota Acquisitions. On April 8, 1998, WCI acquired certain solid waste collection assets from A-1 Disposal, Inc. and Jesse's Disposal, both unrelated parties operating in northeastern Wyoming, and together serving approximately 2,300 customers. On May 11, 1998, WCI acquired T&T Disposal, Inc., a provider of solid waste and recyclables collection services to more than 500 customers in northeastern Wyoming. On May 8, 1998, WCI acquired Sowers' Sanitation, Inc. and Sunshine Sanitation Incorporated, providers of solid waste and recyclables collection services to an aggregate of more than 7,000 customers in western South Dakota. On August 3, 1998, WCI acquired certain assets of a South Dakota waste collection business owned by the shareholders of J&J, which "tucks in" to WCI's Wyoming and South Dakota operations. (See "Nebraska Acquisitions" above.).

     Washington Acquisitions. On September 21, 1998, a wholly owned subsidiary of WCI merged into Evergreen Waste Systems, Inc. As a result of this merger, Evergreen Waste Systems, Inc. became a wholly owned subsidiary of WCI that provides solid waste and recyclables collection and transportation services to more than 6,500 customers in southwestern Washington and northwestern Oregon.

     WCI's management does not believe that consummation of any acquisition other than the Murrey's transaction is probable as of the date of this proxy statement.

     GENERAL

     WCI's revenues are attributable primarily to fees charged to customers for solid waste collection, transfer, disposal and recycling services. WCI derives a substantial portion of its collection revenues from commercial, industrial and residential services, which are frequently performed under service agreements or pursuant to franchise agreements with counties or municipal contracts. County franchise agreements and municipal contracts generally last from one to ten years. WCI's existing franchise agreement and all of its existing municipal contracts give WCI the exclusive right to provide specified waste services in the specified territory during the contract term. Such exclusive arrangements are awarded, at least initially, on a competitive bid basis and thereafter on a bid or negotiated basis. Some of WCI's residential collection services are also performed on a subscription basis with individual households. A substantial portion of WCI's collection business in Washington is performed under G certificates awarded by the Washington Utilities and Transportation Commission, which grant WCI collection rights in certain areas. These rights are generally perpetual and exclusive. See "Business -- G Certificates." Contracts with counties and municipalities and G certificates provide relatively consistent cash flow during the term of the contracts. Because most residential customers on a subscription basis are billed quarterly, subscription agreements also are a stable source of revenues for WCI. WCI's collection business also generates revenues from the sale of recyclable commodities.

     Transfer station and landfill customers are charged a tipping fee on a per ton basis for disposing of their solid waste at the transfer stations and disposal facility operated by WCI under contract with the County of Madera, California and the landfills owned and operated by WCI in Major County, Oklahoma and Butler County, Nebraska. The majority of WCI's transfer and landfill customers are under one to ten year disposal contracts, most of which provide for annual cost of living increases.

     WCI's prices for its solid waste services are typically determined by the collection frequency and level of service, route density, volume, weight and type of waste collected, type of equipment and containers furnished, the distance to the disposal or processing facility, the cost of disposal or processing, and prices charged by competitors for similar services. WCI's ability to pass on price increases is sometimes limited by the terms of its contracts. Long-term solid waste collection contracts typically contain a formula, generally based on a predetermined published price index, for automatic adjustment of fees to cover increases in some, but not all, operating costs.

     Costs of operations include labor, fuel, equipment maintenance and tipping fees paid to third party disposal facilities, worker's compensation and vehicle insurance, the cost of materials purchased to be recycled, third party transportation expense, district and state taxes, host community fees and royalties. WCI owns and/or operates ten transfer stations, which reduce WCI's costs by improving its utilization of collection personnel and equipment and by consolidating the waste stream to gain more favorable disposal rates.

     Selling, general and administrative ("SG&A") expenses include management, clerical and administrative compensation and overhead costs associated with WCI's marketing and sales force, professional services and community relations expense.

     Depreciation and amortization expense includes depreciation of fixed assets over the estimated useful life of the assets using the straight line method and the amortization of goodwill and other intangible assets using the straight line method.

     WCI capitalizes certain third party expenditures related to pending acquisitions or development projects, such as legal and engineering expenses. Indirect acquisition costs, such as executive and corporate overhead, public relations and other corporate services, are expensed as incurred. WCI's policy is to charge against net income any unamortized capitalized expenditures and advances (net of any portion thereof that WCI estimates to be recoverable, through sale or otherwise) relating to any operation that is permanently shut down, any pending acquisition that is not consummated and any landfill development project that is not successfully completed. WCI routinely evaluates all capitalized costs, and expenses those related to projects WCI believes are not likely to be successful. As of September 30, 1998, WCI had no capitalized expenditures relating to landfill development projects and $32,610 in capitalized expenditures relating to acquisitions and pending acquisitions.

     WCI accrues for estimated landfill closure and post-closure maintenance costs at the Red Carpet Landfill it owns in Major County, Oklahoma and the Butler County Landfill it owns in Butler County, Nebraska. Under regulations pursuant to which the permit for the Fairmead Landfill was issued, WCI and Madera County, as operator and owner, respectively, are jointly liable for closure and post-closure liabilities with respect to the landfill. WCI has not accrued for such liabilities because Madera County, as required by state law, has established a special fund, into which a designated portion of tipping fee surcharges are deposited, to pay such liabilities. Consequently, management of WCI does not believe Madera had any financial obligation for closure and post-closure costs for the Fairmead Landfill as of September 30, 1998. WCI will have additional material financial obligations relating to closure and post-closure costs of any disposal facilities it may own or operate in the future, and in such case WCI will provide accruals for future financial obligations relating to closure and post-closure costs of its landfills (generally for a term of 30 years after final closure of a landfill), based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill.

     BASIS OF PRESENTATION

     The entities WCI acquired in September 1997 from BFI are collectively referred to herein as WCI's predecessors. BFI acquired the predecessor operations at various times during 1995 and 1996, and prior to being acquired by BFI, the predecessors operated as separate stand-alone businesses.

     During the periods in which WCI's predecessors operated as wholly owned subsidiaries of BFI, they maintained intercompany accounts with BFI for recording intercompany charges for costs and expenses, intercompany purchases of equipment and additions under capital leases and intercompany transfers of cash, among other transactions. It is not feasible to ascertain the amount of related interest expense that would have been recorded in the historical financial statements had the predecessors been operated as stand-alone entities. Charges for interest expense were allocated to WCI's predecessors by BFI as disclosed in the statement of operations data. The interest expense allocations from BFI are based on formulas that do not necessarily correspond to the balances in the related intercompany accounts. Moreover, the financial position and results of operations of the predecessors during this period may not necessarily be indicative of the financial position or results of operations that would have been realized had the predecessors been operated as stand-alone entities. For the periods in which the predecessors operated as wholly owned subsidiaries of BFI, the statements of operations include amounts allocated by BFI to the predecessors for selling, general and administrative expenses based on certain allocation methodologies which WCI's management believes are reasonable.

     During the periods prior to their acquisition by BFI, WCI's predecessors operated as separate stand-alone businesses. The acquisitions of the predecessors by BFI were accounted for using the purchase method of accounting, and the respective purchase prices were allocated to the fair values of the assets acquired and liabilities assumed. Similarly, WCI's acquisitions of the predecessors from BFI in September 1997 were accounted for using the purchase method of accounting, and the purchase price was allocated to the fair value of the assets acquired and liabilities assumed. Consequently, the amounts of depreciation and amortization included in the statements of operations for the periods presented reflect the changes in basis of the underlying assets that were made as a result of the changes in ownership that occurred during the periods presented. In addition, because the predecessor companies operated independently and were not under common control or management during these periods, and because different tax strategies may have influenced their results of operations, the data may not be comparable to or indicative of their operating results after their acquisition by BFI.

     RESULTS OF OPERATIONS

     The financial information for WCI and its predecessors included in this section and in the audited financial statements included elsewhere herein relates to the following entities for the periods indicated:

YEAR ENDED DECEMBER 31, 1995:
-----------------------------
The Disposal Group Combined        Year ended December 31, 1995
Fibres International, Inc.         January 1, 1995 through November 30, 1995 (BFI acquisition date)
Predecessors                       One month ended December 31, 1995 (represents the results
                                   of operations of Fibres International, Inc. subsequent to
                                   the BFI acquisition date)

YEAR ENDED DECEMBER 31, 1996:
-----------------------------
The Disposal Group Combined        January 1, 1996 through July 31, 1996 (BFI acquisition
                                   date)
Predecessors Combined              Period ended December 31, 1996 (represents the combined
                                   results of operations of The Disposal Group subsequent to
                                   the BFI acquisition date and the operations for the year
                                   ended December 31, 1996 of Fibres International, Inc.,
                                   which was acquired by BFI in 1995)

YEAR ENDED DECEMBER 31, 1997:
-----------------------------
Predecessors Combined              Nine months ended September 30, 1997 (represents the
                                   combined results of operations for the nine month period of the entities acquired by BFI in 1995 and 1996 described
                                   above)
Waste Connections, Inc.            Period from inception (September 9, 1997) through December
                                   31, 1997

     The Disposal Group Combined consists of three entities that were under common control prior to their acquisition by BFI: Diamond Fab and Welding Service, Inc., Buchmann Sanitary Service, Inc., and The Disposal Group.

     Due to the fact that the predecessor operations existed for different periods, year-to-year comparisons are not meaningful and therefore discussions of SG&A, depreciation and amortization and interest expense have not been included in this Proxy Statement.

     WASTE CONNECTIONS, INC. -- NINE MONTHS ENDED SEPTEMBER 30, 1998 VS. PREDECESSORS COMBINED -- NINE MONTHS ENDED SEPTEMBER 30, 1997

     Revenues. Revenues for the nine months ended September 30, 1998 increased $17.2 million, or 95.1% to $35.3 million from $18.1 million for the nine months ended September 30, 1997. The increase was primarily attributable to the inclusion of the acquisitions closed since the beginning of 1998 ($16.2 million) and growth in the base business ($964,000).

     Cost of Operations. Cost of operations for the nine months ended September 30, 1998 increased $9.3 million, or 62.7%, to $24.0 million in 1998 from $14.8 million for the nine months ended September 30, 1997. The increase was primarily attributable to acquisitions closed since the beginning of 1998 and a decline in expenses in the core business as a result of cost reduction measures.

     1997 VS. 1996

     Revenue. WCI's total revenue for 1997 was $6.2 million. The total revenue was attributable to the purchase of WCI's predecessors on September 30, 1997. Revenues related to WCI's Predecessors Combined for the nine months ended September 30, 1997 were $18.1 million. WCI's Predecessors Combined for the period ended December 31, 1996 had revenues of $13.4 million. The Disposal Group Combined had revenues of $8.7 million for the period from January 1, 1996 to July 31, 1996. The monthly revenue for WCI and WCI's Predecessors Combined remained relatively unchanged in 1997 versus 1996.

     Cost of Operations. WCI's total cost of operations in 1997 was $4.7 million, or 75.4% of revenue. The total cost of operations was attributable to the purchase of WCI's predecessors on September 30, 1997. Cost of operations of WCI's Predecessors Combined for the nine months ended September 30, 1997 was $14.8 million, or 81.4% of revenue. WCI's Predecessors Combined for the period ended December 31, 1996 had cost of operations of $11.4 million, or 85.1% of revenue. The Disposal Group during the period from January 1, 1996 to July 31, 1996 had cost of operations of $6.2 million, or 70.7% of revenue. WCI's cost of operations as a percentage of revenue in 1997 declined from WCI's Predecessors Combined cost of operations as a percentage of revenues in 1997 and 1996, due to price increases in the fourth quarter of 1997 and operating cost savings in lease expense, environmental accrual fee allocations from BFI, franchise fees and amortization of loss contract accrual. WCI's Predecessors Combined cost of operations as a percentage of revenue for the nine months ended September 30, 1997 declined from 1996 due to the rollover effect of the acquisition of The Disposal Group in 1996, which had generally higher margins than the existing businesses.

     1996 VS. 1995

     Revenue. WCI's Predecessors Combined total revenue for 1996 was $13.4 million. The Disposal Group Combined total revenue for the period from January 1, 1996 to July 31, 1996 was $8.7 million. WCI's Predecessors Combined had revenues of $595,000 for the period ended December 31, 1995. The Disposal Group Combined had revenues of $19.7 million for the year ended December 31, 1995. Fibres International, Inc. had revenues of $7.3 million for the period from January 1, 1995 to November 30, 1995. The monthly revenue run rate for all of WCI's predecessors declined in 1996 from 1995 because of the expiration of a municipal contract and a reduction in revenue from sales of recyclable materials due to a reduction in prices of recyclable materials.

     Cost of Operations. WCI's Predecessors Combined total cost of operations for 1996 was $11.4 million, or 85.1% of revenue, and The Disposal Group Combined cost of operations for the period from January 1, 1996 to July 31, 1996 was $6.2 million, or 70.7% of revenue. Cost of operations of WCI's Predecessors Combined for the period ended December 31, 1995 was $527,000 or 88.6% of revenue. Cost of operations of The Disposal Group Combined for the year ended December 31, 1995 was $16.4 million, or 83.4% of revenue. Cost of operations of Fibres International, Inc. for the period from January 1, 1995 to November 30, 1995 was $5.7 million, or 77.0% of revenue. Changes in cost of operations as a percentage of revenue were impacted by reductions in prices of recyclable materials in 1996, offset by the expiration of a low margin municipal contract in 1995.

  Madera General

     Effective February 1, 1998, WCI acquired Madera, an integrated solid waste services company operating in north central California, with 1997 revenues of approximately $7.8 million. In connection with the Madera acquisition, WCI acquired one franchise agreement and one municipal contract, pursuant to which it serves more than 9,000 commercial, industrial and residential customers, and agreements to operate two transfer stations, one Subtitle D landfill and one recycling facility. Selected historical financial data for Madera follows (in thousands):

                                                    YEARS ENDED DECEMBER 31,
                                                   --------------------------
                                                    1995      1996      1997
                                                   ------    ------    ------
STATEMENTS OF INCOME DATA:
  Revenues.......................................  $7,008    $7,770    $7,845
  Operating expenses:
     Cost of operations..........................   5,288     5,512     5,289
     Selling, general and administrative.........     996       969     1,041
     Depreciation and amortization...............     467       585       627
                                                   ------    ------    ------
  Income from operations.........................     257       704       888
  Interest expense...............................    (237)     (259)     (280)
  Other income, net..............................      68       113       173
                                                   ------    ------    ------
  Net income.....................................  $   88    $  558    $  781
                                                   ======    ======    ======
  Pro forma income taxes(1)......................  $  (30)   $ (208)   $ (295)
                                                   ------    ------    ------
  Pro forma net income(1)........................  $   58    $  350    $  486
                                                   ======    ======    ======

                                                               DECEMBER 31,
                                                             ----------------
                                                              1996      1997
                                                             ------    ------
BALANCE SHEET DATA:
  Cash and equivalents.....................................  $1,064    $1,527
  Working capital..........................................     622       942
  Property and equipment, net..............................   3,800     3,636
  Total assets.............................................   6,004     6,297
  Long-term obligations, net of current portion............   2,194     1,894
  Total shareholders' equity...............................   2,264     2,800

---------------
(1) Prior to its acquisition by WCI, Madera operated under Subchapter S of the Code and was not subject to corporate federal and state income tax. The Subchapter S election was terminated upon its acquisition by WCI. Had Madera filed federal and state income tax returns as a regular corporation for 1995, 1996 and 1997, income tax expense under the provisions of Financial Accounting Standards No. 109 would have been $30, $208 and $295, respectively. See Note 7 of Notes to Madera's Financial Statements included elsewhere herein.

     MADERA 1997 VS. 1996

     Revenue. Total revenues increased $75,000, or 1.0%, to $7.8 million in 1997 from $7.8 million in 1996. Exclusive of Madera's Professional Cleaning Division ("PCD"), which ceased operations in July, 1997, revenues increased $667,000, or 9.5%, to $7.7 million in 1997 from $7.0 million in 1996. This increase was primarily attributable to increased landfill and collection volumes resulting from existing franchise contracts, partially offset by a reduction in landfill construction revenues.

     Cost of Operations. Total cost of operations decreased $223,000 to $5.3 million in 1997 from $5.5 million in 1996. The decrease was principally due to the elimination of PCD, which was offset by increased operating cost associated with increased volumes of waste from existing contracts. Cost of operations as a percentage of revenues decreased to 67.4% from 70.9% in 1996. The percentage decrease was primarily due to the elimination of PCD.

     SG&A. SG&A expenses increased approximately $72,000 to $1.0 million in 1997 from $969,000 in 1996. As a percentage of revenues, SG&A increased to 13.3% from 12.5% in 1996.

     Depreciation and Amortization. Depreciation and amortization expense increased approximately $42,000 to $627,000 in 1997 from $585,000 in 1996. Depreciation and amortization increased as a percentage of revenues to 8.0% from 7.5%.

     Interest Expense. Interest expense increased approximately $21,000 to $280,000 in 1997 from approximately $259,000 in 1996. Interest expense as a percentage of revenues increased to 3.6% in 1997 from 3.3% in 1996.

     MADERA 1996 VS. 1995

     Revenue. Total revenues increased $762,000, or 10.9%, to $7.8 million in 1996 from $7.0 million in 1995. Exclusive of PCD, revenues increased $508,000, or 7.8%, to $7.0 million in 1996 from $6.5 million in 1995. This increase was primarily attributable to increased landfill and collection volumes resulting from existing franchise contracts and landfill construction revenues. This was partially offset by decreased revenue from sales of recyclable materials due to a decrease in the pricing associated with recyclable materials.

     Cost of Operations. Total cost of operations increased $224,000 to $5.5 million in 1996 from $5.3 million in 1995. The principal reason for the increase was the start up of the PCD. Cost of operations as a percentage of revenues decreased to 70.9% from 75.5% in 1996. The decrease was primarily due to the increased volume of proportionately higher margin services.

     SG&A. SG&A expenses decreased approximately $27,000 to $969,000 in 1996 from $996,000 in 1995. As a percentage of revenues, SG&A decreased to 12.5% from 14.2% in 1996 due to improved economies of scale in WCI's landfill and collections operations as a result of additional volumes from existing customers.

     Depreciation and Amortization. Depreciation and amortization expense increased approximately $118,000 to $585,000 in 1996 compared to $467,000 in 1995. Depreciation and amortization increased as a percentage of revenues to 7.5% in 1996 from 6.7% in 1995.

     Interest Expense. Interest expense increased approximately $22,000 to $259,000 in 1996 from approximately $237,000 in 1995. Interest expense as a percentage of revenues decreased to 3.3% in 1996 from 3.4% in 1995.

     LIQUIDITY AND CAPITAL RESOURCES

     WCI's business is capital intensive. WCI's capital requirements include acquisitions and fixed asset purchases and are expected in the future to include capital expenditures for landfill cell construction, landfill development and landfill closure activities. WCI plans to meet its capital needs through various financing sources, including internally generated funds and debt and equity financing.

     As of September 30, 1998, WCI had a working capital deficit of $1.5 million, including cash and cash equivalents of $1.0 million. WCI's strategy in managing its working capital is generally to apply the cash generated from its operations that remains available after satisfying its working capital and capital expenditure requirements to reduce its indebtedness under its bank revolving credit facility and to minimize its cash balances. WCI finances its working capital requirements from internally generated funds and bank borrowings.

     At inception, WCI sold 2,300,000 shares of Common Stock at $0.01 per share to its founders and 2,499,998 shares of Series A Preferred Stock at $2.80 per share. In May and June 1998, WCI received approximately $23.9 million in net proceeds from the sale of 2,300,000 shares in its initial public offering (including exercise by the underwriters of that offering of their overallotment option). As of January 4, 1999, WCI had sold or issued an additional 2,214,292 shares of Common Stock at a weighted average value of $10.38 per share, and had outstanding options and warrants to purchase 2,442,699 shares of Common Stock at a weighted average exercise price of $4.94 per share. The weighted average value at which shares were issued, and the weighted average exercise price of the outstanding options and warrants, are significantly below the $12.00 initial public offering price per share of Common Stock. WCI's liquidity and capital resources would be greater if WCI had sold shares at higher prices and issued options and warrants with higher exercise prices. In addition, WCI's results of operations on a per share basis would be more favorable if there were fewer shares outstanding. See "Risk Factors -- Share Issuance; Possible Dilution."

     WCI has a $125.0 million revolving credit facility with a syndicate of banks for which BankBoston, N.A. acts as agent, which is secured by all assets of WCI, including WCI's interest in the equity securities of its subsidiaries. The credit facility matures in 2003 and bears interest at a rate per annum equal to, at WCI's discretion, either: (i) the BankBoston Base Rate plus applicable margin; or (ii) the Eurodollar Rate plus applicable margin. The credit facility requires WCI to maintain certain financial ratios and satisfy other predetermined requirements, such as minimum net worth, net income and limits on capital expenditures. It also requires the lenders' approval of acquisitions in certain circumstances. See "Risk Factors -- Potential Inability to Finance WCI's Potential Growth." As of December 31, 1998, an aggregate of approximately $57.3 million was outstanding under WCI's credit facility, and the interest rate on outstanding borrowings under the current credit facility was approximately 6.7%.

     For the nine months ended September 30, 1998, net cash provided by operations was approximately $4.4 million, of which $3.5 million was provided by operating results for the period exclusive of non-cash charges, and $839,000 was provided by a decrease in working capital (net of acquisitions) for the period.

     For the nine months ended September 30, 1998, net cash used by investing activities was $46.1 million. Of this, $44.2 million was used to fund the cash portion of acquisitions. The remaining cash uses were investments in management information systems, trucks and containers.

     For the nine months ended September 30, 1998, net cash provided by financing activities was $42.0 million, which was provided by net borrowings under WCI's various debt arrangements and $23.5 million in proceeds from the sale of Common Stock in an initial public offering.

     WCI recorded an income tax benefit of $332,000 for the period from inception (September 9, 1997) through December 31, 1997. The income tax benefit was recognized because of the likelihood that it will be utilized through the reversal of existing temporary differences.

     WCI intends to fund its planned 1999 capital expenditures principally through existing cash, internally generated funds, and borrowings under its existing credit facility. In addition, WCI anticipates that it may require substantial additional capital expenditures to facilitate its growth strategy of acquiring solid waste collection and disposal businesses. If WCI is successful in acquiring additional landfill disposal facilities, WCI may also be required to make significant expenditures to bring any such newly acquired disposal facilities into compliance with applicable regulatory requirements, obtain permits for any such newly acquired disposal facilities or expand the available disposal capacity at any such newly acquired disposal facilities. The amount of these expenditures cannot be currently determined, because they will depend on the nature and extent of any acquired landfill disposal facilities, the condition of any facilities acquired and the permitted status of any acquired sites. WCI believes that the credit facility, the funds expected to be generated from operations, and the net proceeds of its initial public offering will provide adequate cash to fund WCI's working capital and other cash needs for the foreseeable future.

     Goodwill represents the excess of the purchase price over the fair value of the net assets of the acquired entity and is amortized on a straight line basis over the period of expected benefit of 40 years. Within the purchase price of an acquired company, WCI first assigns value to the tangible assets, followed by intangible assets, including covenants not to compete and certain contracts and customer lists that are determinable both in terms of size and life. Value of the other intangible assets is determined by considering, among other things, the present value of the cash flows associated with those assets.

     WCI continually evaluates the value and future benefits of its intangible assets. WCI assesses the recoverability from future operations using income from operations of the related acquired businesses as a measure. Under this approach, the carrying value would be reduced if it becomes probable that WCI's best estimate for expected future cash flows of the related business would be less than the carrying amount of the intangible over the remaining amortization period. As of September 30, 1998, there have been no adjustments to the carrying amounts of intangibles resulting from these evaluations. As of September 30, 1998, WCI's goodwill represented approximately 71% of its total assets and 136% of stockholders' equity.

     WCI derives a substantial portion of its revenues from exclusive municipal contracts and franchise agreements. Its single largest contract, with the City of Vancouver, accounted for approximately 18.1% of WCI's revenues during the period from inception (September 9, 1997) through December 31, 1997, and 10.1% during the nine months ended September 30, 1998. There are approximately nine years remaining under that contract. No other single contract or customer accounted for more than 7.1% of WCI's revenues during the period from inception (September 9, 1997) through December 31, 1997, or more than 5.0% during the nine months ended September 30, 1998 or is material to its liquidity and cash flow.

     INFLATION

     To date, inflation has not had a significant effect on WCI's operations. Consistent with industry practice, many of WCI's contracts provide for a pass-through of certain costs, including increases in landfill tipping fees and, in some cases, fuel costs. WCI believes, therefore, that it should be able to implement price increases to offset many cost increases resulting from inflation. However, competitive pressures may require WCI to absorb at least part of these cost increases, particularly during periods of high inflation.

     SEASONALITY

     Based on historic trends experienced by the businesses WCI has acquired, WCI's results of operations should be expected to vary seasonally, with revenues typically lowest in the first quarter, higher in the second and third quarters and lower in the fourth quarter than in the second and third quarters. This seasonality reflects the lower volume of solid waste generated during the late fall, winter and early spring months, resulting from decreased solid waste volume relating to construction and demolition activities during the winter months in the Western U.S. In addition, certain of WCI's operating costs should be expected to be generally higher in the winter months; winter weather conditions slow waste collection activities, resulting in higher labor costs, and greater precipitation increases the weight of collected waste, resulting in higher disposal costs (which are calculated per ton). Because a majority of WCI's operating expenses are expected to remain fairly constant throughout the fiscal year, operating income should be expected to be generally lower during the winter.

     IMPACT OF YEAR 2000

     WCI will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. WCI expects to complete those modifications and upgrades during 1999. The total Year 2000 project cost is estimated to be approximately $100,000. WCI has spent part of its Year 2000 budget on replacing its billing systems in Maltby and Vancouver. Because WCI's operations rely primarily on mechanical systems such as trucks to collect solid waste, WCI does not expect its operations to be significantly affected by Year 2000 issues. WCI's customers may need to make Year 2000 modifications to software and hardware that is used to generate records, bills and payments relating to WCI. WCI does not rely on vendors on a routine basis except for providers of disposal services. WCI brings waste to a site and is normally billed based on tonnage received. WCI believes that if its disposal vendors encounter Year 2000 problems, they will convert to manual billing based on scale recordings until they resolve those issues.

     In assessing WCI's exposure to Year 2000 issues, WCI's management believes its biggest challenges lie in the following areas: Year 2000 issues at WCI's banks, large (typically municipal) customers, and acquired business between the time WCI acquires them and the time WCI implements its own systems. WCI is obtaining Year 2000 compliance certifications from its vendors, banks and customers. If WCI and its vendors, banks and customers do not complete the required Year 2000 modifications on time, the Year 2000 issue could materially affect WCI's operations. WCI believes, however, that in the most reasonably likely worst case, the effects of Year 2000 issues on its operations would be brief and small relative to WCI's overall operations. WCI has not established a contingency plan to minimize operational problems if WCI and its customers do not timely complete all required Year 2000 modifications.

MANAGEMENT

     COMPENSATION OF DIRECTORS

     Directors who are officers or employees of WCI do not currently receive any compensation for attending meetings of the Board of Directors. Each independent director receives a fee of $1,500 for attendance at each Board meeting and each committee meeting (unless held on the same day as the full Board meeting), in addition to reimbursement of reasonable expenses.

     Each independent director who has not been an employee of WCI at any time during the 12 months preceding his initial election and appointment to the Board is granted an option to purchase 15,000 shares of WCI Common Stock at the time of his or her initial election or appointment. WCI has granted to each of Michael W. Harlan and William J. Razzouk, its two independent directors, options to purchase 15,000 shares of Common Stock at $3.00 per share, which are currently exercisable.

     Beginning in 1999, WCI will grant each independent director, on February 1 of each year during which such person serves on the Board, an option to purchase 7,500 shares of WCI Common Stock. All such options will have an exercise price equal to the fair market value of WCI Common Stock on the grant date, will vest in full on the grant date, and will expire upon the earlier to occur of ten years after the grant date or one year after the director ceases to be a member of the Board.

     EXECUTIVE COMPENSATION

  Summary Compensation Information

     WCI was incorporated in September 1997. The following table sets forth information with respect to the annual and long-term compensation earned in 1997 and 1998 by Ronald J. Mittelstaedt, WCI's Chief Executive Officer and the other executive officers who were paid or earned more than $100,000. The persons named in the table are sometimes referred to herein as the "named executive officers." No officer other than Mr. Mittelstaedt was paid or earned more than $100,000 in 1997. Mr. Mittelstaedt has been compensated in accordance with the terms of his Employment Agreement described below.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                    -----------------------------
                                                                                      SHARES
                                        ANNUAL COMPENSATION                         UNDERLYING
                                   ------------------------------   RESTRICTED   OPTIONS/WARRANTS      ALL OTHER
                            YEAR   SALARY(1)   BONUS(1)    OTHER      STOCK         GRANTED(2)      COMPENSATION(3)
                            ----   ---------   --------   -------   ----------   ----------------   ---------------
Ronald J. Mittelstaedt....  1997    $39,903    $25,000         --      $  0          200,000            $10,000
Ronald J. Mittelstaedt....  1998    176,577    100,000    $10,254        --               --                 --
Steven F. Bouck...........  1998     92,887    150,000         --        --          250,000                 --
Darrell W. Chambliss......  1998     89,972     76,822         --        --               --                 --
Michael R. Foos...........  1998     89,809     67,039         --        --               --                 --
Eric J. Moser.............  1998     74,115     31,563         --        --               --                 --

---------------
(1) Mr. Mittelstaedt's salary and bonus figures for 1997 reflect employment from October 1, 1997 through December 31, 1997. His bonus figure for 1997 reflects portion earned during 1997; such bonus was paid in 1998.

(2) See "Option and Warrant Grants" below.

(3) Consists of consulting fees for services rendered prior to WCI's formation.

  Stock Options and Warrants

     Option and Warrant Grants. The following table contains information concerning the grant during 1998 to the named executive officers of options and warrants to purchase shares of WCI's Common Stock. No options or warrants were granted to Messrs. Mittelstaedt, Chambliss, Foos or Moser in 1998.

                         1998 OPTION AND WARRANT GRANTS

                             NUMBER OF     % OF TOTAL                                      POTENTIAL REALIZABLE VALUE
                              SHARES      OPTIONS AND                                      AT ASSUMED ANNUAL RATES OF
                            UNDERLYING      WARRANT                                       STOCK PRICE APPRECIATION FOR
                            OPTIONS AND    GRANTED TO                                        OPTION/WARRANT TERM(3)
                              WARRANT     EMPLOYEES IN   EXERCISE PRICE    EXPIRATION     -----------------------------
 NAME OF BENEFICIAL OWNER   GRANTED(1)        1998        PER SHARE(2)        DATE             5%              10%
 ------------------------   -----------   ------------   --------------   -------------   -------------   -------------
Steven F. Bouck...........      150,000       29.4           $ 2.80       Jan. 31, 2008    $3,873,956      $6,134,140
                                 50,000        9.8           $ 9.50       Jan. 31, 2008    $  956,319      $1,709,713
                                 50,000        9.8           $12.50       Jan. 31, 2008    $  806,319      $1,559,713

---------------
(1) All options vested $33% on October 1, 1998, and will vest 33% on October 1, 1999, and 34% on October 1, 2000.

(2) The options and warrant were granted at or above fair market value as determined by the Board of Directors on the date of grant.

(3) Amounts reported in these columns represent amounts that may be realized on exercise of options and warrant immediately prior to the expiration of their term assuming the specified assumed rates of stock price appreciation (5% and 10%) on WCI Common Stock over the term of the options and warrant. The potential realizable values set forth above do not take into account applicable tax and expense payments that may be associated with such exercises. Actual realizable value, if any, will depend on the future price of WCI Common Stock on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed annualized rates of stock price appreciation over the exercise period of the options and warrants used in the table above are mandated by the rules of the Commission and do not represent WCI's estimate or projection of the future price of WCI Common Stock on any date. There is no representation, either express or implied, that the stock price appreciation rates for WCI Common Stock assumed for purposes of this table will actually be achieved.

(4) Warrant vested immediately on date of grant.

     Option and Warrant Values. The following table sets forth information about the value of the named executive officers' exercises of options and warrants during 1998 and the value of their unexercised options and warrants outstanding as of December 31, 1998.

   AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION AND WARRANT VALUES

                                                          NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                       OPTIONS AND WARRANT AT             AND WARRANT AT
                              SHARES                      DECEMBER 31, 1998            DECEMBER 31, 1998(1)
                            ACQUIRED IN    VALUE     ---------------------------    ---------------------------
                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                            -----------   --------   -----------   -------------    -----------   -------------
Ronald J. Mittelstaedt....        --            --     133,000         67,000       $2,071,475     $1,043,525
Steven F. Bouck...........    92,919      $861,311      23,749        133,332          160,711      1,529,985
Darrell W. Chambliss......        --            --      50,000        100,000          650,422      1,300,828
Michael R. Foos...........        --            --      50,000        100,000          650,422      1,300,828
Eric J. Moser.............        --            --      28,334         56,666          351,466        702,909

---------------
(1) Based on the WCI Common Stock's closing price of $18.375 on the Nasdaq National Market on December 31, 1998.

  Employment Agreements

     WCI entered into an employment agreement with Ronald J. Mittelstaedt, WCI's President and the Chief Executive Officer, on October 1, 1997. The initial annual base salary was $170,000, which was adjusted to $200,000 on October 1, 1998.

     The agreement provides for an initial five-year term, at the end of which the agreement automatically renews for additional successive one-year terms unless terminated earlier upon written notice of either Mr. Mittelstaedt or WCI or extended further by the Board. WCI or Mr. Mittelstaedt may at any time terminate the agreement, with or without cause, provided that if WCI terminates the agreement without cause (as defined in the agreement) or if Mr. Mittelstaedt terminates the agreement for good reason (as defined in the agreement), WCI is required to make certain severance payments, and all of Mr. Mittelstaedt's unvested options, warrants and rights relating to capital stock of WCI will immediately vest. The agreement also provides that a change of control of WCI (as defined in the agreement) will be deemed a termination of Mr. Mittelstaedt without cause, unless Mr. Mittelstaedt waives that provision.

     Pursuant to the employment agreement, WCI sold Mr. Mittelstaedt 617,500 shares of WCI's Common Stock for $0.01 per share and 357,143 shares of WCI's Series A Preferred Stock for $1,000,000. Mr. Mittelstaedt may recommend nominees for election to WCI's Board of Directors. If the Board consists of five or fewer members, Mr. Mittelstaedt may recommend two nominees, and if it consists of more than five members, he may recommend three nominees.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     WCI's full Board of Directors served as the compensation committee of the Board during 1997. At the time the employment agreement with Mr. Mittelstaedt was approved by the Board of Directors, Mr. Mittelstaedt was one of three members of the Board of Directors. No executive officer of WCI served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of WCI.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of WCI Common Stock as of the Record Date, by: (i) each person or entity known to WCI to beneficially own more than 5% of WCI's Common Stock; (ii) Mr. Mittelstaedt and each director of WCI; and (iii) all current directors and executive officers of WCI as a group.

                NAME OF BENEFICIAL OWNER(1)                    NUMBER      PERCENTAGE
                ---------------------------                   ---------    ----------
James N. Cutler, Jr.(2)(3)..................................    977,322          10.2%
J. Bradford Bishop(2)(3)....................................    916,607           9.6
Ronald J. Mittelstaedt(2)(4)................................  1,058,376          11.2
Frank W. Cutler(2)(3).......................................    672,246           7.0
Eugene V. Dupreau(2)(5).....................................    402,000           4.3
Kieckhefer Partnership 84-1(2)..............................    562,104           6.0
Michael W. Harlan(2)(6).....................................     20,000           0.2
William J. Razzouk(2)(7)....................................     15,000           0.2
Eugene P. Polk(2)(8)........................................    749,470           8.1
All executive officers and directors as a group (10
  persons)..................................................  2,235,603          22.8

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Commission, and includes generally voting power and/or investment power with respect to securities. Shares of WCI Common Stock subject to options and/or warrants currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person. Except as otherwise indicated by footnote, WCI believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of WCI Common Stock shown.

(2) The address of Mr. Mittelstaedt is 2260 Douglas Boulevard, Suite 280, Roseville, California 95661. The address of J. Bradford Bishop and James N. Cutler, Jr. is 6950 S.W. Hampton Street, Suite 200, Portland, Oregon 97223. The address of Kieckhefer Partnership 84-1 and Eugene P. Polk is P.O. Box 1151, Prescott, Arizona 86302. The address of Frank W. Cutler is 711 North Bayfront, Newport Beach, California 92662. The address of Eugene V. Dupreau is Madera Disposal Systems, Inc., 21739 Road 19, Chowchilla, California 93610. The address of Michael W. Harlan is 2777 Allen Parkway, Suite 700, Houston, Texas 77019. The address of William J. Razzouk is 5915 River Oaks Road, Memphis, Tennessee 38120.

(3) Includes 247,000 shares purchasable under currently exercisable warrants.

(4) Includes 100,000 shares purchasable under currently exercisable warrants and 33,333 shares purchasable under currently exercisable options. Also includes 567,900 shares held by the Mittelstaedt Family Trust dated 6/18/97, of which Mr. Mittelstaedt is the Trustee.

(5) Includes 66,667 shares purchasable under immediately exercisable warrants and 5,000 shares purchasable under immediately exercisable options.

(6) Includes 5,000 shares purchasable under immediately exercisable warrants and 15,000 shares purchasable under immediately exercisable options.

(7) Includes 15,000 shares purchasable under immediately exercisable options.

(8) Includes 297,704 shares beneficially owned through three trusts for which Eugene Polk serves as a trustee (190,562 shares -- Eugene P. Polk and Barbara J. Polk Revocable Trust U/A 11/18/68; 53,571 shares -- Margaret T. Morris Trust U/A 5/1/67; and 53,571 shares -- Margaret T. Morris Trust U/A 4/19/69); and 170,714 shares held by the Polk Investment Partnership 93-1, for which Eugene Polk serves as a Manager; and 281,052 shares held by Kieckhefer Trust Partnership, for which Eugene Polk serves as Manager.

                                THE CORPORATIONS

INTRODUCTION

     Murrey's Disposal Company, Inc. ("Murrey's"), American Disposal Company, Inc. ("American"), D. M. Disposal Co., Inc. ("DM") and Tacoma Recycling Company, Inc. ("Tacoma") are four privately held regional solid waste service companies. The four companies combined (the "Corporations") operate under centralized management and administration based in the Corporations' Fife, Washington offices. As of October 1, 1998, the Corporations provided solid waste collection and recycling services to over 65,000 commercial, residential and industrial customers in the counties in and surrounding the Seattle-Tacoma, Washington basin. The Corporations own and operate five solid waste collection operations, one transfer station and two recycling processing facilities, and operate a second transfer station.

     Murrey's predecessor was founded by David Murrey in 1959 as a single truck operation. The Corporations have since grown to become one of the largest independent solid waste collection operations in the State of Washington. Their growth was the result of high service and operating standards combined with occasional acquisitions. The Corporations currently hold two G certificates, serving portions of the unincorporated areas in the counties of Jefferson, Clallam, Pierce and King, Washington. With the death of David Murrey in 1994, current management continued to expand the Corporations through a combination of internal growth and acquisitions. Management's strategy continues to be to grow the Corporations by providing the highest possible level of customer service at competitive rates and taking advantage of opportunities to acquire smaller businesses that complement the Corporations' operations. Management believes that the Corporations' strong cash flow has allowed them to pursue opportunities not available to smaller competitors. The Corporations' existing senior management have extensive operating and financial experience in the solid waste business and numerous contacts throughout the region based on over twenty-five years of service to the Corporations.

HISTORY

  Murrey's Disposal Company, Inc.

     Murrey's predecessor was founded in 1959 by David J. Murrey, who originally purchased Points Garbage Service, a sole proprietorship in Pierce County, Washington. The company was incorporated as David Murrey Garbage Service, Inc. in 1963 when David Murrey acquired a second G certificate. In 1981, the company changed its name to Murrey's Disposal Company, Inc. With the acquisition of the assets of Olympic Disposal in 1997, Murrey's extended its service area to the Olympic Peninsula in Washington. As of October 1, 1998, Murrey's served approximately 30,600 customers in unincorporated Pierce, Clallam and Jefferson counties pursuant to a G certificate for those areas.

  American Disposal Company, Inc.

     In 1966, Mr. Murrey purchased American, which had an overlapping authority and customer base serving portions of Pierce County. In May 1997, American purchased the assets of Vashon Island Disposal, the only solid waste collection company serving Vashon Island in King County, Washington. As of October 1, 1998, American served approximately 14,500 customers in unincorporated Pierce and King Counties pursuant to a G Certificate for that area.

  D. M. Disposal Co., Inc.

     DM was incorporated by Mr. Murrey in July 1979 to provide solid waste collection services to municipalities in Pierce County. DM was created to service competitively bid municipal contracts and has grown to serve approximately 19,800 customers in Pierce and Clallam Counties, Washington, under municipal contracts with cities and towns including Puyallup, Buckley, Carbonado, Bonney Lake, Orting, Sumner and Milton, Washington. The largest single contract of the Corporations is the Puyallup City Agreement, which represents approximately 8% of the combined revenues of the Corporations. In July 1982, Mr. Murrey founded American Portable Storage, Inc., a wholly-owned DM subsidiary that rented portable storage units. Mr. Murrey continued DM's expansion in November 1982 by adding recycling services to DM through D.M. Recycling, Inc., another wholly-owned DM subsidiary. Both subsidiaries were merged into DM in December 1995 and continue to operate as separate DM divisions. In 1997, DM acquired certain assets of Environmental Waste Systems, Inc., the parent company of Olympic Disposal, Inc., to extend its service area to the Olympic Peninsula in Washington.

  Tacoma Recycling Company, Inc.

     In January 1990, Mr. Murrey incorporated D.M. Tacoma, Inc., which acquired the assets of Tacoma Recycling, an existing recycling company that had been operating in Tacoma, Washington for approximately 10 years. D.M. Tacoma, Inc. changed its name to Tacoma Recycling Company, Inc. on April 1990. It owns and operates a recycling center, serving customers in Tacoma and surrounding areas, including the City of Tacoma. Tacoma recovers glass, metals, waste paper, plastics and corrugated boxes from source separated and commingled streams. In addition to the processing and recovery for sale, Tacoma also performs collection services and has a certified document destruction service.

BUSINESS STRATEGY

     Over the past 35 years, the Corporations have sought to increase revenue and profitability through internal growth in existing markets and expansion into new geographic areas. Elements of the Corporations' growth strategy included:
(1) acquiring collection and recycling operations in existing, established markets, including Tacoma, Olympic Disposal and Vashon Island Disposal, (2) securing additional municipal contracts and expanding the range of their G Certificates, (3) generating internal growth in existing markets by adding services to existing operations such as recycling, portable storage rental and yard waste hauling, and (4) incorporating operational enhancements to improve operating efficiency and customer service (e.g. consolidating managerial and accounting functions, implementing company-wide quality and operational standards, acquiring real property,and acquiring and modernizing facilities and equipment). As the Corporations have acquired additional G certificates, the WTUC has generally merged the additional certificates into the existing certificates held by the Corporations.

SERVICES AND CUSTOMER BASE

  Commercial, Residential and Industrial Solid Waste Services

     The Corporations serve more than 65,000 commercial, residential and industrial customers in unincorporated Pierce, King, Clallam and Jefferson Counties, Washington, and various cities and towns in those counties. Murrey's and American serve approximately 45,000 customers under generally exclusive G Certificates (see "WCI -- Business -- G Certificates"), with most of the remaining 20,000 customers served by DM under competitively bid municipal contracts. Fees under G Certificates and municipal contracts are generally based on a variety of factors including collection frequency, level of service, route density, the type, volume and weight of waste collected, the equipment involved, and the distance between collection and the disposal or processing facility.

  Recycling and Other Services

     Tacoma offers customers in the City of Tacoma and its surrounding areas recycling services for a variety of recyclable materials, including cardboard, office paper, plastic, glass, and ferrous and aluminum metals. Tacoma's customers may either contract with Tacoma for recyclable collection or deposit recyclables at Tacoma's collection center. Tacoma then sorts and sells its collected recyclables to third parties for processing. Under certain municipal contracts Tacoma is paid a fixed fee per ton for processing recyclable materials. It is paid a small incentive fee based upon being able to sell the sorted commodities for amounts different from the posted average price. Because of the structure of the municipal contracts, Tacoma's management believes that it has minimized its exposure to commodity pricing risk. For commercial accounts, Tacoma buys and sells all grades of recyclable materials and obtains a spread from which it covers its processing costs and may earn a profit. Commodity price exposure is reduced because Tacoma both buys and sells; however, this spread tends to narrow as commodity prices decline.

     The Corporations also provide other waste management services, most of which are project based, including the collection and hauling of medical waste and construction and demolition waste.

OPERATIONS

     The Corporations are each operated as separate entities with common senior management. The Corporations' financial management, accounting, environmental compliance, risk management and personnel functions are centralized and shared. For expense control and operational efficiencies, the Corporations occasionally share equipment and personnel. The Corporations each maintain separate accounting records and charge the costs of any shared equipment and personnel among the various Corporations based upon usage. The Corporations also share the transfer station at the Corporations' principal business offices, storage areas and the equipment maintenance areas. The costs of all such items are allocated among the Corporations based upon usage.

     The Corporations' principal business offices are located in Fife, Washington. Murrey's also has offices in Port Angeles, Washington through which it operates its Olympic Disposal division. The management located at the Fife, Washington office centrally manages each of the business offices. The disposal of waste collected in Pierce County by the Corporations is handled by Land Recovery Inc. ("LRI"). The waste is either disposed of at LRI's Hidden Valley landfill or long hauled to the Klickitat County landfill. The Hidden Valley landfill is scheduled to close December 31, 1998; after which all the waste will be long hauled to Klickitat County. LRI has been in the process of obtaining permits for a new municipal solid waste landfill in Pierce County, Washington, which is projected to open in November 1999. If LRI is successful, Pierce County waste will be disposed of at that facility.

COMPETITION

     As described in "WCI-Business", the solid waste services industry is highly competitive and fragmented, and requires substantial labor and capital resources. Within the four counties served by the Corporations, the Corporations' competitors include the large national waste company Waste Management Inc. (see "WCI -- Business -- Competition") and a smaller private company, Western Waste, each of which shares overlapping service areas in Clallam County, and Harold LeMay Enterprises, Inc., a private company that serves areas of Pierce County under a separate G Certificate and other southwest Washington counties. A second large national waste company, Allied Waste Industries Inc., serves King County and many of the counties adjacent to the Corporations' existing service area through the Rabanco Companies, a large family of companies that Allied acquired earlier this year from private owners.

     Competition within the markets served by the Corporations is based on price and quality of service. From time to time, the competitors listed above or others new to the western Washington market may reduce the price of their services to expand market share or service areas or to win competitively bid municipal contracts.

RISK MANAGEMENT, INSURANCE AND PERFORMANCE BONDS

     The Corporations maintain environmental and other risk management programs appropriate for their business. The Corporations' environmental risk management program includes evaluating existing facilities and potential acquisitions for environmental law compliance. The Corporations do not presently expect environmental compliance costs to increase above current levels. The Corporations also maintain worker safety programs that encourage safe workplace practices. The Corporations' facilities generally comply in all material aspects with applicable federal and state regulations.

     The Corporations carry a broad range of insurance, which the management believes to be adequate to protect the Corporations' assets and operations. The Corporations' coverage includes general liability, comprehensive property damage, workers' compensation and other coverage customary in the industry.

     Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. To date, the Corporations have not had difficulty obtaining surety bonds if required by their customers.

PROPERTY, FACILITIES AND EQUIPMENT

     The Corporations' executive offices, solid waste collection operations, transfer station, maintenance facilities and storage facilities (encompassing more than 12 acres) are centrally located in Fife, Washington. The Corporations collectively own the majority of these facilities, together with several improved and unimproved parcels, some of which are adjacent to such facilities, and lease the remaining facilities. The Corporations lease approximately four acres in the Port of Port Angeles that serves as a collection facility and remote office. The Corporations own approximately two and a half acres on Vashon Island, which houses their collection operations on the island and a satellite office. The Corporations also own approximately three acres in the city of Lakewood with 6,000 square feet of modern office space and a 44,000 square foot warehouse that is currently being vacated. The Corporations are considering relocating their executive offices to this facility. The Corporations own approximately 131 acres of undeveloped and agricultural property near Orting, Washington. The Corporations have no plans to develop this property at this time. The Corporations own approximately four acres of warehouse space in the city of Tacoma, which houses the recycling processing operations and offices of Tacoma.

     The Corporations own the majority of their equipment, including approximately 157 pieces of rolling stock, including waste collection and hauling vehicles, and related support vehicles, as well as numerous carts and containers. The American Portable Storage division of DM has approximately 990 portable storage containers ranging from 12 to 26 feet long. The primary use of the containers is for temporary storage on construction sites. The Corporations believe that their existing facilities and equipment are adequate for their current operations.

EMPLOYEES

     As of October 1, 1998, the Corporations employed approximately 199 full-time employees, consisting of approximately two employees classified as managers or professionals, 162 employees involved in waste collection, hauling and recycling operations, and 35 employees involved in sales, clerical, data processing or other administrative functions. Approximately 44 refuse drivers are represented by Teamsters Local 313 under a three-year collective bargaining agreement dated August 15, 1996 with Murrey's and American. The Corporations are not aware of any other organizational efforts among their employees and believe that relations with their employees are excellent.

EXECUTIVE OFFICERS AND DIRECTORS

     Pursuant to the Merger Agreement, upon consummation of the Mergers a designee of the Corporations will become a director of the combined companies. The current management of the Corporations is as follows:

Donald J. Hawkins.....................   50    President, CEO and Director
Irmgard R. Wilcox.....................   56    Chief Financial Officer, Secretary,
                                               Treasurer and Director
Bonnie L. Murrey......................   60    Vice President and Director

     Donald J. Hawkins has been President and CEO since May of 1995. Previously Mr. Hawkins served as Vice President of Operations from 1984 to 1995. Mr. Hawkins originally joined the Corporations as a driver in 1971 and worked in a variety of progressively more responsible positions. Mr. Hawkins is active in the local community and industry. He has served as a member of the Pierce County Solid Waste Advisory Council for fifteen years, the last three as its chairman. Mr. Hawkins is also a member of the Board of Directors of the Washington Refuse and Recycling Association. Mr. Hawkins attended Tacoma Community College.

     Irmgard R. Wilcox has been Chief Financial Officer, Secretary and Treasurer since 1982. Prior to 1982, Ms. Wilcox served as controller and office manager since 1979. Ms. Wilcox originally joined the Corporations in 1975. Between 1976 and 1979 she worked for the U.S. Government Central Accounting Office in Germany. Ms. Wilcox has served the Corporations for approximately 21 years in a variety of positions. Ms. Wilcox has a B.A. in Business Administration from Pacific Lutheran University with a concentration in accounting.

     Bonnie L. Murray has been Vice President and a Director since 1994.

LEGAL PROCEEDINGS

     In the normal course of their business and as a result of the extensive governmental regulation of the solid waste industry, the Corporations may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines or to revoke or deny renewal of an operating permit held by the Corporations. From time to time, the Corporations may also become parties to various claims or suits for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal course of operating a waste management business. However, there is no current proceeding or litigation involving the Corporations that the Corporations believe will have a material adverse impact on the Corporations' business, financial condition, results of operations or cash flows.

SELECTED HISTORICAL AND OPERATING DATA

     The selected financial and operating data of the Murrey Companies as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997 has been derived from audited financial statements included elsewhere in this Proxy Statement. The selected financial and operating data as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 has been derived from unaudited financial statements included elsewhere in this Proxy Statement. In the opinion of the Murrey Companies' management, the unaudited financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for the unaudited periods.

                              THE MURREY COMPANIES

                SELECTED HISTORICAL FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                                         YEARS ENDED                NINE MONTHS
                                                        DECEMBER 31,            ENDED SEPTEMBER 30,
                                                 ---------------------------    -------------------
                                                  1995      1996      1997        1997       1998
                                                 -------   -------   -------    --------   --------
STATEMENT OF OPERATIONS DATA:
  Revenues.....................................  $27,786   $25,024   $28,874    $21,477    $24,532
  Cost of operations...........................   20,859    20,465    23,133     16,933     19,337
  Selling, general and administrative..........    2,101     2,142     2,323      1,653      1,870
  Depreciation and amortization................      923     1,236     1,371      1,350      1,640
                                                 -------   -------   -------    -------    -------
  Income from operations.......................    3,903     1,181     2,047      1,541      1,685
  Interest expense.............................     (198)     (284)     (380)      (247)      (423)
  Other income, net............................      210       309       283        150        (97)
                                                 -------   -------   -------    -------    -------
  Income before income taxes...................    3,915     1,206     1,950      1,444      1,165
  Income tax provision.........................     (690)     (543)     (634)      (512)      (414)
                                                 -------   -------   -------    -------    -------
  Net income...................................  $ 3,225   $   663   $ 1,316    $   932    $   751
                                                 =======   =======   =======    =======    =======
  Pro forma income taxes(1)....................  $(1,338)  $  (432)  $  (697)   $  (522)   $  (421)
                                                 -------   -------   -------    -------    -------
  Pro forma net income(1)......................  $ 2,577   $   774   $ 1,253    $   922    $   744
                                                 =======   =======   =======    =======    =======

                                                                DECEMBER 31,
                                                              -----------------   SEPTEMBER 30,
                                                               1996      1997          1998
                                                              -------   -------   --------------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $    81   $   126      $   405
  Working capital (deficit).................................   (3,721)   (3,656)      (3,349)
  Property, plant and equipment, net........................   12,529    14,819       14,371
  Total assets..............................................   15,065    19,696       19,908
  Long-term debt............................................    1,851     4,907        4,047
  Total shareholders' equity................................    6,258     7,491        8,075

---------------
(1) Prior to their proposed mergers with WCI, certain of the Murrey Companies operated under Subchapter S of the Internal Revenue Code and were not subject to federal income taxes. The Subchapter S election will be terminated upon their mergers with WCI. The pro forma income taxes and pro forma net income reflect such amounts as if the Murrey Companies filed federal income tax returns as regular corporations for the periods presented. See Note 11 of the Murrey Companies' combined financial statements included elsewhere herein.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     NINE MONTHS ENDED SEPTEMBER 30, 1998 VS. NINE MONTHS ENDED SEPTEMBER 30,
1997

     Revenue. Revenues for the nine months ended September 30, 1998 increased $3.1 million or 14.2% to $24.5 million from $21.5 million for the nine months ended September 30, 1997. This increase was primarily due to increased volumes and the impact of acquisitions in the second half of 1997.

     Cost of Operations. Cost of operations for the nine months ended September 30, 1998 increased $2.4 million or 14.2% to $19.3 million from $16.9 million for the nine months ended September 30, 1997. This increase was primarily due to increased volumes and the impact of acquisitions in the second half of 1997. Cost of operations as a percentage of revenue remained the same at 78.8%.

     SG&A. SG&A for the nine months ended September 30, 1998 increased $217,000 or 13.1% for the nine months ended September 30, 1997. SG&A as a percentage of revenue decreased to 7.6% from 7.7% in 1997. The percentage decrease was primarily due to operating leverage as a result of increased volumes and revenue from acquisitions in the second half of 1997.

     Depreciation and Amortization. Depreciation and amortization expense for the nine months ended September 30, 1998 increased approximately $290,000 to $1.6 million from $1.3 million from the nine months ended September 30, 1997. Depreciation and amortization increased as a percentage of revenue to 6.7% from 6.3%. The higher depreciation level resulted from the purchase of additional collection equipment and containers and the acquisitions in the second half of 1997.

     Interest. Interest increased approximately $176,000 to $423,000 for the nine months ended September 30, 1998 from $247,000 for the nine months ended September 30, 1997. The increased interest expense resulted from higher debt levels resulting from the purchases of property, equipment and other acquisitions.

     1997 VS. 1996

     Revenue. Total revenues increased by $3.9 million or 15.4%, to $28.9 million in 1997 from $25.0 million in 1996. This increase was primarily attributable to increased volumes, price increases as a result of increased disposal fees, the acquisition of the assets of Vashon Island Disposal and the additional services to existing customers.

     Cost of Operations. Total cost of operations increased $2.7 million to $23.1 million in 1997 from $20.5 million in 1996. The increase was principally due to increased volume, increased disposal costs and the cost of operations of Vashon Island Disposal. Cost of operations as a percentage of revenues declined to 80.1% from 81.8% in 1996. The percentage decrease was primarily due to operating leverage as a result of increased volumes.

     SG&A. SG&A expenses increased approximately $181,000 to $2.3 million in 1997 from $2.2 million in 1996. The increase was primarily due to increased wages and contributions to the Corporations' 401(k) plan. As a percentage of revenues, SG&A decreased to 8.0% from 8.6% in 1996, as a result of operating leverage with the increased revenue.

     Depreciation and Amortization. Depreciation and amortization expense increased approximately $135,000 to $1.4 million in 1997 from $1.2 million in 1996. The higher depreciation level resulted from the purchase of additional collection equipment and containers. Depreciation and amortization decreased as a percentage of revenues to 4.7% from 4.9%. The percentage decrease was primarily due to the increased revenues.

     Interest Expense. Interest expense increased approximately $96,000 to $380,000 in 1997 from approximately $284,000 in 1996. The increased interest expense was a result of higher debt levels resulting from the purchases of additional property and equipment.

     1996 VS. 1995

     Revenue. Total revenues declined by $2.8 million or 9.9%, to $25.0 million in 1996 from $27.8 million in 1995. This decrease was primarily attributable to a decline in recycled material commodity prices at the Corporations' Tacoma operations, partially offset by increases in volumes of solid waste.

     Cost of Operations. Total cost of operations decreased $394,000 to $20.5 million in 1996 from $20.9 million in 1995. The decrease was principally due to a decline in the cost of recycled materials, which was offset by increased operating costs associated with increased volumes of waste. Cost of operations as a percentage of revenues increased to 81.8% from 75.1% in 1995. The percentage increase was primarily due to reduced margins in the recycling business.

     SG&A. SG&A expenses increased approximately $81,000 to $2.2 million in 1996 from $2.1 million in 1995. As a percentage of revenues, SG&A increased to 8.6% from 7.6% in 1995 as a result of the decline in revenue in 1996.

     Depreciation and Amortization. Depreciation and amortization expense increased approximately $313,000 to $1.2 million in 1996 from $923,000 in 1995. Depreciation and amortization increased as a percentage of revenues to 4.9% from 3.3%. The higher depreciation level was as a result of the purchase of additional collection equipment and containers.

     Interest Expense. Interest expense increased approximately $86,000 to $284,000 in 1996 from approximately $198,000 in 1995. The increased interest expense resulted from higher debt levels resulting from the purchases of property and equipment.

  Liquidity and Capital Resources

     The Corporations have funded their operating activities through a combination of term and revolving debt, leases on equipment and internally generated funds. Acquisitions have been financed through a combination of borrowings and seller financing. At September 30, 1998, the Corporations had aggregate outstanding balances of approximately $5.4 million of term and revolving debt. At September 30, 1998, the Corporations had a working capital deficit of $3.3 million, including cash and cash equivalents of $405,000. Absent acquisitions, the Corporations will continue to fund their operations and working capital requirements through internally generated funds and their bank facilities. The Corporations believe that cash flow from operations and available borrowings under their current credit facilities are sufficient to fund their ongoing operations for the foreseeable future. Capital expenditures for the nine months ending September 30, 1998 were approximately $1.7 million, the majority of which was used for vehicle and equipment additions.

                                    EXPERTS

     The following financial statements appearing in this Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere in this Proxy Statement:

          (a) financial statements of Waste Connections, Inc. and Predecessors as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997;

          (b) combined financial statements of The Murrey Companies (which consist of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc.) as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997;

          (c) financial statements of Madera Disposal Systems, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997;

          (d) financial statements of Arrow Sanitary Service, Inc. as of September 30, 1997, and for the year then ended;

          (e) financial statements of Contractors Waste Removal, L.C. as of December 31, 1997, and for the year then ended;

          (f) consolidated financial statements of Curry Transfer and Recycling, Inc. as of December 31, 1997 and for the year then ended; and

          (g) combined financial statements of Butler County Landfill, Inc. and Kobus Construction, Inc. as of December 31, 1997, and for the year then ended.

     Such financial statements have been included in this Proxy Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The following financial statements appearing in this Proxy Statement have been audited by Grant Thornton LLP, independent auditors, as set forth in their reports thereon appearing elsewhere in this Proxy Statement:

          (a) financial statements of Shrader Refuse and Recycling Service Company as of September 30, 1996 and 1997, and for the years then ended;

          (b) combined financial statements of B&B Sanitation, Inc., Red Carpet Landfill, Inc. and Darlin Equipment, Inc. as of December 31, 1997, and for the year then ended; and

          (c) combined financial statements of J&J Sanitation, Inc. and Big Red Roll Off, Inc. as of December 31, 1997, and for the year then ended.

     Such financial statements have been included in this Proxy Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Amador Disposal Service, Inc. and Mother Lode Sani-Hut, Inc. at June 30, 1998 and for the year then ended appearing in this Proxy Statement have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Representatives of Ernst & Young LLP, WCI's principal independent auditors, are expected to be present at the Special Meeting and will have the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

                  PROPOSALS OF STOCKHOLDERS FOR ANNUAL MEETING

     WCI's Board of Directors will consider proposals of stockholders intended to be presented for action at WCI's 1999 annual meeting of stockholders. WCI must receive a stockholder proposal in writing at WCI's principal executive offices, 2260 Douglas Boulevard, Suite 280, Roseville, California 95661, no earlier than February 10, 1999, and no later than March 12, 1999, in order for that proposal to be considered for inclusion in WCI's proxy statement and form of proxy relating to the 1999 annual stockholders' meeting. Submitting a stockholder proposal does not assure that it will be included in the proxy statement or form of proxy, because proposals must meet certain rules of the Commission and certain requirements of WCI's Bylaws.

                                 OTHER MATTERS

     WCI's Board of Directors does not know of any other matters to be presented for action at the Special Meeting, other than those listed in its Notice of Meeting and referred to herein. If any other matter should properly come before the Special Meeting or any adjournment thereof, it is intended that the proxies solicited hereby be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
WASTE CONNECTIONS, INC. UNAUDITED PRO FORMA FINANCIAL
  STATEMENTS
  Introduction to Unaudited Pro Forma Consolidated Financial
     Statements.............................................    F-4
  Unaudited Pro Forma Statement of Operations for the year
     ended December 31, 1997................................    F-5
  Unaudited Pro Forma Statement of Operations for the nine
     months ended September 30, 1998........................    F-6
  Notes to Unaudited Pro Forma Statements of Operations.....    F-7
  Unaudited Pro Forma Balance Sheet as of September 30,
     1998...................................................   F-12
  Notes to Unaudited Pro Forma Consolidated Balance Sheet...   F-13

WASTE CONNECTIONS, INC. AND PREDECESSORS
  Report of Ernst & Young LLP, Independent Auditors.........   F-14
  Combined Balance Sheet of Predecessors as of December 31,
     1996...................................................   F-15
  Consolidated Balance Sheet of Waste Connections, Inc. as
     of December 31, 1997 (Audited) and September 30, 1998
     (Unaudited)............................................   F-15
  Combined Statement of Operations of Predecessors for the
     nine months ended September 30, 1997...................   F-16
  Consolidated Statement of Operations of Waste Connections,
     Inc. for the period from inception (September 9, 1997)
     through December 31, 1997 (Audited) and the nine months
     ended September 30, 1998 (Unaudited)...................   F-16
  Combined Statement of Operations of The Disposal Group for
     the period from January 1, 1996 through July 31,
     1996...................................................   F-17
  Combined Statement of Operations of Predecessors for the
     period ended December 31, 1996.........................   F-17
  Combined Statement of Operations of The Disposal Group for
     the year ended December 31, 1995.......................   F-18
  Statement of Operations of Fibres International, Inc. for
     the period from January 1, 1995 through November 30,
     1995...................................................   F-18
  Statement of Operations of Predecessors for the one month
     ended December 31, 1995................................   F-18
  Consolidated Statement of Redeemable Stock and
     Stockholders' Equity (Deficit) of Waste Connections,
     Inc. for the period from inception (September 9, 1997)
     through December 31, 1997 (Audited) and the nine months
     ended September 30, 1998 (Unaudited)...................   F-19
  Combined Statement of Cash Flows of Predecessors for the
     nine months ended September 30, 1997...................   F-20
  Consolidated Statement of Cash Flows of Waste Connections,
     Inc. for the period from inception (September 9, 1997)
     through December 31, 1997 (Audited) and the nine months
     ended September 30, 1998 (Unaudited)...................   F-20
  Combined Statement of Cash Flows of The Disposal Group for
     the period from January 1, 1996 through July 31,
     1996...................................................   F-21
  Combined Statement of Cash Flows of Predecessors for the
     period ended December 31, 1996.........................   F-21
  Combined Statement of Cash Flows of The Disposal Group for
     the year ended December 31, 1995.......................   F-22
  Statement of Cash Flows of Fibres International, Inc. for
     the period from January 1, 1995 through November 30,
     1995...................................................   F-22
  Statement of Cash Flows of Predecessors for the one month
     ended December 31, 1995................................   F-22
  Notes to Financial Statements.............................   F-23

                                                              PAGE
                                                              -----
THE MURREY COMPANIES
  Report of Ernst & Young LLP, Independent Auditors.........   F-44
  Combined Balance Sheets as of December 31, 1996 and 1997
     (Audited) and September 30, 1998 (Unaudited)...........   F-45
  Combined Statements of Income and Retained Earnings for
     the years ended December 31, 1995, 1996 and 1997
     (Audited) and for the nine months ended September 30,
     1997 and 1998 (Unaudited)..............................   F-46
  Combined Statements of Cash Flows for the years ended
     December 31, 1995, 1996 and 1997 (Audited) and for the
     nine months ended September 30, 1997 and 1998
     (Unaudited)............................................   F-47
  Notes to Combined Financial Statements....................   F-48

MADERA DISPOSAL SYSTEMS, INC.
  Report of Ernst & Young LLP, Independent Auditors.........   F-57
  Balance Sheets as of December 31, 1996 and 1997...........   F-58
  Statements of Income and Retained Earnings for the years
     ended December 31, 1995, 1996 and 1997.................   F-59
  Statements of Cash Flows for the years ended December 31,
     1995, 1996 and 1997....................................   F-60
  Notes to Financial Statements.............................   F-61

ARROW SANITARY SERVICE, INC.
  Report of Ernst & Young LLP, Independent Auditors.........   F-67
  Balance Sheets as of September 30, 1997 (Audited) and
     March 31, 1998 (Unaudited).............................   F-68
  Statements of Income and Retained Earnings for the year
     ended September 30, 1997 (Audited) and the six months
     ended March 31, 1997 and 1998 (Unaudited)..............   F-69
  Statements of Cash Flows for the year ended September 30,
     1997 (Audited) and the six months ended March 31, 1997
     and 1998 (Unaudited)...................................   F-70
  Notes to Financial Statements.............................   F-71

SHRADER REFUSE AND RECYCLING SERVICE COMPANY
  Report of Grant Thornton LLP, Independent Auditors........   F-77
  Balance Sheets as of September 30, 1996 and 1997 (Audited)
     and June 30, 1998 (Unaudited)..........................   F-78
  Statements of Income for the years ended September 30,
     1996 and 1997 (Audited) and the nine months ended June
     30, 1997 and 1998 (Unaudited)..........................   F-79
  Statement of Stockholders Equity for the years ended
     September 30, 1996 and 1997 (Audited) and the nine
     months ended June 30, 1998 (Unaudited).................   F-80
  Statements of Cash Flows for the years ended September 30,
     1996 and 1997 (Audited) and the nine months ended June
     30, 1997 and 1998 (Unaudited)..........................   F-81
  Notes to Financial Statements.............................   F-82

CONTRACTOR'S WASTE REMOVAL, L.C.
  Report of Ernst & Young LLP, Independent Auditors.........   F-89
  Balance Sheets as of December 31, 1997 (Audited) and March
     31, 1998 (Unaudited)...................................   F-90
  Statements of Operations and Change in Members' Deficit
     for the year ended December 31, 1997 (Audited) and the
     three months ended March 31, 1997 and 1998
     (Unaudited)............................................   F-91
  Statements of Cash Flows for the year ended December 31,
     1997 (Audited) and the three months ended March 31,
     1997 and 1998 (Unaudited)..............................   F-92
  Notes to Financial Statements.............................   F-93

                                                              PAGE
                                                              -----
CURRY TRANSFER AND RECYCLING, INC.
  Report of Ernst & Young LLP, Independent Auditors.........   F-97
  Consolidated Balance Sheets as of December 31, 1997
     (Audited) and March 31, 1998 (Unaudited)...............   F-98
  Consolidated Statements of Income and Retained Earnings
     for the year ended December 31, 1997 (Audited) and the
     three months ended March 31, 1997 and 1998
     (Unaudited)............................................   F-99
  Consolidated Statements of Cash Flows for the year ended
     December 31, 1997 (Audited) and the three months ended
     March 31, 1997 and 1998 (Unaudited)....................  F-100
  Notes to Consolidated Financial Statements................  F-101

B&B SANITATION
  Report of Grant Thornton, LLP, Independent Auditors.......  F-108
  Combined Balance Sheets as of December 31, 1997 (Audited)
     and March 31, 1998 (Unaudited).........................  F-109
  Combined Statements of Earnings for the year ended
     December 31, 1997 (Audited) and the three months ended
     March 31, 1997 and 1998 (Unaudited)....................  F-110
  Combined Statement of Stockholders' Deficit for the year
     ended December 31, 1997 (Audited) and the three months
     ended March 31, 1998 (Unaudited).......................  F-111
  Combined Statements of Cash Flows for the year ended
     December 31, 1997 (Audited) and the three months ended
     March 31, 1997 and 1998 (Unaudited)....................  F-112
  Notes to Combined Financial Statements....................  F-113

J & J SANITATION
  Report of Grant Thornton LLP, Independent Auditors........  F-117
  Combined Balance Sheets as of December 31, 1997 (Audited)
     and June 30, 1998 (Unaudited)..........................  F-118
  Combined Statements of Operations for the year ended
     December 31, 1997 (Audited) and the six months ended
     June 30, 1997 and 1998 (Unaudited).....................  F-119
  Combined Statement of Stockholders' and Partners' Equity
     for the year ended December 31, 1997 (Audited) and the
     six months ended June 30, 1998 (Unaudited).............  F-120
  Combined Statements of Cash Flows for the year ended
     December 31, 1997 (Audited) and the six months ended
     June 30, 1997 and 1998 (Unaudited).....................  F-121
  Notes to Combined Financial Statements....................  F-122

AMADOR DISPOSAL SERVICES, INC. AND MOTHERLODE SANI-HUT, INC.
  Report of PricewaterhouseCoopers LLP, Independent
     Auditors...............................................  F-127
  Combined Balance Sheets as of June 30, 1998, (Audited) and
     September 30, 1998 (Unaudited).........................  F-128
  Combined Statements of Operations and Retained Earnings
     for the year ended June 30, 1998 (Audited) and the
     three months ended September 30, 1997 and 1998
     (Unaudited)............................................  F-129
  Combined Statements of Cash Flows for the year ended June
     30, 1998 (Audited) and the three months ended September
     30, 1997 and 1998 (Unaudited)..........................  F-130
  Notes to Combined Financial Statements....................  F-131

BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.
  Report of Ernst & Young LLP, Independent Auditors.........  F-136
  Combined Balance Sheets as of December 31, 1997 (Audited)
     and September 30, 1998 (Unaudited).....................  F-137
  Combined Statements of Income and Retained Earnings for
     the year ended December 31, 1997 (Audited) and the nine
     months ended September 30, 1997 and 1998 (Unaudited)...  F-138
  Combined Statements of Cash Flows for the year ended
     December 31, 1997 (Audited) and the nine months ended
     September 30, 1997 and 1998 (Unaudited)................  F-139
  Notes to Combined Financial Statements....................  F-140

                            WASTE CONNECTIONS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, give effect to the business combinations involving WCI, its predecessors, Madera Disposal Systems, Inc. ("Madera"), Arrow Sanitary Service, Inc. ("Arrow"), Shrader Refuse and Recycling Service Company ("Shrader"), Curry Transfer and Recycling, Inc. ("Curry"), Contractors Waste Removal L.C. ("Contractors"), J & J Sanitation ("J & J"), B&B Sanitation ("B&B"), Amador Disposal Service, Inc./Mother Lode Sani-Hut, Inc. ("Amador"), and pending business combination involving Butler County Landfill, Inc./Kobus Construction, Inc. ("Butler") as if such business combinations occurred on January 1, 1997 and were accounted for using the purchase method of accounting. In addition to reflecting the business combinations involving WCI, its predecessors, Madera, Arrow, Shrader, Curry, Contractors, J & J, B & B, Amador and Butler, the following Unaudited WCI and the Murrey Companies Pro Forma Combined Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 reflect the merger with the Murrey Companies as poolings-of-interests.

     The following Unaudited Pro Forma Balance Sheet as of September 30, 1998 assumes WCI's acquisition of Amador and pending acquisition of Butler occurred on September 30, 1998. In addition to reflecting the business combinations involving WCI, Amador and Butler, the following Unaudited Pro Forma Combined Balance Sheet as of September 30, 1998 reflects the mergers with the Murrey Companies as poolings-of-interests.

     WCI has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. WCI has not and cannot quantify all of these savings due to the short period of time since the predecessor, Madera, Arrow, Shrader, Curry, Contractors, J & J, B&B, Amador and Butler acquisitions occurred. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to WCI's corporate management. However, these costs, like the savings they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the Unaudited Pro Forma Financial Statements.

     The Unaudited Pro Forma Financial Statements include certain adjustments to the historical financial statements, including adjusting depreciation expense to reflect purchase price allocations of the entities acquired by WCI, adjusting interest expense to reflect acquisition-related debt and the related income tax effects of these adjustments.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The Unaudited Pro Forma Financial Statements do not purport to represent what WCI's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project WCI's financial position or results of operations for any future period. Because WCI, its predecessors, the Murrey Companies, Madera, Arrow, Shrader, Curry, Contractors, J & J, B&B, Amador and Butler were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The Unaudited Pro Forma Financial Statements should be read in conjunction with the other financial statements and notes thereto included elsewhere herein, as well as information included under the headings "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included elsewhere herein.

                            WASTE CONNECTIONS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                             WASTE
                                                         CONNECTIONS,
                                                             INC.                                            ARROW
                                                          PERIOD FROM                       MADERA         SANITARY
                                                           INCEPTION     PREDECESSORS      DISPOSAL      SERVICE, INC.
                                                         (SEPTEMBER 9,   COMBINED NINE   SYSTEMS, INC.       YEAR
                                                           1997) TO      MONTHS ENDED     YEAR ENDED         ENDED
                                                         DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,    SEPTEMBER 30,
                                                             1997            1997            1997            1997
                                                         -------------   -------------   -------------   -------------
Revenues...............................................    $   6,237        $18,114         $ 7,845         $6,209
Operating expenses:
 Cost of operations....................................        4,703         14,753           5,289          4,970
 Selling, general and administrative...................          619          3,009           1,041            776
 Depreciation and amortization.........................          354          1,083             627            143
 Start-up and integration..............................          493             --              --             --
 Stock compensation....................................        4,395             --              --             --
                                                           ---------        -------         -------         ------
Income (loss) from operations..........................       (4,327)          (731)            888            320
Interest expense.......................................       (1,035)          (456)           (280)           (72)
Other income (expense), net............................          (36)            14             173             (2)
                                                           ---------        -------         -------         ------
Income (loss) before (provision) benefit for income
 taxes.................................................       (5,398)        (1,173)            781            246
(Provision) benefit for income taxes...................          332             --              --           (117)
                                                           ---------        -------         -------         ------
Net income (loss)......................................    $  (5,066)       $(1,173)        $   781         $  129
                                                           =========        =======         =======         ======
Redeemable convertible preferred stock accretion.......    $    (531)
                                                           ---------
Net loss applicable to common
 stockholders..........................................    $  (5,597)
                                                           =========
Basic and diluted net loss per common share............    $   (2.99)
                                                           =========
Shares used in the per share calculation...............    1,872,567
                                                           =========


                                                            SHRADER         CURRY
                                                          REFUSE AND       TRANSFER     CONTRACTORS
                                                           RECYCLING         AND           WASTE          J & J           B&B
                                                            SERVICE       RECYCLING,      REMOVAL,      SANITATION     SANITATION
                                                            COMPANY          INC.           L.C.         COMBINED       COMBINED
                                                          YEAR ENDED      YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                             1997            1997           1997           1997           1997
                                                         -------------   ------------   ------------   ------------   ------------
Revenues...............................................     $6,896          $3,617         $1,903         $2,346         $1,965
Operating expenses:
 Cost of operations....................................      4,601           2,259          1,234          1,789          1,074
 Selling, general and administrative...................        567             655            359            319
 Depreciation and amortization.........................        770             260            202            197            259
 Start-up and integration..............................         --
 Stock compensation....................................         --
                                                            ------          ------         ------         ------         ------
Income (loss) from operations..........................        958             443            108             41            312
Interest expense.......................................       (292)            (50)          (178)          (108)          (108)
Other income (expense), net............................         59              64             --             --              1
                                                            ------          ------         ------         ------         ------
Income (loss) before (provision) benefit for income
 taxes.................................................        725             457            (70)           (67)           205
(Provision) benefit for income taxes...................                       (183)            --             --             --
                                                            ------          ------         ------         ------         ------
Net income (loss)......................................     $  725          $  274         $  (70)        $  (67)        $  205
                                                            ======          ======         ======         ======         ======
Redeemable convertible preferred stock accretion.......
Net loss applicable to common
 stockholders..........................................
Basic and diluted net loss per common share............
Shares used in the per share calculation...............


                                                            AMADOR           BUTLER
                                                           DISPOSAL          COUNTY
                                                         SERVICE, INC.   LANDFILL, INC.
                                                           COMBINED         COMBINED                       PRO FORMA
                                                          YEAR ENDED       YEAR ENDED                      YEAR ENDED
                                                         DECEMBER 31,     DECEMBER 31,     PRO FORMA      DECEMBER 31,
                                                             1997             1997        ADJUSTMENTS         1997
                                                         -------------   --------------   -----------     ------------
Revenues...............................................     $3,205           $3,010         $    --        $   61,347
Operating expenses:
 Cost of operations....................................      2,432            1,898            (146)(a)        44,561
                                                                                               (195)(b)
                                                                                               (100)(c)
 Selling, general and administrative...................        480              236            (570)(d)         7,412
                                                                                               (132)(e)
                                                                                               (267)(j)
 Depreciation and amortization.........................        317              631            (102)(f)         4,339
                                                                                             (2,022)(k)
                                                                                              1,620(l)
 Start-up and integration..............................         --               --              --               493
 Stock compensation....................................         --               --              --             4,395
                                                            ------           ------         -------        ----------
Income (loss) from operations..........................        (24)             245           1,914               147
Interest expense.......................................        (77)            (180)            456(g)         (6,049)
                                                                                               (218)(g)
                                                                                              1,345(m)
                                                                                             (4,796)(n)
Other income (expense), net............................         (3)              43              --               313
                                                            ------           ------         -------        ----------
Income (loss) before (provision) benefit for income
 taxes.................................................       (104)             108          (1,299)           (5,589)
(Provision) benefit for income taxes...................         (2)              --             (92)(h)           402
                                                                                               (618)(o)
                                                                                              1,082(l)
                                                            ------           ------         -------        ----------
Net income (loss)......................................     $ (106)          $  108         $  (927)       $   (5,187)
                                                            ======           ======         =======        ==========
Redeemable convertible preferred stock accretion.......                                                          (531)
                                                                                                           ----------
Net loss applicable to common
 stockholders..........................................                                                    $   (5,718)
                                                                                                           ==========
Basic and diluted net loss per common share............                                                    $    (2.12)
                                                                                                           ==========
Shares used in the per share calculation...............                                                     2,700,306
                                                                                                           ==========


                                                          THE MURREY     PRO FORMA
                                                          COMPANIES       COMBINED
                                                          YEAR ENDED     YEAR ENDED
                                                         DECEMBER 31,   DECEMBER 31,
                                                             1997           1997
                                                         ------------   ------------
Revenues...............................................    $28,874       $   90,221
Operating expenses:
 Cost of operations....................................     23,133           67,694
 Selling, general and administrative...................      2,323            9,735
 Depreciation and amortization.........................      1,371            5,710
 Start-up and integration..............................         --              493
 Stock compensation....................................         --            4,395
                                                           -------       ----------
Income (loss) from operations..........................      2,047            2,194
Interest expense.......................................       (380)          (6,429)
Other income (expense), net............................        283              596
                                                           -------       ----------
Income (loss) before (provision) benefit for income
 taxes.................................................      1,950           (3,639)
(Provision) benefit for income taxes...................       (634)            (232)
                                                           -------       ----------
Net income (loss)......................................    $ 1,316       $   (3,871)
                                                           =======       ==========
Redeemable convertible preferred stock accretion.......                        (531)
                                                                         ----------
Net loss applicable to common
 stockholders..........................................                  $   (4,402)
                                                                         ==========
Basic and diluted net loss per common share............                  $    (0.81)
                                                                         ==========
Shares used in the per share calculation...............                   5,450,306
                                                                         ==========


                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                               CURRY
                                                                                                             TRANSFER
                                             WASTE            MADERA           ARROW       SHRADER REFUSE       AND
                                         CONNECTIONS,        DISPOSAL        SANITARY      AND RECYCLING    RECYCLING,
                                       INC. CONSOLIDATED   SYSTEMS, INC.   SERVICE, INC.      SERVICE          INC.
                                          NINE MONTHS        ONE MONTH      FIVE MONTHS       COMPANY       FIVE MONTHS
                                             ENDED             ENDED           ENDED         SIX MONTHS        ENDED
                                         SEPTEMBER 30,      JANUARY 31,       MAY 31,          ENDED          MAY 31,
                                             1998              1998            1998        JUNE 30, 1998       1998
                                       -----------------   -------------   -------------   --------------   -----------
Revenues.............................      $  35,336           $ 611          $2,508           $3,505         $1,408
Operating expenses:
 Cost of operations..................         24,007             412           1,836            2,264            837
 Selling, general and
   administrative....................          3,518             112             385              310            270
 Depreciation and amortization.......          2,693              69              67              471            124
 Stock compensation..................            561              --              --               --             --
                                           ---------           -----          ------           ------         ------
Income (loss) from operations........          4,557              18             220              460            177
Interest expense.....................         (1,427)           (289)            (14)            (191)           (33)
Other income, net....................             --              16               2               11             41
                                           ---------           -----          ------           ------         ------
Income (loss) before (provision)
 benefit for income taxes............          3,130            (255)            208              280            185
(Provision) benefit for income
 taxes...............................         (1,513)             --             (89)              --             --
                                           ---------           -----          ------           ------         ------
Income (loss) before extraordinary
 item................................          1,617           $(255)         $  119           $  280         $  185
                                                               =====          ======           ======         ======
Extraordinary Item -- early
 extinguishment of debt, net of tax
 benefit of $165.....................           (815)
                                           ---------
Net income (loss)....................      $     802
                                           =========
Redeemable convertible preferred
 stock accretion.....................      $    (917)
                                           ---------
Net income (loss) applicable to
 common stockholders.................      $    (115)
                                           =========
Basic earnings (loss) per common
 share:
Income (loss) before extraordinary
 item................................      $    0.13
                                           =========
Extraordinary item...................          (0.15)
                                           =========
Basic net income (loss) per common
 share...............................      $   (0.02)
                                           =========
Diluted earnings (loss) per common
 share:
Income (loss) before extraordinary
 item................................      $    0.09
                                           =========
Extraordinary item...................          (0.11)
                                           ---------
Diluted net loss per common share....      $   (0.02)
                                           =========
Shares used in the per share
 calculations:
 Basic...............................      5,476,532
                                           =========
 Diluted.............................      7,438,658
                                           =========


                                       CONTRACTORS                                  AMADOR           BUTLER
                                          WASTE         J & J          B&B         DISPOSAL          COUNTY
                                         REMOVAL     SANITATION    SANITATION    SERVICE, INC    LANDFILL, INC.
                                          L.C.        COMBINED      COMBINED       COMBINED         COMBINED
                                       FIVE MONTHS   SIX MONTHS    FIVE MONTHS    NINE MONTHS     NINE MONTHS
                                          ENDED         ENDED         ENDED          ENDED           ENDED
                                         MAY 31,      JUNE 30,       MAY 31,     SEPTEMBER 30,   SEPTEMBER 30,     PRO FORMA
                                          1998          1998          1998           1998             1998        ADJUSTMENTS
                                       -----------   -----------   -----------   -------------   --------------   -----------
Revenues.............................     $ 791        $1,210         $876          $2,355           $2,419         $    --
Operating expenses:
 Cost of operations..................       543           854          464           1,642            1,659              --
 Selling, general and
   administrative....................       182           213          136             400              130            (111)(j)
 Depreciation and amortization.......        94           107          110             229              408            (334)(l)
 Stock compensation..................        --            --           --              --               --              --
                                          -----        ------         ----          ------           ------         -------
Income (loss) from operations........       (28)           36          166              84              222             445
Interest expense.....................       (90)          (53)         (46)            (88)            (109)            624(m)
                                                                                                                     (2,146)(n)
Other income, net....................        --            --           --             (22)             109              --
                                          -----        ------         ----          ------           ------         -------
Income (loss) before (provision)
 benefit for income taxes............      (118)          (17)         120             (26)             222          (1,077)
(Provision) benefit for income
 taxes...............................        --            --           --              (1)                             358(o)
                                          -----        ------         ----          ------           ------         -------
Income (loss) before extraordinary
 item................................     $(118)       $  (17)        $120          $  (27)          $  222         $  (719)
                                          =====        ======         ====          ======           ======         =======
Extraordinary Item -- early
 extinguishment of debt, net of tax
 benefit of $165.....................
Net income (loss)....................
Redeemable convertible preferred
 stock accretion.....................
Net income (loss) applicable to
 common stockholders.................
Basic earnings (loss) per common
 share:
Income (loss) before extraordinary
 item................................
Extraordinary item...................
Basic net income (loss) per common
 share...............................
Diluted earnings (loss) per common
 share:
Income (loss) before extraordinary
 item................................
Extraordinary item...................
Diluted net loss per common share....
Shares used in the per share
 calculations:
 Basic...............................
 Diluted.............................


                                                        THE MURREY       PRO FORMA
                                         PRO FORMA       COMPANIES       COMBINED
                                        NINE MONTHS     NINE MONTHS     NINE MONTHS
                                           ENDED           ENDED           ENDED
                                       SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                           1998            1998            1998
                                       -------------   -------------   -------------
Revenues.............................   $   51,019        $24,532       $    75,551
Operating expenses:
 Cost of operations..................       34,518         19,337            53,855
 Selling, general and
   administrative....................        5,545          1,870             7,415
 Depreciation and amortization.......        4,038          1,640             5,678
 Stock compensation..................          561             --               561
                                        ----------        -------       -----------
Income (loss) from operations........        6,357          1,685             8,042
Interest expense.....................       (3,862)          (423)           (4,285)
Other income, net....................          157            (97)               60
                                        ----------        -------       -----------
Income (loss) before (provision)
 benefit for income taxes............        2,652          1,165             3,817
(Provision) benefit for income
 taxes...............................       (1,245)          (414)           (1,659)
                                        ----------        -------       -----------
Income (loss) before extraordinary
 item................................        1,407        $   751             2,158
                                                          =======       ===========
Extraordinary Item -- early
 extinguishment of debt, net of tax
 benefit of $165.....................         (815)                            (815)
                                        ----------                      -----------
Net income (loss)....................   $      592                      $     1,343
                                        ==========                      ===========
Redeemable convertible preferred
 stock accretion.....................   $     (917)                     $      (917)
                                        ----------                      -----------
Net income (loss) applicable to
 common stockholders.................   $     (325)                     $       426
                                        ==========                      ===========
Basic earnings (loss) per common
 share:
Income (loss) before extraordinary
 item................................   $     0.08                      $      0.14
                                        ==========                      ===========
Extraordinary item...................
Basic net income (loss) per common
 share...............................
Diluted earnings (loss) per common
 share:
Income (loss) before extraordinary
 item................................   $     0.06                             0.12
                                        ==========                      ===========
Extraordinary item...................
Diluted net loss per common share....
Shares used in the per share
 calculations:
 Basic...............................    6,069,350                        8,819,350
                                        ==========                      ===========
 Diluted.............................    7,654,186                       10,404,186
                                        ==========                      ===========


                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     ASSUMPTIONS. The unaudited pro forma statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 are presented as if the acquisitions of the Company's predecessors, Madera, Arrow, Shrader, Curry, Contractors, J & J, B&B, Amador and pending acquisition of Butler had occurred on January 1, 1997. In addition, the unaudited WCI and the Murrey Companies pro forma combined statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 combine the pro forma statements of operations for those respective periods with the historical statements of operations for the Murrey Companies for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively.

     BUSINESS COMBINATIONS. The acquisitions of Madera, Arrow, Shrader, Curry, Contractors, J & J, B&B, Amador and pending acquisition of Butler are being accounted for under the purchase method of accounting for business combinations. Certain items affecting the purchase prices and their allocations are preliminary. The preliminary purchase prices consist of the following:

                        MADERA     ARROW    SHRADER    CURRY    CONTRACTORS    J & J      B&B     AMADOR    BUTLER
                        -------   -------   -------   -------   -----------   -------   -------   -------   -------
Cash paid to
  shareholders.......    $6,949   $ 7,537   $ 8,106   $ 6,347     $ 2,442     $ 2,074   $ 3,321   $ 5,581   $ 7,013
Common stock
  issued.............     7,500     3,045     9,997        --       1,000          --        --        --        --
Liabilities assumed..     4,256       769     2,102     1,298       2,561       1,372     1,723     1,428     2,219
Sellers notes........        --        --       378        25         166          93        24        --       172
Acquisition costs....       180       125       225        90          73          80       170       100       132
Common stock warrants
  issued.............       954        --        --        --          --          --        --        --        --
                        -------   -------   -------   -------     -------     -------   -------   -------   -------
                        $19,839   $11,476   $20,808   $ 7,760     $ 6,242     $ 3,619   $ 5,238   $ 7,109   $ 9,536
                        =======   =======   =======   =======     =======     =======   =======   =======   =======

     The Company has preliminarily allocated the purchase prices as follows:

                        MADERA     ARROW    SHRADER    CURRY    CONTRACTORS    J & J      B&B     AMADOR    BUTLER
                        -------   -------   -------   -------   -----------   -------   -------   -------   -------
Tangible assets
  purchased..........    $4,534   $   898   $ 4,378   $ 2,877     $ 1,506     $   687   $ 2,611   $ 1,935   $ 9,265
Goodwill.............    14,580    10,528    16,300     4,583       4,686       2,892     2,577     5,144       251
Covenants not to
  compete............        --        50       130       100          50          40        50        30        20
Long-term franchise
  agreements and
  contracts..........       725        --        --       200          --          --        --        --        --
                        -------   -------   -------   -------     -------     -------   -------   -------   -------
                        $19,839   $11,476   $20,808   $ 7,760     $ 6,242     $ 3,619   $ 5,238   $ 7,109   $ 9,536
                        =======   =======   =======   =======     =======     =======   =======   =======   =======

     The valuation of the Company's common stock issued in connection with the acquisitions was determined based on the market price of the securities over a reasonable period of time before and after the two companies reached agreement on the purchase price and, if applicable, after the proposed transaction is announced. The valuation of common stock issued with contractual trading restrictions is discounted to reflect the specific features of the stock issued.

     WCI's mergers with the Murrey Companies are assumed to be accounted for under the pooling of interests method of accounting for business combinations. The pro forma financial statements assume the issuance of 2,750,000 shares, which represents the expected number of shares to be exchanged. The actual

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

number of share of WCI's common stock to be exchanged for all of the outstanding stock of the Murrey Companies will be determined at the closing date.

     PRO FORMA ADJUSTMENTS. The unaudited pro forma statements of operations do not reflect non-recurring costs resulting directly from the merger between the Company and the Murrey Companies. The management of the Company estimates that these costs will approximate $6,500 and will be charged to operations in the quarter that the merger is consummated. The amount includes costs to merge the companies, signing bonuses to be paid to Murrey Company officers, and professional fees. The following adjustments have been made to the unaudited pro forma statements of operations:

     (a) To eliminate BFI corporate environmental expense allocation related to BFI landfill closure costs which do not exist for the Company.

     (b) To record amortization of the loss contract accrual that was recorded in connection with the acquisitions of the predecessor operations. The loss contract accrual is being amortized to operating expenses over the related terms of the loss contracts which range from 6 to 65 months. The loss contract accrual represents the estimated incremental losses to the Company related to certain unfavorable contracts the Company acquired in connection with the acquisition of the predecessor operations.

     (c) To reduce facilities lease expense to the amounts provided for in the sublease agreement entered into with BFI in connection with the acquisitions of the predecessor operations. The sublease agreement was directly attributable to, a required element of, and a condition to the closing of the acquisition.

     (d) To reduce BFI corporate overhead expense allocations to the amount of corporate overhead currently being incurred by the Company.

     (e) To eliminate consulting expenses incurred by BFI related to the acquisition of The Disposal Group which the Company did not assume in connection with the acquisitions of the predecessors. The non-assumption of the consulting agreement was directly attributable to, a required element of, and a condition to the closing of the acquisition.

     (f) To decrease goodwill amortization for the lower goodwill amount recorded by the Company in connection with its acquisition of the predecessor operations.

     (g) To eliminate the predecessor's interest expense and record interest expense on the debt obligations incurred by the Company in connection with the acquisitions of the predecessors.

     (h) To record the estimated tax provision associated with the proforma adjustments for the Company's predecessors net of the tax benefit for the net operating loss for the nine months ended September 30, 1997 using the Company's effective tax rate.

     (i) To record the estimated tax benefit for the year ended December 31, 1997 associated with the pro forma adjustments for the Madera $198, Arrow $226, Shrader $60, Curry $177, Contractors $96, J&J $76, B&B $93, Amador $144 and Butler $12 acquisitions using the Company's estimated effective tax rates.

     (j) To reduce officers' salaries to levels provided for in the new employment agreements which were directly attributable to, required elements of, and a condition to the closing of the Madera acquisition $83 and the Shrader acquisition $184 for the year ended 1997 and Madera $19 and Shrader $92 for the nine months ended September 30, 1998.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     (k) To reduce depreciation for the reduction in the property and equipment's carrying value to fair value related to the acquisition of Madera $377, Arrow $78, Shrader $585, Curry $130, Contractors $48, J&J $130, B&B $82, Amador $180 and Butler $412 for the year ended December 31, 1997.

     (l) To increase amortization for the increase in goodwill and other intangibles resulting from the acquisition of Madera $364, Arrow $265, Shrader $439, Curry $130, Contractors $128, J&J $80, B&B $69, Amador $135 and Butler $10 for the year ended December 31, 1997. To increase (decrease) depreciation and amortization for effects of the purchase for Madera ($19), Arrow $90, Shrader ($160), Curry ($4), Contractors $47, J&J ($33), B&B ($2), Amador ($25) and Butler ($228) for the nine months ended September 30, 1998. Goodwill is amortized over a term of 40 years and the covenant not to compete is amortized over a term of five years.

     (m) To eliminate interest expense associated with the outstanding debt obligations of Madera $280, Arrow $72, Shrader $292, Curry $50, Contractors $178, J&J $108, B&B $108, Amador $77 and Butler $180 which were paid-off in connection with the acquisitions for the year ended December 31, 1997 and Arrow $14, Shrader $191, Curry $33, Contractors $90, J&J $53, B&B $46, Amador $88 and Butler $109 for the nine months ended September 30, 1998.

     (n) To record interest expense on the additional long-term debt obligations incurred by the Company in connection with the acquisition of Madera $897, Arrow $606, Shrader $771, Curry $493, Contractors $338, J&J $244, B&B $354, Amador $481 and Butler $612 for the year ended 1997 and Arrow $239, Shrader $372, Curry $247, Contractors $169, J&J $122, B&B $177, Amador $361 and Butler $459 for the nine months ended September 30, 1998. In the aggregate the Company incurred or refinanced long-term debt obligations of approximately $64,469 related to these acquisitions; with a weighted average interest rate of 7.4%.

     (o) To record C corporation income tax (provision) benefit for the year ended December 31, 1997 for Madera ($297), Shrader ($290), Contractors $28, J&J $27, B&B ($82), Amador $41 and Butler $(45), which were subchapter S corporations LLC or partnerships for income tax purposes for all periods prior to their acquisition by the Company. To record the estimated C corporation tax (provision) benefit and tax effect of pro forma adjustments for Madera $83, Arrow $118, Shrader ($64), Curry $10, Contractors $97, J&J $42, B&B $4, Amador $110 and Butler ($42) for the nine months ended September 30, 1998.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     PRO FORMA PER SHARE DATA. The shares used in computing the unaudited pro forma net loss per share for the periods ended December 31, 1997, and the nine months ended September 30, 1998 are based upon the pro forma number of common shares as summarized in the table below. See Note 1 of the Company's notes to financial statements included elsewhere herein for information concerning the computation of basic and diluted net income (loss) per share.

                                                               YEAR ENDED     NINE MONTHS ENDED
                                                              DECEMBER 31,      SEPTEMBER 30,
                                                                  1997               1998
                                                              ------------    ------------------
Basic Share Count:
  Company weighted average shares outstanding...............    1,872,567          5,476,532
  Shares issued in connection with the acquisition of
     Arrow..................................................      213,750            131,538(1)
  Shares issued in connection with the acquisition of
     Contractors............................................       76,423             43,829(2)
  Shares issued in connection with the acquisition of
     Shrader................................................      537,566            417,451(3)
                                                               ----------         ----------
  Shares used in calculating proforma basic income (loss)
     per share..............................................    2,700,306          6,069,350
  Shares to be issued in exchange for the Murrey Companies'
     stock(4)...............................................    2,750,000          2,750,000
                                                               ----------         ----------
  Shares used in calculating pro forma combined basic net
     income (loss) per share................................    5,450,306          8,819,350
                                                               ==========         ==========
Diluted Share Count:
  Shares used in calculating pro forma basic income (loss)
     per share..............................................    2,700,306          6,069,350
  Dilutive effect of stock options and warrants
     outstanding............................................           --          1,584,836
                                                               ----------         ----------
  Shares used in calculating pro forma dilutive income
     (loss).................................................    2,700,306          7,654,186
  Shares to be issued in exchange for the Murrey Companies'
     stock(4)...............................................    2,750,000          2,750,000
                                                               ----------         ----------
  Shares used in calculating pro forma combined diluted net
     income (loss) per share................................    5,450,306         10,404,186
                                                               ==========         ==========

---------------
(1) Includes only incremental shares issued for acquisition of Arrow because 82,212 shares are already included in the Company's weighted average shares outstanding for the nine months ended September 30, 1998.

(2) Includes only incremental shares issued for acquisition of Contractors because 39,094 shares are already in the Company's weighted average shares outstanding for the nine months ended September 30, 1998.

(3) Includes only incremental shares issued for acquisition of Shrader because 120,115 shares are already in the Company's weighted average for the nine months ended September 30, 1998.

(4) The shares of the Company's common stock to be issued in exchange for the Murrey Companies stock included in the above table represents the expected number of shares to be exchanged. The actual number of shares of the Company's common stock to be exchanged for all of the outstanding stock of the Murrey Companies will be determined at the closing date.

     In the event that the Company is required to exchange an additional 500,000 shares of its common stock to consummate the merger with the Murrey Companies the effect on pro forma net loss per share amounts are as follows:

                                                                                PRO FORMA
                                                                                COMBINED
                                                                               NINE MONTHS
                                                               YEAR ENDED         ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              ------------    -------------
Basic earnings per common share:
  Income (loss) before extraordinary item...................     $(0.74)         $ 0.13
Diluted earnings per common share:
  Income (loss) before extraordinary item...................     $(0.74)         $ 0.11

     ACQUISITION COSTS. The Company incurred costs of $180, $125, $225, $90, $73, $80, $170, $100 and $132 related to the Madera, Arrow, Shrader, Curry, Contractors, J&J, B&B, Amador and Butler acquisitions, respectively, which have been factored into the respective purchase agreements. Costs incurred by Madera, Arrow, Shrader, Curry, Contractors, J&J, B&B, Amador and Butler were expensed as incurred.

     No adjustments have been made in these pro forma statements of operations to conform accounting policies of the Murrey Companies with those of the Company. The nature and extent of such adjustments, if any, are not expected to be significant.


     CONTINGENT PAYMENTS. In connection with the Madera, Shrader, J & J and Butler acquisitions the Company is required to pay contingent consideration to certain former shareholders of the respective companies, subject to their involvement in specified events that give rise to the consideration. No amounts related to these contingent payments have been included in the pro forma financial statements as the events which would give rise to such payments have not yet occurred nor are probable.



     Contingent payments relating to these acquisitions total $6.8 million, are payable primarily in cash, and are earned based upon the achievement of certain milestones. Of the total contingent payments, $4.8 million relates to the achievement of certain operational and financial performance goals, and $2 million relates to the consummation of future acquisitions.


     OTHER. The Professional Cleaning business of Madera ceased operations in July 1997. This business had revenues of $193 and an operating loss of $215 during the year ended December 31, 1997.

     Shortly before the acquisition of the predecessor operations by the Company, BFI amended a franchise agreement with a municipality which provided for a reduction in the franchise fees. Had this amended franchise agreement been in effect as of January 1, 1997, pro forma cost of operations would have been approximately $135 lower during the year ended December 31, 1997.

                            WASTE CONNECTIONS, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                               AMADOR           BUTLER
                              WASTE           DISPOSAL          COUNTY
                        CONNECTIONS, INC.   SERVICE, INC.   LANDFILL, INC.    PRO FORMA                     THE MURREY
                          CONSOLIDATED        COMBINED         COMBINED      ADJUSTMENTS        PRO FORMA   COMPANIES
                        -----------------   -------------   --------------   -----------        ---------   ----------
ASSETS
Current assets:
  Cash................      $  1,090           $  239           $   47         $    --(2)(5)(6) $  1,376     $   405
  Accounts receivable,
    net...............         9,046              190              428              --             9,664       3,364
  Prepaid expenses and
    other current
    assets............           773               76              154              --             1,003          10
                            --------           ------           ------         -------          --------     -------
        Total current
          assets......        10,909              505              629              --            12,043       3,779
Property and
  equipment, net......        18,438            2,107            3,124           4,454(3)         28,123      14,371
Goodwill, net.........        81,294               --               --           5,395(4)         86,689       1,758
Other assets..........         3,854               30              351              50(4)          4,285          --
                            --------           ------           ------         -------          --------     -------
                            $114,495           $2,642           $4,104         $ 9,899          $131,140     $19,908
                            ========           ======           ======         =======          ========     =======
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term
    borrowings........      $     --           $   --           $   --         $    --          $     --     $   620
  Accounts payable....         6,123               87              107              --             6,317       2,217
  Advance from a
    related party.....            --               --               --              --                --         543
  Deferred revenue....         1,501               --               --              --             1,501       1,432
  Accrued
    liabilities.......         3,165              145              214              --             3,524       1,288
  Income taxes
    payable...........            --               --               --              --                --         277
  Current portion of
    notes payable.....         1,256               38              608            (474)(5)(8)      1,428         751
  Other current
    liabilities.......           346               --               --              --               346          --
  Accrued merger
    related
    expenses..........            --               --               --              --                --          --
                            --------           ------           ------         -------          --------     -------
                              12,391              270              929            (474)           13,116       7,128
Other long-term
  liabilities.........         1,499               --              474              --             1,973          --
Long-term debt, net...        40,404            1,158              816          13,472(5)(6)      55,850       4,047
Deferred income
  taxes...............           379               --               --              --               379         658
Stockholders' equity:
  Common stock........            92              188               10            (198)(7)            92          45
  Additional paid-in
    capital...........        65,944              118                2            (120)(7)        65,944         455
  Deferred stock
    compensation......          (499)              --               --              --              (499)         --
  Retained earnings
    (deficit).........        (5,715)             908            1,873          (2,781)(7)        (5,715)      7,575
                            --------           ------           ------         -------          --------     -------
        Total
         stockholders'
          equity......        59,822            1,214            1,885          (3,099)           59,822       8,075
                            --------           ------           ------         -------          --------     -------
                            $114,495           $2,642           $4,104         $ 9,899          $131,140     $19,908
                            ========           ======           ======         =======          ========     =======


                         PRO FORMA    PRO FORMA
                        ADJUSTMENTS   COMBINED
                        -----------   ---------
ASSETS
Current assets:
  Cash................    $    --     $  1,781
  Accounts receivable,
    net...............         --       13,028
  Prepaid expenses and
    other current
    assets............         --        1,013
                          -------     --------
        Total current
          assets......         --       15,822
Property and
  equipment, net......         --       42,494
Goodwill, net.........         --       88,447
Other assets..........         --        4,285
                          -------     --------
                          $    --     $151,048
                          =======     ========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term
    borrowings........    $    --     $    620
  Accounts payable....         --        8,534
  Advance from a
    related party.....         --          543
  Deferred revenue....         --        2,933
  Accrued
    liabilities.......         --        4,812
  Income taxes
    payable...........         --          277
  Current portion of
    notes payable.....         --        2,179
  Other current
    liabilities.......         --          346
  Accrued merger
    related
    expenses..........      6,500(1)     6,500
                          -------     --------
                            6,500       26,744
Other long-term
  liabilities.........         --        1,973
Long-term debt, net...         --       59,897
Deferred income
  taxes...............         --        1,037
Stockholders' equity:
  Common stock........        (17)(1)      120
  Additional paid-in
    capital...........         17(1)    66,416
  Deferred stock
    compensation......         --         (499)
  Retained earnings
    (deficit).........     (6,500)(1)   (4,640)
                          -------     --------
        Total
         stockholders'
          equity......     (6,500)      61,397
                          -------     --------
                          $    --     $151,048
                          =======     ========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     ASSUMPTIONS. The unaudited pro forma balance sheet as of September 30, 1998 combines the historical balance sheet of Waste Connections, Inc. with the historical balance sheets of Amador and Butler to be accounted for as purchases, and the historical balance sheet of the Murrey Companies to be accounted for as poolings-of-interests as of September 30, 1998.

     PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated balance sheet.

     (1) To record Merger related entries consisting of estimated non-recurring costs of the Merger with the Murrey Companies and the issuance of 2,750,000 shares of the Company's common stock. The management of the Company estimates that the non-recurring costs will approximate $6,500 and will be charged to operations in the quarter the merger is consummated. This estimated expense, has been charged to retained earnings on the accompanying unaudited pro forma balance sheet.

     (2) Cash payments to former shareholders of Amador ($5,581) and payment of acquisition costs ($100). Cash payments to the former shareholders of Butler ($7,013) and payment of acquisition cost of ($132).

     (3) To increase (reduce) property, plant and equipment ($707) and $5,161 of Amador and Butler, respectively to its estimated fair market value.

     (4) To increase goodwill and other intangible assets for excess of the purchase prices over the net assets acquired from Amador of $5,144 and $30 and Butler of $251 and $20, respectively.

     (5) Pay off outstanding debt obligations ($1,196) of Amador and debt obligations ($1,424) of Butler.

     (6) To record additional long term debt associated with the acquisition of Amador and Butler of $6,877 and $8,569 respectively.

     (7) To eliminate the equity accounts of Amador and Butler.

     (8) To record Seller Notes Payable issued in connection with the acquisition of Butler of $172.

     No adjustments have been made in the unaudited pro forma balance sheet to conform accounting policies of the Murrey Companies with those of the Company. The nature and extent of such adjustments, if any, are not expected to be significant.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
Waste Connections, Inc.

     We have audited the accompanying financial statements of Waste Connections, Inc. and Predecessors as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 which appear on pages F-15 through F-22 herein as listed in the accompanying Index to Financial Statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waste Connections, Inc. and Predecessors at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
March 6, 1998

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                               WASTE CONNECTIONS, INC.
                                                                                     CONSOLIDATED
                                                             PREDECESSORS    ----------------------------
                                                               COMBINED
                                                             DECEMBER 31,    DECEMBER 31,   SEPTEMBER 30,
                                                             1996 (NOTE 1)       1997           1998
                                                             -------------   ------------   -------------
                                                                                            (UNAUDITED)
ASSETS
Current assets:
  Cash......................................................    $   102        $   820        $  1,090
  Accounts receivable, less allowance for doubtful accounts
    of $390 at September 30, 1998 and $19 at December 31,
    1997 ($81 in 1996)......................................      2,650          3,940           9,046
  Prepaid expenses and other current assets.................        339            358             773
                                                                -------        -------        --------
        Total current assets................................      3,091          5,118          10,909
Property and equipment, net.................................      5,069          4,185          18,438
Goodwill, net...............................................      6,762          9,408          81,294
Other assets................................................        369            169           3,854
                                                                -------        -------        --------
                                                                $15,291        $18,880        $114,495
                                                                =======        =======        ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................    $ 1,025        $ 2,609        $  6,123
  Deferred revenue..........................................        564            597           1,501
  Accrued liabilities.......................................        634            825           3,165
  Current portion of notes payable..........................         --             --           1,256
  Current portion of long-term debt.........................         54             --              --
  Other current liabilities.................................        119            251             346
                                                                -------        -------        --------
        Total current liabilities...........................      2,396          4,282          12,391
Other long term liabilities.................................         --            702           1,499
Long-term debt..............................................         89          6,762          40,404
Deferred income taxes.......................................         --            162             379
Commitments and contingencies (Note 7)
Redeemable convertible preferred stock: $.01 par value;
  2,500,000 shares authorized; 2,499,998 shares issued and
  outstanding at December 31, 1997; no shares issued and
  outstanding at September 30, 1998 (aggregate liquidation
  preference of $10,500 at December 31, 1997)...............         --          7,523              --
Net intercompany balance....................................     12,806             --              --
Stockholders' equity (deficit):
  Preferred stock: $.01 par value; 7,500,000 shares
    authorized; none issued and outstanding.................         --             --              --
  Common stock: $.01 par value; 50,000,000 shares
    authorized; 2,300,000 shares issued and outstanding at
    December 31, 1997; 9,204,632 shares issued and
    outstanding at September 30, 1998.......................         --             23              92
  Additional paid-in capital................................         --          5,105          65,944
  Stockholder notes receivable..............................         --            (82)             --
  Deferred stock compensation...............................         --             --            (499)
  Accumulated deficit.......................................         --         (5,597)         (5,715)
                                                                -------        -------        --------
        Total stockholders' equity (deficit)................         --           (551)         59,822
                                                                -------        -------        --------
                                                                $15,291        $18,880        $114,495
                                                                =======        =======        ========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                            STATEMENTS OF OPERATIONS
                     YEAR ENDED DECEMBER 31, 1997 (AUDITED)
              AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                 WASTE
                                                         PREDECESSORS      CONNECTIONS, INC.
                                                           COMBINED       CONSOLIDATED PERIOD          WASTE
                                                          NINE MONTHS       FROM INCEPTION       CONNECTIONS, INC.
                                                             ENDED        (SEPTEMBER 9, 1997)    CONSOLIDATED NINE
                                                         SEPTEMBER 30,          THROUGH             MONTHS ENDED
                                                         1997 (NOTE 1)     DECEMBER 31, 1997     SEPTEMBER 30, 1998
                                                         -------------    -------------------    ------------------
                                                                                                    (UNAUDITED)
Revenues................................................    $18,114           $    6,237             $   35,336
Operating expenses:
  Cost of operations....................................     14,753                4,703                 24,007
  Selling, general and administrative...................      3,009                  619                  3,518
  Depreciation and amortization.........................      1,083                  354                  2,693
  Start-up and integration..............................         --                  493                     --
  Stock compensation....................................         --                4,395                    561
                                                            -------           ----------             ----------
Income (loss) from operations...........................       (731)              (4,327)                 4,557
Interest expense........................................       (456)              (1,035)                (1,427)
Other income (expense), net.............................         14                  (36)                    --
                                                            -------           ----------             ----------
Income (loss) before income taxes.......................     (1,173)              (5,398)                 3,130
Income tax (provision) benefit..........................         --                  332                 (1,513)
                                                            -------           ----------             ----------
Income (loss) before extraordinary item.................    $(1,173)              (5,066)                 1,617
                                                            =======
Extraordinary item -- early extinguishment
  of debt, net of tax benefit of $165...................                              --                   (815)
                                                                              ----------             ----------
Net income (loss).......................................                      $   (5,066)            $      802
                                                                              ==========             ==========
Redeemable convertible preferred stock
  accretion.............................................                            (531)                  (917)
                                                                              ----------             ----------
Net loss applicable to common stockholders..............                      $   (5,597)            $     (115)
                                                                              ==========             ==========
Basic loss per common share:
  Income (loss) before extraordinary item...............                      $    (2.99)            $     0.13
  Extraordinary item....................................                              --                  (0.15)
                                                                              ----------             ----------
  Net loss per common share.............................                      $    (2.99)            $    (0.02)
                                                                              ==========             ==========
Diluted earnings per common share:
  Income before extraordinary item......................                      $    (2.99)            $     0.09
  Extraordinary item....................................                              --                  (0.11)
                                                                              ----------             ----------
  Net loss per common share.............................                      $    (2.99)            $    (0.02)
                                                                              ==========             ==========
Shares used in calculating basic net loss per share.....                       1,872,567              5,476,532
                                                                              ==========             ==========
Shares used in calculating diluted net loss per share...                       1,872,567              7,438,658
                                                                              ==========             ==========
Pro forma basic net income (loss) per share.............                      $    (1.16)            $     0.11
                                                                              ==========             ==========
Shares used in calculating pro forma basic net income
  (loss) per share......................................                       4,372,565              7,117,557
                                                                              ==========             ==========
Pro forma diluted net income (loss) per share...........                                             $     0.09
                                                                                                     ==========
Shares used in calculating pro forma diluted net income
  (loss) per share......................................                                              8,702,393
                                                                                                     ==========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                          PREDECESSORS
                                                              ------------------------------------
                                                               THE DISPOSAL
                                                                   GROUP
                                                                 COMBINED          PREDECESSORS
                                                                PERIOD FROM       COMBINED PERIOD
                                                              JANUARY 1, 1996          ENDED
                                                                  THROUGH        DECEMBER 31, 1996
                                                               JULY 31, 1996         (NOTE 1)
                                                              ---------------    -----------------
Revenues....................................................      $8,738              $13,422
Operating expenses:
  Cost of operations........................................       6,174               11,420
  Selling, general and administrative.......................       2,126                1,649
  Depreciation and amortization.............................         324                  962
                                                                  ------              -------
Income (loss) from operations...............................         114                 (609)
Interest expense............................................         (12)                (225)
Other income (expense), net.................................       2,661                 (147)
                                                                  ------              -------
Income (loss) before income taxes...........................       2,763                 (981)
Income tax (provision) benefit..............................        (505)                  --
                                                                  ------              -------
Net income (loss)...........................................      $2,258              $  (981)
                                                                  ======              =======

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                PREDECESSORS
                                            ----------------------------------------------------
                                            THE DISPOSAL           FIBRES
                                               GROUP        INTERNATIONAL, INC.     PREDECESSORS
                                              COMBINED          PERIOD FROM          ONE MONTH
                                             YEAR ENDED       JANUARY 1, 1995          ENDED
                                            DECEMBER 31,          THROUGH           DECEMBER 31,
                                                1995         NOVEMBER 30, 1995      1995(NOTE 1)
                                            ------------    --------------------    ------------
Revenues..................................    $19,660              $7,340               $595
Operating expenses:
  Cost of operations......................     16,393               5,653                527
  Selling, general and administrative.....      3,312                 823                 72
  Depreciation and amortization...........        628                 715                 74
                                              -------              ------               ----
Income (loss) from operations.............       (673)                149                (78)
Interest expense..........................       (206)               (162)                (1)
Other income, net.........................         --                  98                  5
                                              -------              ------               ----
Income (loss) before income taxes.........       (879)                 85                (74)
Income tax (provision) benefit............        298                 (29)                --
                                              -------              ------               ----
Net income (loss).........................    $  (581)             $   56               $(74)
                                              =======              ======               ====

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   CONSOLIDATED STATEMENT OF REDEEMABLE STOCK
                       AND STOCKHOLDERS' EQUITY (DEFICIT)
 PERIOD FROM INCEPTION (SEPTEMBER 9, 1997) THROUGH DECEMBER 31, 1997 (AUDITED)
              AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                      WASTE CONNECTIONS, INC. CONSOLIDATED
                                                                                  ---------------------------------------------
                                         REDEEMABLE                                      STOCKHOLDERS' EQUITY (DEFICIT)
                                        CONVERTIBLE             REDEEMABLE        ---------------------------------------------
                                      PREFERRED STOCK          COMMON STOCK          COMMON STOCK      ADDITIONAL   STOCKHOLDER
                                    --------------------   --------------------   ------------------    PAID-IN        NOTES
                                      SHARES     AMOUNT      SHARES     AMOUNT     SHARES     AMOUNT    CAPITAL     RECEIVABLE
                                    ----------   -------   ----------   -------   ---------   ------   ----------   -----------
Balances at inception.............          --   $    --           --   $    --          --     --      $    --        $ --
Sale of redeemable convertible
 preferred stock..................   2,499,998     6,992           --        --          --     --           --          --
Sale of common stock..............          --        --           --        --   2,300,000     23        4,395          --
Issuance of common stock
 warrants.........................          --        --           --        --          --     --          710          --
Issuance of stockholder notes
 receivable.......................          --        --           --        --          --     --           --         (82)
Accretion of redeemable
 convertible preferred stock......          --       531           --        --          --     --           --          --
Net loss..........................          --        --           --        --          --     --           --          --
                                    ----------   -------   ----------   -------   ---------    ---      -------        ----
Balances at December 31, 1997.....   2,499,998     7,523           --        --   2,300,000     23        5,105         (82)
Exercise of warrants
 (unaudited)......................          --        --           --        --      50,000     --          140          --
Payment of stockholder notes
 receivable.......................          --        --           --        --          --     --           --          82
Issuance of redeemable common
 stock (unaudited)................          --        --    1,000,000     7,500          --     --           --          --
Issuance of common stock warrants
 (unaudited)......................          --        --           --        --          --     --        2,388          --
Accretion of redeemable
 convertible preferred stock
 (unaudited)......................          --       917           --        --          --     --           --          --
Deferred stock compensation
 associated with stock options
 (unaudited)......................          --        --           --        --          --     --          821          --
Amortization of deferred stock
 compensation (unaudited).........          --        --           --        --          --     --           --          --
Common stock sold in connection
 with IPO (unaudited).............          --        --           --        --   2,300,000     23       23,963          --
Issuance of common stock
 (unaudited)......................          --        --           --        --   1,054,634     11       17,783          --
Preferred stock dividend
 (unaudited)......................          --      (161)          --        --          --     --           --          --
Conversion of redeemable preferred
 stock (unaudited)................  (2,499,998)   (8,279)          --        --   2,499,998     25        8,254          --
Conversion of redeemable common
 stock (unaudited)................                         (1,000,000)   (7,500)  1,000,000     10        7,490          --
Net income (unaudited)............          --        --           --        --          --     --           --          --
                                    ----------   -------   ----------   -------   ---------    ---      -------        ----
Balances at September 30, 1998
 (unaudited)......................          --   $    --           --   $    --   9,204,632    $92      $65,944        $ --
                                    ==========   =======   ==========   =======   =========    ===      =======        ====

                                    WASTE CONNECTIONS, INC. CONSOLIDATED
                                    ------------------------------------
                                       STOCKHOLDERS' EQUITY (DEFICIT)
                                    ------------------------------------
                                      DEFERRED
                                       STOCK       ACCUMULATED
                                    COMPENSATION     DEFICIT      TOTAL
                                    ------------   -----------   -------
Balances at inception.............     $  --         $    --     $    --
Sale of redeemable convertible
 preferred stock..................        --              --          --
Sale of common stock..............        --              --       4,418
Issuance of common stock
 warrants.........................        --              --         710
Issuance of stockholder notes
 receivable.......................        --              --         (82)
Accretion of redeemable
 convertible preferred stock......        --            (531)       (531)
Net loss..........................        --          (5,066)     (5,066)
                                       -----         -------     -------
Balances at December 31, 1997.....        --          (5,597)       (551)
Exercise of warrants
 (unaudited)......................        --              --         140
Payment of stockholder notes
 receivable.......................        --              --          82
Issuance of redeemable common
 stock (unaudited)................        --              --          --
Issuance of common stock warrants
 (unaudited)......................        --              --       2,388
Accretion of redeemable
 convertible preferred stock
 (unaudited)......................        --            (917)       (917)
Deferred stock compensation
 associated with stock options
 (unaudited)......................      (821)             --          --
Amortization of deferred stock
 compensation (unaudited).........       322              --         322
Common stock sold in connection
 with IPO (unaudited).............        --              --      23,986
Issuance of common stock
 (unaudited)......................        --              --      17,794
Preferred stock dividend
 (unaudited)......................        --              --          --
Conversion of redeemable preferred
 stock (unaudited)................        --              --       8,279
Conversion of redeemable common
 stock (unaudited)................        --              --       7,500
Net income (unaudited)............        --             802         802
                                       -----         -------     -------
Balances at September 30, 1998
 (unaudited)......................     $(499)        $(5,715)    $59,822
                                       =====         =======     =======

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                            STATEMENTS OF CASH FLOWS
                     YEAR ENDED DECEMBER 31, 1997 (AUDITED)
              AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                                              WASTE CONNECTIONS, INC.
                                                              PREDECESSORS         CONSOLIDATED
                                                                COMBINED            PERIOD FROM
                                                               NINE MONTHS           INCEPTION          WASTE CONNECTIONS, INC.
                                                                  ENDED         (SEPTEMBER 9, 1997)        CONSOLIDATED NINE
                                                              SEPTEMBER 30,           THROUGH                MONTHS ENDED
                                                              1997 (NOTE 1)      DECEMBER 31, 1997        SEPTEMBER 30, 1998
                                                              -------------   -----------------------   -----------------------
                                                                                                              (UNAUDITED)
------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................     $(1,173)           $   (5,066)                $    802
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Gain on sale of assets..................................          (4)                   --                       --
    Depreciation and amortization...........................       1,083                   354                    2,693
    Deferred income taxes...................................          --                  (369)                      --
    Amortization of debt issuance costs, debt guarantee fees
      and accretion of discount on long-term debt...........          --                   860                      176
    Stock compensation......................................          --                 4,395                      562
    Extraordinary item -- extinguishment of debt............          --                    --                      981
    Changes in operating assets and liabilities, net of
      effects from acquisitions:
      Accounts receivable, net..............................        (604)               (1,021)                    (989)
      Prepaid expenses and other current assets.............         (74)                  (51)                    (249)
      Accounts payable......................................        (221)                2,607                      492
      Deferred revenue......................................        (137)                  169                      326
      Accrued liabilities...................................        (450)                  801                     (178)
      Accrued losses on acquired contracts..................          --                   (65)                    (241)
                                                                 -------            ----------                 --------
  Net cash provided by (used in) operating activities.......      (1,580)                2,614                    4,375
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..............         188                    --                       58
  Payments for acquisitions, net of cash acquired...........          --               (11,493)                 (44,185)
  Prepaid acquisition costs.................................          --                   (20)                      --
  Capital expenditures for property and equipment...........        (735)                 (264)                  (2,068)
  Decrease (increase) in other assets.......................          22                   (19)                      --
  Proceeds from stockholder notes receivable................          --                    --                       82
  Issuance of stockholder notes receivable..................          --                   (82)                      --
                                                                 -------            ----------                 --------
Net cash used in investing activities.......................        (525)              (11,878)                 (46,113)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net intercompany balance..................................       2,142                    --                       --
  Proceeds from short-term borrowings.......................          --                   600                       --
  Proceeds from long-term debt..............................          --                 5,500                   57,703
  Principal payments on notes payable.......................         (38)               (2,724)                    (407)
  Principal payments on long-term debt......................          --                  (157)                 (38,653)
  Proceeds from sale of redeemable convertible preferred
    stock...................................................          --                 6,992                       --
  Proceeds from sale of common stock........................          --                    23                   24,126
  Payment of preferred stock dividend.......................          --                    --                     (161)
  Debt issuance costs.......................................          --                  (150)                    (600)
                                                                 -------            ----------                 --------
Net cash provided by financing activities...................       2,104                10,084                   42,008
                                                                 -------            ----------                 --------
Net increase (decrease) in cash.............................          (1)                  820                      270
Cash at beginning of period.................................         102                    --                      820
                                                                 -------            ----------                 --------
Cash at end of period.......................................     $   101            $      820                 $  1,090
                                                                 =======            ==========                 ========
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
  Cash paid for income taxes................................     $    --            $       --                 $    887
                                                                 =======            ==========                 ========
  Cash paid for interest....................................     $    --            $      183                 $    791
                                                                 =======            ==========                 ========
  Redeemable convertible preferred stock accretion..........                        $      531                 $    917
                                                                                    ==========                 ========
  In connection with the BFI related acquisitions (Note 2),
    the Company assumed liabilities as follows:
    Fair value of assets acquired...........................                        $   17,040                 $ 91,103
    Cash paid for acquisitions (including acquisition
      costs)................................................                           (11,493)                 (44,185)
                                                                                    ----------                 --------
    Liabilities assumed, stock and notes payable to
      seller................................................                        $    5,547                 $ 46,918
                                                                                    ==========                 ========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                   PREDECESSORS
                                                          -------------------------------
                                                           THE DISPOSAL
                                                          GROUP COMBINED    PREDECESSORS
                                                            PERIOD FROM       COMBINED
                                                            JANUARY 1,      PERIOD ENDED
                                                           1996 THROUGH     DECEMBER 31,
                                                           JULY 31, 1996    1996 (NOTE 1)
                                                          ---------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................      $2,258           $ (981)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization......................         324              962
     Deferred income taxes..............................         298               --
     Changes in operating assets and liabilities, net of
       effects from acquisitions:
       Accounts receivable, net.........................       1,201           (1,992)
       Prepaid expenses and other current assets........          (2)            (104)
       Accounts payable.................................         (45)             713
       Deferred revenue.................................        (522)             421
       Accrued liabilities..............................        (987)             428
                                                              ------           ------
  Net cash provided by (used in) operating activities...       2,525             (553)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..........          --              117
  Capital expenditures for property and equipment.......          (7)            (282)
  Decrease in other assets..............................          --               33
                                                              ------           ------
Net cash used in investing activities...................          (7)            (132)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net intercompany balance..............................          --              642
  Proceeds from long-term debt..........................         142               --
  Principal payments on long-term debt..................        (427)              --
  Principal payments on notes payable...................          --              (39)
                                                              ------           ------
Net cash provided by (used in) financing activities.....        (285)             603
                                                              ------           ------
Net increase (decrease) in cash.........................       2,233              (82)
Cash at beginning of period.............................         961              184
                                                              ------           ------
Cash at end of period...................................      $3,194           $  102
                                                              ======           ======

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                     PREDECESSORS
                                          -----------------------------------
                                          THE DISPOSAL          FIBRES
                                             GROUP        INTERNATIONAL, INC.    PREDECESSORS
                                            COMBINED          PERIOD FROM          ONE MONTH
                                           YEAR ENDED       JANUARY 1, 1995          ENDED
                                          DECEMBER 31,          THROUGH          DECEMBER 31,
                                              1995         NOVEMBER 30, 1995     1995 (NOTE 1)
                                          ------------    -------------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................    $  (581)             $  56               $ (74)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating activities:
     Loss on sale of assets.............         18                 --                  --
     Depreciation and amortization......        628                778                  74
     Deferred income taxes..............       (298)                --                  --
     Changes in operating assets and
       liabilities, net of effects from
       acquisitions:
       Accounts receivable, net.........        592                 59                  10
       Prepaid expenses and other
          current assets................        (18)                --                 (30)
       Accounts payable.................        (49)                53                 (30)
       Deferred revenue.................         65                 30                 (26)
       Accrued liabilities..............      2,218                 47                  20
                                            -------              -----               -----
  Net cash provided by (used in)
     operating activities...............      2,575              1,023                 (56)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and
     equipment..........................        (87)              (827)                 --
  Decrease in other assets..............         --                  3                  10
                                            -------              -----               -----
Net cash provided by (used in) investing
  activities............................        (87)              (824)                 10
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..........        306                 --                  --
  Principal payments on long-term
     debt...............................     (2,037)              (288)                 --
  Principal payments on notes payable...         --                 --                  (2)
                                            -------              -----               -----
  Net cash used in financing
     activities.........................     (1,731)              (288)                 (2)
                                            -------              -----               -----
Net increase (decrease) in cash.........        757                (89)                (48)
Cash at beginning of period.............        204                321                 232
                                            -------              -----               -----
Cash at end of period...................    $   961              $ 232               $ 184
                                            =======              =====               =====

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Business

     Waste Connections, Inc. ("WCI" or "the Company") was incorporated in Delaware on September 9, 1997 and commenced its operations on October 1, 1997 through the purchase of certain solid waste operations in Washington, as more fully described below and in Note 2. The Company is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customers.

  Basis of Presentation

     The consolidated financial statements of the Company include the accounts of WCI and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     The entities the Company acquired in September 1997 from Browning-Ferris Industries, Inc. ("BFI") are collectively referred to herein as the Company's predecessors. BFI acquired the predecessor operations at various times during 1995 and 1996, and prior to being acquired by BFI, the predecessors operated as separate stand-alone businesses.

     During the periods in which the Company's predecessors operated as wholly owned subsidiaries of BFI, they maintained intercompany accounts with BFI for recording intercompany charges for costs and expenses, intercompany purchases of equipment and additions under capital leases and intercompany transfers of cash, among other transactions. It is not feasible to ascertain the amount of related interest expense that would have been recorded in the historical financial statements had the predecessors been operated as stand-alone entities. Charges for interest expense were allocated to the Company's predecessors by BFI as disclosed in the accompanying Statement of Operations. The interest expense allocations from BFI are based on formulas that do not necessarily correspond with the balances in the related intercompany accounts. Moreover, the financial position and results of operations of the predecessors during this period may not necessarily be indicative of the financial position or results of operations that would have been realized had the predecessors been operated as stand-alone entities. For the periods in which the predecessors operated as wholly owned subsidiaries of BFI, the statements of operations include amounts allocated by BFI to the predecessors for selling, general and administrative expenses based on certain allocation methodologies which the Company's management believes are reasonable.

     During the periods prior to their acquisition by BFI, the Company's predecessors operated as separate stand-alone businesses. The acquisitions of the predecessors by BFI were accounted for using the purchase method of accounting, and the respective purchase prices were allocated to the fair values of the assets acquired and liabilities assumed. Similarly, the Company's acquisitions of the predecessors from BFI in September 1997 were accounted for using the purchase method of accounting, and the purchase price was allocated to the fair value of the assets acquired and liabilities assumed. Consequently, the amounts of depreciation and amortization included in the statements of operations for the periods presented reflect the changes in basis of the underlying assets that were made as a result of the changes in ownership that occurred during the periods presented. In addition, because the predecessor companies operated independently and were not under common control or management during these periods, and because different tax strategies may have influenced their results of operations, the data may not be comparable to or indicative of their operating results after their acquisition by BFI.

     Due to the manner in which BFI intercompany transactions were recorded as described above, it is not feasible to present a detailed analysis of transactions reflected in the net intercompany balance with BFI. The

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

change in the predecessors' combined intercompany balance with BFI (net of income (loss) and initial investment in the acquired companies) was $642 and $2,142 during the period ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

     The accompanying statements of operations and cash flows for the Company and its predecessors for the years ended December 31, 1995, 1996 and 1997 are comprised of the following entities for the periods indicated:

YEAR ENDED DECEMBER 31, 1995:

The Disposal Group Combined      Year ended December 31, 1995
Fibres International, Inc.       January 1, 1995 through November 30, 1995
                                   (BFI acquisition date)
Predecessors                     One month ended December 31, 1995 (represents the
                                   results of operations of Fibres International,
                                   Inc. subsequent to the BFI acquisition date)

YEAR ENDED DECEMBER 31, 1996:

The Disposal Group Combined      January 1, 1996 through July 31, 1996
                                   (BFI acquisition date)
Predecessors Combined            Period ended December 31, 1996 (represents the
                                   combined results of operations of The Disposal
                                   Group subsequent to the BFI acquisition date and
                                   the operations for the year ended December 31,
                                   1996 of Fibres International, Inc. which was
                                   acquired by BFI in 1995)

YEAR ENDED DECEMBER 31, 1997:

Predecessors Combined            Nine months ended September 30, 1997 (represents the
                                   combined results of operations for the nine month
                                   period of the entities acquired by BFI in 1995 and
                                   1996 described above)
Waste Connections, Inc.          Period from inception (September 9, 1997) through
                                   December 31, 1997

     The Disposal Group Combined consists of three entities that were under common control prior to their acquisition by BFI: Diamond Fab and Welding Service, Inc., Buchmann Sanitary Service, Inc., and The Disposal Group.

  Interim Financial Information

     The unaudited interim consolidated financial statements as of September 30, 1998 and for the nine months ended September 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

for a fair presentation have been included. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

\   Common Stock Valuation

     In connection with the Company's organization and initial capitalization in September 1997, the Company sold 2.3 million shares of common stock for $.01 per share to certain directors, consultants, and management. As a result, the Company recorded a non-recurring, non-cash stock compensation charge of $4,395 in the accompanying consolidated statement of operations, representing the difference between the amount paid for the shares and the estimated fair value of the shares of $1.92 per share on the date of sale. The estimated fair value of the common shares was determined by the Company based on an independent valuation of the common stock.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. The Company maintains an allowance for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

  Property and Equipment

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     The estimated useful lives are as follows:

Machinery and equipment........  3 - 10 years
Rolling stock..................  10 years
Containers.....................  5 - 12 years
Furniture and fixtures.........  3 - 6 years

     In connection with the BFI acquisitions (Note 2) the Company acquired certain used property and equipment. This used property and equipment is being depreciated using the straight-line method over its estimated remaining useful lives, which range from one to nine years.

     Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to those activities, including legal, engineering and construction. Interest is capitalized on landfill permitting and

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Company's weighted average cost of indebtedness. No interest was capitalized during the nine months ended September 30, 1998. Landfill permitting, acquisition and preparation costs, excluding the estimated residual value of land, are amortized as permitted airspace of the landfill is consumed. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. In determining the amortization rate for a landfill, preparation costs include the total estimated costs to complete construction of the landfills' permitted capacity. Units-of-production amortization rates are determined annually for the Company's operating landfill. The rates are based on estimates provided by the Company's outside engineers and consider the information provided by surveys which are performed at least annually.

  Goodwill

     Goodwill represents the excess of the purchase price over the fair value of the net assets of the acquired entities (Note 2), and is amortized on a straight-line basis over the period of expected benefit of 40 years. Accumulated amortization amounted to $279 and $64 as of December 31, 1996 and 1997, respectively.

     The Company continually evaluates the value and future benefits of its intangibles. The Company assesses recoverability from future operations using income from operations of the related acquired business as a measure. Under this approach, the carrying value would be reduced if it becomes probable that the Company's best estimate for expected future cash flows of the related business would be less than the carrying amount of the intangible over the remaining amortization period. For the period ending December 31, 1997, there were no adjustments to the carrying amounts of intangibles resulting from these evaluations.

  Fair Value of Financial Instruments

     The carrying values of the line of credit (Note 5) and other long-term debt (Note 6) approximate their fair values as of December 31, 1997 and September 30, 1998, based on current incremental borrowing rates for similar types of borrowing arrangements.

  Income Taxes

     The Company, The Disposal Group, and Fibres International, Inc., use the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     During the periods in which the predecessors were owned by BFI, their operations were included in the consolidated income tax returns of BFI, and no allocations of income taxes were reflected in the historical statements of operations. For purposes of the combined predecessor financial statements, current and deferred income taxes have been provided on a separate income tax return basis.

  Revenue Recognition

     Revenues are recognized as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Start-Up and Integration Expenses

     During the period from inception (September 9, 1997) through December 31, 1997, the Company incurred certain start-up expenses relating to the formation of the Company, primarily for legal and other professional services, and the costs associated with recruiting the Company's initial management team. In addition, the Company incurred certain integration expenses relating to the Acquisitions (Note 2). These start-up and integration expenses have been charged to operations as incurred.

     As described in Note 9, the Company issued warrants during the period from inception (September 9, 1997) through December 31, 1997 to a bank in connection with a line of credit and term loan payable, and to certain directors and stockholders of the Company in connection with their guarantee of certain of the Company's debt obligations. The fair value of these warrants is being amortized into interest expense. During the period from inception (September 9, 1997) through December 31, 1997, $710 relating to these warrants is included in interest expense in the accompanying statement of operations of the Company.

  Stock-Based Compensation

     As permitted under the provisions of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS 123"), the Company has elected to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board's Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price or fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. None of the predecessor entities awarded stock-based compensation to employees. Consequently, the related disclosures in the accompanying financial statements and notes relate solely to the Company.

  Per Share Information

     In 1997, the Financial Accounting Standards Board ("FASB")issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts have been presented on the basis set forth in Statement 128 (Note 11). Earnings per share data have not been presented for the predecessor operations because such data is not meaningful.

     Pro-forma basic net income (loss) per share is computed by dividing the net income (loss) by the sum of the weighted average number of shares of common stock outstanding and common shares issuable upon the conversion of all outstanding shares of Redeemable Convertible Preferred Stock (Note 8) as though such conversion occurred at the beginning of the period.

     Pro-forma diluted net income per share is computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding, common shares issuable upon conversion of all outstanding shares of Redeemable Convertible Preferred Stock (Note 8) as though such conversion occurred at the beginning of the period, and common shares issuable upon the exercise of outstanding common stock options and warrants (calculated using the treasury stock method.)

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Closure and Post-Closure Costs

     The Company does not accrue for closure and post-closure costs related to the Fairmead Landfill it operated in Madera County, California. Madera County as required by state law, has established a special fund to pay such liabilities. On June 5, 1998, the Company acquired the stock of Red Carpet Landfill, Inc. in Oklahoma. Red Carpet is engaged in landfilling of municipal solid waste and other acceptable waste streams in the county of Major, Oklahoma. As a result of the acquisition, the Company is required to accrue for closure and post-closure costs related to the landfill. Accrued closure and post-closure costs include the current and non-current portion of accruals associated with obligations for closure and post-closure of the landfill. The Company, based as input from its outside engineers, estimates its future closure and post-closure monitoring and maintenance costs for solid waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post-closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance requirements in the U.S. consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operating and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future requirements for closure and post-closure monitoring and maintenance costs for the Company's operating landfills are performed by the Company's consulting engineers at least annually and are the basis upon which the Company's estimates of these future costs and the related accrual rates are revised. The Company provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed. As of September 30, 1998, the Company estimates that total closure and post closure costs relating to the Red Carpet Landfill will be approximately $929,000, of which approximately $491,000 has been accrued as of September 30, 1998 and included in other long-term liabilities in the accompanying balance sheet. The states in which the Company operates its landfills require a specified portion of these accrued closure and post-closure obligations to be funded at any point in time.

  New Accounting Pronouncements

     In February 1997, the FASB issued Statement No. 129, Disclosure of Information about Capital Structure, which is effective for financial statements for periods ending after December 15, 1997. This statement establishes standards for disclosing information about an entity's capital structure. Adoption of Statement 129 will have no impact on the Company's existing disclosures.

     In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income. Statement 130 establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. Statement 130, which is effective for fiscal years beginning after December 15, 1997, requires reclassification of financial statements for earlier periods to be provided for comparative purposes. The Company anticipates that implementing the provisions of Statement 130 will not have a significant impact on the Company's existing disclosures.

     In June 1997, the FASB issued Statement No. 131, Disclosure About Segments of an Enterprise and Related Information. Statement 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

services, geographic areas and major customers. Statement 131 is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years must be restated. The Company anticipates that implementing the provisions of Statement 131 will not have a significant impact on the Company's existing disclosures.

 2. ACQUISITIONS

  Browning-Ferris Industries Related

     On September 29, 1997, the Company purchased all of the outstanding stock of Browning-Ferris Industries of Washington, Inc. and Fibres International, Inc. from BFI (collectively the "Acquisitions"). The total purchase price for the Acquisitions was approximately $15,036, comprised principally of $11,493 in cash and promissory notes payable to BFI totaling $3,543. Of the combined $15,036 purchase price, $9,578 was recorded as goodwill and $150 was assigned to a non-competition agreement. The Acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Company's consolidated balance sheet based upon their estimated fair values on the date of the Acquisitions. The Company's consolidated statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transaction.

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation as of December 31, 1997 for the Acquisitions is as follows:

Acquired assets:
  Accounts receivable....................................    $ 2,919
  Prepaid expenses and other current assets..............        287
  Property and equipment.................................      4,106
  Goodwill...............................................      9,578
  Non-competition agreement..............................        150
Assumed liabilities:
  Deferred revenue.......................................       (428)
  Accounts payable and accrued liabilities...............        (26)
  Accrued losses on acquired contracts...................     (1,018)
  Deferred income taxes..................................       (532)
                                                             -------
                                                             $15,036
                                                             =======

     During the nine months ended September 30, 1998, the Company increased the accrual for losses on acquired contracts and goodwill by approximately $291 to reflect revised estimates of additional losses on the acquired contracts that are expected to be incurred.

  Madera Disposal Systems, Inc.

     On February 23, 1998, the Company purchased all of the outstanding stock of Madera Disposal Systems, Inc. ("Madera") effective February 1, 1998, pursuant to a Stock Purchase Agreement (the "Agreement"). The Agreement requires the Company to pay to the shareholders of Madera $9,579 in cash (a portion of which was used to repay Madera outstanding debt on the date of acquisition and which is subject to other adjustments as specified in the Agreement), 1,000,000 shares of the Company's common stock with a fair market value of $7,500 (the "Stock"), warrants to purchase 200,000 shares of the Company's common stock

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

at $4.00 per share with a fair market value of $954 (the "Warrants") and other contingent consideration. The Agreement provides that in the event the Company does not complete an initial public offering ("IPO") of its stock by March 31, 1999, with aggregate gross proceeds of at least $5,000, the Company may be required to repurchase the Stock and the Warrants from the former shareholders of Madera for $2,800 in cash if certain other conditions are also met.

     The Madera acquisition has been accounted for in accordance with the purchase method of accounting. The total purchase price and the excess of the purchase price over the fair value of the net assets acquired in the Madera acquisition were approximately $18,213 and $14,580, respectively.

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation for the Madera acquisition is as follows:

Acquired assets:
  Cash......................................................    $ 1,388
  Accounts receivable.......................................        905
  Prepaid expenses and other current assets.................        141
  Property and equipment....................................      2,100
  Long-term franchise agreements and contracts..............        725
  Goodwill..................................................     14,580
Assumed liabilities:
  Accounts payable and accrued liabilities..................     (1,120)
  Accrued losses on acquired contracts......................       (306)
  Notes payable.............................................       (200)
                                                                -------
                                                                $18,213
                                                                =======

  Arrow Sanitary Service, Inc.

     On June 17, 1998, the Company purchased all of the outstanding stock of Arrow Sanitary Service, Inc. ("Arrow") effective June 1, 1998, pursuant to a Stock Purchase Agreement (the "Arrow Agreement"). The Arrow Agreement required the Company to pay the shareholders of Arrow $7,944 in cash (a portion of which was used to repay the Arrow outstanding debt on the date of the acquisition and a portion of which is subject to other adjustments as specified in the Arrow Agreement), 213,750 shares of the Company's common stock with an estimated fair market value of $3,045.

     The Arrow acquisition has been accounted for in accordance with the purchase method of accounting. The total purchase price and the excess of the purchase price over the fair value of the net assets acquired in the Arrow acquisition were approximately $11,255 and $10,528, respectively.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation for the Arrow acquisition is as follows:

Acquired assets:
  Accounts receivable.......................................  $   575
  Prepaid expenses and other current assets.................       10
  Property and equipment....................................      313
  Covenant not to compete...................................       50
  Goodwill..................................................   10,528
Assumed liabilities:
  Accounts payable and accrued liabilities..................     (221)
                                                              -------
                                                              $11,255
                                                              =======

  Predecessor Acquisitions

     As described in Note 1, BFI acquired for cash and debt Fibres International, Inc. on November 30, 1995 and The Disposal Group Combined on July 31, 1996 in transactions that were accounted for as purchases. Accordingly, the respective purchase prices were allocated to the fair values of the assets acquired and liabilities assumed. The following presents purchase price information for these acquisitions:

                                                                     THE
                                                    FIBRES        DISPOSAL
                                                INTERNATIONAL,      GROUP
                                                     INC.         COMBINED
                                                --------------    ---------
Tangible assets acquired......................      $5,076         $2,076
Goodwill......................................       4,187          2,671
Assumed liabilities...........................        (969)           (33)
                                                    ------         ------
                                                    $8,294         $4,714
                                                    ======         ======

3. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1996 and 1997 and September 30, 1998 consists of the following:

                                    PREDECESSORS             COMPANY
                                      COMBINED     ----------------------------
                                    DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                        1996           1997           1998
                                    ------------   ------------   -------------
                                                                   (UNAUDITED)
Land and buildings................     $2,314         $   --         $ 3,737
Machinery and equipment...........        146             60           1,461
Rolling stock.....................      2,068          2,353           8,165
Containers........................      1,084          1,995           6,408
Furniture and fixtures............        137             67             851
                                       ------         ------         -------
                                        5,749          4,475          20,622
Less accumulated depreciation.....       (680)          (290)         (2,184)
                                       ------         ------         -------
                                       $5,069         $4,185         $18,438
                                       ======         ======         =======

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     Combined depreciation expense for the predecessor operations was $1,304, $1,101, and $789 for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, respectively. The Company's depreciation expense for the period from inception (September 9, 1997) through December 31, 1997 was $290.

4. OTHER ASSETS

     Other assets as of December 31, 1996 and 1997 and September 30, 1998 consist of the following:

                                            PREDECESSORS             COMPANY
                                              COMBINED     ----------------------------
                                            DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                1996           1997           1998
                                            ------------   ------------   -------------
                                                                           (UNAUDITED)
Long-term franchise agreements and
  contracts...............................      $ --           $ --          $1,048
Non-competition agreement, net............        --            142             585
Restricted Cash...........................        --             --           1,895
Other.....................................       369             27             326
                                                ----           ----          ------
                                                $369           $169          $3,854
                                                ====           ====          ======

     Related to certain of the Acquisitions (Note 2), the Company acquired certain long-term franchise agreements and contracts and entered into a non-competition agreement. The estimated fair value of the acquired long-term franchise agreements and contracts was determined by management based on the discounted net cash flows associated with the agreements and contracts. The amounts assigned to the franchise agreements and contracts is being amortized on a straight-line method over the remaining term of the related agreements (11 years). Accumulated amortization amounted to $62 as of September 30, 1998. The estimated fair value of the non-competition agreement was determined by management based on the discounted adjusted operating income stream that would have otherwise been subject to competition. The amount assigned to the non-competition agreement is being amortized on a straight-line method over the term of the agreement (five years). Accumulated amortization amounted to $8 as of December 31, 1997 and $36 as of September 30, 1998.

5. LINE OF CREDIT

     On September 30, 1997, the Company obtained a revolving line of credit (the "Line") from a bank (the "Bank"). The maximum amount available under the terms of the Line was $2,000 and borrowings bore interest based on the prime rate plus 1.5% (aggregating 10.0% at December 31, 1997). Interest was payable monthly and the Line was to expire on September 29, 1998. Borrowings under the Line were secured by substantially all of the Company's assets and were subordinate to the notes payable to BFI (Note 6) with respect to certain specified assets. The Line was personally guaranteed by certain officers and stockholders of the Company (Note 9). As of December 31, 1997, $600 was outstanding under the Line.

     Management used borrowings from a new credit facility obtained in January 1998 (Note 12) to pay off amounts outstanding under the Line, and as such, these amounts have been included in long-term debt as of December 31, 1997.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

 6. OTHER LONG-TERM DEBT

     Other long-term debt consists of the following as of December 31, 1997:

Term loan payable to the Bank bearing interest at the Bank's prime rate plus 2.0% (aggregating 10.5% as of December 31,
  1997); monthly principal payments of $76 plus interest
  beginning October 1997 through August 2002; all
  outstanding principal and interest are due September 2002;
  secured by substantially all of the Company's assets;
  subordinate to the notes payable to BFI with respect to
  certain specified assets..................................     $5,343
Note payable to BFI bearing interest at 6.0%; all
  outstanding principal and interest are due December 1997;
  secured by substantially all of the Company's accounts
  receivable................................................        319
Note payable to BFI bearing interest at 10.0%; quarterly
  payments of interest beginning December 1997; all
  outstanding principal and interest are due March 1998;
  secured by substantially all of WCII's assets.............        500
                                                                 ------
                                                                 $6,162
                                                                 ======

     The term loan payable to the Bank and the notes payable to BFI were personally guaranteed by certain officers and stockholders of the Company (Note
9).

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998................................  $1,736
1999................................     917
2000................................     917
2001................................     917
2002................................     917
Thereafter..........................     758
                                      ------
                                      $6,162
                                      ======

     Management used borrowings from a new credit facility obtained in January 1998 (Note 12) to pay off all amounts outstanding under the term loan payable to the Bank and all notes payable to BFI, and as such, these amounts have been classified as long-term debt as of December 31, 1997.

     On June 16, 1998, the Company completed a $1.8 million tax-exempt bond financing for its Madera subsidiary. These funds will be used for specified capital expenditures and improvements, including installation of a landfill gas recovery system. The bonds issued mature on May 1, 2016 and bear interest at variable rates based on market conditions for California tax exempt bonds. The bonds are backed by a letter of credit issued by BankBoston under the Credit Facility for $1.8 million. Funds from the bond offering are held by a trustee until the capital expenditures are completed. The unused funds are classified as restricted cash and included in other assets on the accompanying consolidated balance sheet. The capital expenditures funded by the bonds are expected to be substantially completed by December 31, 1998.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

 7. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Leases

     The Company leases its facilities and certain equipment under non-cancelable operating leases for periods ranging from one to five years. Combined rent expense for the predecessor operations was $398, $412, and $441 for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, respectively. The Company's rent expense under operating leases during the period from inception (September 9, 1997) through December 31, 1997 amounted to $52.

     As of December 31, 1997, future minimum lease payments under these leases, by calendar year, are as follows:

1998..................................  $206
1999..................................   196
2000..................................   192
2001..................................   140
2002..................................    10
                                        ----
                                        $744
                                        ====

  Performance Bonds and Letters of Credit

     Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. As of December 31, 1997, the Company had provided customers and various regulatory authorities with bonds and letters of credit of approximately $800 to secure its obligations. The Company's new credit facility (Note 12) provides for the issuance of letters of credit in an amount up to $5,000, but any letters of credit issued reduce the availability of borrowings for acquisitions or other general corporate purposes. If the Company were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.

CONTINGENCIES

  Environmental Risks

     The Company is subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water, including damage resulting from conditions existing prior to the acquisition of such facilities by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's financial condition, results of operations or cash flows. As of December 31, 1997 and September 30, 1998, the Company is not aware of any such environmental liabilities.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners or residents in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997 and September 30, 1998 there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

     During the period from January 1, 1996 through July 31, 1996, The Disposal Group won a lawsuit against the city of Vancouver, Washington relating to the city's annexation of certain territories served by The Disposal Group. The Disposal Group received approximately $2.6 million from the lawsuit, which is included in other income in the accompanying statement of operations.

  Employees

     Approximately 55 drivers and mechanics at the Company's Vancouver, Washington operation are represented by the Teamsters Union, with which Browning-Ferris Industries of Washington, Inc., the Company's predecessor in Vancouver, entered a four-year collective bargaining agreement in January 1997. Approximately 11 drivers at Arrow Sanitary Services, Inc. ("Arrow"), a wholly owned subsidiary of the Company, are represented by the Teamsters Union, with which Arrow entered into a three-year collective bargaining agreement in March 1998. In addition, in July 1997, the employees at the Company's facility in Issaquah, Washington, adopted a measure to select a union to represent them in labor negotiations with management. The union and management operated under a one-year negotiating agreement, that ended July 27, 1998.

     Since July 27, 1998, negotiations have continued between the union and the Company, although the union is permitted to call a strike or call for arbitration of the outstanding issues. The employees at Issaquah have filed to decertify the union, and the union has filed a claim with the National Labor Relation Board to attempt to block the decertification. The Company is not aware of any other organizational efforts among its employees and believes that its relations with its employees are good.

 8. REDEEMABLE CONVERTIBLE PREFERRED STOCK

     In September 1997, the Company received net proceeds of $6,992 from the sale of 2,499,998 shares of redeemable convertible preferred stock (the "Preferred Stock"). The Preferred Stock accrues cumulative dividends at the rate of $.098 per share annually. Accumulated and unpaid dividends on Preferred Stock amounted to $61 as of December 31, 1997. The Preferred Stock and any accumulated and unpaid dividends are convertible at the holder's option into shares of the Company's common stock at the calculated rate of $2.80 per share divided by the "Conversion Price" subject to certain anti-dilution adjustments. Each share was

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

automatically converted into common stock immediately upon the closing of the Company's initial public offering of common stock at a Conversion Price of $2.80 per share.

     Each share of Preferred Stock is redeemable, at the holder's option, during the period from April 1, 1999 through October 1, 1999 for $4.20 per share plus any accumulated and unpaid dividends. The difference between the carrying value of the Preferred Stock and the redemption value (including accumulated dividends) is being accreted using the interest method through the earliest redemption date. The redemption of the Preferred Stock is not mandatory if it would cause the Company to incur additional indebtedness or if it is prohibited under any of the Company's then existing debt agreements.

     The preferred stockholders are entitled to one vote for each share of common stock into which such shares can be converted, and are also entitled to liquidation preferences equal to the greater of the initial purchase price per share ($2.80) plus any accumulated and unpaid dividends, plus the greater of $4.20 per share or an amount which equals an internal rate of return of 50% to the investor. After receiving such preference, the holders of the preferred stock share remaining proceeds with the common stockholders on an as converted basis.

 9. STOCKHOLDERS' EQUITY

  Common Stock

     Of the 47,700,000 shares of common stock authorized but unissued as of December 31, 1997, the following shares were reserved for issuance:

Preferred Stock...................................  2,521,874
Madera acquisition (Note 2).......................  1,200,000
Stock option plan.................................  1,200,000
Stock purchase warrants...........................  1,056,000
                                                    ---------
                                                    5,977,874
                                                    =========

  Stockholder Notes Receivable

     In December 1997, the Company provided loans in the aggregate amount of $82 to certain employees, who are also common stockholders, for the purchase of shares of the Company's Preferred Stock. The notes bear interest at 8%, are due on January 1, 1999 and are secured by the Preferred Stock purchased and common stock owned by the employees.

  Stock Options

     In November 1997, the Company's Board of Directors adopted a stock option plan in which all officers, employees, directors and consultants may participate (the "Option Plan"). Options granted under the Option Plan may either be incentive stock options or nonqualified stock options (the "Options") and they will generally have a term of 10 years from the date of grant and will vest over periods determined at the date of grant. The exercise prices of the options are determined by the Company's Board of Directors and will be at least 100% or 110% of the fair market value of the Company's common stock on the date of grant as provided for in the Option Plan.

     In connection with the Option Plan, the Company's Board of Directors approved the reservation of 1,200,000 shares of common stock for issuance thereunder. As of December 31, 1997 and September 30, 1998,

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

35,000 options to purchase common stock were exercisable under the Option Plan. In addition, as of December 31, 1997 and September 30, 1998, options for 671,500 and 160,450 shares, respectively of common stock were available for future grants under the Option Plan.

     A summary of the Company's stock option activity and related information during the period from inception (September 9, 1997) through December 31, 1997 and the nine months ended September 30, 1998 is presented below:

                                           NUMBER OF        WEIGHTED AVERAGE
                                        SHARES (OPTIONS)     EXERCISE PRICE
                                        ----------------    ----------------
Outstanding at inception..............            --             $  --
Granted...............................       528,500              4.92
Forfeited.............................            --                --
Exercised.............................            --                --
                                           ---------
Outstanding as of December 31, 1997...       528,500              4.92
Granted (unaudited)...................       511,050              9.59
Forfeited (unaudited).................            --                --
Exercised (unaudited).................            --                --
                                           ---------
Outstanding as of September 30, 1998
  (unaudited).........................     1,039,550              7.21
                                           =========

     The following table summarizes information about stock options outstanding as of December 31, 1997 and September 30, 1998:

                                    DECEMBER 31, 1997       SEPTEMBER 30, 1998
                                   -------------------    -----------------------
                                              WEIGHTED                   WEIGHTED
                                              AVERAGE                    AVERAGE
                                              EXERCISE                   EXERCISE
         EXERCISE RANGE            SHARES      PRICE        SHARES        PRICE
         --------------            -------    --------    -----------    --------
                                                                (UNAUDITED)
  $ 2.80 to 5.00.................  385,500      2.85         589,800       2.91
  $ 6.00 to 9.50.................       --        --          72,500       8.54
  $10.50 to 12.50................  143,000     10.50         245,000      11.07
  $15.19 to 19.00................       --        --          95,750      17.24
  $21.00 to 22.13................       --        --          36,500      21.90
                                   -------     -----       ---------      -----
                                   528,500      4.92       1,039,550       7.21
                                   =======     =====       =========      =====

     The weighted average remaining contractual life of stock options outstanding as of December 31, 1997, was 9.4 years.

     Pro Forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the period from inception (September 9, 1997) through December 31, 1997: risk-free interest rate of 6%; dividend yield of zero; volatility factor of the expected market price of the Company's common stock of .40; and a weighted-average expected life of the option of 4 years.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     The Black-Scholes option valuation model was developed for us in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net loss and pro forma basic net loss per share for the period from inception (September 9, 1997) through December 31, 1997 were $(5,070) and $(2.99) per share, respectively.

     During the nine months ended September 30, 1998, the Company recorded deferred stock compensation of $821 relating to stock options granted during the period with exercise prices less than the estimated fair value of the Company's common stock on the date of grant. The deferred stock compensation is being amortized into expense over the vesting periods of the stock options which generally range from 1 to 3 years. Compensation expense of $322 was recorded during the nine months ended September 30, 1998 relating to these options, and the remaining $499 will be amortized into expense in future periods.

  Stock Purchase Warrants

     In September 1997, the Company issued a warrant to purchase 200,000 shares of the Company's common stock to the Bank that provided the Line and term loan payable (Notes 5 and 6). The exercise price of the warrant is $.01 per share. The warrant was valued at $382 on its date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and an expected life of 7 years. The value assigned to the warrant was reflected as a discount on long-term debt. The discount was fully accreted to interest expense using the straight-line method over the expected term of the debt agreements (approximately three months).

     In connection with their guarantee of certain of the Company's debt obligations (Notes 5 and 6), the Company issued warrants to purchase 841,000 shares of the Company's common stock to certain directors and stockholders of the Company. The exercise price of the warrants is $2.80 per share. The warrants were valued at $328 on their date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and expected lives of 3 years. The value assigned to these warrants was fully amortized to interest expense over the expected term of the debt agreements (approximately three months).

     In December 1997, the Company issued to consultants warrants to purchase 15,000 shares of the Company's common stock. Warrants to purchase 10,000 and 5,000 shares of common stock had exercise prices of $5.00 per share and $2.80 per share, respectively.

     In February 1998, the Company granted warrants to an employee to purchase 50,000 shares of the Company's common stock at $2.80 per share. The Company recorded stock compensation expense of approximately $235 relating to these warrants.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Initial Public Offering

     In May 1998, the Company sold in its initial public offering, a total of 2,300,000 shares of common stock at $12.00 per share. The net proceeds after underwriters' commissions and fees and other costs associated with the offering were approximately $23,986. In connection with the offering, the redeemable convertible preferred stock was converted into common stock, and the redemption provisions of the common stock issued in connection with the Madera acquisition (Note 2) expired.

10. INCOME TAXES

     The provision (benefit) for income taxes for the periods ended December 31, 1995 and 1996, the nine months ended September 30, 1997 and for the period from inception (September 9, 1997) through December 31, 1997 consists of the following:

                                              PREDECESSORS
                      -------------------------------------------------------------
                                                 FIBRES          THE DISPOSAL GROUP   WASTE CONNECTIONS, INC.
                                           INTERNATIONAL, INC.        COMBINED             CONSOLIDATED
                      THE DISPOSAL GROUP       PERIOD FROM          PERIOD FROM        PERIOD FROM INCEPTION
                           COMBINED          JANUARY 1, 1995      JANUARY 1, 1996       (SEPTEMBER 9, 1997)
                          YEAR ENDED             THROUGH              THROUGH                 THROUGH
                      DECEMBER 31, 1995     NOVEMBER 30, 1995      JULY 31, 1996         DECEMBER 31, 1997
                      ------------------   -------------------   ------------------   -----------------------
Current:
  Federal............       $  --                 $ 29                  $207                   $  38
  State..............          --                   --                    --                      --
Deferred:
  Federal............        (298)                  --                   298                    (370)
  State..............          --                   --                    --                      --
                            -----                 ----                  ----                   -----
                            $(298)                $ 29                  $505                   $(332)
                            =====                 ====                  ====                   =====

     Significant components of the Company's deferred income tax assets and liability were as follows as of December 31, 1996 and 1997:

                                                         PREDECESSORS
                                                           COMBINED      COMPANY
                                                             1996         1997
                                                         ------------    -------
Deferred income tax assets:
  Accounts receivable reserves.........................     $   32       $    8
  Amortization.........................................         --          290
  Accrued expenses.....................................          4           --
  Vacation accrual.....................................          2           15
  Net operating losses.................................        208           54
                                                            ------       ------
Total deferred income tax assets.......................        246          367
Deferred income tax liability:
  Depreciation.........................................         --         (529)
                                                            ------       ------
Net deferred income tax asset (liability)..............        246         (162)
Less valuation allowance...............................       (246)          --
                                                            ------       ------
                                                            $   --       $ (162)
                                                            ======       ======

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     The differences between the Company's provision (benefit) for income taxes as presented in the accompanying statements of operations and benefit for income taxes computed at the federal statutory rate is comprised of the items shown in the following table as a percentage of pre-tax income (loss):

                                                                  PREDECESSORS
                                 -------------------------------------------------------------------------------
                                                                                                 THE DISPOSAL
                                                           FIBRES                                    GROUP
                                   THE DISPOSAL      INTERNATIONAL, INC.                           COMBINED
                                       GROUP             PERIOD FROM                              PERIOD FROM
                                     COMBINED          JANUARY 1, 1995       PREDECESSORS       JANUARY 1, 1996
                                    YEAR ENDED             THROUGH          ONE MONTH ENDED         THROUGH
                                 DECEMBER 31, 1995    NOVEMBER 30, 1995    DECEMBER 31, 1995     JULY 31, 1996
                                 -----------------   -------------------   -----------------   -----------------
Income tax provision (benefit)
  at the statutory rate........        (34.0%)               34.0%                34.0%               34.0%
Effect of valuation
  allowance....................            --                   --               (34.0%)             (16.0%)
                                      -------              -------              -------            --------
                                       (34.0%)               34.0%                   --               18.0%
                                      =======              =======              =======            ========

                                                         PREDECESSORS
                                             -------------------------------------
                                                                   PREDECESSORS      WASTE CONNECTIONS, INC.
                                                                     COMBINED             CONSOLIDATED
                                               PREDECESSORS         NINE MONTHS       PERIOD FROM INCEPTION
                                                 COMBINED              ENDED           (SEPTEMBER 9, 1997)
                                               PERIOD ENDED        SEPTEMBER 30,             THROUGH
                                             DECEMBER 31, 1996         1997             DECEMBER 31, 1997
                                             -----------------   -----------------   -----------------------
Income tax benefit at the statutory rate...        (34.0%)             (34.0%)                (34.0%)
Effect of valuation allowance..............         34.0%               34.0%                     --
Stock compensation expense.................            --                  --                  28.0%
                                                 --------            --------               --------
                                                       --                  --                  (6.0%)
                                                 ========            ========               ========

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

11. NET INCOME (LOSS) PER SHARE INFORMATION

     The following table sets forth the calculation of the numerator and denominator used in the computation of basic and diluted net loss per share and pro forma basic and diluted net income (loss) per share for the period from inception (September 9, 1997) through December 31, 1997 and the nine months ended September 30, 1998. The pro forma basic and diluted net income (loss) per share calculations assume the conversion of all outstanding shares of redeemable convertible preferred stock for the period from inception (September 9, 1997) through December 31, 1997, and the conversion of all outstanding shares of redeemable convertible preferred stock and redeemable common stock for the nine months ended September 30, 1998, as if such conversions occurred as of the first day of each period presented or the actual date of issuance, if subsequent to the first day of the period presented.

                                                                        SEPTEMBER 30, 1998
                                    DECEMBER 31, 1997     ----------------------------------------------
                                  ---------------------                    (UNAUDITED)
                                              PRO FORMA                           PRO FORMA    PRO FORMA
                                    BASIC       BASIC       BASIC      DILUTED      BASIC       DILUTED
                                  NET LOSS    NET LOSS    NET LOSS    NET LOSS     NET LOSS    NET LOSS
                                  PER SHARE   PER SHARE   PER SHARE   PER SHARE   PER SHARE    PER SHARE
                                  ---------   ---------   ---------   ---------   ----------   ---------
Numerator:
  Income (loss) before
     extraordinary item.........  $  (5,066)  $  (4,788)  $   1,617   $   1,617   $   1,617    $   1,617
  Redeemable convertible
     preferred stock
     accretion..................       (531)         --        (917)       (917)         --           --
                                  ---------   ---------   ---------   ---------   ---------    ---------
  Income (loss) applicable to
     common stockholders before
     extraordinary item.........  $  (5,597)  $  (4,788)  $     700   $     700   $   1,617    $   1,617
                                  =========   =========   =========   =========   =========    =========
  Extraordinary item............         --          --        (815)       (815)       (815)        (815)
                                  ---------   ---------   ---------   ---------   ---------    ---------
  Net income (loss) applicable
     to common stockholders.....  $  (5,597)  $  (4,788)  $    (115)  $    (115)  $     802    $     802
                                  =========   =========   =========   =========   =========    =========

Denominator:
  Weighted average common shares
     outstanding................  1,872,567   1,872,567   5,476,532   5,476,532   5,476,532    5,476,532
  Dilutive effect of stock
     options and warrants
     outstanding................         --          --          --   1,584,836          --    1,584,836
  Incremental common shares
     issuable upon redemption of
     redeemable common stock....         --          --          --     377,290     377,290      377,290
  Incremental common shares
     issuable upon conversion of
     preferred stock............         --   2,499,998          --          --   1,263,735    1,263,735
                                  ---------   ---------   ---------   ---------   ---------    ---------
                                  1,872,567   4,372,565   5,476,532   7,438,658   7,117,557    8,702,393
                                  =========   =========   =========   =========   =========    =========

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     As of December 31, 1997, outstanding options to purchase 528,500 shares of common stock (with exercise prices ranging from $2.80 to $10.50), outstanding warrants to purchase 1,056,000 shares of common stock (with exercise prices from $0.01 to $5.00), and the outstanding Redeemable Convertible Preferred Stock could potentially dilute basic earnings per share in the future and have not been included in the computation of diluted net loss per share because to do so would have been antidilutive for the period presented.

12. NEW CREDIT FACILITY

     On January 30, 1998, the Company obtained a revolving credit facility from BankBoston (the "Credit Facility"). The maximum amount available under the Credit Facility was $25,000 including stand-by letters-of-credit and the borrowings bore interest at various fixed and/or variable rates at the Company's 'option. The Credit Facility allowed for the Company to issue up to $5,000 in stand-by letters-of-credit. The Credit Facility required quarterly payments of interest. The Credit Facility required the Company to pay an annual commitment fee equal to 0.5% of the unused portion of the Credit Facility. In connection with the Credit Facility the Company granted to an affiliate of BankBoston a warrant to purchase 140,000 shares of the Company's common stock with an exercise price of $2.80 per share and an expiration date of January 29, 2008.

     On May 28, 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acts as agent (the "May Credit Facility"). The maximum amount available under the May Credit Facility was $60 million (including stand-by letters of credit) and the borrowings bore interest at various fixed and/or variable rates at the Company's option (approximately 7.49% as of September 30, 1998). The May Credit Facility replaced an existing revolving credit facility. The May Credit Facility allowed for the Company to issue up to $5 million in stand-by letters-of-credit. The May Credit Facility required quarterly payments of interest. Borrowings under the May Credit Facility were secured by virtually all of the Company's assets. The May Credit Facility required the Company to pay an annual commitment fee equal to 0.375% of the unused portion of the Credit Facility.

     On November 20, 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acts as agent (the "November Credit Facility"). The maximum amount available under the November Credit Facility is $125 million (including stand-by letters of credit) and the borrowings bear interest at various fixed and/or variable rates at the Company's option (approximately 7.0% as of September 30, 1998). The November Credit Facility replaced an existing revolving credit facility. The November Credit Facility allows for the Company to issue up to $15 million in stand-by letters-of-credit. The November Credit Facility requires quarterly payments of interest and it matures in November 2003. Borrowings under the November Credit Facility are secured by virtually all of the Company's assets. The November Credit Facility requires the Company to pay an annual commitment fee equal to 0.375% of the unused portion of the November Credit Facility. The November Credit Facility places certain business, financial and operating restrictions on the Company relating to, among other things the incurrence of additional indebtedness, investments, acquisitions, asset sales, mergers, dividends, distributions and repurchase and redemption of capital stock. The November Credit Facility also requires that specified financial ratios and balances be maintained. Management of the Company expects to record an extraordinary charge of approximately $211 (net of income tax) in the fourth quarter of 1998 related to the extinguishment of the May Credit Facility.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

13. RELATED PARTY TRANSACTIONS

     The Company has entered into certain transactions with Continental Paper, LLC ("Continental"), in which the Company delivers to Continental all of the Company's collected recyclable materials in areas in which Continental has processing facilities and Continental pays the Company market rates for the recyclable materials. Certain of the Company's stockholders are the majority owners of Continental. During the period from inception (September 9, 1997) through December 31, 1997, the Company received approximately $223 from Continental in these transactions.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Murrey's Disposal Company, Inc.
American Disposal Company, Inc.
D.M. Disposal Co., Inc.
Tacoma Recycling Company, Inc.

     We have audited the accompanying combined balance sheets of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc., and Tacoma Recycling Company, Inc. (collectively the "Murrey Companies") as of December 31, 1996 and 1997, and the related combined statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Murrey Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Murrey Companies at December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                 /s/ ERNST & YOUNG LLP

Sacramento, California
October 2, 1998,
except for Note 12, as to
which the date is
October 22, 1998

                              THE MURREY COMPANIES

                            COMBINED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                                DECEMBER 31,
                                                             ------------------    SEPTEMBER 30,
                                                              1996       1997          1998
                                                             -------    -------    -------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents................................  $    81    $   126       $   405
  Accounts receivable, less allowance for doubtful accounts
     of $62 in 1996, $74 in 1997 and $82 in 1998...........    2,333      2,779         3,364
  Prepaid expenses and other current assets................      119         79            10
                                                             -------    -------       -------
Total current assets.......................................    2,533      2,984         3,779
Property, plant and equipment, net.........................   12,529     14,819        14,371
Intangible assets, net.....................................       --      1,862         1,758
Other assets...............................................        3         31            --
                                                             -------    -------       -------
                                                             $15,065    $19,696       $19,908
                                                             =======    =======       =======

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings....................................  $ 1,609    $ 1,628       $   620
  Accounts payable.........................................    1,108      1,617         2,217
  Advances from a related party............................      818        543           543
  Deferred revenue.........................................      765        919         1,432
  Accrued liabilities......................................      705        832         1,288
  Income taxes payable.....................................      321        228           277
  Current portion of long-term debt........................      928        873           751
                                                             -------    -------       -------
Total current liabilities..................................    6,254      6,640         7,128
Long-term debt.............................................    1,851      4,907         4,047
Deferred income taxes......................................      702        658           658
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common stock at par value; 60,500 shares authorized;
     1,470 shares issued and outstanding...................       45         45            45
  Additional paid-in capital...............................      455        455           455
  Retained earnings........................................    5,758      6,991         7,575
                                                             -------    -------       -------
Total shareholders' equity.................................    6,258      7,491         8,075
                                                             -------    -------       -------
                                                             $15,065    $19,696       $19,908
                                                             =======    =======       =======

                            See accompanying notes.

                              THE MURREY COMPANIES

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                            NINE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                           -----------------------------    ------------------
                                            1995       1996       1997       1997       1998
                                           -------    -------    -------    -------    -------
                                                                               (UNAUDITED)
Revenues.................................  $27,786    $25,024    $28,874    $21,477    $24,532
Operating expenses:
  Cost of operations.....................   20,859     20,465     23,133     16,933     19,337
  Selling, general and administrative....    2,101      2,142      2,323      1,653      1,870
  Depreciation and amortization..........      923      1,236      1,371      1,350      1,640
                                           -------    -------    -------    -------    -------
Income from operations...................    3,903      1,181      2,047      1,541      1,685
Interest expense.........................     (198)      (284)      (380)      (247)      (423)
Other income (expense), net..............      210        309        283        150        (97)
                                           -------    -------    -------    -------    -------
Income before income taxes...............    3,915      1,206      1,950      1,444      1,165
Income tax provision.....................     (690)      (543)      (634)      (512)      (414)
                                           -------    -------    -------    -------    -------
Net income...............................    3,225        663      1,316        932        751
Retained earnings, beginning of period...    1,920      5,095      5,758      5,758      6,991
Dividends................................      (50)        --        (83)        --       (167)
                                           -------    -------    -------    -------    -------
Retained earnings, end of period.........  $ 5,095    $ 5,758    $ 6,991    $ 6,690    $ 7,575
                                           =======    =======    =======    =======    =======
Pro forma income taxes (unaudited -- Note
  11)....................................  $(1,338)   $  (432)   $  (697)   $  (522)   $  (421)
                                           -------    -------    -------    -------    -------
Pro forma net income (unaudited -- Note
  11)....................................  $ 2,577    $   774    $ 1,253    $   922    $   744
                                           =======    =======    =======    =======    =======

                            See accompanying notes.

                              THE MURREY COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                           NINE MONTHS ENDED
                                                              YEARS ENDED DECEMBER 31,       SEPTEMBER 30,
                                                             ---------------------------   -----------------
                                                              1995      1996      1997      1997      1998
                                                             -------   -------   -------   -------   -------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $ 3,225   $   663   $ 1,316   $   932   $   751
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization.......................      923     1,236     1,371     1,056     1,640
       Deferred income taxes...............................      147       (19)      (44)       --        --
       Gain on sale of land................................       --        --        --        --        (8)
       Changes in operating assets and liabilities:
          Accounts receivable, net.........................      (31)       63      (446)     (562)     (585)
          Prepaid expenses and other assets................      (83)      (36)       40      (616)       69
          Accounts payable.................................     (156)      932       509     1,004       600
          Deferred revenue.................................       68        42       154        95       513
          Accrued liabilities..............................     (352)      129       127        26       456
          Income taxes payable.............................      383      (232)      (93)      426        49
                                                             -------   -------   -------   -------   -------
  Net cash provided by operating activities................    4,124     2,778     2,934     2,361     3,485
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for acquisitions................................       --        --    (2,900)     (100)       --
  Capital expenditures for property and equipment..........   (3,025)   (4,790)   (2,108)   (2,106)   (1,731)
  Proceeds from sale of land...............................       --        --        --        --       625
  Net change in other assets...............................      (18)       31       (28)     (117)       57
                                                             -------   -------   -------   -------   -------
Net cash used in investing activities......................   (3,043)   (4,759)   (5,036)   (2,323)   (1,049)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.............................      750     1,418     3,414     2,021       550
  Principal payments on long-term debt.....................   (1,383)     (615)     (928)     (302)   (1,532)
  Net change in short-term borrowings......................      (77)      659        19      (812)   (1,008)
  Net change in advances from a related party..............      189      (259)     (275)     (275)       --
  Payment of dividends.....................................      (50)       --       (83)       --      (167)
                                                             -------   -------   -------   -------   -------
Net cash provided by (used in) financing activities........     (571)    1,203     2,147       632    (2,157)
                                                             -------   -------   -------   -------   -------
Net increase (decrease) in cash and cash equivalents.......      510      (778)       45       670       279
Cash and cash equivalents:
     Beginning of period...................................      349       859        81        81       126
                                                             -------   -------   -------   -------   -------
     End of period.........................................  $   859   $    81   $   126   $   751   $   405
                                                             =======   =======   =======   =======   =======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
  AND NON-CASH TRANSACTIONS:
     Cash paid for interest................................  $   198   $   284   $   358   $   247   $   423
                                                             =======   =======   =======   =======   =======
     Cash paid for income taxes............................  $   160   $   792   $   744   $   277   $    10
                                                             =======   =======   =======   =======   =======
     Issuance of notes payable for land and buildings......  $    --   $   260   $   315   $    --   $    --
                                                             =======   =======   =======   =======   =======
     In connection with acquisitions (Note 3) the Murrey
       Companies acquired assets and issued notes payable
       to sellers as follows:
          Fair value of assets acquired....................  $    --   $    --   $ 3,100   $   300   $    --
          Notes payable to sellers.........................       --        --      (200)     (200)       --
                                                             -------   -------   -------   -------   -------
          Cash paid for acquisitions.......................  $    --   $    --   $ 2,900   $   100   $    --
                                                             =======   =======   =======   =======   =======

                            See accompanying notes.

                              THE MURREY COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

 1. BUSINESS, ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND ORGANIZATION

     Murrey's Disposal Company, Inc. ("Murrey's"), American Disposal Company, Inc. ("American"), D.M. Disposal Co., Inc. ("DM"), and Tacoma Recycling Company, Inc. ("Tacoma") (collectively the "Murrey Companies") are regional, integrated, non-hazardous solid waste services companies that provide collection, transfer, and disposal of solid waste and recyclables to residential and commercial customers in and around the Tacoma, Washington area. Murrey's, American, DM and Tacoma were incorporated in Washington on March 13, 1963, October 27, 1966, July 12, 1979 and January 30, 1990, respectively.

     Each of the Murrey Companies' Common Stock is owned 90% by one or both of two trusts. The beneficiary of both trusts is also an officer and director of the Murrey Companies. The remaining stock is owned by two individuals (5% each) who are also officers and directors of the Murrey Companies.

BASIS OF COMBINATION

     The combined financial statements of the Murrey Companies include the accounts of Murrey's, American, DM and Tacoma as a result of their common management which exercises significant influence over their operations. Significant intercompany balances and transactions between the Murrey Companies have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

     The unaudited interim combined financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Murrey Companies considers all highly liquid investments with a maturity of three months or less at purchase to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Murrey Companies to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Murrey Companies' customer base. The Murrey Companies maintain allowances for

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     The estimated useful lives are as follows:

Buildings...............................................      20 years
Machinery and equipment.................................  5 - 15 years
Rolling stock...........................................      10 years
Containers..............................................  5 - 15 years
Furniture and fixtures..................................   3 - 5 years

     In connection with the Acquisitions (Note 3) the Murrey Companies acquired certain used property and equipment. This used property and equipment is being depreciated using the straight-line method over its estimated remaining useful lives, which range from one to twelve years.

GOODWILL

     Goodwill represents the excess of the purchase price over the fair value of the net assets acquired (Notes 3 and 4), and is amortized on a straight-line basis over the period of expected benefit of 40 years.

     The Murrey Companies continually evaluate the value and future benefits of its goodwill. The Murrey Companies assess recoverability from future operations using income from operations of the related acquired business as a measure. Under this approach, the carrying value would be reduced if it becomes probable that the Murrey Companies' best estimate for expected future cash flows of the related business would be less than the carrying amount of the goodwill over the remaining amortization period. For the period ending December 31, 1997, there were no adjustments to the carrying amount of goodwill resulting from these evaluations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents approximate their fair values as of December 31, 1996 and 1997. The carrying values of short-term borrowings (Note 5) and long-term debt (Note 6) approximate their fair values as of December 31, 1996 and 1997, based on current incremental borrowing rates for similar types of borrowing arrangements.

REVENUE RECOGNITION

     The Murrey Companies recognize revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

INCOME TAXES

     DM uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Murrey's, American and Tacoma operate under Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently all of the income tax attributes and liabilities of these companies' operations flow through to the individual shareholders.

 2. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment as of December 31, 1996 and 1997 and September 30, 1998 consists of the following:

                                                DECEMBER 31,
                                             ------------------    SEPTEMBER 30,
                                              1996       1997          1998
                                             -------    -------    -------------
                                                                    (UNAUDITED)
Land and buildings.........................  $ 6,316    $ 6,668       $ 6,111
Machinery and equipment....................    3,518      3,780         3,883
Rolling stock..............................    6,134      7,570         8,315
Containers.................................    3,140      4,380         5,224
Furniture and fixtures.....................      231        255           242
                                             -------    -------       -------
                                              19,339     22,653        23,775
Less accumulated depreciation..............   (6,810)    (7,834)       (9,404)
                                             -------    -------       -------
                                             $12,529    $14,819       $14,371
                                             =======    =======       =======

 3. ACQUISITIONS

     During 1997, the Murrey Companies purchased substantially all of the assets of Island Disposal (effective May 2, 1997) and Environmental Waste Systems and Olympic Disposal (both effective December 1, 1997) (collectively the "Acquisitions"). The total purchase price for the Acquisitions was approximately $3,100, comprised of $2,900 in cash and promissory notes payable to the sellers totaling $200. Of the combined $3,100 purchase price, $1,791 was recorded as goodwill and $80 was assigned to non-competition agreements. The Acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Murrey Companies' combined balance sheet based upon their estimated fair values on the date of the Acquisitions. The Murrey Companies' combined statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transactions.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation as of December 31, 1997, for the Acquisitions is as follows:

Acquired assets:
  Property and equipment....................................  $1,229
  Goodwill..................................................   1,791
  Non-competition agreements................................      80
                                                              ------
                                                              $3,100
                                                              ======

     The following unaudited pro forma information shows the results of the Murrey Companies' operations as though the Acquisitions had occurred as of January 1, 1996:

                                                         YEARS ENDED DECEMBER 31,
                                                         ------------------------
                                                           1996           1997
                                                         ---------      ---------
                                                               (UNAUDITED)
Revenue................................................   $27,485        $31,106
                                                          =======        =======
Net Income.............................................   $   706        $ 1,094
                                                          =======        =======

     The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the Acquisitions occurred on January 1, 1996, or the results of future operations of the Murrey Companies. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the Acquisitions.

 4. INTANGIBLE ASSETS

     Intangible assets as of December 31, 1996 and 1997 and September 30, 1998 consists of the following:

                                                 DECEMBER 31,
                                               ----------------    SEPTEMBER 30,
                                                1996      1997         1998
                                               ------    ------    -------------
                                                                    (UNAUDITED)
Goodwill, net................................  $   --    $1,783       $1,691
Non-competition agreement, net...............      --        79           67
                                               ------    ------       ------
                                               $   --    $1,862       $1,758
                                               ======    ======       ======

     Accumulated amortization on intangible assets amounted to $9 as of December 31, 1997 (none in 1996) and $113 as of September 30, 1998.

 5. SHORT-TERM BORROWINGS

     Short-term borrowings consist of various revolving and non-revolving lines-of-credit with banks, bearing interest at variable rates (ranging from 9.0% to 9.25% as of December 31, 1997) and mature at various dates through November 30, 1998. The lines of credit are secured by all cash accounts held with the banks, which totaled $126 as of December 31, 1997. All available amounts under these lines-of-credit were outstanding as of December 31, 1997.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

     Certain of these lines-of-credit contain certain restrictive covenants, which among other things require that specified financial balances and ratios be maintained. As of December 31, 1997, the Murrey Companies were in compliance with the covenants.

 6. LONG-TERM DEBT

     Long-term debt as of December 31, 1996 and 1997 and September 30, 1998 consists of the following:

                                                         DECEMBER 31,
                                                       ----------------    SEPTEMBER 30,
                                                        1996      1997         1998
                                                       ------    ------    -------------
                                                                            (UNAUDITED)
Note payable to a bank bearing interest at a variable
  rate (approximately 8.5% as of December 31, 1997);
  monthly payments of principal and interest of $25;
  maturing in November, 2007; secured by certain cash
  accounts and a pledge of one of the Murrey
  Companies exclusive franchise agreements...........  $   --    $2,000       $1,901
Note payable to a bank bearing interest at 8.6%;
  monthly payments of principal and interest
  aggregating $13; maturing in October, 2001; secured
  by equipment with a net book value of approximately
  $533 as of December 31, 1997 and certain cash
  accounts...........................................  $   --    $  632       $  542
Notes payable to a bank bearing interest at various
  fixed rates (ranging from 9.1% to 9.2% as of
  December 31, 1997); monthly payments of principal
  and interest aggregating $25 and one-time payments
  of $470 and $751 in September, 2000 and May, 2001,
  respectively; maturing at various dates between
  September, 2000 and May, 2001; secured by land and
  buildings with a net book value of approximately
  $2,548 as of December 31, 1997.....................   1,752     1,544        1,393
Equipment financing notes payable bearing interest at
  various rates (ranging from 8.6% to 8.8% as of
  December 31, 1997); monthly payments of principal
  and interest aggregating $25; maturing at various
  dates through September, 2001; secured by equipment
  with an aggregate net book value of approximately
  $984 as of December 31, 1997.......................     567       822          479
Notes payable to sellers bearing interest at various
  rates (ranging from 8.5% to 9.0% as of December 31,
  1997); monthly principal and interest payments of
  $9; maturing at various dates between February,
  2001 and October, 2007; secured by land and
  buildings with a net book value of approximately
  $908 as of December 31, 1997.......................     218       471          295
Unsecured notes payable to seller bearing interest at
  8.0% as of December 31, 1997; monthly principal and
  interest payments of $4; maturing in June, 2002....      --       189          100
Others...............................................     242       122           88
                                                       ------    ------       ------
                                                        2,779     5,780        4,798
Less: current portion................................     928       873          751
                                                       ------    ------       ------
Long-term debt.......................................  $1,851    $4,907       $4,047
                                                       ======    ======       ======

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998........................................................  $  873
1999........................................................     780
2000........................................................   1,056
2001........................................................   1,232
2002........................................................     408
Thereafter..................................................   1,431
                                                              ------
                                                              $5,780
                                                              ======

 7. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

     The Murrey Companies lease certain equipment and facilities under non-cancelable operating leases. Rent expense under all operating leases during the years ended December 31, 1995, 1996 and 1997 amounted to $319, $170 and $183, respectively.

     As of December 31, 1997, future minimum lease payments under these operating leases, by calendar year, are as follows:

1998........................................................  $  187
1999........................................................     186
2000........................................................     167
2001........................................................     107
2002........................................................      87
Thereafter..................................................     355
                                                              ------
                                                              $1,089
                                                              ======

CONTINGENCIES

  Environmental Risks

     The Murrey Companies are subject to liability for any environmental damage that the solid waste facilities they operate may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the operation of such facilities by the Murrey Companies. The Murrey Companies may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Murrey Companies. Any substantial liability for environmental damage incurred by the Murrey Companies could have a material adverse effect on the Murrey Companies' combined financial condition, results of operations or cash flows.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

  Legal Proceedings

     In the normal course of their business and as a result of the extensive governmental regulation of the solid waste industry, the Murrey Companies may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines or to revoke or deny renewal of an operating permit held by the Murrey Companies. From time to time the Murrey Companies may also become parties to various claims or suits for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal course of operating a waste management business. However, as of December 31, 1997 and September 30, 1998, there is no current proceeding or litigation involving the Murrey Companies that the Murrey Companies believe will have a material adverse impact on the Murrey Companies' business, financial condition, results of operations or cash flows.

  Disposal Site

     The Murrey Companies have been informed that the Hidden Valley Landfill which is currently utilized by them for disposal of waste collected in Pierce County is currently operating under a Consent Decree with the Washington State Department of Ecology and the Environmental Protection Agency. Under the terms of the Consent Decree the Hidden Valley Landfill is required to be closed on or before December 31, 1998; after which all of the waste collected by the Murrey Companies in Pierce County will be long hauled to an alternate disposal site until the new solid waste landfill in Pierce County is opened. The new landfill is projected to open in November 1999. Management of the Murrey Companies does not believe that the closure of the Hidden Valley Landfill will have a material adverse impact on the Murrey Companies' business, combined financial position, results of operations or cash flows.

  Employees

     Approximately 44 of the Murrey Companies' route drivers are represented by the Teamsters Union. The Murrey Companies have a collective bargaining agreement that expires in June 1999. The Murrey Companies are not aware of any other organizational efforts among their employees and believes that their relations with their employees are good.

 8. RELATED PARTY TRANSACTIONS

OPERATING LEASE

     The Murrey Companies lease land on which certain of their facilities are located from a shareholder of the Murrey Companies. This lease is pursuant to an informal arrangement whereby the Murrey Companies pay all of the property taxes and other expenses associated with the leased land in lieu of monthly rent. These payments totaled approximately $10 during each of the years ended December 31, 1995, 1996, and 1997.

ADVANCES

     As of December 31, 1996 and 1997, the Murrey Companies had non-interest bearing advances payable to one of their shareholders totaling $818 and $543, respectively.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

DISPOSAL FEES

     During the years ended December 31, 1995, 1996 and 1997, the Murrey Companies paid $7,355, $7,730, and $8,592, respectively, in disposal fees to a landfill that is owned and operated by a company in which one of the Murrey Companies shareholders has an approximate 33% ownership interest.

 9. 401(k) PLAN

     The Murrey Companies have a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible, non-union employees of the Murrey Companies. Under the 401(k) Plan the Murrey Companies' contributions are at the discretion of management of the Murrey Companies. During the years ended December 31, 1995, 1996 and 1997, the Murrey Companies' 401(k) Plan expense was approximately $246, $267 and $316, respectively.

10. INCOME TAXES

     The provision (benefit) for income taxes for the Murrey Companies pertains solely to DM and consists of the following:

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                               1995      1996      1997
                                                              ------    ------    ------
Federal:
  Current...................................................   $543      $562      $678
  Deferred..................................................    147       (19)      (44)
                                                               ----      ----      ----
                                                               $690      $543      $634
                                                               ====      ====      ====

     Deferred taxes result from temporary differences in the recognition of certain expense items for income tax and financial reporting purposes. The Murrey Companies' deferred taxes as of December 31, 1996 and 1997 are substantially comprised of depreciation deducted for tax purposes that will be recorded in future periods for financial reporting purposes.

     The principal reasons for the difference between the federal statutory income tax rate and the effective income tax rate are as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                               1995      1996     1997
                                                              -------    -----    -----
Federal expense expected at statutory rates on combined
  income before income taxes................................  $1,331     $410     $663
Tax effect of companies reporting under Subchapter S........    (645)     124      (42)
Other.......................................................       4        9       13
                                                              ------     ----     ----
                                                              $  690     $543     $634
                                                              ======     ====     ====

11. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As described in Note 1, Murrey's, American, and Tacoma (the "S Corporations") operate under Subchapter S of the Internal Revenue Code and are not subject to federal income taxes. In connection with the Murrey Companies' proposed merger with Waste Connections, Inc. ("WCI") (Note 12), the Subchapter S election will be terminated. As a result, the S Corporations (as wholly-owned subsidiaries of

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

WCI) will be subject to corporate income taxes subsequent to the termination of S corporation status. The Murrey Companies had combined income for income tax purposes of $2,769, $2,135 and $1,941 for 1995, 1996 and 1997, respectively. Had the Murrey Companies filed federal income tax returns as regular corporations for 1995, 1996 and 1997, income tax expense under the provisions of Financial Accounting Standards No. 109 would have been $1,338, $432 and $697, respectively.

     The following unaudited pro forma information reflects income tax expense (benefit) for the Murrey Companies as if the S Corporations had also been subject to federal income taxes:

                                                                   YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                               1995    1996    1997
                                                              ------   -----   ----
Federal:
  Current...................................................  $  941   $ 726   $660
  Deferred..................................................     397    (294)    37
                                                              ------   -----   ----
Pro forma income taxes......................................  $1,338   $ 432   $697
                                                              ======   =====   ====

     The pro forma provisions for income taxes for the years ended December 31, 1995, 1996 and 1997 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due to certain non-deductible expenses.

     The Murrey Companies pro forma deferred income tax asset of approximately $98 and $71 as of December 31, 1996 and 1997, respectively, relates principally to differences in the recognition of bad debt expenses, vacation accruals, and certain other temporary differences. The Murrey Companies also had pro forma deferred tax liabilities as of December 31, 1996 and 1997 of approximately $1,322 and $1,332 which relate to differences between tax and financial methods of depreciation and the use of the cash method of accounting for tax purposes by certain of the S Corporations.

12. SUBSEQUENT EVENT

MERGER OF THE MURREY COMPANIES

     On October 22, 1998, the Murrey Companies and WCI jointly announced that they had signed a definitive agreement under which the Murrey Companies will merge with wholly-owned subsidiaries of WCI. Under the terms of the agreement, substantially all shares of common stock of the Murrey Companies will be exchanged for 2.75 million shares of WCI common stock (subject to adjustment at the date of consummation of the Merger). The transaction is expected to be accounted for as a pooling of interests and is expected to close during the fourth quarter of calendar 1998.

13. YEAR 2000 (UNAUDITED)

     The Murrey Companies will need to modify or replace portions of their software so that their computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Murrey Companies have not incurred any costs related to the Year 2000 project. The Murrey Companies do not believe that their expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect their operations.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Madera Disposal Systems, Inc.

     We have audited the accompanying balance sheets of Madera Disposal Systems, Inc. as of December 31, 1996 and 1997, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madera Disposal Systems, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                 /s/ ERNST & YOUNG LLP

Sacramento, California
February 20, 1998

                         MADERA DISPOSAL SYSTEMS, INC.

                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1997
                                                              ------    ------
ASSETS
Current assets:
     Cash and equivalents...................................  $1,064    $1,527
     Accounts receivable, less allowance for doubtful
      accounts of $111 ($90 in 1996)........................     788       691
     Receivables from shareholders..........................     100       113
     Prepaid expenses and other current assets..............     216       214
                                                              ------    ------
     Total current assets...................................   2,168     2,545
Property and equipment, net.................................   3,800     3,636
Assets held for sale........................................      --        77
Other assets................................................      36        39
                                                              ------    ------
                                                              $6,004    $6,297
                                                              ======    ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable.......................................  $  750    $  644
     Deferred revenue.......................................     208       219
     Accrued liabilities....................................     193       178
     Current portion of capital lease obligations...........     218       274
     Current portion of long-term debt......................     177       288
                                                              ------    ------
Total current liabilities...................................   1,546     1,603
Long-term portion of capital lease obligations..............   1,557     1,565
Long-term debt..............................................     637       329
Commitments and contingencies (Note 4)

Shareholders' equity:

     Common stock: $100 par value; 1,000,000 shares
      authorized; 500 shares issued and outstanding.........      50        50
     Retained earnings......................................   2,214     2,750
                                                              ------    ------
Total shareholders' equity..................................   2,264     2,800
                                                              ------    ------
                                                              $6,004    $6,297
                                                              ======    ======

                            See accompanying notes.

                         MADERA DISPOSAL SYSTEMS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                               1995      1996      1997
                                                              ------    ------    ------
Revenues....................................................  $7,008    $7,770    $7,845
Operating expenses:
     Cost of operations.....................................   5,288     5,512     5,289
     Selling, general and administrative....................     996       969     1,041
     Depreciation and amortization..........................     467       585       627
                                                              ------    ------    ------
Income from operations......................................     257       704       888
Interest expense............................................    (237)     (259)     (280)
Other income, net...........................................      68       113       173
                                                              ------    ------    ------
Net income..................................................      88       558       781
Retained earnings, beginning of year........................   1,863     1,656     2,214
Distributions to shareholders...............................    (295)       --      (245)
                                                              ------    ------    ------
Retained earnings, end of year..............................  $1,656    $2,214    $2,750
                                                              ======    ======    ======
Pro forma income taxes (unaudited -- Note 7)................  $  (30)   $ (208)   $ (295)
                                                              ------    ------    ------
Pro forma net income (unaudited -- Note 7)..................  $   58    $  350    $  486
                                                              ======    ======    ======

                            See accompanying notes.

                         MADERA DISPOSAL SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                              1995      1996      1997
                                                              -----    ------    ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  88    $  558    $  781
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    467       585       627
     Gain on sale of property & equipment...................    (13)      (37)      (71)
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................   (252)      (23)       97
       Receivables from shareholders........................    (21)      (33)      (13)
       Prepaid expenses and other assets....................     --       (52)        2
       Other assets.........................................     (2)       (9)       (3)
       Accounts payable.....................................    265       (29)     (106)
       Deferred revenue.....................................      4        16        11
       Accrued liabilities..................................    105        44       (15)
                                                              -----    ------    ------
Net cash provided by operating activities:..................    641     1,020     1,310
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........   (274)     (902)     (183)
  Proceeds from sale of assets..............................     13        97       140
                                                              -----    ------    ------
Net cash used in investing activities.......................   (261)     (805)      (43)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................    265       591        --
  Principal payments on long-term debt and capital lease
     obligations............................................   (576)     (351)     (559)
  Cash distributions made to shareholders...................   (295)       --      (245)
                                                              -----    ------    ------
Net cash provided by (used in) financing activities.........   (606)      240      (804)
                                                              -----    ------    ------
Net increase (decrease) in cash and equivalents.............   (226)      455       463
Cash and equivalents:
  Beginning of year.........................................    835       609     1,064
                                                              -----    ------    ------
  End of year...............................................  $ 609    $1,064    $1,527
                                                              =====    ======    ======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
Cash paid for interest......................................  $ 237    $  237    $  279
                                                              =====    ======    ======
Capital lease obligations and long-term debt incurred for
  the purchase of property and equipment....................  $ 854    $   --    $  426
                                                              =====    ======    ======

                            See accompanying notes.

                         MADERA DISPOSAL SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Madera Disposal Systems, Inc. ("Madera") is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer disposal and recycling services to residential, commercial and industrial customers. Madera Landfill is contracted by the County of Madera to operate the Fairmead, the North Fork Transfer Station and the materials recovery facility (aka, Mammoth Recycling Facility), all of which are located in the County of Madera, State of California. Madera also holds an exclusive contract with the County of Madera to collect solid waste within the unincorporated areas of the County of Madera. The contracts continue in force and effect until August 2004, and will automatically be extended for one five year period unless Madera is then in material breach or default of its obligations under the materials recovery facility contract. All contracts may be extended for additional periods and upon terms as the County of Madera and Madera may mutually agree upon.

     On November 9, 1993, Madera entered into an agreement with the County of Madera, whereby Madera was to design, permit, finance, construct, equip, staff, operate and maintain a materials recovery facility (the "Facility") at the County's Fairmead Landfill for the purpose of providing the County of Madera with a guaranteed reduction in the quantity of municipal solid waste requiring landfill disposal. The Facility was to be designed, constructed and operated to receive all municipal solid waste from the Cities of Madera and Chowchilla and the unincorporated areas of the County of Madera. It was also to meet the twenty-five percent (25%) waste reduction requirements of Assembly Bill 939 (Chapter 1095 of the Statutes of 1989) for the Cities of Madera and Chowchilla and the County of Madera by January 11, 1995, through the recycling of recovered material, and work toward the waste reduction requirements of fifty percent (50%) that each jurisdiction must achieve by January 1, 2000. The Facility became operational on August 15, 1994.

     The County of Madera will compensate Madera for its capital costs incurred in designing, permitting, financing, constructing and equipping the Facility. These costs were $1,661 and are included in property and equipment in the accompanying balance sheets. The County of Madera will reimburse Madera for the equipment and interest costs over a ten year operational period. The County of Madera will also reimburse Madera for its other operational costs incurred in connection with the staffing, maintaining and operating of the materials recovery facility. All of the aforementioned costs are reimbursed to Madera through receipt of a specified portion of waste disposal fees collected by Madera on behalf of the County of Madera for landfill operations.

     At the termination of the contracts described above, the improvements made by Madera become the sole and exclusive property of the County of Madera, subject only to the County of Madera's continuing obligation to pay or reimburse the Company for any remaining unamortized capital costs of the Facility.

     In 1995, Madera started a new line of business which provided clean-up and waste removal services to residential and commercial construction businesses. Due to continued losses, in July 1997 Madera ceased operations in this line of business. The estimated fair value of the remaining assets of the business is reflected in the accompanying balance sheets as assets held for sale at December 31, 1997. For the years ended December 31, 1995, 1996, and 1997, this business had revenues of $531, $785 and $193, respectively, and had operating losses of $290, $397, and $215, respectively.

     Madera entered into an exclusive franchise agreement with the City of Chowchilla on April 8, 1996, whereby Madera was granted the exclusive right and franchise to collect, haul, and dispose of all solid waste, recyclable solid waste, and green waste within the city limits of the City of Chowchilla. The term of this franchise shall continue in force and effect for a period of seven years, and the City of Chowchilla may renew and extend the franchise for an additional period of five years or more.

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

SALE OF THE COMPANY

     Effective February 1, 1998, Madera's shareholders entered into an agreement to sell their stock to Waste Connections, Inc. ("WCI") for cash and stock in WCI.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     Madera considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject Madera to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of Madera's customer base. Madera maintains an allowance for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets or lease term, whichever is shorter.

     The estimated useful lives are as follows:

Machinery and equipment................................   6 - 10 years
Leasehold improvements.................................  10 - 40 years
Furniture and fixtures.................................   6 - 10 years

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and equivalents approximate their fair values as of December 31, 1996 and 1997. The carrying values of the long-term debt and capital lease obligations (Notes 3 and 4) approximate their fair values as of December 31, 1996 and 1997, based on current incremental borrowing rates for similar types of borrowing arrangements.

REVENUE RECOGNITION

     Madera recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

INCOME TAXES

     Madera operates under Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently, all of the income tax attributes and liabilities of the Madera's operations flow through to the individual shareholders.

CLOSURE AND POST-CLOSURE COSTS

     Under regulations pursuant to which the permit for the Fairmead Landfill was issued, Madera and Madera County, as operator and owner, respectively, are jointly liable for closure and post-closure liabilities with respect to the landfill. Madera has not accrued for such liabilities because Madera County, as required by state law, has established a special fund, into which a designated portion of tipping fee surcharges are deposited, to pay such liabilities. Consequently, management of Madera does not believe Madera has any financial obligation for closure and post-closure costs for the Fairmead Landfill as of December 31, 1997.

 2. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1996 and 1997 consists of the following:

                                                               1996      1997
                                                              ------    ------
Machinery and equipment.....................................  $5,480    $5,777
Leasehold improvements......................................     498       500
Furniture and fixtures......................................     137       133
                                                              ------    ------
                                                               6,115     6,410
Less accumulated depreciation and amortization..............   2,315     2,774
                                                              ------    ------
                                                              $3,800    $3,636
                                                              ======    ======

 3. LONG-TERM DEBT

     Long-term debt as of December 31, 1996 and 1997 consists of the following:

                                                              1996    1997
                                                              ----    ----
Equipment financing notes payable bearing interest at
various fixed and variable rates (ranging from 6.0% to 12.9%
at December 31, 1997); monthly payments of principal and
interest aggregating $16; maturing at various dates through
August 31, 2001; secured by equipment with net book values
aggregating $522 as of December 31, 1997....................  $664    $467
Notes payable to related parties bearing interest at 10.0%;
monthly payments of interest; maturing December 1, 1998.....   150     150
                                                              ----    ----
                                                               814     617
Less: Current portion.......................................   177     288
                                                              ----    ----
Long-term debt..............................................  $637    $329
                                                              ====    ====

     One of the equipment financing notes, with an outstanding balance of $236 as of December 31, 1997, contains certain restrictive covenants, which among other things require that specified financial balances and ratios be maintained, restrict the payment of dividends and prohibit the incurrence of additional indebtedness. As of December 31, 1997, Madera was in compliance with the covenants.

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998........................................................  $288
1999........................................................   149
2000........................................................   122
2001........................................................    58
                                                              ----
                                                              $617
                                                              ====

 4. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Capital Leases

     Madera leases certain equipment under capital leases. As of December 31, 1996 and 1997, the following amounts are included in property and equipment as assets under these capital leases:

                                                              1996      1997
                                                             ------    ------
Cost.......................................................  $2,235    $2,605
Less: accumulated amortization.............................     527       780
                                                             ------    ------
Net assets under capital leases............................  $1,708    $1,825
                                                             ======    ======

     The future minimum lease payments under these capital leases along with the present value of the minimum lease payments as of December 31, 1997 are as follows:

                   MINIMUM LEASE PAYMENTS
                  YEAR ENDING DECEMBER 31:
                  ------------------------
          1998..............................................  $  448
          1999..............................................     489
          2000..............................................     427
          2001..............................................     352
          2002..............................................     294
          Thereafter........................................     494
                                                              ------
Total minimum lease payments................................   2,504
Less amount representing interest...........................     665
                                                              ------
Present value of minimum lease payments.....................   1,839
Less current portion........................................     274
                                                              ------
Long-term portion...........................................  $1,565
                                                              ======

OPERATING LEASES

     Madera leases its facilities and certain equipment under cancelable operating leases for periods of one year or less. Rent expense under all operating leases during the years ended December 31, 1995, 1996 and 1997 amounted to $47, $41 and $33, respectively.

PERFORMANCE BONDS AND LETTERS OF CREDIT

     Municipal solid waste collection contracts may require performance bonds to secure contractual performance. As of December 31, 1997, Madera had provided customers and various regulatory authorities with bonds of approximately $200 to secure its obligations. If Madera were unable to obtain surety bonds in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

ENVIRONMENTAL RISKS

     Madera is subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the acquisition of such facilities by Madera. Madera may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by Madera or its predecessors. Any substantial liability for environmental damage incurred by Madera could have a material adverse effect on Madera's financial condition, results of operations or cash flows.

LEGAL PROCEEDINGS

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, Madera may periodically become subject to various judicial and administrative proceeding involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on Madera or to revoke or deny renewal of an operating permit held by Madera. From time to time Madera may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which Madera operates.

     In addition, Madera may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997, there is no current proceeding or litigation involving Madera that Madera believes will have a material adverse impact on Madera's business, financial condition, results of operations or cash flows.

5. RELATED PARTY TRANSACTIONS

     Madera performs repair services on equipment owned and operated by shareholders of Madera. Revenues relating to these activities were $41, $60 and $51 for the years ended December 31, 1995, 1996 and 1997, respectively. As of December 31, 1996 and 1997, Madera has receivables of $100 and $113, respectively, relating to these activities.

6. 401(k) PLAN

     Madera has a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible employees of Madera. Under the 401(k) Plan Madera is required to match 100% of employees' contributions up to a maximum of 3% of the employees' wages. During the years ended December 31, 1995, 1996 and 1997, Madera's 401(k) Plan expenses were approximately $78, $107 and $108, respectively.

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

7. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     The following unaudited pro forma information reflects income tax expense (benefit) as if Madera had been subject to federal and state income taxes:

                                                         YEAR ENDED DECEMBER 31,
                                                        --------------------------
                                                         1995      1996      1997
                                                        ------    ------    ------
Current:
  Federal.............................................   $(16)     $(19)     $197
  State...............................................     --        12        57
Deferred:
  Federal.............................................     32       188        33
  State...............................................     14        27         8
                                                         ----      ----      ----
Pro forma income taxes................................   $ 30      $208      $295
                                                         ====      ====      ====

     The pro forma provisions for income taxes for the years ended December 31, 1995, 1996 and 1997 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due to state franchise taxes, certain non-deductible expenses and refundable tax credits.

     Madera's pro forma deferred income tax asset of approximately $20 and $54 at December 31, 1996 and 1997, respectively, relates principally to differences in the recognition of bad debt expenses, state franchise taxes and certain other temporary differences. Madera also has pro forma deferred tax liabilities at December 31, 1996 and 1997 of approximately $534 and $570, respectively, which relate to differences between tax and financial methods of depreciation.

8. SUBSEQUENT EVENTS

     On January 12, 1998, Madera distributed $131 to its shareholders.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Arrow Sanitary Service, Inc.

     We have audited the accompanying balance sheet of Arrow Sanitary Service, Inc. as of September 30, 1997, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arrow Sanitary Service, Inc. at September 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                 /s/ ERNST & YOUNG LLP

Sacramento, California
July 8, 1998

                          ARROW SANITARY SERVICE, INC.

                                 BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                              SEPTEMBER 30,     MARCH 31,
                                                                  1997            1998
                                                              -------------    -----------
                                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................     $  205          $  274
  Accounts receivable.......................................        520             694
  Prepaid expenses and other current assets.................         37              48
                                                                 ------          ------
          Total current assets..............................        762           1,016
Property and equipment, net.................................        815             926
Intangible assets, net......................................        121             118
Other assets................................................         48              13
                                                                 ------          ------
                                                                 $1,746          $2,073
                                                                 ======          ======

                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $  470          $  439
  Deferred revenue..........................................         11              11
  Accrued liabilities.......................................        151             213
  Current portion of long-term debt.........................        168             154
                                                                 ------          ------
          Total current liabilities.........................        800             817
Long-term portion of capital lease obligations..............         --              45
Long-term debt..............................................        429             450
Deferred income taxes.......................................         34              46
Commitments and contingencies (Note 4)
Shareholders' equity:
  Common stock: no par value; 1,000 shares authorized; 600
     shares issued and outstanding..........................         47              47
  Treasury stock payments...................................        (25)            (25)
  Retained earnings.........................................        461             693
                                                                 ------          ------
          Total shareholders' equity........................        483             715
                                                                 ------          ------
                                                                 $1,746          $2,073
                                                                 ======          ======

                            See accompanying notes.

                          ARROW SANITARY SERVICE, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                               SIX MONTHS ENDED
                                                               YEAR ENDED         MARCH 31,
                                                              SEPTEMBER 30,    ----------------
                                                                  1997          1997      1998
                                                              -------------    ------    ------
                                                                                 (UNAUDITED)
Revenues....................................................     $6,209        $2,872    $3,148
Operating expenses:
  Cost of operations........................................      4,970         2,080     2,255
  Selling, general and administrative.......................        776           448       369
  Depreciation and amortization.............................        143            70        85
                                                                 ------        ------    ------
Income from operations......................................        320           274       439
Interest expense............................................        (72)          (39)      (30)
Other income (expense), net.................................         (2)           (5)       40
                                                                 ------        ------    ------
Income before income taxes..................................        246           230       449
Income tax expense..........................................       (117)          (98)     (217)
                                                                 ------        ------    ------
Net income..................................................        129           132       232
Retained earnings, beginning of period......................        332           332       461
                                                                 ------        ------    ------
Retained earnings, end of period............................     $  461        $  464    $  693
                                                                 ======        ======    ======

                            See accompanying notes.

                          ARROW SANITARY SERVICE, INC.

                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                                                               SIX MONTHS ENDED
                                                               YEAR ENDED         MARCH 31,
                                                              SEPTEMBER 30,    ----------------
                                                                  1997          1997      1998
                                                              -------------    ------    ------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................      $ 129        $ 132     $ 232
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................        143           70        85
     Deferred income taxes..................................         34           --        12
     Gain on sale of property and equipment.................         (2)          --        --
     Changes in operating assets and liabilities:
       Accounts receivable..................................         (2)        (105)     (174)
       Prepaid expenses and other current assets............         19           17       (11)
       Other assets.........................................          1            2        35
       Accounts payable.....................................         43          (46)      (31)
       Accrued liabilities..................................         70          110        62
                                                                  -----        -----     -----
  Net cash provided by operating activities.................        435          180       210
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........       (117)         (80)     (134)
  Treasury stock payments...................................         (5)          --        --
                                                                  -----        -----     -----
Net cash used in investing activities.......................       (122)         (80)     (134)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................         --          200        97
  Principal payments on long-term debt......................       (191)        (298)     (104)
                                                                  -----        -----     -----
Net cash used in financing activities.......................       (191)         (98)       (7)
                                                                  -----        -----     -----
Net increase in cash........................................        122            2        69
Cash and cash equivalents, beginning of period..............         83           83       205
                                                                  -----        -----     -----
Cash and cash equivalents, end of period....................      $ 205        $  85     $ 274
                                                                  =====        =====     =====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
Cash paid for interest......................................      $  74        $  39     $  33
                                                                  =====        =====     =====

                            See accompanying notes.

                          ARROW SANITARY SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Arrow Sanitary Service, Inc. (the "Company") is a regional, integrated, non-hazardous solid waste services company that provides collection, hauling and disposal of recyclable materials for residential and commercial customers in various counties of Oregon and Washington in and around Portland, Oregon.

SALE OF THE COMPANY

     On June 17, 1998, the Company's shareholders entered into an agreement to sell all capital stock in the Company to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

INTERIM FINANCIAL INFORMATION

     The unaudited interim financial statements as of March 31, 1998 and for the six months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended September 30, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Credit losses have been within management's expectations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     The estimated useful lives of property and equipment are as follows:

Buildings...............................................      30 years
Machinery and equipment.................................  3 - 10 years
Rolling stock...........................................      10 years
Furniture and fixtures..................................   3 - 6 years
Containers..............................................  5 - 12 years

INTANGIBLE ASSETS

     Intangible assets are comprised of the following at September 30, 1997:

Goodwill....................................................  $126
Covenant not to compete.....................................    12
                                                              ----
                                                               138
Accumulated amortization....................................   (17)
                                                              ----
                                                              $121
                                                              ====

     Goodwill represents the excess of the purchase price over the fair value of the net assets of entities previously acquired by the Company and is amortized on a straight-line basis over the period of expected benefit of 40 years. The covenant not to compete is amortized on a straight-line basis over the period of expected benefit of 5 years.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

INCOME TAXES

     The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

SIGNIFICANT CUSTOMERS AND SUPPLIERS

     The Company has three major customers which represent 21%, 14% and 11% of total sales, respectively, for the year ended September 30, 1997. In addition, the Company purchases a substantial portion of its recyclable materials and equipment from four major suppliers.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                       SEPTEMBER 30,     MARCH 31,
                                                           1997            1998
                                                       -------------    -----------
                                                                        (UNAUDITED)
Land.................................................     $   121         $   121
Buildings............................................         168             168
Machinery and equipment..............................         480             593
Rolling stock........................................       1,026           1,028
Furniture and fixtures...............................         104             109
Containers...........................................         296             342
                                                          -------         -------
                                                            2,195           2,361
Less accumulated depreciation and amortization.......      (1,380)         (1,435)
                                                          -------         -------
                                                          $   815         $   926
                                                          =======         =======

 3. FINANCING ARRANGEMENTS

BANK LINE OF CREDIT

     The Company maintains a revolving line of credit with a financial institution. Under the agreement, the Company may borrow an amount up to $150. Interest on the revolving line of credit accrues at the financial institution's prime rate (8.5% at September 30, 1997) plus 1.5%. The agreement provides that the Company comply with various financial and other covenants. The line of credit had no amounts outstanding at September 30, 1997.

LONG-TERM DEBT

     Long-term debt as of September 30, 1997 consists of the following:

Contract financing notes payable bearing interest at 9%;
  payable in monthly installments of principal and interest
  (ranging from $1 to $2); maturing between October 20, 1998 and November 15, 2004.....................................  $159
Mortgage financing notes payable bearing interest at 8.25%;
  payable in monthly installments of principal and interest
  of $1; maturing on January 20, 2022; secured by certain
  real estate...............................................   139
Equipment financing notes payable bearing interest (ranging
  from 8.5% to 10.75%); payable in monthly installments of
  principal (ranging from $2 to $5) plus interest; maturing
  on March 20, 1998 and October 12, 2000; secured by the
  Company's accounts receivable, inventory, equipment, and
  certain other assets......................................   299
                                                              ----
                                                               597
Less: current portion.......................................   168
                                                              ----
Long-term debt..............................................  $429
                                                              ====

     One of the equipment financing notes, with no outstanding balance at September 30, 1997, contains certain restrictive covenants, which among other things require that specified financial balances and ratios be maintained, restrict the payment of dividends and prohibit the incurrence of additional indebtedness.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

3. FINANCING ARRANGEMENTS (CONTINUED)
     As of September 30, 1997, aggregate contractual future principal payments by fiscal year on long-term debt are due as follows:

1998........................................................  $168
1999........................................................   121
2000........................................................    81
2001........................................................    27
2002........................................................    26
Thereafter..................................................   174
                                                              ----
                                                              $597
                                                              ====

 4. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

     The Company leases its facilities and certain equipment under noncancelable operating leases. Rent expense under these agreements approximated $50 for the year ended September 30, 1997.

     The future minimum lease payments under these agreements as of September 30, 1997 are as follows:

1998........................................................  $ 54
1999........................................................    54
2000........................................................    49
2001........................................................    48
2002........................................................    48
Thereafter..................................................   494
                                                              ----
                                                              $747
                                                              ====

CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of September 30, 1997, there is

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 4. COMMITMENTS AND CONTINGENCIES (CONTINUED) no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

  Employees

     Approximately 11 of the Company's route drivers are represented by the Teamsters Union. The Company entered into a three-year collective bargaining agreement in March 1998. The Company is not aware of any other organizational efforts among its employees and believes that its relations with its employees are good.

 5. 401(k) PLAN

     The Company has a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible employees of the Company. Under the 401(k) Plan the Company is required to match 3% of employees' contributions up to a maximum of 6% of the employees' wages once the employee contributes a minimum of 3%. The Company will match 100% of employee contributions between 3 and 6%. Sixteen of twenty-one eligible employees participated in the plan with minimum contributions of at least 3%. During the year ended September 30, 1997, the Company's 401(k) Plan expense was approximately $35.

 6. INCOME TAXES

     The provision for income taxes for the year ended September 30, 1997 consists of the following:

Current:
  Federal...................................................  $ 60
  State.....................................................    23

Deferred:
  Federal...................................................    29
  State.....................................................     5
                                                              ----
                                                              $117
                                                              ====

     Deferred taxes result from temporary differences in the recognition of certain expense items for income tax and financial reporting purposes. The Company's deferred taxes as of September 30, 1997 are substantially comprised of depreciation deducted for tax purposes that will be recorded in future periods for financial reporting purposes.

     The principal reasons for the difference between the effective income tax rate and the federal statutory income tax rate are as follows:

Federal expense expected at statutory rates.................  $ 84
State and local income taxes, net of Federal benefit........    15
Officers life insurance expense.............................    17
Other.......................................................     1
                                                              ----
                                                              $117
                                                              ====

     The Company paid $10 for income taxes during the year ended September 30, 1997.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

7. YEAR 2000 (UNAUDITED)

     The Company will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Company has not incurred any costs related to the Year 2000 project. The Company does not believe that its expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect the Company's operations.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Shrader Refuse and Recycling Service Company

     We have audited the accompanying balance sheets of Shrader Refuse and Recycling Service Company as of September 30, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shrader Refuse and Recycling Service Company at September 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Lincoln, Nebraska
August 24, 1998

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                               SEPTEMBER 30,
                                                              ----------------      JUNE 30,
                                                               1996      1997         1998
                                                              ------    ------    -------------
                                                                                   (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  287    $  116       $  342
  Marketable equity securities..............................     246       403          576
  Accounts receivable, less allowance for doubtful accounts
     of $29 and $32 at September 30, 1996 and 1997,
     respectively...........................................     674       897          808
  Prepaid expenses..........................................      37        69           79
                                                              ------    ------       ------
          Total current assets..............................   1,244     1,485        1,805
Property and equipment, net.................................   3,939     5,195        5,112
Goodwill, net...............................................     223       214          209
Other assets................................................     122       157          208
                                                              ------    ------       ------
                                                              $5,528    $7,051       $7,334
                                                              ======    ======       ======

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  244    $  202       $  323
  Accrued liabilities.......................................     100       103          117
  Current portion of long-term debt.........................     763       703          703
  Current portion of capital lease obligations..............      18        97           97
                                                              ------    ------       ------
          Total current liabilities.........................   1,125     1,105        1,240
Long-term debt, net of current portion......................   1,676     1,258          959
Capital lease obligations, net of current portion...........     338     1,583        1,511
Commitments and contingencies (Note F)
Stockholders' equity:
     Common stock: $1 par value; 10,000 shares authorized;
       8,571 shares issued and outstanding..................       9         9            9
  Retained earnings.........................................   2,338     3,012        3,465
  Net unrealized gain on marketable equity securities.......      42        84          150
                                                              ------    ------       ------
          Total stockholders' equity........................   2,389     3,105        3,624
                                                              ------    ------       ------
                                                              $5,528    $7,051       $7,334
                                                              ======    ======       ======

        The accompanying notes are an integral part of these statements.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                    NINE
                                                             YEAR ENDED         MONTHS ENDED
                                                           SEPTEMBER 30,          JUNE 30,
                                                          ----------------    ----------------
                                                           1996      1997      1997      1998
                                                          ------    ------    ------    ------
                                                                                (UNAUDITED)
Revenues................................................  $5,461    $6,896    $5,027    $5,382
Operating expenses:
  Cost of operations....................................   3,861     4,601     3,241     3,479
  Selling, general and administrative...................     516       567       426       425
  Depreciation and amortization.........................     565       770       546       697
                                                          ------    ------    ------    ------
                                                           4,942     5,938     4,213     4,601
                                                          ------    ------    ------    ------
Income from operations..................................     519       958       814       781
Other income (expense):
  Interest expense......................................    (206)     (292)     (219)     (287)
  Other income, net.....................................      35        59        19        19
                                                          ------    ------    ------    ------
                                                            (171)     (233)     (200)     (268)
                                                          ------    ------    ------    ------
Net income..............................................  $  348    $  725    $  614    $  513
                                                          ======    ======    ======    ======
Pro forma income taxes (unaudited) (Note G).............  $  141    $  290    $  245    $  206
                                                          ------    ------    ------    ------
Pro forma net income (unaudited) (Note G)...............  $  207    $  435    $  369    $  307
                                                          ======    ======    ======    ======

        The accompanying notes are an integral part of these statements.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                       STATEMENT OF STOCKHOLDERS' EQUITY
                    YEARS ENDED SEPTEMBER 30, 1996 AND 1997
                    AND THE NINE MONTHS ENDED JUNE 30, 1998
   (INFORMATION RELATED TO THE NINE MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                   NET
                                                                                UNREALIZED
                                                                              GAIN (LOSS) ON
                                                  COMMON STOCK                  MARKETABLE         TOTAL
                                                 ---------------   RETAINED       EQUITY       STOCKHOLDERS'
                                                 SHARES   AMOUNT   EARNINGS     SECURITIES        EQUITY
                                                 ------   ------   --------   --------------   -------------
Balance October 1, 1995........................  8,571      $9      $2,154         $ (2)          $2,161
Net income.....................................     --      --         348           --              348
Distributions to stockholders..................     --      --        (164)          --             (164)
Change in net unrealized gain (loss) on
  marketable equity securities.................     --      --          --           44               44
                                                 -----      --      ------         ----           ------
Balance at September 30, 1996..................  8,571       9       2,338           42            2,389
Net income.....................................     --      --         725           --              725
Distributions to stockholders..................     --      --         (51)          --              (51)
Change in net unrealized gain (loss) on
  marketable equity securities.................     --      --          --           42               42
                                                 -----      --      ------         ----           ------
Balance at September 30, 1997..................  8,571       9       3,012           84            3,105
Net income.....................................     --      --         513           --              513
Distributions to stockholders..................     --      --         (60)          --              (60)
Change in net unrealized gain (loss) on
  marketable equity securities.................     --      --          --           66               66
                                                 -----      --      ------         ----           ------
Balance at June 30, 1998.......................  8,571      $9      $3,465         $150           $3,624
                                                 =====      ==      ======         ====           ======

         The accompanying notes are an integral part of this statement.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                         NINE
                                                                 YEAR ENDED          MONTHS ENDED
                                                                SEPTEMBER 30,          JUNE 30,
                                                              -----------------    ----------------
                                                               1996       1997      1997      1998
                                                              -------    ------    ------    ------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   348    $  725    $  614    $  513
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      565       770       546       697
     Realized (gain) loss on marketable equity securities...        8       (23)      (19)      (19)
     Gain on sale of property and equipment.................       (6)       (8)       --        --
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................      (25)     (223)      (49)       89
       Prepaid expenses.....................................       16       (32)       (7)      (10)
       Other assets.........................................       (6)      (35)      (85)      (51)
       Accounts payable.....................................       73       (42)      (30)      121
       Accrued liabilities..................................       23         3        18        14
                                                              -------    ------    ------    ------
          Net cash provided by operating activities.........      996     1,135       988     1,354
                                                              -------    ------    ------    ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........   (2,010)     (655)     (395)     (609)
  Proceeds from sale of property and equipment..............        6        26        --        --
  Purchases of marketable equity securities.................     (272)     (307)     (273)     (232)
  Proceeds from sale of marketable equity securities........       81       215       184       144
                                                              -------    ------    ------    ------
          Net cash used in investing activities.............   (2,195)     (721)     (484)     (697)
                                                              -------    ------    ------    ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................    1,777       300       120       250
  Principal payments on long-term debt and capital lease
     obligations............................................     (518)     (834)     (617)     (621)
  Cash distributions made to stockholders...................     (164)      (51)      (39)      (60)
                                                              -------    ------    ------    ------
          Net cash provided by (used in) financing
            activities......................................    1,095      (585)     (536)     (431)
                                                              -------    ------    ------    ------
Net change in cash and cash equivalents.....................     (104)     (171)      (32)      226
Cash and cash equivalents:
  Beginning of period.......................................      391       287       287       116
                                                              -------    ------    ------    ------
  End of period.............................................  $   287    $  116    $  255    $  342
                                                              =======    ======    ======    ======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
  Cash paid for interest....................................  $   206    $  299    $  219    $  287
                                                              =======    ======    ======    ======
  Capital lease obligations incurred for the purchase of
     property and equipment.................................  $   376    $1,380    $1,380    $   --
                                                              =======    ======    ======    ======

        The accompanying notes are an integral part of these statements.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 1. Organization and Business

     Shrader Refuse and Recycling Service Company (the "Company") is a non-hazardous solid waste services company that provides collection, hauling, disposal and recycling services to residential and commercial customers in various counties of Nebraska.

     The Company derives a portion of its revenue from exclusive municipal contracts, of which a significant number will be subject to competitive bidding at some time in the future. The Company intends to bid on additional municipal contracts as a means of adding customers. There can be no assurance that the Company will be the successful bidder to obtain or retain contracts that come up for competitive bidding.

 2. Sale of the Company

     On July 31, 1998, the Company's stockholders sold all capital stock of the Company to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

 3. Interim Financial Information

     The unaudited interim financial statements as of June 30, 1998 and for the nine months ended June 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending September 30, 1998.

 4. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 5. Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 6. Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Credit losses have been within management's expectations.

 7. Marketable Equity Securities

     The Company's marketable equity securities are classified as "available for sale" and stated at market value. Unrealized holding gains and losses on such securities are reported as a separate component of stockholders' equity until realized.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Gains and losses on the disposition of marketable equity securities are determined using the first-in, first-out method. Declines in the fair value of individual securities below their cost that are other than temporary are recorded as realized losses through a charge to income.

 8. Property and Equipment

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income or expense. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives of property and equipment are as follows:

Buildings under capital leases...........................    10 years
Machinery and equipment..................................  3-10 years
Rolling stock............................................  5-10 years
Containers...............................................  5-12 years

 9. Goodwill

     Goodwill represents the excess of the purchase price over the fair value of the tangible net assets of entities previously acquired by the Company and is amortized on a straight-line basis over the period of expected benefit of 40 years.

10. Revenue Recognition

     The Company recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

11. Income Taxes

     The Company operates under Subchapter "S" of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently, all of the income tax attributes and liabilities of the Company's operations flow through to the individual shareholders.

12. Significant Customer

     The Company has one major customer which represents 16% of total revenues for the year ended September 30, 1997.

NOTE B -- MARKETABLE EQUITY SECURITIES

     At September 30, 1996 and 1997, the aggregate market value of marketable equity securities exceeded their aggregate cost by $42 and $84, respectively. Gross unrealized gains totaled $44 and $89 and gross unrealized losses totaled $2 and $5 at September 30, 1996 and 1997, respectively.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE B -- MARKETABLE EQUITY SECURITIES (CONTINUED)
     Proceeds from sales of marketable equity securities during the years ended September 30, 1996 and 1997 were $81 and $215, respectively. Gross gains of $4 and gross losses of $12 were realized on sales during 1996. Gross gains of $37 and gross losses of $14 were realized on sales during 1997.

NOTE C -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                        SEPTEMBER 30,
                                                       ----------------      JUNE 30,
                                                        1996      1997         1998
                                                       ------    ------    -------------
                                                                            (UNAUDITED)
Buildings under capital leases.......................  $  376    $1,756       $1,756
Machinery and equipment..............................     440       455          471
Rolling stock........................................   3,359     3,656        4,009
Containers...........................................   1,781     2,089        2,328
                                                       ------    ------       ------
                                                        5,956     7,956        8,564
Less accumulated depreciation and amortization.......   2,017     2,761        3,452
                                                       ------    ------       ------
                                                       $3,939    $5,195       $5,112
                                                       ======    ======       ======

NOTE D -- GOODWILL

     Goodwill is comprised of the following:

                                                        SEPTEMBER 30,
                                                       ----------------      JUNE 30,
                                                        1996      1997         1998
                                                       ------    ------    -------------
                                                                            (UNAUDITED)
Goodwill.............................................  $  351    $  351       $  351
Accumulated amortization.............................     128       137          142
                                                       ------    ------       ------
                                                       $  223    $  214       $  209
                                                       ======    ======       ======

NOTE E -- FINANCING ARRANGEMENTS

                                                        SEPTEMBER 30,
                                                       ----------------      JUNE 30,
                                                        1996      1997         1998
                                                       ------    ------    -------------
                                                                            (UNAUDITED)
Notes payable to bank bearing interest at rates
  ranging from 7.75% to 9.50%, payable in monthly
  installments of principal and interest; maturing
  through August 2001................................  $2,244    $1,766       $1,467
Note payable to related party, with interest at 9%
  per annum payable quarterly until monthly
  installments of principal and interest commence on
  November 1997. This note matures July 2003 and is
  without collateral.................................     195       195          195
                                                       ------    ------       ------
                                                        2,439     1,961        1,662
Less current portion.................................     763       703          703
                                                       ------    ------       ------
Long-term debt, net of current portion...............  $1,676    $1,258       $  959
                                                       ======    ======       ======

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE E -- FINANCING ARRANGEMENTS (CONTINUED)
     On July 1, 1998, the Company entered into an $875 credit facility with a bank maturing December 2001. The credit facility is a line of credit through January 1, 1999, whereupon all borrowings under the facility will be refinanced on a note payable due in monthly installments through December 2001. Borrowings bear interest at 8.0% per annum. During July 1998, the Company utilized all of the credit facility for equipment purchases.

     The notes payable to bank and the credit facility are collateralized by substantially all of the Company's assets and the personal guarantees of the stockholders. The Company is subject to certain restrictive covenants with the bank, which among other things, require that a specified debt service coverage ratio be maintained and restrict the payment of dividends solely to amounts sufficient to meet the tax requirements of the stockholders relative to the Company's status as a Subchapter "S" Corporation. The Company was in compliance with or received waivers of the covenant requirements for the year ended September 30, 1997.

     As of September 30, 1997, aggregate contractual future principal payments by fiscal year are due as follows:

1998................................................  $  703
1999................................................     546
2000................................................     355
2001................................................     284
2002................................................      39
Thereafter..........................................      34
                                                      ------
                                                      $1,961
                                                      ======

     In conjunction with the acquisition of the Company by WCI on July 31, 1998, all of the outstanding long-term debt of the Company was repaid.

NOTE F -- COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Leases

     The Company leases three facilities from a related party under two ten-year leases expiring in 2005 and 2007. For financial reporting purposes, minimum lease rentals relating to the facilities have been capitalized. The related assets and obligations have been recorded using the Company's implicit borrowing rate at the inception of the leases. The following amounts are included in property and equipment as buildings under capital leases:

                                                  SEPTEMBER 30,
                                                  --------------     JUNE 30,
                                                  1996     1997        1998
                                                  ----    ------    -----------
                                                                    (UNAUDITED)
Buildings.......................................  $376    $1,756      $1,756
Less accumulated amortization...................    38       121         253
                                                  ----    ------      ------
                                                  $338    $1,635      $1,503
                                                  ====    ======      ======

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE F -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
     The following is a schedule by fiscal years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of September 30, 1997:

1998........................................................  $  321
1999........................................................     321
2000........................................................     321
2001........................................................     321
2002........................................................     321
Thereafter..................................................   1,368
                                                              ------
Total minimum lease payments................................   2,973
Less amount representing interest...........................   1,293
                                                              ------
                                                              $1,680
                                                              ======
Current portion.............................................  $   97
Long-term portion...........................................   1,583
                                                              ------
                                                              $1,680
                                                              ======

     Prior to entering into the current leases, the Company leased these facilities on a month-to-month basis from the related party. The Company recognized rent expense of $171 and $117 in fiscal 1996 and 1997, respectively. Total rent and minimum lease payments to the related party during fiscal 1996 and 1997 were $249 and $260, respectively.

     In conjunction with the acquisition of the Company by WCI on July 31, 1998, the current leases were terminated, two of the three facilities were acquired and the remaining facility was leased under a two-year lease with an option to extend for an additional two years through July 2002.

  Noncompete Agreement

     The Company has a noncompete agreement with a related party that requires the Company to pay $4 a month through October 1997 provided the related party abides by the noncompete agreement. The Company paid the related party $44 in each of the fiscal years ended September 30, 1996 and 1997.

CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE F -- COMMITMENTS AND CONTINGENCIES (CONTINUED) during the normal operation of the waste management business. As of September 30, 1997, there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

NOTE G -- PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     Unaudited pro forma information reflects income tax expense as if the Company had been subject to federal and state income taxes. The pro forma provisions for income taxes for the years ended September 30, 1996 and 1997 and the nine month periods ended June 30, 1997 and 1998 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due to state income taxes and certain non-deductible expenses.

     The following is a summary of pro forma income taxes for the years ended September 30, 1996 and 1997:

                                                                YEAR ENDED
                                                              SEPTEMBER 30,
                                                              --------------
                                                              1996     1997
                                                              -----    -----
Current:
  Federal...................................................  $ 47     $ 66
  State.....................................................    10       14
Deferred:
  Federal...................................................    69      171
  State.....................................................    15       39
                                                              ----     ----
Pro forma income taxes......................................  $141     $290
                                                              ====     ====

     The Company's pro forma deferred income tax liabilities of approximately $739 and $949 at September 30, 1996 and 1997, respectively, relate principally to differences between tax and financial methods of reporting depreciation expense and the use of the cash method of accounting for income tax purposes which gives rise to differences between financial statement and tax return recognition of receivables, prepaid expenses, accounts payable and accrued liabilities.

NOTE H -- FINANCIAL INSTRUMENTS

     The following estimated fair value information pertains to the Company's financial instruments and does not purport to represent the aggregate net fair value of the Company.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and cash equivalents: The carrying amount approximates fair value because of the short maturity of those instruments.

     Marketable equity securities: Quoted market prices for the Company's marketable equity securities are used to estimate fair value.

     Long-term debt and capital lease obligations: Current incremental borrowing rates for similar type borrowings are used to estimate the fair value of the Company's long-term debt and capital lease obligations.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE H -- FINANCIAL INSTRUMENTS (CONTINUED)
     The carrying amounts and estimated fair values of the Company's financial instruments are as follows:

                                                       SEPTEMBER 30, 1996       SEPTEMBER 30, 1997
                                                      ---------------------    ---------------------
                                                                  ESTIMATED                ESTIMATED
                                                      CARRYING      FAIR       CARRYING      FAIR
                                                       AMOUNT       VALUE       AMOUNT       VALUE
                                                      --------    ---------    --------    ---------
Financial Assets:
  Cash and cash equivalents.........................   $  287      $  287       $  116      $  116
  Marketable equity securities......................      246         246          403         403
Financial Liabilities:
  Long-term debt....................................    2,439       2,528        1,961       1,970
  Capital lease obligations.........................      356         486        1,680       2,038

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Members
Contractor's Waste Removal, L.C.

     We have audited the accompanying balance sheet of Contractor's Waste Removal, L.C. as of December 31, 1997, and the related statements of operations and change in members' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contractor's Waste Removal, L.C. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                 /s/ ERNST & YOUNG LLP

Sacramento, California
August 26, 1998

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Current assets:
  Accounts receivable, net of allowance for doubtful
     accounts of $75........................................     $  256          $  222
Property and equipment:
  Containers................................................      1,332           1,703
  Furniture and fixtures....................................        104             104
  Vehicles..................................................        454             562
                                                                 ------          ------
                                                                  1,890           2,369
Less: accumulated depreciation and amortization.............        316             375
                                                                 ------          ------
                                                                  1,574           1,994
Other assets................................................         34              14
                                                                 ------          ------
                                                                 $1,864          $2,230
                                                                 ======          ======

                            LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Overdraft on bank balance.................................     $   35          $   38
  Accounts payable..........................................        291             135
  Accrued liabilities.......................................        121              71
  Lines of credit...........................................        392             392
  Current portion of long-term debt.........................        510           1,025
  Current portion of notes payable to members...............         50              50
  Current portion of capital lease obligations..............         59              59
                                                                 ------          ------
          Total current liabilities.........................      1,458           1,770
Long-term debt..............................................        375             518
Notes payable to members....................................         95              95
Capital lease obligations...................................        180             178
Commitments and contingencies (Note 6)
Members' deficit............................................       (244)           (331)
                                                                 ------          ------
                                                                 $1,864          $2,230
                                                                 ======          ======

                            See accompanying notes.

                        CONTRACTOR'S WASTE REMOVAL, L.C.

            STATEMENTS OF OPERATIONS AND CHANGE IN MEMBERS' DEFICIT
                                 (IN THOUSANDS)

                                                                              THREE MONTHS ENDED
                                                               YEAR ENDED         MARCH 31,
                                                              DECEMBER 31,    ------------------
                                                                  1997         1997       1998
                                                              ------------    -------    -------
                                                                                 (UNAUDITED)
Revenues....................................................     $1,903        $ 377      $ 438
Operating expenses:
  Cost of operations........................................      1,234          262        315
  Selling, general and administrative.......................        359           67         97
  Depreciation and amortization.............................        202           48         59
                                                                 ------        -----      -----
Income (loss) from operations...............................        108           --        (33)
Interest expense............................................       (178)         (40)       (54)
                                                                 ------        -----      -----
Net loss....................................................        (70)         (40)       (87)
Members' withdrawals........................................        (14)          --         --
                                                                 ------        -----      -----
Net change in members' deficit..............................        (84)         (40)       (87)
Members' deficit, beginning of period.......................       (160)        (160)      (244)
                                                                 ------        -----      -----
Members' deficit, end of period.............................     $ (244)       $(200)     $(331)
                                                                 ======        =====      =====

                            See accompanying notes.

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              THREE MONTHS ENDED
                                                               YEAR ENDED         MARCH 31,
                                                              DECEMBER 31,    ------------------
                                                                  1997         1997       1998
                                                              ------------    -------    -------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................     $ (70)        $ (40)     $ (87)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................       202            48         59
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................       (83)          (18)        34
       Other assets.........................................       (27)           (1)        20
       Accounts payable.....................................       105           (81)      (156)
       Accrued liabilities..................................        18           (13)       (50)
                                                                 -----         -----      -----
     Net cash provided by (used in) operating activities....       145          (105)      (180)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........      (235)           --         --
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt and notes payable to
     members................................................       435           229        208
  Principal payments on long-term debt and notes payable to
     members................................................      (309)         (146)       (29)
  Principal payments on capital lease obligations...........       (45)          (12)        (2)
  Member withdrawals........................................       (14)           --         --
                                                                 -----         -----      -----
Net cash provided by financing activities...................        67            71        177
                                                                 -----         -----      -----
Net change in overdraft in bank balances....................       (23)          (34)        (3)
Overdraft in bank balances at beginning of period...........       (12)          (12)       (35)
                                                                 -----         -----      -----
Overdraft in bank balances at end of period.................     $ (35)        $ (46)     $ (38)
                                                                 =====         =====      =====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest......................................     $ 151         $  40      $  54
                                                                 =====         =====      =====

                            See accompanying notes.

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
          THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Contractor's Waste Removal, L.C. (the "Company") is a Utah limited liability company. The Company is a non-hazardous solid waste services company that provides collection, hauling and disposal of materials primarily for commercial customers in various counties in the State of Utah.

     Upon the sale or liquidation of the Company, the members have verbally agreed that each member will receive an amount equal to their original contribution basis in the Company as a first priority distribution after payment of all debt and other obligations of the Company including any notes payable to members. Remaining proceeds, if any, will be split between the members based upon their respective ownership percentages of the Company.

INTERIM FINANCIAL INFORMATION

     The unaudited interim financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. The Company does maintain an allowance for such credit losses. Credit losses have been within management's expectations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives are as follows:

Containers..............................................  10-12 years
Furniture and fixtures..................................    3-5 years
Vehicles................................................      5 years

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
          THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided.

INCOME TAXES

     In conformity with the Internal Revenue Code and applicable state and local tax statutes, taxable income or loss of the Company is required to be reported in the tax returns of the individual members and, accordingly, no provision has been made in the accompanying financial statements for any federal, state, or local income taxes.

 2. SHORT-TERM BORROWINGS

     The Company maintains four revolving lines of credit (the "Lines") with a financial institution. Under the Lines, the Company may borrow an amount up to $410. Borrowings under the Lines bear interest at the financial institution's prime rate (8.5% at December 31, 1997) plus 3.25%. The Lines are secured by the Company's accounts receivable and equipment and are personally guaranteed by the members. The Lines had $392 in the aggregate outstanding at December 31, 1997.

 3. LONG-TERM DEBT

     Long-term debt as of December 31, 1997 consists of the following:

Unsecured notes payable to private individuals bearing
  interest at 10%; payable in monthly installments of
  interest with the principal amount due at maturity;
  maturing on May 31, 1998 and July 3, 2010.................  $  282
Equipment financing notes payable; bearing interest at rates ranging from 8.9% to 13%; payable in monthly installments
  of principal plus interest; maturing June 4, 2000 through
  June 1, 2003; secured by property and equipment and
  personally guaranteed by the members......................     584
Other.......................................................      19
                                                              ------
                                                                 885
Less: current portion.......................................     510
                                                              ------
Long-term debt..............................................  $  375
                                                              ======

     As of December 31, 1997, aggregate contractual future principal payments by fiscal year on long-term debt are due as follows:

1998........................................................  $  510
1999........................................................     101
2000........................................................     101
2001........................................................      54
2002........................................................      14
Thereafter..................................................     105
                                                              ------
                                                              $  885
                                                              ======

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
          THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 4. NOTES PAYABLE TO MEMBERS

     The Company has various notes payable to members which bear interest at rates ranging from 11% to 13% payable in monthly installments of principal and interest. The notes mature on January 1, 1998 through July 1, 2005.

     As of December 31, 1997, aggregate contractual future principal payments by fiscal year on notes payable to members are due as follows:

1998........................................................  $   50
1999........................................................      15
2000........................................................      13
2001........................................................      15
2002........................................................      14
Thereafter..................................................      38
                                                              ------
                                                              $  145
                                                              ======

 5. CAPITAL LEASE OBLIGATION

     Property and equipment includes $443 of equipment under capital lease as of December 31, 1997. Accumulated amortization for such equipment was $47 as of December 31, 1997.

     The future minimum lease payments under the capital lease along with the present value of the minimum lease payments as of December 31, 1997 are as follows:

          Minimum lease payments
          Year ending December 31:

1998........................................................  $ 83
1999........................................................    77
2000........................................................    77
2001........................................................    53
                                                              ----
Total minimum lease payments................................   290
Less amount representing interest...........................    51
                                                              ----
Present value of minimum lease payments.....................   239
Current portion.............................................    59
                                                              ----
Amounts due after one year..................................  $180
                                                              ====

 6. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

     The Company leases its facilities and certain equipment under non-cancellable operating leases for periods ranging from 1 to 3 years. Rent expense under operating leases was approximately $31 for the year ended December 31, 1997. The future minimum lease payments under operating leases are $28, $29 and $15 for the years ended December 31, 1998, 1999, and 2000, respectively.

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
          THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997, there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations and cash flows.

 7. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1997, the Company purchased approximately $98 of containers from a Company 50% owned by a member.

 8. YEAR 2000 (UNAUDITED)

     The Company will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Company has not incurred any costs related to the Year 2000 project. The Company does not believe that its expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect the Company's operations.

 9. SUBSEQUENT EVENTS

ACQUISITION OF UTAH DUMPSTER

     The Company entered into an agreement effective January 1, 1998 to purchase the assets of Utah Dumpster, a non-hazardous solid waste services company, for total consideration of $600 (consisting primarily of assumed liabilities of Utah Dumpster). The acquisition will be accounted for as a purchase. No amounts have been included in the accompanying December 31, 1997 financial statements with respect to the assets, liabilities, or operations of Utah Dumpster. The operations of Utah Dumpster have been included in the Company's unaudited statements of operations for the three months ended March 31, 1998.

SALE OF THE COMPANY

     On June 1, 1998, the Company's Members entered into an agreement to sell all of the Company membership interests to Waste Connections, Inc. ("WCI") for cash and stock of WCI.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
Curry Transfer and Recycling, Inc.

     We have audited the accompanying consolidated balance sheet of Curry Transfer and Recycling, Inc. as of December 31, 1997, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Curry Transfer and Recycling, Inc. at December 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                 /s/ ERNST & YOUNG LLP

Sacramento, California
July 31, 1998

                       CURRY TRANSFER AND RECYCLING, INC.

                          CONSOLIDATED BALANCE SHEETS
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE ACCOUNTS)

                                     ASSETS

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................     $  225         $  297
  Marketable securities.....................................        460            478
  Accounts receivable.......................................        388            379
  Prepaid expenses and other current assets.................         78             49
                                                                 ------         ------
          Total current assets..............................      1,151          1,203
Property and equipment, net.................................      1,244          1,269
Intangible assets, net......................................        110            107
Other assets................................................        185            167
                                                                 ------         ------
                                                                 $2,690         $2,746
                                                                 ======         ======

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................     $  122         $  114
  Accrued expenses..........................................         97            104
  Accrued income taxes......................................        159            172
  Deferred revenue..........................................        205            206
  Current portion of long-term debt.........................        213            200
  Current portion of capital lease obligations..............         90            101
                                                                 ------         ------
          Total current liabilities.........................        886            897
Long-term debt, net of current portion......................        222            175
Capital lease obligations, net of current portion...........        141            141
Deferred income taxes.......................................         85             85
Commitments and contingencies (Note 5)
Stockholders' equity:
  Common stock; no par value; 2,500 shares authorized,
     issued and outstanding.................................         67             67
  Retained earnings.........................................      1,604          1,660
  Unrealized holding gains on marketable securities.........         39             75
  Treasury stock agreement..................................       (354)          (354)
                                                                 ------         ------
Total stockholders' equity..................................      1,356          1,448
                                                                 ------         ------
                                                                 $2,690         $2,746
                                                                 ======         ======

                            See accompanying notes.

                       CURRY TRANSFER AND RECYCLING, INC.

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                              THREE MONTHS ENDED
                                                               YEAR ENDED         MARCH 31,
                                                              DECEMBER 31,    ------------------
                                                                  1997         1997       1998
                                                              ------------    -------    -------
                                                                                 (UNAUDITED)
Revenues....................................................     $3,617       $  800     $  795
Operating expenses:
  Cost of operations........................................      2,259          548        481
  Selling, general and administrative.......................        655          147        159
  Depreciation and amortization.............................        260           61         69
                                                                 ------       ------     ------
Income from operations......................................        443           44         86
Other income (expense):
  Interest and dividend income..............................         25            2          7
  Interest expense..........................................        (75)          (9)       (12)
  Gain on sale of assets....................................         41           --          9
  Other income..............................................         23           --         --
                                                                 ------       ------     ------
Income before income taxes..................................        457           37         90
Income tax provision........................................        183           15         34
                                                                 ------       ------     ------
Net income..................................................        274           22         56
Retained earnings, beginning of period......................      1,330        1,330      1,604
                                                                 ------       ------     ------
Retained earnings, end of period............................     $1,604       $1,352     $1,660
                                                                 ======       ======     ======

                            See accompanying notes.

                       CURRY TRANSFER AND RECYCLING, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              THREE MONTHS
                                                                                 ENDED
                                                               YEAR ENDED      MARCH 31,
                                                              DECEMBER 31,    ------------
                                                                  1997        1997    1998
                                                              ------------    ----    ----
                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................     $ 274        $ 22    $ 56
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................       260          61      69
  Deferred income taxes.....................................         9          --      --
  Gain on sale of assets....................................       (41)         --      (9)
  Changes in operating assets and liabilities:
     Accounts receivable....................................       (26)        (22)      9
     Prepaid expenses and other assets......................       (16)        (29)     29
     Accounts payable.......................................        (3)        (21)     (8)
     Accrued expenses.......................................        16          44       7
     Accrued income taxes...................................        88          15      13
     Deferred revenue.......................................        17           5       1
                                                                 -----        ----    ----
Net cash provided by operating activities...................       578          75     167
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................      (218)         (9)    (19)
  Proceeds from sale of property and equipment..............        89          --      22
  Purchases of marketable securities........................      (125)        (52)    (18)
  Proceeds from sale of marketable securities...............        72          --      --
                                                                 -----        ----    ----
Net cash used in investing activities.......................      (182)        (61)    (15)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt................................     $(156)       $(14)   $(51)
  Proceeds from long-term debt..............................        --          --
  Payments of revolving line of credit......................       (32)        (23)     --
  Payments for acquisition of treasury stock................       (30)         (8)
  Payments on capital lease obligations.....................       (71)         (6)    (29)
                                                                 -----        ----    ----
Net cash used in financing activities.......................      (289)        (51)    (80)
                                                                 -----        ----    ----
Net increase (decrease) in cash and cash equivalents........       107         (37)     72
Cash and cash equivalents, beginning of period..............       118         118     225
                                                                 -----        ----    ----
Cash and cash equivalents, end of period....................     $ 225        $ 81    $297
                                                                 =====        ====    ====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
  Cash paid for interest....................................     $  49
                                                                 =====
  Cash paid for income taxes................................     $ 131
                                                                 =====
  Purchase of equipment with capital lease obligations......     $ 182
                                                                 =====
Sale of land for note receivable............................     $  27
                                                                 =====

                            See accompanying notes.

                       CURRY TRANSFER AND RECYCLING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Curry Transfer and Recycling, Inc. ("CTR") provides full service waste disposal to residential and commercial customers in the Curry County, Oregon area including the cities of Brookings, Gold Beach, and Port Orford and the unincorporated areas of Curry County under exclusive franchise agreements that expire from 2009 to 2011.

     Oregon Waste Technology, Inc. ("OWT"), a wholly-owned subsidiary of CTR, provides sani-can rentals, septic tank pumping, and drain maintenance to the general public in the Curry County area including the cities of Brookings, Gold Beach, and Port Orford and the unincorporated areas of Curry County.

SALE OF THE COMPANY

     On June 25, 1998, the Company's stockholders entered into an agreement to sell all capital stock in the Company to Waste Connections, Inc. ("WCI") for cash.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements includes the accounts of CTR and OWT (collectively, "the Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

INTERIM FINANCIAL INFORMATION

     The unaudited interim financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Expenditures for maintenance, repairs, and minor renewals are charged to operations as incurred. Improvements and betterments that significantly extend the life of an asset are capitalized.

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

     Depreciation is calculated using the straight-line method over the estimated useful life of the asset. Machinery and equipment have lives between 5 and 10 years. Buildings and improvements have lives between 15 and 30 years. Assets purchased under capital leases are depreciated using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit to qualified local customers and generally does not require collateral. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Credit losses have been within management's expectations.

INTANGIBLE ASSETS

     Intangible assets are comprised of the following at December 31, 1997:

Goodwill....................................................  $ 137
Franchise agreements........................................    235
Covenants not to compete....................................     27
Other.......................................................      1
                                                              -----
                                                                400
Accumulated amortization....................................   (290)
                                                              -----
                                                              $ 110
                                                              =====

     Goodwill represents the excess of the purchase price over the fair value of the net assets of entities previously acquired by the Company and is amortized on a straight-line basis over the period of expected benefit of 40 years. Franchise agreements are amortized on a straight-line basis over the period of expected benefits of 9 to 10 years. The covenants not to compete are amortized on a straight-line basis over the period of expected benefit.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

INCOME TAXES

     The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

 2. MARKETABLE SECURITIES

     Marketable securities consist of the following at December 31, 1997:

                                                                           APPROXIMATE
                                                                ORIGINAL   FAIR MARKET
                                             NUMBER OF SHARES     COST        VALUE
                                             ----------------   --------   -----------
Nuveen Municipal Bond Fund.................       30,640          $298        $340
                                                  ======          ====        ====
Putnam Investments Mutual funds............        4,351          $ 96        $ 96
                                                  ======          ====        ====
Nuveen Growth and Income Fund..............          835          $ 21        $ 19
                                                  ======          ====        ====
Certificate of deposit.....................          N/A          $  5        $  5
                                                  ======          ====        ====

     For the year ended December 31, 1997, a gain of $3 was realized using the average cost of shares sold.

     The Nuveen Municipal Bond Fund shares are classified as available for sale marketable debt securities.

     Total approximate fair market values of marketable securities at December 31, 1997 were $460, and were determined using quoted market prices. The net unrealized holding gains on available for sale securities have been included as a separate component of stockholders' equity and increased $9 during 1997.

 3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                      DECEMBER 31,     MARCH 31,
                                                          1997           1998
                                                      ------------    -----------
                                                                      (UNAUDITED)
Land................................................    $   112         $   112
Buildings...........................................        340             340
Machinery and equipment.............................      2,080           2,170
Leased machinery and equipment......................        423             424
                                                        -------         -------
                                                          2,955           3,046
Less: accumulated depreciation......................     (1,711)         (1,777)
                                                        -------         -------
          Total fixed assets, net...................    $ 1,244         $ 1,269
                                                        =======         =======

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

 4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1997:

Mortgage payable to an individual; bearing interest at
  10.25%; payable in monthly installments of $1 through June
  26, 2001; secured by land with a net book value of $12 at
  December 31, 1997.........................................  $  32
Notes payable to lending institutions; bearing interest
  ranging from 8.75 to 11%; payable in monthly installments
  ranging from $1 to $2 through December 18, 1999; secured
  by various equipment and vehicles with a net book value of
  $104 at December 31, 1997.................................     54
Note payable to banks; bearing interest ranging from 1.75%
  over prime to 14%; payable in one payment of $112 on
  September 18, 1998 and monthly installments ranging from
  $1 to $2 through February 10, 1999; secured by equipment
  and various vehicles with a net book value of $18 at
  December 31, 1997, and 30,424 shares of marketable
  securities (Note 2).......................................    135
Note payable to an individual interest imputed at 8%,
  payable in monthly installments of $2,500 through December
  15, 2007 under a stock purchase agreement secured by
  treasury stock............................................    214
                                                              -----
          Total long-term debt..............................    435
Less: current portion.......................................   (213)
                                                              -----
                                                              $ 222
                                                              =====

     As of December 31, 1997, the Company has the ability to borrow an additional $65 on one of its notes payable to a bank.

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998........................................................  $213
1999........................................................    60
2000........................................................    37
2001........................................................    30
2002........................................................    30
Thereafter..................................................    65
                                                              ----
                                                              $435
                                                              ====

CAPITAL LEASE OBLIGATIONS

     Capital lease obligations consist of the following at December 31, 1997:

Capital lease obligations payable to banks at an imputed
  interest rate ranging from 9.75% to 13% payable in monthly installments ranging from $0.5 to $2 through June 14,
  2002; secured by various equipment. vehicles and buildings with a net book value of $365 at December 31, 1997........  $231
                                                              ----
Total present value of capital lease obligations............   231
Less: current portion.......................................   (90)
                                                              ----
                                                              $141
                                                              ====

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

     As of December 31, 1997, aggregate contractual future lease payments on capital lease obligations by calendar year are due as follows:

1998........................................................  $107
1999........................................................    75
2000........................................................    60
2001........................................................    13
2002........................................................     7
                                                              ----
Total payments on capital lease obligations.................   262
Less: amount representing interest..........................   (31)
                                                              ----
Present value of capital lease obligations..................  $231
                                                              ====

 5. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company leases certain office equipment. Office equipment and property is rented under cancellable, month-to-month leases.

     The Company currently leases land, under a month-to-month operating lease, from a stockholder. The monthly rent expense is $3.

     The Company leases two garbage trucks under a month-to-month operating lease from an affiliated company. The monthly rent expense is $5.

     The Company leases a transfer station, under an operating lease which terminates in December 1998. Future minimum rental payments required under the transfer station lease are $7 in 1998.

     Rent expense for the year ended December 31, 1997 was $133.

ENVIRONMENTAL RISKS

     The Company is subject to liability for environmental damage that the solid waste facilities it operates may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to use of such facilities by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's financial condition, results of operations or cash flows.

LEGAL PROCEEDINGS

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners in connection

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997, there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

 6. TREASURY STOCK AGREEMENT

     In November 1993, CTR entered into an agreement to purchase 1,225 shares of common stock held by one of its stockholders at $368 per share. At December 31, 1997, CTR had paid $139 for 378 shares of stock. The agreement allows for adjustments to the price per share based on certain future events and requires the shares to be held in an escrow account pending the Company's payments on a note payable issued to the former shareholder in connection with the agreement. As of December 31, 1997, 928 shares were held in escrow.

     At December 31, 1997, $354 has been recorded as a contra-equity account, which reflects $139 of payments made to the former stockholder through December 31, 1997 and a $215 note payable due to the former stockholder (discounted to its net present value assuming 8% imputed interest).

     Subsequent to December 31, 1997, CTR made five payments totaling $13 under the terms of this agreement, and the entire balance was paid in connection with the sale of the Company on June 25, 1998.

 7. INCOME TAXES

     The provision for income taxes for the year ended December 31, 1997 consists of the following:

Current:
  Federal...................................................  $140
  State.....................................................    34
Deferred:
  Federal...................................................     8
  State.....................................................     1
                                                              ----
                                                              $183
                                                              ====

     Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The Company's deferred taxes as of December 31, 1997 are substantially comprised of depreciation deducted for tax purposes that will be recorded in future periods for financial reporting purposes.

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

     The principal reasons for the difference between the effective income tax rate and the federal statutory income tax rate are as follows:

Federal expense expected at statutory rates.................  $155
State and local income taxes, net of Federal benefit........    23
Other.......................................................     5
                                                              ----
                                                              $183
                                                              ====

 8. 401(k) PLAN

     The Company has a voluntary savings and investment plan (the "Plan"). The Plan is available to all eligible employees of the Company. Eligible employees are those which have been employed with the Company for a year or more. The employees are not required to contribute to the Plan. During the year ended December 31, 1997, twelve of the nineteen eligible employees participated in the Plan and the Company's expense was $11.

 9. TRUST AGREEMENTS

     During 1997, the Company acted as an agent for Curry County, Oregon, pursuant to two trust agreements by and between the Company, various local governmental agencies, and a national bank (the "Agreements"). The Agreements require the Company to collect rates established by Curry County from customers and remit such funds to the trusts established to provide closure/post closure funding for two landfills located in or around Curry County, Oregon. No trust assets or liabilities have been recorded in the Company's financial statements as of December 31, 1997.

10. YEAR 2000 (UNAUDITED)

     The Company will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the company has not incurred any costs related to the Year 2000 project. The Company does not believe that its expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect the Company's operations.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
B&B Sanitation

     We have audited the accompanying combined balance sheet of B&B Sanitation (See Note A1) as of December 31, 1997, and the related combined statements of earnings, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of B&B Sanitation as of December 31, 1997, and the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Oklahoma City, Oklahoma
October 1, 1998

                                 B&B SANITATION

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                              DECEMBER 31,         MARCH 31,
                                                                  1997               1998
                                                              ------------        -----------
                                                                                  (UNAUDITED)
CURRENT ASSETS
  Cash......................................................     $   28             $    2
  Accounts receivable.......................................        200                194
                                                                 ------             ------
          Total current assets..............................        228                196
PROPERTY AND EQUIPMENT -- AT COST, net......................        925                975
RESTRICTED INVESTMENTS......................................         41                 41
OTHER ASSETS................................................         32                 26
                                                                 ------             ------
                                                                 $1,226             $1,238
                                                                 ======             ======

                            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable..........................................     $   26             $   75
  Current portion of long-term debt.........................        364                371
  Accrued liabilities.......................................         33                 26
                                                                 ------             ------
          Total current liabilities.........................        423                472
LONG-TERM DEBT, less current maturities.....................        798                774
LANDFILL CLOSURE LIABILITY..................................        458                477
COMMITMENTS AND CONTINGENCIES (note F)......................         --                 --
STOCKHOLDERS' DEFICIT
  Common stock..............................................     $    3             $    3
  Accumulated deficit.......................................       (456)              (488)
                                                                 ------             ------
                                                                   (453)              (485)
                                                                 ------             ------
                                                                 $1,226             $1,238
                                                                 ======             ======

        The accompanying notes are an integral part of these statements.

                                 B&B SANITATION

                        COMBINED STATEMENTS OF EARNINGS
                                 (IN THOUSANDS)

                                                                             THREE MONTHS
                                                                                ENDED
                                                               YEAR ENDED     MARCH 31,
                                                              DECEMBER 31,   ------------
                                                                  1997       1997    1998
                                                              ------------   ----    ----
                                                                             (UNAUDITED)
Revenues....................................................     $1,965      $439    $497
Operating expenses
  Cost of operations........................................      1,074       262     275
  Selling, general, and administrative expenses.............        320        75      91
  Depreciation..............................................        259        58      63
                                                                 ------      ----    ----
          Total Operating Expenses..........................      1,653       395     429
                                                                 ------      ----    ----
          Operating income..................................        312        44      68
Other income (expense)
  Interest..................................................       (108)      (25)    (27)
  Other.....................................................          1        --      --
                                                                 ------      ----    ----
          Total other income (expense)......................       (107)      (25)    (27)
                                                                 ------      ----    ----
          NET EARNINGS......................................     $  205      $ 19    $ 41
                                                                 ------      ----    ----
Pro forma income tax expense (unaudited) (Note I)...........     $   78      $  7    $ 16
                                                                 ------      ----    ----
Pro forma net earnings (unaudited) (Note I).................     $  127      $ 12    $ 25
                                                                 ======      ====    ====

        The accompanying notes are an integral part of these statements.

                                 B&B SANITATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                                 (IN THOUSANDS)

                                                              COMMON    ACCUMULATED
                                                              STOCK       DEFICIT      TOTAL
                                                              ------    -----------    -----
Balance at January 1, 1997..................................    $3         $(532)      $(529)
Distributions...............................................    --          (139)       (139)
Contributions...............................................    --            10          10
Net earnings................................................    --           205         205
                                                                --         -----       -----
Balance at December 31, 1997................................     3          (456)       (453)
Distributions, net (unaudited)..............................    --           (73)        (73)
Net earnings (unaudited)....................................    --            41          41
                                                                --         -----       -----
Balance at March 31, 1998 (unaudited).......................    $3         $(488)      $(485)
                                                                ==         =====       =====

         The accompanying notes are an integral part of this statement.

                                 B&B SANITATION

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              THREE MONTHS ENDED
                                                               YEAR ENDED         MARCH 31,
                                                              DECEMBER 31,    ------------------
                                                                  1997         1997       1998
                                                              ------------    -------    -------
                                                                                 (UNAUDITED)
Increase (Decrease) in Cash
Cash flows from operating activities
  Net earnings..............................................     $ 205         $  19      $  41
  Adjustments to reconcile net earnings to net cash provided by operations
     Depreciation...........................................       259            57         63
     Change in assets and liabilities
       Accounts receivable..................................       (45)          (18)         6
       Other assets.........................................       (19)          (20)         6
       Accounts payable.....................................        10            61         49
       Accrued liabilities..................................        16             2         (7)
       Landfill closure liability...........................        56            11         19
                                                                 -----         -----      -----
          Net cash provided by operations...................       482           112        177
Cash flows from investing activities
  Purchase of property and equipment........................      (383)         (120)      (113)
  Purchase of investments...................................       (41)           --         --
                                                                 -----         -----      -----
          Net cash used in investing activities.............      (424)         (120)      (113)
Cash flows from financing activities
  Proceeds from long-term debt..............................       329            39         --
  Payments on long-term debt................................      (253)           --        (17)
  Distributions to stockholders.............................      (139)          (24)       (73)
  Contributions by stockholders.............................        10            --         --
                                                                 -----         -----      -----
          Net cash provided by (used in) financing
            activities......................................       (53)           15        (90)
                                                                 -----         -----      -----
          NET INCREASE (DECREASE) IN CASH...................         5             7        (26)
Cash at beginning of period.................................        23            23         28
                                                                 -----         -----      -----
Cash at end of period.......................................     $  28         $  30      $   2
                                                                 -----         -----      -----
Cash paid during the period for interest....................     $ 109         $  25      $  27
                                                                 =====         =====      =====

        The accompanying notes are an integral part of these statements.

                                 B&B SANITATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

NOTE A -- BASIS OF PRESENTATION AND NATURE OF OPERATIONS

     The accompanying combined financial statements include the accounts of B&B Sanitation, Inc. ("B&B"), Red Carpet Landfill, Inc. ("Red Carpet"), and Darlin Equipment, Inc. ("Darlin"), collectively referred to as "B&B Sanitation" or the "Company" which are all owned by the same two shareholders. All significant intercompany balances and transactions have been eliminated.

     B&B's principal operations consist of collection, transfer, and disposal of nonhazardous solid waste for commercial and residential customers. Red Carpet's principal operations consist of the operation of the landfill in which B&B disposes of waste. Darlin's principal operations consist of leasing heavy equipment to Red Carpet.

NOTE B -- SUMMARY OF ACCOUNTING POLICIES

     The summary of the significant accounting policies applied in the preparation of the accompanying combined financial statements follows.

     1. Property and Equipment

     Depreciation is provided principally on accelerated methods over estimated useful lives ranging from three to ten years.

     2. Income Taxes

     In accordance with B&B's, Red Carpet's, and Darlin's elections under Subchapter S of the Internal Revenue Code, corporate taxable income is generally treated as passing directly through to the owners and is not subject to income tax at the corporate level. Accordingly, no provision has been made for income taxes.

     3. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

     4. Revenue Recognition

     Revenues are recognized as services are provided.

     5. Closure and Post-Closure Costs

     The Companies have a financial obligation relating to closure and post-closure costs of its disposal facilities. The Companies have accrued for these future obligations relating to closure and post-closure costs of its landfill (generally for a term of thirty years after final closure of the landfill), based on engineering estimates of current costs of remediation and consumption of permitted landfill airspace and the remaining useful airspace volume on the landfill.

     6. Restricted Investments

     The Companies have placed certain monies to be used only for landfill closure and post-closure liabilities in a trust account for the benefit of the State of Oklahoma. The Companies' securities held as restricted investments are classified as trading and are recorded at fair value on the balance sheet with the change in fair value for the period included in earnings. The securities have a fair value of $40 at December 31, 1997 with gross unrealized gains of $0 and gross unrealized losses of $1.

                                 B&B SANITATION

                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

NOTE B -- SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
     7. Accounts Receivable

     The Companies consider accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

     8. Interim Financial Information

     The unaudited interim financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

NOTE C -- PROPERTY AND EQUIPMENT

     At December 31, 1997, property and equipment consisted of the following:

Equipment...................................................  $2,140
Landfill....................................................      83
Modular buildings...........................................      14
                                                              ------
                                                               2,237
  Less accumulated depreciation.............................   1,385
                                                              ------
                                                                 852
Land........................................................      73
                                                              ------
                                                              $  925
                                                              ======

NOTE D -- LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1997:

Note payable to bank; payable in monthly installments of
$29, including interest at prime plus 1% (9.5% at December
31, 1997) through May 2001; collateralized by equipment,
accounts receivable, land, and stock of the Companies.......  $      983
Line of credit with bank, monthly interest payments at 9.5%
with principal due May 1998; collateralized by trucks and
equipment...................................................          80
Note payable to individual; payable in monthly installments
of principal and interest at 10.06% through June 2006;
uncollateralized............................................          34
Note payable to individual; payable in monthly installments
of principal and interest at 8% through March 2001;
uncollateralized............................................          30
Note payable to individual; payable in monthly installments
of principal and interest at 9% through July 2002;
uncollateralized............................................          22
Note payable to finance company, payable in monthly
installments of principal and interest at 4.8% through May
2000; collateralized by vehicle.............................          13
                                                              ----------
                                                                   1,162
  Less current maturities...................................         364
                                                              ----------
                                                              $      798
                                                              ==========

                                 B&B SANITATION

                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

NOTE D -- LONG-TERM DEBT (CONTINUED)
     Aggregate annual maturities of long-term debt for years ending December 31 are as follows:

1998........................................................    $  364
1999........................................................       312
2000........................................................       338
2001........................................................       113
2002........................................................         6
2003 and thereafter.........................................        29
                                                                ------
                                                                $1,162
                                                                ======

     The note payable to bank contains certain covenants, the most significant of which are restrictions on personal draws and salaries of the owners and maintaining no less than a 125% debt service coverage ratio, as defined.

NOTE E -- COMMON STOCK

     The following is a description of the common stock for the Companies:

B&B $1 par value; authorized, 50,000 shares; issued and outstanding, 500 shares
Red Carpet  $1 par value; authorized, 1,000 shares; issued and outstanding, 1,000 shares
Darlin $1 par value; authorized, 1,000 shares, issued and outstanding, 1,000 shares

NOTE F -- COMMITMENTS AND CONTINGENCIES

     The Companies are subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater, or surface water, and especially drinking water. The Companies may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment, or disposal was performed by the Companies. Any substantial liability for environmental damage incurred by the Companies could have a material adverse effect on their financial condition, results of operations, or cash flows. As of December 31, 1997, the Companies are not aware of any such environmental liabilities.

     The Companies have four operating lease agreements under which the Companies lease heavy trucks over periods ranging from 48 to 60 months. These agreements provide for monthly lease payments over the term of the leases and options to purchase the trucks for fair value at the end of the lease term. Lease expense was approximately $97 for the year ended December 31, 1997. The future minimum annual rental commitments on operating leases are as follows:

                  YEAR ENDING DECEMBER 31
                  -----------------------
         1998...............................................  $ 91
         1999...............................................    76
         2000...............................................    46
         2001...............................................     4
                                                              ----
                                                              $217
                                                              ====

                                 B&B SANITATION

                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

NOTE G -- EMPLOYEE BENEFIT PLAN

     The Companies have a defined contribution 401(k) savings and retirement plan in effect for all qualifying employees. General and administrative expense includes $18 for the year ended December 31, 1997 for this plan. The Companies match employee contributions at rates determined by management.

NOTE H -- SUBSEQUENT EVENT

     On June 5, 1998, the Companies were acquired by Waste Connections, Inc. for approximately $4,600, including liabilities of the Companies of approximately $1,400 which were paid off at closing.

NOTE I -- PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     Unaudited pro forma information reflects income tax expense as if the Companies had been subject to federal and state income taxes on a combined basis. The pro forma provisions for income taxes for the year ended December 31, 1997 and the three month period ended March 31, 1997 and 1998 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes primarily due to state income taxes.

     The following is a summary of pro forma income taxes for the year ended December 31, 1997:

Current:
  Federal...................................................  $ 85
  State.....................................................     5
Deferred:
  Federal...................................................   (11)
  State.....................................................    (1)
                                                              ----
Pro forma income taxes......................................  $ 78
                                                              ====

     The Companies' pro forma deferred income tax assets of approximately $268 at December 31, 1997 relate principally to the use of the cash method of accounting for income tax purposes and certain landfill closure liabilities not recognized for tax purposes.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
J & J Sanitation

We have audited the accompanying combined balance sheet of J & J Sanitation (See Note A 1.) as of December 31, 1997, and the related combined statements of operations, stockholders' and partners' deficit, and cash flows for the year then ended. These financial statements are the responsibility of J & J Sanitation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of J & J Sanitation at December 31, 1997, and the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Lincoln, Nebraska
October 7, 1998

                                J & J SANITATION

                            COMBINED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                              DECEMBER 31,     JUNE 30,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................     $   28         $   48
  Accounts receivable, less allowance for doubtful accounts
     of $14 at December 31, 1997............................        184            220
  Prepaid expenses..........................................          9             14
                                                                 ------         ------
          Total current assets..............................        221            282
Property and equipment, net.................................      1,120          1,054
                                                                 ------         ------
                                                                 $1,341         $1,336
                                                                 ======         ======

                   LIABILITIES AND STOCKHOLDERS' AND PARTNERS' DEFICIT
Current liabilities:
  Accounts payable..........................................     $   96         $  154
  Deferred revenue..........................................         28             14
  Accrued liabilities.......................................         53             54
  Note payable..............................................         --              9
  Current portion of long-term debt.........................         67             60
  Current portion of capital lease obligations..............        129            112
                                                                 ------         ------
          Total current liabilities.........................        373            403
Long-term debt, net of current portion......................        616            647
Capital lease obligations, net of current portion...........        372            323
Commitments and contingencies (Note D)
Stockholders' and partners' deficit:
  J & J Sanitation Inc. -- common stock: $10 par value;
     1,000 shares authorized, issued and outstanding........         10             10
  Big Red Roll Off Inc. -- common stock: $10 par value;
     1,000 shares authorized, issued and outstanding........         10             10
  Paid in capital...........................................         77             77
  Accumulated deficit.......................................        (40)           (62)
  Partners' deficit -- J & J Sanitation of South Dakota.....        (77)           (72)
                                                                 ------         ------
          Total stockholders' and partners' deficit.........        (20)           (37)
                                                                 ------         ------
                                                                 $1,341         $1,336
                                                                 ======         ======

        The accompanying notes are an integral part of these statements.

                                J & J SANITATION

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               SIX MONTHS
                                                                                  ENDED
                                                               YEAR ENDED       JUNE 30,
                                                              DECEMBER 31,   ---------------
                                                                  1997        1997     1998
                                                              ------------   ------   ------
                                                                               (UNAUDITED)
Revenues....................................................     $2,346      $1,162   $1,210
Operating expenses:
  Cost of operations........................................      1,789         884      854
  Selling, general and administrative.......................        319         135      213
  Depreciation and amortization.............................        197         101      107
                                                                 ------      ------   ------
                                                                  2,305       1,120    1,174
                                                                 ------      ------   ------
     Income from operations.................................         41          42       36
Interest expense............................................        108          55       53
                                                                 ------      ------   ------
     Loss before income taxes...............................        (67)        (13)     (17)
Income tax benefit..........................................         --          --       --
                                                                 ------      ------   ------
     NET LOSS...............................................     $  (67)     $  (13)  $  (17)
                                                                 ======      ======   ======
Pro forma income tax benefit (unaudited) (Note E)...........     $   --      $   --   $   --
                                                                 ======      ======   ======
Pro forma net loss (unaudited) (Note E).....................     $  (67)     $  (13)  $  (17)
                                                                 ======      ======   ======

        The accompanying notes are an integral part of these statements.

                                J & J SANITATION

            COMBINED STATEMENT OF STOCKHOLDERS' AND PARTNERS' EQUITY

      YEAR ENDED DECEMBER 31, 1997 AND THE SIX MONTHS ENDED JUNE 30, 1998 (INFORMATION RELATED TO THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                               TOTAL
                                       J & J             BIG RED                                           STOCKHOLDERS'
                                 SANITATION, INC.     ROLL OFF INC.                                             AND
                                   COMMON STOCK       COMMON STOCK                             PARTNERS'     PARTNERS'
                                 -----------------   ---------------   PAID-IN   ACCUMULATED    EQUITY        EQUITY
                                 SHARES    AMOUNT    SHARES   AMOUNT   CAPITAL     DEFICIT     (DEFICIT)     (DEFICIT)
                                 -------   -------   ------   ------   -------   -----------   ---------   -------------
Balance at January 1, 1997.....      --      $--        --     $--       $--        $ --         $ 11          $ 11
Issuance of common stock.......      --       --     1,000      10        15          --           --            25
Exchange of partners' equity
  for common stock.............   1,000       10        --      --        46          --          (56)           --
Net loss.......................      --       --        --      --        --         (40)         (27)          (67)
Partners' drawings.............      --       --        --      --        --          --           (5)           (5)
Contributions from
  stockholders.................      --       --        --      --        16          --           --            16
                                  -----      ---     -----     ---       ---        ----         ----          ----
Balance at December 31, 1997...   1,000       10     1,000      10        77         (40)         (77)          (20)
Net income (loss)..............      --       --        --      --        --         (22)           5           (17)
                                  -----      ---     -----     ---       ---        ----         ----          ----
Balance at June 30, 1998.......   1,000      $10     1,000     $10       $77        $(62)        $(72)         $(37)
                                  =====      ===     =====     ===       ===        ====         ====          ====

         The accompanying notes are an integral part of this statement.

                                J & J SANITATION

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               SIX MONTHS
                                                                                  ENDED
                                                               YEAR ENDED       JUNE 30,
                                                              DECEMBER 31,    -------------
                                                                  1997        1997     1998
                                                              ------------    -----    ----
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................     $ (67)       $ (13)   $(17)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................       197          101     107
     Changes in operating assets and liabilities:
     Accounts receivable, net...............................        (6)         (17)    (36)
     Prepaid expenses.......................................        (3)         (10)     (5)
     Accounts payable.......................................        16           85      58
     Deferred revenue.......................................         4          (12)    (14)
     Accrued liabilities....................................        15            2       1
                                                                 -----        -----    ----
          Net cash provided by operating activities.........       156          136      94
                                                                 -----        -----    ----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........      (138)          (4)    (53)
                                                                 -----        -----    ----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt and notes payable............       635           --      76
  Principal payments on long-term debt and capital lease
     obligations............................................      (694)        (142)    (97)
  Issuance of common stock..................................        25           25      --
  Contributions from stockholders...........................        16           --      --
  Partners' drawings........................................        (5)          --      --
                                                                 -----        -----    ----
          Net cash used in financing activities.............       (23)        (117)    (21)
                                                                 -----        -----    ----
Net change in cash and cash equivalents.....................        (5)          15      20
Cash and cash equivalents:
  Beginning of period.......................................        33           33      28
                                                                 -----        -----    ----
  End of period.............................................     $  28        $  48    $ 48
                                                                 =====        =====    ====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
  Cash paid for interest....................................     $ 108        $  55    $ 53
  Capital lease obligations incurred for the purchase of
     property and equipment.................................        88           88      --
  Partners' equity exchanged for J & J Sanitation Inc.
     common stock...........................................        56           56      --

        The accompanying notes are an integral part of these statements.

                                J & J SANITATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  1. Basis of Presentation and Organization and Business

     The combined financial statements include the accounts of J & J Sanitation Inc., Big Red Roll Off Inc. and J & J Sanitation of South Dakota (a partnership), collectively referred to as "J & J Sanitation". These entities are under common control. All material intercompany accounts and transactions have been eliminated.

     J & J Sanitation is a non-hazardous solid waste services company that provides collection, hauling, disposal and recycling services to residential and commercial customers in various counties of Nebraska and South Dakota.

     J & J Sanitation derives a portion of its revenue from exclusive municipal contracts, of which a significant number will be subject to competitive bidding at some time in the future. J & J Sanitation intends to bid on additional municipal contracts as a means of adding customers. There can be no assurance that J & J Sanitation will be the successful bidder to obtain or retain contracts that come up for competitive bidding.

  2. Sale of J & J Sanitation

     On July 31, 1998, all capital stock and partnership net assets of J & J Sanitation were sold to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

  3. Interim Financial Information

     The unaudited interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

  4. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  5. Cash Equivalents

     J & J Sanitation considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  6. Concentrations of Credit Risk

     Financial instruments that potentially subject J & J Sanitation to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of J & J Sanitation's customer base. Credit losses have been within management's expectations.

                                J & J SANITATION

                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  7. Property and Equipment

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income or expense. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives of property and equipment are as follows:

Machinery and equipment.................................  3 - 10 years
Rolling stock...........................................  5 - 10 years
Containers..............................................  5 - 12 years

  8. Revenue Recognition

     J & J Sanitation recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

  9. Income Taxes

     Big Red Roll Off Inc. uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     J & J Sanitation Inc. operates under Subchapter "S" of the Internal Revenue Code and J & J Sanitation of South Dakota operates as a partnership for federal and state income tax reporting purposes. Consequently, all of the income tax attributes and liabilities from the operations of J & J Sanitation Inc. and J & J Sanitation of South Dakota flow through to the individual shareholders or partners.

  10. Fair Value of Financial Instruments

     The carrying values of the long-term debt (Note C) and capital lease obligations (Note D) approximate their fair values as of December 31, 1997 based on current incremental borrowing rates for similar types of borrowing arrangements.

  11. Significant Customer

     The Company has one major customer which represents 11% of total revenues for the year ended December 31, 1997.

                                J & J SANITATION

                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                      DECEMBER 31,     JUNE 30,
                                                          1997           1998
                                                      ------------    -----------
                                                                      (UNAUDITED)
Rolling stock.......................................     $1,107         $1,074
Containers..........................................        287            287
Other...............................................        161            214
                                                         ------         ------
                                                          1,555          1,575
Less accumulated depreciation and amortization......        435            521
                                                         ------         ------
                                                         $1,120         $1,054
                                                         ======         ======

NOTE C -- FINANCING ARRANGEMENTS

                                                      DECEMBER 31,     JUNE 30,
                                                          1997           1998
                                                      ------------    -----------
                                                                      (UNAUDITED)
Notes payable to banks bearing interest at fixed and
  variable rates ranging from 7.9% to 10% at
  December 31, 1997, payable in monthly installments
  of principal and interest; maturing through
  January 2008......................................      $683           $707
Less current portion................................        67             60
                                                          ----           ----
Long-term debt, net of current portion..............      $616           $647
                                                          ====           ====

     At the end of 1997, J & J Sanitation entered into a new credit arrangement with a bank which included a $60 line of credit maturing December 31, 1998 and a term note for $625 maturing January 2008. Borrowings bear interest at a variable rate based on the bank's index rate less 1.75% to 1.80%. The initial rates of the line of credit and term note were 10% and 9.95%, respectively. The term note was used for refinancing certain notes payable to banks, equipment purchases and general operating purposes. At December 31, 1997, no amounts were outstanding on the line of credit.

     The notes payable to banks and the line of credit are collateralized by substantially all of J & J Sanitation's assets. J & J Sanitation is subject to certain restrictive covenants with its primary lender, which among other things, limit the incurring of additional indebtedness without the lender's written approval.

     Subsequent to December 31, 1997, aggregate contractual future principal payments by year are $67 in 1998, $63 in 1999, $49 in 2000, $54 in 2001, $57 in
2002 and $393 thereafter.

     In conjunction with the acquisition of J & J Sanitation by WCI on July 31, 1998, all of the outstanding long-term debt of J & J Sanitation was repaid.

NOTE D -- COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Leases

     J & J Sanitation leases certain rolling stock under long-term leases expiring through 2002 which have been capitalized. The related assets and obligations have been recorded using J & J Sanitation's implicit

                                J & J SANITATION

                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE D -- COMMITMENTS AND CONTINGENCIES (CONTINUED) borrowing rate at the inception of the leases. At the expirations of such leases, J & J Sanitation has the option to purchase the rolling stock at an agreed-upon residual value.

     The following amounts are included in property and equipment as rolling stock under capital leases:

                                                      DECEMBER 31,     JUNE 30,
                                                          1997           1998
                                                      ------------    -----------
                                                                      (UNAUDITED)
Rolling stock.......................................      $690           $657
Less accumulated amortization.......................       200            236
                                                          ----           ----
                                                          $490           $421
                                                          ====           ====

     The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1997:

1998........................................................  $171
1999........................................................   131
2000........................................................   148
2001........................................................   133
2002........................................................    18
                                                              ----
Total minimum lease payments................................   601
Less amount representing interest...........................   100
                                                              ----
                                                              $501
                                                              ====
Current portion.............................................  $129
Long-term portion...........................................   372
                                                              ----
                                                              $501
                                                              ====

     J & J Sanitation also leases certain facilities and other equipment under operating leases expiring through 1999. Minimum rental payments under such operating leases in 1998, 1999 and in the aggregate are $5, $2 and $7, respectively. J & J Sanitation recognized rent expense under these operating leases totaling $39 in 1997.

     In conjunction with the acquisition of J & J Sanitation by WCI on July 31, 1998, the rolling stock under capital leases was acquired at values approximating the capital lease obligation at that date and the related leases were terminated.

CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, J & J Sanitation may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on J & J Sanitation or to revoke or deny renewal of an operating permit held by J & J Sanitation. From time to time J & J Sanitation may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which J & J Sanitation operates.

                                J & J SANITATION

                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE D -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
     In addition, J & J Sanitation may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. As of December 31, 1997, there is no current proceeding or litigation involving J & J Sanitation that management believes will have a material adverse impact on J & J Sanitation's business, financial condition, results of operations or cash flows.

NOTE E -- INCOME TAXES

     Unaudited pro forma information reflects income taxes as if all of J & J Sanitation had been subject to federal and state income taxes.

     The income tax benefit and unaudited pro forma income tax benefit for the year ended December 31, 1997 differs from the amounts computed by applying the applicable statutory federal income tax rate (34%) to loss before income taxes as follows:

                                                                        PRO FORMA
                                                          INCOME TAX   INCOME TAX
                                                           BENEFIT       BENEFIT
                                                          ----------   -----------
                                                                       (UNAUDITED)
Income tax benefit at the statutory rate................     34.0%         34.0%
Income taxed at shareholder level.......................    (34.0)           --
Valuation allowance.....................................       --         (34.0)
                                                            -----         -----
                                                               --%           --%
                                                            =====         =====

     Unaudited pro forma deferred income tax assets at December 31, 1997 are fully offset by a valuation allowance as there is no assurance the deferred tax assets would be realized. Unaudited pro forma deferred tax assets arise principally from the loss in the current year, differences between tax and financial methods of reporting depreciation expense, and the use of the cash method of accounting for income tax purposes which gives rise to differences between financial statement and tax return recognition of receivables, prepaid expenses, accounts payable and accrued liabilities.

NOTE F -- RELATED PARTY TRANSACTIONS

     Great Plains Recycling Inc. (GPR) has an arrangement with J & J Sanitation to perform solid waste processing, recyclable recovery, transfer and disposal services. J & J Sanitation's stockholders and partners are majority owners of GPR. Cost of operations in the combined statement of operations for 1997 includes a charge of $672 for these services. At December 31, 1997, J & J Sanitation owes GPR $84 which is included in accounts payable.

     In conjunction with the acquisition of J & J Sanitation by WCI on July 31, 1998, WCI entered into a long-term agreement with GPR to provide comparable services. WCI also has the option to acquire GPR effective November 1999 provided GPR achieves defined levels of profitability.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Amador Disposal Services, Inc. and
  Mother Lode Sani-Hut, Inc.

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the combined financial position of Amador Disposal Services, Inc. and Mother Lode Sani-Hut, Inc. (collectively, the Companies) at June 30, 1998, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
December 30, 1998

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                               JUNE 30,     SEPTEMBER 30,
                                                                 1998           1998
                                                              ----------    -------------
                                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  162,963     $  239,048
  Trade accounts receivable, net............................     183,369        190,386
  Prepaid expenses and other current assets.................      17,680         76,202
                                                              ----------     ----------
          Total current assets..............................     364,012        505,636
Property, plant and equipment, net..........................   2,174,042      2,106,705
Other assets................................................      30,000         30,000
                                                              ----------     ----------
          Total assets......................................  $2,568,054     $2,642,341
                                                              ==========     ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................      42,631         38,055
  Accounts payable..........................................      95,249         86,984
  Accrued liabilities.......................................     100,251        144,640
                                                              ----------     ----------
          Total current liabilities.........................     238,131        269,679
Long-term debt, net.........................................   1,164,720      1,157,766
                                                              ----------     ----------
          Total liabilities.................................   1,402,851      1,427,445
                                                              ----------     ----------
Commitments and contingencies (Note 5)
Stockholders' equity:
  Common stock, no par value; 2,500 shares authorized,
     issued and outstanding.................................     181,000        181,000
  Common stock, $100 par value; 5,000 shares authorized, 75
     shares issued and outstanding..........................       7,500          7,500
  Additional paid-in capital................................     118,430        118,430
  Retained earnings.........................................     858,273        907,966
                                                              ----------     ----------
          Total stockholders' equity........................   1,165,203      1,214,896
                                                              ----------     ----------
          Total liabilities and stockholders' equity........  $2,568,054     $2,642,341
                                                              ==========     ==========

    The accompanying notes are an integral part of the financial statements.

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                          THREE MONTHS ENDED
                                                          YEAR ENDED        SEPTEMBER 30,
                                                           JUNE 30,     ----------------------
                                                             1998          1997         1998
                                                          ----------    ----------    --------
                                                                             (UNAUDITED)
REVENUES................................................  $2,996,013    $  758,169    $845,601
OPERATING EXPENSES:
  Cost of operations....................................   2,123,800       532,296     563,277
  General and administrative............................     507,256       110,777     129,165
  Depreciation and amortization.........................     311,731        70,562      73,656
                                                          ----------    ----------    --------
          Income from operations........................      53,226        44,534      79,503
OTHER INCOME AND EXPENSE:
  Interest expense......................................    (115,702)      (25,929)    (29,220)
  Other (expense) income, net...........................     (18,810)          721       1,010
                                                          ----------    ----------    --------
          (Loss) income before income taxes.............     (81,286)       19,326      51,293
Income tax provision....................................       1,600         1,600       1,600
                                                          ----------    ----------    --------
          Net (loss) income.............................     (82,886)       17,726      49,693
Balance of retained earnings, beginning of period.......     991,159       989,823     858,273
  Dividends paid........................................     (50,000)           --          --
                                                          ----------    ----------    --------
Balance of retained earnings, end of period.............  $  858,273    $1,007,549    $907,966
                                                          ==========    ==========    ========
Pro forma income tax (benefit) provision (unaudited)
  (Note 6)..............................................  $  (19,224)   $    4,059    $ 10,901
                                                          ==========    ==========    ========
Pro forma net (loss) income (unaudited) (Note 6)........  $  (62,062)   $   15,267    $ 40,392
                                                          ==========    ==========    ========

    The accompanying notes are an integral part of the financial statements.

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                          THREE MONTHS ENDED
                                                           YEAR ENDED        SEPTEMBER 30,
                                                            JUNE 30,     ---------------------
                                                              1998         1997         1998
                                                           ----------    ---------    --------
                                                                              (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net (loss) income......................................  $ (82,886)    $  17,726    $ 49,693
  Adjustments to reconcile net (loss) income to cash
     provided by operating activities:
     Depreciation and amortization.......................    311,731        70,562      73,656
     Loss (gain) on disposals of property and
       equipment.........................................     21,152           204        (159)
     Cash provided by or (used in) changes in operating
       assets and liabilities, net:
       Accounts receivable...............................    (21,226)        2,323      (7,018)
       Prepaid expenses..................................      7,597       (54,963)    (58,520)
       Other assets......................................         --         8,367          --
       Accounts payable..................................      8,671        13,030      (8,265)
       Accrued liabilities...............................     (1,283)       29,807      44,389
                                                           ---------     ---------    --------
          Net cash provided by operating activities......    243,756        87,056      93,776
                                                           ---------     ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property and equipment.................   (306,658)     (256,727)     (9,160)
  Proceeds from the sale of equipment....................      1,180           700       3,000
                                                           ---------     ---------    --------
          Net cash used in investing activities..........   (305,478)     (256,027)     (6,160)
                                                           ---------     ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt...........................    258,000       258,000          --
  Principal payments on long-term debt...................    (67,893)      (14,640)    (11,531)
  Dividends paid.........................................    (50,000)           --          --
                                                           ---------     ---------    --------
          Net cash provided by (used in) financing
            activities...................................    140,107       243,360     (11,531)
                                                           ---------     ---------    --------
          Net increase in cash balance...................     78,385        74,389      76,085
Cash and cash equivalents at beginning of period.........     84,578        84,578     162,963
                                                           ---------     ---------    --------
Cash and cash equivalents at end of period...............  $ 162,963     $ 158,967    $239,048
                                                           =========     =========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest.................................  $ 115,136     $  26,042    $ 29,220
                                                           =========     =========    ========
  Cash paid for income taxes.............................  $   2,412     $     683    $    400
                                                           =========     =========    ========

    The accompanying notes are an integral part of the financial statements.

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF COMBINATION

     The combined financial statements include the accounts of Amador Disposal Services, Inc. (Amador Disposal) and Mother Lode Sani-Hut, Inc. (Mother Lode) (and collectively, the Companies). Amador Disposal and Mother Lode have common management which exercise significant influence over their operations. All material intercompany balances and transactions have been eliminated in combination.

BUSINESS AND ORGANIZATION

     The Companies, both California corporations, are regional, integrated, non-hazardous solid waste services companies that provide containers, collection, transfer, disposal, recycling and landfill services to commercial and residential customers in Northern California.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

     The interim combined financial statements as of September 30, 1998 and for the three month periods ended September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending June 30, 1999.

CASH AND CASH EQUIVALENTS

     The Companies consider all highly liquid investments with maturities of 3 months or less when purchased to be cash equivalents for purposes of the combined statements of cash flows.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Improvements or betterments which significantly extend the life of the assets are capitalized. Interest costs are also capitalized on self-constructed assets. Expenditures for maintenance and repairs are charged against operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposal are included in other income (expense). Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

Building.................................................    30 years
Containers, machinery and equipment......................  3-10 years
Rolling stock and vehicles...............................   5-7 years

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

REVENUE RECOGNITION

     Revenues are recognized as services are provided.

INCOME TAXES

     The Companies have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal and California state income tax purposes. Under S corporation status, the Companies' income is taxable to the stockholders, with only minimal state income taxes charged to the Companies.

CLOSURE AND POST-CLOSURE COSTS

     Pursuant to a contract with Amador County to operate the Amador County Solid Waste Sanitary Landfill (Landfill), Amador Disposal is responsible to provide specified levels of cover on designated cells on the Landfill in the normal course of operations; however, the Companies are not responsible for closure and post-closure activities. The responsibility for closure and post-closure liabilities is that of Amador County. Consequently, the management does not believe the Companies have any material financial obligation for closure and post-closure costs for the Landfill.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of these instruments. The carrying values of the notes payable approximate their fair values as of June 30, 1998, and September 30, 1997 and 1998, based on current incremental borrowing rates for similar types of borrowing arrangements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Companies to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as the Companies' customer base consists largely of numerous customers with small individual balances. The Companies maintain allowances for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

The Companies operate under various franchise agreements with local municipalities. Approximately $1,693,000 or 56% of revenues for the year ended June 30, 1998, was earned from customers in municipalities covered by five franchise agreements, which expire from 1998 through 2022, inclusive of options to extend. One of the five franchise agreements was not renewed upon its expiration on June 30, 1998. For the year ended June 30, 1998, revenue earned under this franchise agreement was approximately $425,000.

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

2. TRADE ACCOUNTS RECEIVABLE:

Trade accounts receivable is presented net of an allowance for doubtful accounts of approximately $15,000 each at June 30, 1998, and September 30, 1997 and 1998.

3. PROPERTY, PLANT AND EQUIPMENT:

                                                     JUNE 30,      SEPTEMBER 30,
                                                       1998            1998
                                                    -----------    -------------
                                                                    (UNAUDITED)
Land and buildings................................  $ 1,268,548     $ 1,271,910
Containers, machinery and equipment...............      652,069         652,069
Rolling stock and vehicles........................    1,760,102       1,735,761
                                                    -----------     -----------
                                                      3,680,719       3,659,740
Less accumulated depreciation.....................   (1,506,677)     (1,553,035)
                                                    -----------     -----------
                                                    $ 2,174,042     $ 2,106,705
                                                    ===========     ===========

4. LONG-TERM DEBT:

Long-term debt as of June 30 and September 30, 1998, consists of the following:

                                                              JUNE 30,     SEPTEMBER 30,
                                                                1998           1998
                                                             ----------    -------------
                                                                            (UNAUDITED)
Notes payable to individuals, interest at prime plus 1.5%
  (10% at June 30, 1998 and September 30, 1998), payable in
  monthly installments, principal due September 2001,
  guaranteed by the stockholders of Amador Disposal........  $  950,000     $  950,000
Notes payable to individuals, interest at prime (8% at June
  30, 1998 and September 30, 1998), payable in monthly
  installments of principal and interest of $2,208 through
  September 2007, collateralized by a deed of trust on
  certain real property....................................  $  172,804     $  169,614
Note payable, interest at prime plus 2% (10.5% at June 30,
  1998 and September 30, 1998), payable in monthly
  installments of principal and interest of $655 through
  April 1999, collateralized by certain equipment..........  $    6,106     $    4,285
Note payable, interest at 10.5%, payable in monthly
  installments of principal and interest of $560 through
  October 2002, collateralized by certain equipment........  $   23,306     $   22,229
Contract payable, interest at 10.5%, payable in monthly
  installments of principal and interest of $1,078 through
  October 2002, collateralized by certain equipment........  $   44,873     $   42,797
Contract payable, interest at prime plus 2% (10.25% at June
  30, 1998 and September 1998), payable in monthly
  installments of principal and interest of $1,200 through
  March 1999, collateralized by certain equipment..........      10,262          6,896
                                                             ----------     ----------
                                                              1,207,351      1,195,821
Less current portion                                             42,631         38,055
                                                             ----------     ----------
Total long-term debt                                         $1,164,720     $1,157,766
                                                             ==========     ==========

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

Maturities of long-term debt are as follows:

                       YEAR ENDING                           AMOUNT
                       -----------                         ----------
  1999...................................................  $   42,631
  2000...................................................      28,799
  2001...................................................     981,585
  2002...................................................      34,647
  2003...................................................      24,485
  Thereafter.............................................      95,204
                                                           ----------
                                                           $1,207,351
                                                           ==========

5. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Franchise Agreements, Contracts and Permits

The Companies have various franchise agreements with the counties and cities that they serve. These franchise agreements typically require a franchise fee of two to five percent of gross annual revenues earned in that jurisdiction, or a fee per collection truck operated in that jurisdiction during the year, to be paid to the municipality. These franchise agreements expire between April 2000 and October 2022, inclusive of options to extend.

The Companies also have contracts to operate the Landfill and a Materials Recovery Facility (Facility) at the Landfill, expiring July 2002 and March 2016, respectively, with an option to extend for the Facility. The disposal fee at the Landfill and the related surcharge fees vary with the type of refuse. Surcharge fees collected as a part of the landfill revenue are payable to Amador County. The landfill rate schedule for the Facility is determined by Amador County annually.

CONTINGENCIES

  Environmental Risks

     The Companies may be subject to liability for any environmental damage that their solid waste facilities may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water, including damage resulting from conditions existing prior to the acquisition of such land and facilities by the Companies. The Companies may also be subject to liability for any off-site environmental contamination cause by pollutants or hazardous substance whose transportation, treatment or disposal was arranged by the Companies. Any substantial liability for environmental damage incurred by the Companies could have a material adverse effect on the Companies' combined financial condition, results of operations or cash flows. As of June 30, 1998 and September 30, 1998, the Companies are not aware of any such environmental liabilities.

  Legal Proceedings

     In the normal course of their business and as a result of the extensive governmental regulations of the solid waste industry, the Companies are periodically subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Companies or to revoke or deny renewal of an operating permit held by the Companies. From time to time the Companies are also subject to actions brought by citizens' groups or adjacent

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

landowners or residents alleging environmental damage or violations of the permits and licenses pursuant to which the Companies operate. In addition, the Companies are parties to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of June 30, 1998 and September 30, 1998, there is no current proceedings or litigation involving the Companies that the Companies believe will have a material adverse impact on the Companies' business, combined financial position, results of operations and cash flows.

6. PENSION PLAN:

     Amador Disposal has a defined contribution pension plan for eligible employees with at least 1,000 hours within one year of employment. Amador Disposal contributes up to 10% of participants' compensation, which vest based on years of employment over seven years. Pension expense was approximately $49,000 for the year ended June 30, 1998, and approximately $12,000 and $13,000 for the three months ended September 30, 1997 and 1998, respectively.

7. SALE OF THE COMPANIES:

     On December 30, 1998, the shareholders of the Companies sold their stock to Waste Connections, Inc. (WCI), a publicly traded company. WCI intends to account for the acquisition using the purchase method.

8. PRO FORMA INCOME TAX INFORMATION (UNAUDITED):

     As described in Note 1, the Companies operate under Subchapter S of the Internal Revenue Code and are not subject to federal or state income taxes. Upon the sale of the Companies stock by the Companies stockholders to WCI (Note 7), the Subchapter S election will be terminated. As a result, the Companies will be subject to corporate income taxes subsequent to the termination of the S corporation status.

     The following unaudited pro forma information reflects income tax (benefit) expense for the year ended June 30, 1998 as if the Companies had been subject to federal and state income taxes:

Federal taxes:
  Current.................................................  $     --
  Deferred................................................   (15,887)
State taxes:
  Current.................................................     1,600
  Deferred................................................    (4,937)
                                                            --------
          Pro forma income tax benefit....................  $(19,224)
                                                            --------

     The pro forma provision for income taxes for the year ended June 30, 1998 differs from the amounts computed by applying the applicable statutory federal income tax rate (34%) to loss before income taxes due to graduated income tax rates.

     The Companies' unaudited pro forma deferred tax liability at June 30, 1998 would be approximately $11,000 which relates primarily to differences between tax and financial methods of depreciation.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Butler County Landfill, Inc.
Kobus Construction, Inc.

     We have audited the accompanying combined balance sheet of Butler County Landfill, Inc. and Kobus Construction, Inc. (collectively the "Companies") as of December 31, 1997, and the related combined statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
December 30, 1998

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                             COMBINED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              ------------    -------------
                                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................     $   33          $   47
  Short-term investments....................................         28              47
  Accounts receivable.......................................        344             428
  Prepaid expenses and other current assets.................         84             107
                                                                 ------          ------
          Total current assets..............................        489             629
Property, plant and equipment, net..........................      3,219           3,124
Restricted assets...........................................        352             331
Other assets................................................         18              20
                                                                 ------          ------
                                                                 $4,078          $4,104
                                                                 ======          ======
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.....................................     $   27          $   --
  Accounts payable..........................................        114             107
  Accrued liabilities.......................................        280             168
  Current portion of closure and post closure costs.........         94              46
  Current portion of long-term debt.........................        452             608
                                                                 ------          ------
          Total current liabilities.........................        967             929
Long-term debt..............................................        960             816
Closure and post closure costs..............................        361             474
Commitments and contingencies (Note 5)
Shareholders' equity:
  Common stock: at par value; 10,100 shares authorized; 300
     shares issued and outstanding..........................         10              10
  Additional paid-in capital................................          2               2
  Retained earnings.........................................      1,778           1,873
                                                                 ------          ------
          Total shareholders' equity........................      1,790           1,885
                                                                 ------          ------
                                                                 $4,078          $4,104
                                                                 ======          ======

                            See accompanying notes.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                              NINE MONTHS ENDED
                                                               YEAR ENDED       SEPTEMBER 30,
                                                              DECEMBER 31,    ------------------
                                                                  1997         1997       1998
                                                              ------------    -------    -------
                                                                                 (UNAUDITED)
Revenues....................................................     $3,010       $2,470     $2,419
Operating expenses:
  Cost of operations........................................      1,898        1,604      1,659
  Depreciation and amortization.............................        631          470        408
  Selling, general and administrative.......................        236          183        130
                                                                 ------       ------     ------
Income from operations......................................        245          213        222
Interest expense............................................       (180)        (137)      (109)
Other income (expense), net.................................         43            5        109
                                                                 ------       ------     ------
Net income..................................................        108           81        222
Retained earnings, beginning of period......................      1,820        1,820      1,778
Distributions to shareholders...............................       (150)        (121)      (127)
                                                                 ------       ------     ------
Retained earnings, end of period............................     $1,778       $1,780     $1,873
                                                                 ======       ======     ======
Pro forma income taxes (unaudited -- Note 6)................     $  (42)      $  (32)    $  (86)
                                                                 ======       ======     ======
Pro forma net income (unaudited -- Note 6)..................     $   66       $   49     $  136
                                                                 ======       ======     ======

                            See accompanying notes.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)


                                                                              NINE MONTHS ENDED
                                                               YEAR ENDED       SEPTEMBER 30,
                                                              DECEMBER 31,    ------------------
                                                                  1997          1997       1998
                                                              ------------    --------    ------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................     $ 108        $    81     $ 222
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................       631            470       408
     Gain on sale of property, plant and equipment..........        (5)            (4)      (51)
     Closure and post closure expenses......................       101             75        65
     Changes in operating assets and liabilities:
       Accounts receivable..................................       (38)           (46)      (84)
       Prepaid expenses and other current assets............        20             34       (23)
       Accounts payable.....................................       (17)            38        (7)
       Accrued liabilities..................................       106            105      (112)
                                                                 -----        -------     -----
  Net cash provided by operating activities.................       906            753       418
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property, plant and equipment....      (385)          (283)     (473)
  Proceeds from the sale of property, plant and equipment...       162             81       212
  Purchases of short-term investments.......................        --             --       (19)
  Change in restricted assets...............................      (237)          (198)       21
  Change in other assets....................................        (3)            (3)       (2)
                                                                 -----        -------     -----
  Net cash used in investing activities.....................      (463)          (403)     (261)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................       608            604       436
  Principal payments on short-term borrowings and long-term
     debt...................................................      (972)          (831)     (452)
  Distributions to shareholders.............................      (150)          (121)     (127)
                                                                 -----        -------     -----
Net cash used in financing activities.......................      (514)          (348)     (143)
                                                                 -----        -------     -----
Net (decrease) increase in cash and cash equivalents........       (71)             2        14
Cash and cash equivalents, beginning of period..............       104            104        33
                                                                 -----        -------     -----
Cash and cash equivalents, end of period....................     $  33        $   106     $  47
                                                                 =====        =======     =====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
Cash paid for interest......................................     $ 180        $   137     $ 109
                                                                 =====        =======     =====


                            See accompanying notes.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Butler County Landfill, Inc. ("Butler") is a solid waste company that owns and operates a landfill in Butler County, Nebraska. Kobus Construction Inc. ("Kobus") is a solid waste company that provides collection, transfer and disposal services to residential and commercial customers in Butler County, Nebraska.

BASIS OF COMBINATION

     The combined financial statements include the accounts of Butler and Kobus (collectively, the "Companies") as a result of their common ownership. Significant inter-company balances and transactions between the Companies have been eliminated in combination.

SALE OF THE COMPANIES

     On December 11, 1998, the Companies' shareholders entered into an agreement to sell all capital stock of the Companies to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

INTERIM FINANCIAL INFORMATION

     The unaudited interim combined financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS


     The Companies consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Companies to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Companies' customer bases. Historically, credit losses have been immaterial.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives of property, plant and equipment (excluding landfill related assets) are as follows:

Building and land improvements.......................  15 - 39 years
Equipment and vehicles...............................   3 - 7 years

     Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to those activities, including legal, engineering and construction. Interest is capitalized on landfill permitting and construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Companies' weighted average cost of indebtedness. Landfill permitting, acquisition and preparation costs, excluding the estimated residual value of land, are amortized as permitted airspace of the landfill is consumed. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. In determining the amortization rate for a landfill, preparation costs include the total estimated costs to complete construction of the landfills' permitted capacity. Units-of-production amortization rates are determined annually for the Companies' operating landfill. The rates are based on estimates provided by the Companies' outside engineers and consider the information provided by surveys which are performed at least annually.

LONG-LIVED ASSETS

     The Companies continually evaluate the value and future benefits of their long-lived assets. The Companies assess recoverability based on estimates of future undiscounted cash flows. Under this approach, the carrying value would be reduced to fair value if it becomes probable that the Companies' best estimates for expected undiscounted future cash flows would be less than the carrying amount of the long-lived assets. Through December 31, 1997, there were no adjustments to the carrying amounts of long-lived assets resulting from these evaluations.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

RESTRICTED ASSETS


     The Companies are required to fund certain portions of their estimated closure and post closure liabilities. These amounts are held in a trust account restricted for expenditures on closure and post closure costs.


     During 1997, the Companies were awarded two grants from the Nebraska Department of Environmental Quality ("DEQ") totaling $184 for the purchase of composting and recycling equipment. Grant funds of $96 were received in 1997, however at year end no expenditures had been made. During 1996, the Companies received a $25 grant from the DEQ for the abatement of scrap tires collected at the landfill. As of December 31, 1997, $17 had been received under this grant and had not been spent.

     As of December 31, 1997, restricted assets consist of the following:

Unspent funds received under DEQ grants.....................  $113
Closure and post closure trust fund amounts.................   239
                                                              ----
                                                              $352
                                                              ====

CLOSURE AND POST CLOSURE COSTS

     Accrued closure and post-closure costs include the current and non-current portion of accruals associated with obligations for closure and post-closure monitoring and maintenance of the landfill. The Companies, based as input from outside engineers, estimate future closure and post-closure monitoring and maintenance costs for sold waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance requirements in the U.S. consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operating and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future requirements for closure and post-closure monitoring and maintenance costs for the Companies' operating landfills are performed by the Companies' consulting engineers at least annually and are the basis upon which the Companies' estimates of these future costs and the related accrual rates are revised. The Companies provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed. The State of Nebraska requires a specified portion of these accrued closure and post-closure obligations to be funded at any point in time.

REVENUE RECOGNITION

     The Companies recognize revenues as services are provided related to hauling and disposal and upon the receipt and acceptance of waste material at its landfill and materials recovery facility.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

INCOME TAXES

     The Companies operate under Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently all of the income tax attributes and liabilities of the Companies' operations flow through to the individual shareholders and no provision for income taxes has been made in the combined financial statements.

2. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment as of December 31, 1997 and September 30, 1998 consists of the following:

                                                     DECEMBER 31,    SEPTEMBER 30,
                                                         1997            1998
                                                     ------------    -------------
                                                                      (UNAUDITED)
Buildings and land improvements....................    $   737          $   870
Landfill related assets............................      2,982            2,982
Equipment and vehicles.............................      1,796            1,780
                                                       -------          -------
                                                         5,515            5,632
Less accumulated depreciation and amortization.....     (2,296)          (2,508)
                                                       -------          -------
                                                       $ 3,219          $ 3,124
                                                       =======          =======

3. SHORT-TERM BORROWINGS

     The Companies maintain an equipment line of credit (the "Line") with a financial institution. Under the Line, the Companies may borrow an amount up to $100 for the purchase of equipment. Interest on the Line is payable at 9.5% semi-annually. All outstanding principal plus accrued interest was paid off on January 15, 1998. The Line was secured by substantially all of the Companies' assets and was also guaranteed by the Companies' shareholders.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

4. LONG-TERM DEBT

     Long-term debt as of December 31, 1997 consists of the following:


                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Construction note payable bearing interest at 10.75%;
  payable in monthly installments of principal and interest
  of $30; maturing December 2000; secured by the landfill
  and Materials Recovery Facility with a net carrying value
  of $854 as of December 31, 1997...........................     $  908
Notes payable bearing various rates of interest (ranging
  from 8.75% to 9.5%), payable in monthly installments of
  principal and interest (aggregating $23), maturing at
  various dates through February 2002; secured by
  substantially all of the Companies' assets................        308
Note payable bearing interest at 6%; payable in annual
  installments of principal and interest of $10; maturing
  February 1, 2012; secured by land with a net carrying
  value of $125 as of December 31, 1997.....................         97
Equipment financing notes payable bearing interest at
  various rates (ranging from 9.5% to 9.9%); payable in
  monthly installments of principal and interest
  (aggregating $4); maturing through November 2000; secured
  by substantially all of the Companies' assets.............         99
                                                                 ------
                                                                  1,412
Less current portion........................................        452
                                                                 ------
Long-term debt..............................................     $  960
                                                                 ======


     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998........................................................  $  452
1999........................................................     465
2000........................................................     392
2001........................................................      18
2002........................................................      10
Thereafter..................................................      75
                                                              ------
                                                              $1,412
                                                              ======

5. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

     The Companies leases certain equipment under cancelable and noncancelable operating leases. Rent expense under these agreements amounted to $106 for the year ended December 31, 1997.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

     As of December 31, 1997, future minimum lease payments under these noncancelable operating leases, by calendar year, are as follows:


1998........................................................  $ 90
1999........................................................    81
2000........................................................    38
2001........................................................     9
                                                              ----
                                                              $218
                                                              ====


CONTINGENCIES

  Environmental Risks

     The Companies are subject to liability for any environmental damage that the solid waste facilities they operate may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the operation of such facilities by the Companies. The Companies may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Companies. Any substantial liability for environmental damage incurred by the Companies could have a material adverse effect on the Companies' combined financial condition, results of operations or cash flows.

  Legal Proceedings

     In the normal course of their business and as a result of the extensive governmental regulation of the solid waste industry, the Companies may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Companies or to revoke or deny renewal of an operating permit held by the Companies. From time to time the Companies may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Companies operates.


     In addition, the Companies may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997 and September 30 1998, there are no current proceedings or litigation involving the Companies that the Companies believe will have a material adverse impact on the Companies' business, financial condition, results of operations or cash flows.


6. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As described in Note 1, the Companies operate under Subchapter S of the Internal Revenue Code and are not subject to Federal income taxes. The pro form income taxes represent estimates of income tax expense had the Companies filed income tax returns as regular corporations.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)


     The pro forma provisions for income taxes for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998, differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due primarily to state franchise taxes.


7. YEAR 2000 (UNAUDITED)

     The Companies will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Companies have not incurred any costs related to the Year 2000 project. The Companies do not believe that their expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect the Companies' operations.

                                    ANNEX A
                          AGREEMENT AND PLAN OF MERGER

                   DATED AS OF OCTOBER 22, 1998, BY AND AMONG

                            WASTE CONNECTIONS, INC.
                         WCI ACQUISITION CORPORATION I
                         WCI ACQUISITION CORPORATION II
                        WCI ACQUISITION CORPORATION III
                         WCI ACQUISITION CORPORATION IV
                        MURREY'S DISPOSAL COMPANY, INC.
                        AMERICAN DISPOSAL COMPANY, INC.
                            D. M. DISPOSAL CO., INC.
                         TACOMA RECYCLING COMPANY, INC.
                                THE MURREY TRUST
                               DONALD J. HAWKINS
                                      AND
                               IRMGARD R. WILCOX

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 1.   MERGERS............................................................   A-1
      1.1    The Mergers.................................................   A-1
      1.2    Effective Time..............................................   A-1
      1.3    Effects of the Mergers......................................   A-2
      1.4    Articles of Incorporation and Bylaws of the Surviving
             Corporation.................................................   A-2
      1.5    Directors...................................................   A-2
      1.6    Officers....................................................   A-2
      1.7    Closing Time and Place......................................   A-2

 2.   MERGER CONSIDERATION; CONVERSION OF SECURITIES; DISSENTING
      SHARES.............................................................   A-2
      2.1    Merger Consideration........................................   A-2
      2.2    Allocation of Aggregate WCI Stock...........................   A-3
      2.3    Conversion of Capital Stock.................................   A-3
      2.4    Exchange of Certificates....................................   A-3
      2.5    Distributions; Right to Vote................................   A-4
      2.6    No Further Ownership Rights in Any Corporations' Stock......   A-4
      2.7    Lost Certificates...........................................   A-4

 3.   REPRESENTATIONS AND WARRANTIES OF THE CORPORATIONS AND THE
      SHAREHOLDERS.......................................................   A-4
      3.1    Organization, Standing and Qualification....................   A-4
      3.2    Capitalization..............................................   A-4
      3.3    No Change in Stock Ownership and Other Pooling
             Representations.............................................   A-4
      3.4    Authority for Agreement and Filed Plans.....................   A-5
      3.5    No Breach or Default........................................   A-5
      3.6    Subsidiaries................................................   A-6
      3.7    Financial Statements........................................   A-6
      3.8    Liabilities.................................................   A-6
      3.9    Accurate and Complete Records...............................   A-7
      3.10   Permits and Licenses........................................   A-7
      3.11   Certain Receivables.........................................   A-8
      3.12   Fixed Assets and Real Property..............................   A-8
      3.13   Related Party Transactions..................................   A-9
      3.14   Contracts and Agreements; Adverse Restrictions..............   A-9
      3.15   Insurance...................................................  A-10
      3.16   Personnel...................................................  A-10
      3.17   Benefit Plans and Union Contracts...........................  A-10
      3.18   Taxes.......................................................  A-11
      3.19   Copies Complete; Required Consents..........................  A-12
      3.20   Customers, Billings, Current Receipts and Receivables.......  A-12
      3.21   No Change With Respect to the Corporations..................  A-12
      3.22   Balance Sheet Date Debt; Balance Sheet Date Current Assets
             and Balance Sheet Date Current Liabilities..................  A-13
      3.23   Bank Accounts...............................................  A-14
      3.24   Compliance With Laws........................................  A-14
      3.25   Powers of Attorney..........................................  A-15
      3.26   Underground Storage Tanks...................................  A-16

                                                                           PAGE
                                                                           ----
      3.27   Patents, Trademarks, Trade Names, etc.......................  A-16
      3.28   Assets, etc. Necessary to Business..........................  A-16
      3.29   Condemnation................................................  A-16
      3.30   Suppliers and Customers.....................................  A-17
      3.31   Absence of Certain Business Practices.......................  A-17
      3.32   No Misleading Statements....................................  A-17
      3.33   Brokers; Finders............................................  A-17
      3.34   S Corporation Matters.......................................  A-17
      3.35   Registration Statements.....................................  A-17
      3.36   Accredited Investors........................................  A-17

 4.   REPRESENTATIONS AND WARRANTIES OF WCI AND THE MERGER SUBS..........  A-17
      4.1    Existence and Good Standing.................................  A-18
      4.2    No Contractual Restrictions.................................  A-18
      4.3    Authorization of Agreement..................................  A-18
      4.4    Status of Shares............................................  A-18
      4.5    Governmental Authorities; Consents..........................  A-18
      4.6    SEC Documents...............................................  A-18
      4.7    Capital Stock...............................................  A-19
      4.8    No Misleading Statements....................................  A-19
      4.9    Brokers; Finders............................................  A-19
      4.10   Disclosure Schedules........................................  A-19

 5.   COVENANTS OF THE CORPORATIONS AND THE SHAREHOLDERS PRIOR TO
      EFFECTIVE TIME.....................................................  A-19
      5.1    Access; Confidential Information............................  A-19
      5.2    Operations..................................................  A-20
      5.3    No Change...................................................  A-20
      5.4    Obtain Consents.............................................  A-21
      5.5    No Change in Relative Ownership.............................  A-21
      5.6    Control of the Corporations' Operations.....................  A-21
      5.7    Acquisition Transactions....................................  A-21
      5.8    Bonnie Trust Approval.......................................  A-22

 6.   CONDITIONS PRECEDENT TO OBLIGATION OF WCI AND THE MERGER SUBS. TO
      CLOSE..............................................................  A-22
      6.1    Representations and Warranties..............................  A-22
      6.2    Conditions..................................................  A-22
      6.3    No Material Adverse Change..................................  A-22
      6.4    Certificates................................................  A-22
      6.5    No Litigation...............................................  A-22
      6.6    Other Deliveries............................................  A-22
      6.7    Governmental Approvals......................................  A-22
      6.8    Consents to Transfer........................................  A-22
      6.9    Opinion of Independent Public Accountants...................  A-22
      6.10   WCI Shareholders Approval...................................  A-22
      6.11   NASDAQ Listing..............................................  A-23
      6.12   HSR Waiting Period..........................................  A-23
      6.13   Registration Statements.....................................  A-23
      6.14   Dissenting Shares...........................................  A-23

                                                                           PAGE
                                                                           ----
      6.15   Title Insurance.............................................  A-23
      6.16   Termination of Employment Agreements........................  A-23
      6.17   LeMay Agreement.............................................  A-23
      6.18   All Mergers to Occur........................................  A-23
      6.19   Disposal Arrangements.......................................  A-23
      6.20   Bonnie Trust Approval.......................................  A-23
      6.21   Real Estate Due Diligence...................................  A-23

 7.   CONDITIONS PRECEDENT TO OBLIGATION OF THE CORPORATIONS AND THE
      SHAREHOLDERS TO CLOSE..............................................  A-23
      7.1    Representations and Warranties..............................  A-23
      7.2    Conditions..................................................  A-23
      7.3    No Material Adverse Change..................................  A-23
      7.4    Certificate.................................................  A-24
      7.5    No Litigation...............................................  A-24
      7.6    Other Deliveries............................................  A-24
      7.7    Consents to Transfer........................................  A-24
      7.8    NASDAQ Listing..............................................  A-24
      7.9    HSR Waiting Period..........................................  A-24
      7.10   Registration Statements.....................................  A-24
      7.11   Governmental Approvals......................................  A-24
      7.12   Opinion of Independent Public Accountants...................  A-24
      7.13   LeMay Agreement.............................................  A-24
      7.14   All Mergers to Occur........................................  A-24
      7.15   Tax Matters.................................................  A-24
      7.16   Disposal Arrangements.......................................  A-24
      7.17   Bonnie Trust Approval.......................................  A-24

 8.   CLOSING DELIVERIES.................................................  A-24
      8.1    WCI Deliveries..............................................  A-24
      8.2    Shareholders' Deliveries....................................  A-25

 9.   ADDITIONAL COVENANTS OF WCI, THE CORPORATIONS AND THE
      SHAREHOLDERS.......................................................  A-25
      9.1    Release of Guaranties.......................................  A-25
      9.2    Release of Security Interests...............................  A-26
      9.3    Confidentiality.............................................  A-26
      9.4    Brokers and Finders Fees....................................  A-26
      9.5    Taxes.......................................................  A-26
      9.6    Short Year Tax Returns......................................  A-26
      9.7    Matters Related to Pooling..................................  A-26
      9.8    Representation Letter.......................................  A-27
      9.9    WCI Shareholders' Approval..................................  A-27
      9.10   Nasdaq Listing..............................................  A-27
      9.11   Agreement to Cooperate......................................  A-27
      9.12   Notification of Certain Matters.............................  A-27
      9.13   Corrections to Registration Statements and Proxy
             Statement...................................................  A-28

10.   INDEMNIFICATION....................................................  A-28
      10.1   Indemnification Covenants...................................  A-28
      10.2   Limitations on Indemnities..................................  A-29

                                                                           PAGE
                                                                           ----
      10.3   Notice of Indemnity Claim...................................  A-30
      10.4   Survival of Representations and Warranties..................  A-31
      10.5   No Exhaustion of Remedies or Subrogation; Right of Set
             Off.........................................................  A-32

11.   OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS AND WCI...........  A-32
      11.1   Restrictive Covenants.......................................  A-32
      11.2   Rights and Remedies Upon Breach.............................  A-33
      11.3   Termination Date............................................  A-34
      11.4   Effect of Termination.......................................  A-35
      11.5   Corrections to Schedules....................................  A-35

12.   GENERAL............................................................  A-35
      12.1   Additional Conveyances......................................  A-35
      12.2   Assignment..................................................  A-35
      12.3   No Waiver Relating to Claims for Fraud......................  A-35
      12.4   Counterparts................................................  A-36
      12.5   Notices.....................................................  A-36
      12.6   Disclosure Schedules........................................  A-36
      12.7   Knowledge...................................................  A-36
      12.8   Attorneys' Fees.............................................  A-36
      12.9   Applicable Law..............................................  A-37
      12.10  Payment of Fees and Expenses................................  A-37
      12.11  Incorporation by Reference..................................  A-37
      12.12  Captions....................................................  A-37
      12.13  Number and Gender of Words..................................  A-37
      12.14  Entire Agreement............................................  A-37
      12.15  Waiver......................................................  A-37
      12.16  Construction................................................  A-37

13.   GLOSSARY...........................................................  A-38

                               TABLE OF CONTENTS

                           EXHIBIT AND SCHEDULE LIST

                                                                                  PAGE
                                                                                  ----
Exhibit 1.2         Filed Plan..................................................
Exhibit 6.19        Disposal Agreement..........................................
Exhibit 8.1(b)      Employment Agreements.......................................
Exhibit 8.1(c)      Opinion of Counsel for WCI..................................
Exhibit 8.1(f)      Common Stock Agreement......................................
Exhibit 8.2(b)      Opinion of Counsel for Shareholders.........................
Exhibit 8.2(g)      Affiliate Letter............................................
Schedule 3.2        Authorized Capital of Corporations..........................
Schedule 3.3        Pooling Affiliates of the Corporations......................
Schedule 3.5        No Breach or Default........................................
Schedule 3.6        Subsidiaries................................................
Schedule 3.7        Financial Statements........................................
Schedule 3.8        Liabilities.................................................
Schedule 3.10(a)    Permits and Licenses........................................
Schedule 3.10(b)    Records, Notifications and Reports..........................
Schedule 3.10(c)    Facilities..................................................
Schedule 3.11       Certain Receivables.........................................
Schedule 3.12(a)    Fixed Assets................................................
Schedule 3.12(b)    Corporate Property..........................................
Schedule 3.13       Related Party Transactions..................................
Schedule 3.14(a)    Material Contracts and Agreements...........................
Schedule 3.14(b)    Adverse Judicial Restrictions...............................
Schedule 3.14(c)    Adverse Contractual Restrictions............................
Schedule 3.15       Insurance...................................................
Schedule 3.16       Personnel...................................................
Schedule 3.17(a)    Benefit Plans...............................................
Schedule 3.17(b)    Union Contracts, Agreements and Labor Disputes..............
Schedule 3.17(c)    Golden Parachute Payments...................................
Schedule 3.18       Taxes.......................................................
Schedule 3.19       Copies Complete.............................................
Schedule 3.20       Customers, Billings, Current Receipts and Receivables.......
Schedule 3.21       No Change...................................................
Schedule 3.22(a)    Balance Sheet Date Debt.....................................
Schedule 3.22(b)    Balance Sheet Date Current Assets and Liabilities...........
Schedule 3.23(a)    Bank Accounts...............................................
Schedule 3.23(b)    Credit Card Accounts........................................
Schedule 3.24       Compliance with Laws........................................
Schedule 3.26       Underground Storage Tanks...................................

                                                                                  PAGE
                                                                                  ----
Schedule 3.27       Patents, Trademarks, Trade Names, Etc.......................
Schedule 3.29       Condemnation Proceedings....................................
Schedule 3.30       Suppliers and Customers.....................................
Schedule 3.34       S Corporation Matters.......................................
Schedule 5.3        Changes in Compensation.....................................
Schedule 9.1        Release of Guaranties.......................................

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 22, 1998, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), WCI Acquisition Corporation I, a Washington corporation ("Merger Sub. I"), WCI Acquisition Corporation II, a Washington corporation ("Merger Sub. II"), WCI Acquisition Corporation III, a Washington corporation ("Merger Sub. III"), WCI Acquisition Corporation IV, a Washington corporation ("Merger Sub. IV" and collectively with Merger Sub. I, Merger Sub II. and Merger Sub. III, the "Merger Subs." and individually without designation a "Merger Sub."), Murrey's Disposal Company, Inc., a Washington corporation ("MDC"), American Disposal Company, Inc., a Washington corporation ("AD"), D. M. Disposal Co., Inc., a Washington corporation ("DM"), Tacoma Recycling Company, Inc. ("TR" and collectively with MDC, AD and DM, the "Corporations" and individually without designation a "Corporation"), The Murrey Trust UTA August 5, 1993, as amended (the "Murrey Trust"), Donald J. Hawkins ("Donald") and Irmgard R. Wilcox ("IRM-GARD" and collectively with the Murrey Trust, Donald and, on compliance with Section 5.8 of this Agreement, the Bonnie Trust (as defined below), the "Shareholders" and individually without designation a "Shareholder").

     WHEREAS, MDC, AD and DM are engaged in the collection and transport of solid waste and recyclables in State of Washington, and TR is engaged in the recycling business in the State of Washington;

     WHEREAS, the Murrey Trust, Donald and Irmgard own all of the issued and outstanding capital stock of MDC and AD, and the Murrey Trust, the Bonnie L. Murrey Revocable Trust UTA August 5, 1993, as amended (the "Bonnie Trust"), Donald and Irmgard own all of the issued and outstanding capital stock of DM and TR, all as set forth on Schedule 3.2;

     WHEREAS, at the Closing on the Closing Date (as defined below), WCI will contribute as a capital contribution to Merger Sub. I, Merger Sub. II, Merger Sub. III and Merger Sub. IV sufficient shares of WCI Common Stock, $0.01 par value (the "WCI Stock"), to consummate the transactions contemplated by this Agreement in exchange for all of the outstanding capital stock of Merger Sub. I, Merger Sub. II, Merger Sub. III and Merger Sub. IV;

     WHEREAS, Merger Sub. I, Merger Sub. II, Merger Sub. III and Merger Sub. IV will use such shares of WCI Stock to effect the merger of Merger Sub. I into MDC, the merger of Merger Sub. II into AD, the merger of Merger Sub. III into DM, and the merger of Merger Sub. IV into TR in accordance with the terms and subject to the conditions of this Agreement (individually, a "Merger" and collectively, the "Mergers") in a transaction that qualifies as a pooling of interests under generally accepted accounting principles and as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

     1. Mergers

     1.1 The Mergers. In accordance with the Washington Business Corporation Act (the "Washington Law"), at the Effective Time (as defined in Section 1.2), Merger Sub. I shall be merged with and into MDC, Merger Sub. II shall be merged with and into AD, Merger Sub. III shall be merged with and into DM and Merger Sub. IV shall be merged with and into TR, in a transaction intended to qualify as tax-free reorganizations under Section 368(a) of the Code and a "pooling of interests" under generally accepted accounting principles. Immediately following each Merger, the separate existence of each of the applicable Merger Subs. shall cease and the applicable Corporation into which such Merger Sub. (each, a "Surviving Corporation" and collectively the "Surviving Corporations") merged shall continue to exist under and be governed by the Washington Law as a direct, wholly-owned subsidiary of WCI.

     1.2 Effective Time. As soon as practicable after the date of this Agreement (the "Signing Date") and the satisfaction or waiver of all of the conditions to the Mergers, at the Closing (as defined in Section 1.7), the parties shall cause the Mergers to be consummated by causing separate Plans of Merger (the "Filed Plans") substantially in the form of Exhibit 1.2 to be executed and filed in accordance with the relevant provisions of the Washington Law. Each Merger shall become effective at the time specified in the Filed Plans related to such Merger, which specified time shall be the same in each of the Filed Plans (the "Effective Time").

     1.3  Effects of the Mergers. The Mergers shall have the effect set forth in
Section 23B.11.060 of the Washington Law. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers and franchises of each Merger Sub. shall vest in the respective Surviving Corporation into which it is merged, and all debts, liabilities and duties of each Corporation and each Merger Sub. shall become the debts, liabilities and duties of the respective Surviving Corporation in the same manner as if the applicable Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each Merger Sub. shall thereafter be preserved unimpaired.

     1.4 Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of each of the Corporations, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the respective Surviving Corporations, until thereafter amended in accordance with the provisions thereof and applicable law. The Bylaws of each of the Corporations in effect at the Effective Time shall be the Bylaws of the respective Surviving Corporations until amended in accordance with the provisions thereof and applicable law.

     1.5 Directors. The directors of the Merger Subs. immediately prior to the Effective Time shall be the directors of the respective Surviving Corporations and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The Board of Directors of WCI shall take such action as may be necessary to cause a nominee of the Shareholders to be elected to WCI's Board of Directors effective as of the Effective Time with a term of office expiring at WCI's annual meeting of stockholders in 2001.

     1.6 Officers. The officers of Merger Subs. immediately prior to the Effective Time of each Merger shall be the officers of the respective Surviving Corporations and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     1.7 Closing Time and Place. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Sections 6 and 7 is fulfilled or waived, or on such other date as WCI and the Corporations shall agree (the "Closing Date"). The Closing shall take place at the law offices of Hillis Clark Martin & Peterson, Suite 500, 1221 2nd Ave., Seattle, Washington 98101. At the Closing, WCI, the Merger Subs., the Corporations and the Shareholders shall deliver to each other the documents, instruments and other items described in Section 8 of this Agreement. At the election of WCI and the Corporations, the Closing may take place through an exchange of consideration and documents using overnight courier service or facsimile.

     2. Merger Consideration; Conversion of Securities; Dissenting Shares

     2.1 Merger Consideration. The aggregate merger consideration (the "Aggregate Merger Consideration") is two million seven hundred fifty thousand (2,750,000) shares of WCI Stock (the "Aggregate WCI Stock"), subject to adjustment as follows: (i) the number of shares of Aggregate WCI Stock issued in the Mergers shall be reduced by one share for each $20.50 by which the Balance Sheet Date Debt (as hereinafter defined) exceeds six million dollars ($6,000,000); and (ii) if the closing price of WCI Stock as quoted on the NASDAQ Stock Market on the last trading day before the Closing Date (the "Closing Price") is less than $20.50, then as of the Effective Time the number of shares of Aggregate WCI Stock to be issued in the Mergers shall be increased by fifty five thousand five hundred fifty five (55,555) shares for each whole dollar by which the Closing Price is less than $20.50 but more than $15.99 and by eighty three thousand three hundred thirty three and one-third (83,333 1/3) shares for each whole dollar by which the Closing Price is less than $13.00 but more than $9.99, and shall be proportionately increased for any such amount less than one whole dollar, provided that no more than two hundred fifty thousand (250,000) additional shares shall be issued if the Closing Price is less than $16.00 but more than $13.00 and provided further in no event shall the number of Aggregate WCI Shares to be issued in the Mergers exceed three million two hundred fifty thousand (3,250,000) shares. The Closing Price and the number of shares of WCI Stock to be delivered after the Effective Time shall be appropriately adjusted in the event of any change in WCI Stock between the Signing Date and the Effective Time, including without limitation any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger or consolidation. WCI shall not be obligated to issue any fractional shares of WCI Stock, but instead the Shareholders shall be paid cash in lieu of any fractional share equal to the Closing Price multiplied by the fraction of a share of WCI Stock that would otherwise have been issued to such Shareholder. The Shares shall be covered by one or more Registration Statements on Form S-4 (the "Registration Statements"), each of which is effective under the Securities Act of 1933 (the "ACT") as of the Signing Date. The shares of Aggregate WCI Stock shall be freely tradable, subject to the restrictions set forth in Section
9.7 and in the Affiliate Letter (as hereinafter defined). WCI shall maintain the Registration Statements effective for resales of the WCI Stock received by the Shareholders for a period of one year after the Effective Time pursuant to the terms of the Common Stock Agreement (as hereinafter defined).

     2.2 Allocation of Aggregate WCI Stock. The percentage of the Aggregate WCI Stock to be received by the Shareholders of each Corporation upon conversion of the Corporations' Stock shall be as follows: 42% to MDC, 13% to AD, 28% to DM and 17% to TR.

     2.3 Conversion of Capital Stock. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder thereof:

          (a) All of the shares of common stock of each Merger Sub. issued and outstanding immediately prior to the Effective Time shall be converted into and become the number of fully-paid and nonassessable shares of common stock of the Surviving Corporation into which the Merger Sub. is merging as shall equal the number of shares of the common stock of such Corporation (individually, the "Corporation's Stock" and collectively the "Corporations' Stock") issued and outstanding immediately prior to the Effective Time.

          (b) Subject to Section 2.7, the aggregate shares of each Corporation's Stock issued and outstanding immediately prior to the Effective Time shall be converted into a portion of the Aggregate WCI Stock. The actual conversion ratio for each Merger shall be set forth in the Filed Plans for that Merger.

     2.4  Exchange of Certificates.

     (a) After the Effective Time, WCI shall deliver to the Shareholders in accordance with this Section 2 certificates representing the Shares of WCI Stock issuable pursuant to Section 2.3(b) in exchange for issued and outstanding shares of each Corporation's Stock as contemplated by that Section. The WCI Stock into which each Corporation's Stock shall be converted pursuant to each Merger shall be deemed to have been issued at the Effective Time.

     (b) At the Closing, each Shareholder shall deliver to WCI certificates evidencing the shares of Corporations' Stock owned by such Shareholder that are to be converted pursuant to Section 2.3(b) into the right to receive WCI Stock (for each Corporation, the "Corporation's Certificates" and collectively for all Corporations, the "Corporations' Certificates"). Promptly after the Effective Time, each Shareholder who has surrendered the Corporation's Certificates registered in the name of such Shareholder to WCI, together with such documents as WCI shall reasonably request, shall be entitled to receive in exchange therefor certificates representing that number of shares (rounded down to the nearest whole number) of WCI Stock which such Shareholder has the right to receive as a result of such Merger pursuant to this Section 2 (together with any cash in lieu of fractional shares of WCI Stock pursuant to Section 2.7). Each of the Corporation's Certificates so surrendered shall be canceled immediately after the Effective Time. Until surrendered as contemplated by this Section 2.4, each of the Corporations' Certificates shall be deemed canceled as of the Effective Time and at any time after the Effective Time shall be deemed to represent only the right to receive upon such surrender (i) the certificates representing shares of WCI Stock as contemplated by this Section 2.4, (ii) a cash payment in lieu of any fractional shares of WCI Stock as contemplated by
Section 2.1 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to WCI Stock as contemplated by Section 2.5.

     2.5 Distributions; Right to Vote. Dividends and other distributions declared or made after the Effective Time with respect to WCI Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Corporations' Certificates with respect to the WCI Stock represented thereby. Further, the holder of any unsurrendered Corporations' Certificates shall have the right to vote with respect to the WCI Stock represented thereby on all matters on which the shareholders of WCI vote after the Effective Time.

     2.6 No Further Ownership Rights in any Corporations' Stock. All shares of WCI Stock issued upon the surrender for exchange of shares of the Corporations' Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5 or 2.1) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of such Corporations' Stock, and, at and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporations of shares of the Corporation's Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, any of the Corporation's Certificates are presented to the applicable Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

     2.7 Lost Certificates. In the event any of the Corporations' Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Shareholder claiming such certificate to be lost, stolen or destroyed, WCI will issue in exchange for such lost, stolen or destroyed certificate the shares of WCI Stock (and any dividends or distributions with respect thereto pursuant to Section 2.5 and any cash pursuant to Section 2.1) deliverable in respect thereof as determined in accordance with Section 2.4. When authorizing such payment in exchange for any lost, stolen or destroyed Corporations' Certificate, the Shareholder to whom the WCI Stock is to be issued shall, as a condition precedent to the issuance thereof, give WCI a bond satisfactory to WCI in such sum as it may direct or otherwise indemnify WCI in a manner reasonably satisfactory to WCI against any claim that may be made against WCI or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

     3.  Representations and Warranties of the Corporations and the Shareholders

     Each Corporation, severally as to itself, and the Shareholders, jointly and severally as to each Corporation of which they are shareholders, represent and warrant that each of the following representations and warranties is true as of the Signing Date and will be true as of the Closing Date.

     3.1 Organization, Standing and Qualification. Each of the Corporations is duly organized, validly existing and in good standing under the laws of the State of Washington. Each of the Corporations has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. None of the Corporations is required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

     3.2 Capitalization. Schedule 3.2 sets forth, as of the Signing Date, the authorized and outstanding capital of each of the Corporations, the names, addresses and social security numbers or taxpayer identification numbers of the record and beneficial owners thereof, the number of shares so owned, and the allocation of the Aggregate Merger Consideration and the shares of the Aggregate WCI Stock among the Shareholders. All of the issued and outstanding shares of the capital stock of each Corporation are as of the Signing Date, and will be as of the Effective Time, owned of record and beneficially by the Shareholders, as set forth in Schedule 3.2, and are as of the Signing Date, and will be as of the Effective Time, free and clear of all liens, security interests, encumbrances and claims of every kind except as set forth in Schedule 3.2. Each share of the capital stock of each of the Corporations is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of any of the Corporations. No option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of any of the Corporations) exists which obligates any of the Corporations to issue any of its authorized but unissued capital stock or other equity interest or which obligates any Shareholder to transfer any Corporations' Stock to any person, except as set forth on Schedule 3.2.

     3.3 No Change in Stock Ownership and Other Pooling Representations. Since January 1, 1996, no Corporation has acquired any of its own stock. Neither the voting stock structure of any Corporation, nor the relative ownership of shares among any of their respective Shareholders has been altered or changed within two years preceding the Signing Date. No Corporation has ever been a subsidiary or division of another corporation nor been a part of an acquisition that was later rescinded. No Corporation has any treasury stock. The statements relating to the Corporations in the representation letter to be delivered to Ernst & Young LLP pursuant to Section 9.8 will be true and correct as of the date such letter is executed and delivered by the Corporations and the Shareholders. Upon consummation of the Mergers, WCI will acquire or have the right to lease all of the assets of the Corporations necessary to the conduct of the business of the Corporations as conducted on the Signing Date and all assets owned, directly or indirectly, by the Shareholders and used or involved in the business of collecting and transporting solid waste, operating the solid waste transfer stations owned by the Corporations, and recycling. None of the Corporations nor any of their Affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent any Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code or would prevent any Merger from being treated for financial accounting purposes as a pooling of interests. Schedule
3.3 identifies all persons who, to the knowledge of the Corporations and the Shareholders, may be deemed to be "affiliates" ("Pooling Affiliates") of the Corporations, as that term is used in Accounting Series Releases No. 130 and No. 135 of the Securities and Exchange Commission ("SEC").

     3.4 Authority for Agreement and Filed Plans. MDC and AD have obtained, and on approval of this Agreement solely by the Bonnie Trust (the "Bonnie Trust Approval") DM and TR will have obtained, the approval of the percentage of the holders of the outstanding Corporation's Stock of each Corporation required by
Section 23B.11.030 of the Washington Law (the "Corporations' Shareholders Approval"). Subject, in the case of DM and TR, to obtaining the Bonnie Trust Approval, the Corporations and the Shareholders have full right, power and authority to enter into this Agreement and to perform its, his or her obligations hereunder. Subject, in the case of DM and TR, to obtaining the Bonnie Trust Approval, the Corporations have full right, power and authority to enter into the Filed Plans and to perform their respective obligations thereunder. The execution and delivery of this Agreement and the Filed Plans by the Corporations and the consummation of the transactions contemplated hereby by the Corporations have been duly authorized by each of the Corporations' Board of Directors. This Agreement has been duly and validly executed and delivered by the Corporations and the Shareholders other than the Bonnie Trust and, subject to the due authorization, execution and delivery by WCI, the Merger Subs. and the Bonnie Trust, constitutes the legal, valid and binding obligations of the Corporations and the Shareholders, other than the Bonnie Trust, enforceable against the Corporations and such Shareholders in accordance with its terms. Subject, in the case of DM and TR, to obtaining the Bonnie Trust Approval, when executed and delivered by the Bonnie Trust, this Agreement will have been duly and validly executed and delivered by the Bonnie Trust and, subject to the due authorization, execution and delivery by WCI and the Merger Subs., will constitute the legal, valid and binding obligation of the Bonnie Trust, enforceable against the Bonnie Trust in accordance with its terms. When executed and delivered by the Corporations, the Filed Plans will have been duly and validly executed and delivered by the Shareholders and, subject to the due authorization, execution and delivery by WCI and the Merger Subs., will constitute the legal, valid and binding obligation of the Corporations, enforceable against the Corporations in accordance with their respective terms.

     3.5 No Breach or Default. Except as disclosed on Schedule 3.5, the execution and delivery by the Corporations and the Shareholders of this Agreement and the Filed Plans, and the consummation by the Corporations and the Shareholders of the transactions contemplated hereby and thereby, will not:

          (a) Result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or material contract, agreement, license or other instrument or obligation of any kind or nature to which any of the Corporations or any of the Shareholders is a party, or by which any of the Corporations or any of the Shareholders, or any of the Corporations' or the Shareholders' assets, is or may be bound or affected; or

          (b) Violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority applicable to the Corporations or the Shareholders; or
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          (c) Violate the Articles of Incorporation or Bylaws of any of the
     Corporations.

     3.6 Subsidiaries. Schedule 3.6 lists as of the Signing Date any and all subsidiaries of the Corporations and any securities of any other corporation or any securities or other interest in any other business entity owned by the Corporations or any of the Corporations' subsidiaries.

     3.7  Financial Statements. The Corporations have delivered to WCI, as
Schedule 3.7, copies of combined financial statements ("Financial Statements") for the Corporations' three most recent fiscal years and interim financial statements for the Corporations for the period ended September 30, 1998 (the "Balance Sheet Date"). Such financial combined statements (other than the interim financial statements) have been audited by Ernst & Young LLP. In the opinion of Ernst & Young LLP, the Financial Statements for the three most recent fiscal years present fairly, in all material respects, the financial positions of the respective Corporations as at the end of such fiscal years and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles, and neither the Corporations nor the Shareholders have any knowledge that such opinion is incorrect. The interim Financial Statements are correct and complete and fairly present the financial position of each of the Corporations as of Balance Sheet Date, and the results of operations for the period then ended, subject to normal year-end adjustments. Except to the extent reflected or reserved against in any of the Corporations' balance sheets as of the Balance Sheet Date, or as disclosed on Schedule 3.7 or Schedule 3.8, none of the Corporations had as of the Balance Sheet Date, nor will any of the Corporations have as of the Closing Date, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due other than liabilities incurred in the ordinary course of business since the Balance Sheet Date.

     3.8 Liabilities. Parts I, II, III and IV of Schedule 3.8, are accurate lists and descriptions of all liabilities of each of the Corporations required to be described below in the format set forth below.

          (a) Part I of Schedule 3.8 lists, as of the Balance Sheet Date, all indebtedness for money borrowed and all other fixed and uncontested liabilities of any kind, character and description (excluding Balance Sheet Date Debt (as defined in Section 3.22(a)) and all real and personal property leasehold interests included in Part IV of Schedule 3.8), whether reflected or not reflected on the Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom payable. From the Balance Sheet Date through the Signing Date, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

          (b) Part II of Schedule 3.8 lists, as of the Signing Date, all claims, suits and proceedings which are pending against any of the Corporations and, to the knowledge of the Corporations and the Shareholders, all contingent liabilities and all claims, suits and proceedings threatened or anticipated against any of the Corporations. Part II of Schedule 3.8 includes a summary description of each such liability, including, without limitation, (A) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, (B) the parties to such claim, suit or proceeding, (C) the amount claimed and other relief sought, and (D) whether such claims are covered by insurance and whether any insurance carrier has undertaken defense of such claims subject to a reservation of rights, together with copies of all material documents, reports and other records relating thereto to the extent that they are in any of the Corporations' or a Shareholder's possession or control.

          (c) Part III of Schedule 3.8 lists, as of the Signing Date and to the extent not otherwise included in Part I of Schedule 3.8 or Schedule 3.22(a), all liens, claims and encumbrances secured by or otherwise affecting any asset of any of the Corporations (including any Corporate Property, as hereafter defined), including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

          (d) Part IV of Schedule 3.8 lists, as of the Signing Date and to the extent not otherwise included in Part I or Part III of Schedule 3.8 or
     Schedule 3.22(a), all real and material personal property leasehold interests to which any of the Corporations is a party as lessor or lessee or, to the knowledge of any of the Corporations or a Shareholder, affecting or relating to any Corporate Property, and includes a description of the nature and principal terms of such leasehold interest, including, without limitation, the identity of

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

     the other party thereto, the term of such leasehold interest (including renewal options), the base rent and any additional rent owing thereunder (including any adjustments thereto), security deposits, rights of first offer or first refusal, purchase options, and restrictions on transfer.

     Except as described on the applicable part of Schedule 3.8, neither any of the Corporations nor any of the Shareholders has made any payment or committed to make any payment since the Balance Sheet Date on or with respect to any of the liabilities or obligations listed on Schedule 3.8 or Schedule 3.22(a) except, in the case of liabilities and obligations listed on Parts I, III and IV of Schedule 3.8 and Balance Sheet Date Debt, periodic payments required to be made under the terms of the agreements or instruments governing such obligations or liabilities or made in the ordinary course of business.

     3.9 Accurate and Complete Records. The corporate minute books, stock ledgers, books, ledgers, financial records and other records of the
Corporations:

          (a) Have been made available to WCI and its agents (which for this purpose includes Ernst & Young LLP) at the respective Corporations' offices or at the offices of WCI's attorneys or the respective Corporations' attorneys;

          (b) Have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations, except that annual meetings of shareholders and directors were not held in each year of the existence of each of the Corporations; and

          (c) Are accurate and complete and reflect either by general or specific resolution all material corporate transactions authorized by the Board of Directors and/or shareholders of the Corporations.

     3.10  Permits and Licenses.

     (a) Schedule 3.10(a) is a full and complete list, and includes copies, of all material permits, licenses, franchises and service agreements pursuant to which each of the Corporations is authorized to collect and haul industrial, commercial and residential solid waste (the "Collection Franchises"), and of all other material permits, licenses, titles (excluding motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the business of each of the Corporations (collectively the "Governmental Permits") owned by, issued to, held by or otherwise benefiting one or more of the Corporations or the Shareholders as of the Signing Date. The status of the Governmental Permits related to the disposal areas owned or operated by the Corporations, including, without limitation, any conditions thereto and, if applicable, the expiration dates thereof, are also described in Schedule 3.10(a). Schedule 3.10(a) also sets forth the name of any governmental agency or other third party from whom the Shareholders, the Corporations or WCI must obtain consent (the "Required Governmental Consents") in order to effect a direct or indirect transfer of the Collection Franchises or other Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. Except for any filings by the Corporations required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the filing of the Filed Plans with the Secretary of State of Washington in connection with the Mergers and the Required Governmental Consents, no declaration, filing or registration with, or notice to, or authorization, consent or approval or permit of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement or the Filed Plans by any Corporation or the consummation by any Corporation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 3.10(a), all of the Collection Franchises and other Governmental Permits enumerated and listed on Schedule 3.10(a) are valid and in full force and effect and have been duly obtained, no other Collection Franchises or Governmental Permits or other agreements are required to operate the business of any of the Corporations or any Corporate Property as presently operated, and there are no proceedings pending or, to the knowledge of the Corporations or the Shareholders, threatened which may result in the revocation, cancellation, suspension or adverse modification \of any of the same. Neither any of the Corporations nor any of the Shareholders has any knowledge of any reason why all such Collection Franchises and Governmental Permits will not remain in effect for the period

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

or term stated therein, subject to WCI's full compliance therewith, after consummation of the transactions contemplated hereby.

     (b) Schedule 3.10(b) includes (i) all notifications, reports, permit and license applications (other than items included in Schedule 3.10(a)), engineering and geologic studies, and environmental impact reports, tests or assessments applicable to Corporate Property (collectively, "Records, Notifications and Reports") that are material to the operation of the business of each of the Corporations, and (A) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (B) were filed with or submitted to appropriate governmental agencies during the 24 months prior to the Signing Date by any of the Corporations or the Shareholders or their agents with respect to the business of any of the Corporations, and (ii) all material notifications from such governmental agencies to the Corporations, the Shareholders or their agents in response to or relating to any of such Records, Notifications and Reports.

     (c) Schedule 3.10(c) lists each facility owned, leased, operated or otherwise used by the Corporations, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by WCI pursuant to this Agreement (each, a "Facility" and collectively, the "Facilities"). Except as otherwise disclosed on Schedule 3.10(c):

          (i) Each Facility owned by any of the Corporations or owned by any of the Shareholders or an Affiliate (as hereinafter defined) of any of the Shareholders and leased to one of the Corporations is fully licensed, permitted and authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations, and, none of such Facilities or the current use thereof constitutes a non-conforming use or is otherwise subject to any restrictions regarding the operation, renovation or reconstruction thereof, except for restrictions of general application under applicable laws, rules and regulations. To the knowledge of the Corporations and the Shareholders, no Facility that is leased by any of the Corporations from a non-Affiliate or the current use thereof constitutes a material non-conforming use or is otherwise subject to any material restrictions regarding the operation, renovation or reconstruction thereof, except for restrictions of general application under applicable laws, rules and regulations.

          (ii) To the knowledge of the Corporations and the Shareholders, there are no circumstances, conditions or reasons which will cause the revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility owned by any of the Corporations or owned by any of the Shareholders or an Affiliate of any of the Shareholders and leased to any of the Corporations, and to the knowledge of the Corporations and the Shareholders there are no circumstances, conditions or reasons which will cause the revocation or suspension of any site assessment, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility leased by any of the Corporations from a third party who is not an Affiliate of the Shareholders.

     3.11 Certain Receivables. Schedule 3.11 is an accurate list as of the Signing Date of the accounts and notes receivable of the Corporations from and advances to employees, former employees, officers, directors, the Shareholders and Affiliates of the foregoing which have not been repaid. For purposes of this Agreement, the term "Affiliate" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls or has an ownership interest in, or is controlled or owned in whole or in part by, or is under common control or ownership in whole or in part with such person, and in the case of a corporation includes its directors and officers, in the case of individuals includes the individual's spouse, father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

     3.12  Fixed Assets and Real Property.

     (a) Schedule 3.12(a) lists, as of the Signing Date, substantially all the fixed assets (other than real estate included in Corporate Property (as defined below)) of the Corporations, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and

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

general descriptions of parts, supplies and inventory. Except as described on
Schedule 3.12(a), all of the Corporations' containers, vehicles, machinery and equipment necessary for the operation of the Corporations' businesses are in operable condition, ordinary wear and tear excepted, and all of the motor vehicles and other rolling stock of the Corporations are in material compliance with all applicable laws, rules and regulations. All leases of such fixed assets are in full force and effect and binding upon the parties thereto; neither any of the Corporations nor, to the knowledge of the Corporations or any of the Shareholders, any other party to such leases is in breach of any of the material provisions thereof.

     (b) Each parcel of real property leased, owned or being purchased by any of the Corporations as of the Signing Date (the "Corporate Property"), including the street address thereof, is listed on Schedule 3.12(b), and attached to said
Schedule 3.12(b) are copies of all leases, deeds, outstanding mortgages, other encumbrances and any existing title insurance policies or lawyer's title opinions relating to each Corporate Property. At least twenty (20) days prior to the Closing Date, the Corporations shall deliver to WCI a current commitment for title insurance issued by a title insurance company satisfactory to WCI (the "Title Reports") with respect to each Corporate Property owned or being purchased by any of the Corporations or leased by the Corporations at 4622 70th Avenue, Fife, Washington, together with copies of all of the title exceptions referred to in each such commitment. All leases listed on Schedule 3.12(b) are in full force and effect and binding on the parties thereto; neither any of the Corporations nor any other party to any such lease that is an Affiliate of any of the Corporations or any of the Shareholders, nor, to the knowledge of the Corporations and the Shareholders, any other party to any such lease is in breach of any of the material provisions thereof; to the knowledge of the Corporations and the Shareholders, the landlord's interest in each such lease has not been assigned to any third party nor, except as provided in Schedule 3.12(b), has any such interest been mortgaged, pledged or hypothecated; and none of the Corporations has assigned any such lease or sublet all or any part of the Corporate Property which is the subject of any such lease. Except as described on Schedule 3.12(b), to the knowledge of the Corporations and the Shareholders, there are no material physical or mechanical latent defects not apparent on visual inspection in any Facility located on any Corporate Property.

     (c) Each of the Corporations has or prior to the Closing will have good, valid and marketable title to, or the right to lease, all of its properties and assets, real, personal, and mixed, tangible and intangible, actually used or necessary for the conduct of its business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially reduce the value or impair the use of the property subject thereto, and do not materially impair the value of the Corporations;
(iii) the liens identified on Parts I and III of Schedule 3.8 and Schedule 3.22(a); and (iv) such other covenants, conditions, easements, reservations and restrictions of record as appear on the Title Reports (collectively, the "Permitted Liens"). Except as described on Schedule 3.12(b), there are no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Facility, any Corporate Property, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

     3.13 Related Party Transactions. Except as disclosed on Schedule 3.13, none of the Shareholders or their respective Affiliates has entered into any transaction with or is a party to any agreement, lease or other instrument, or as of the date of this Agreement is indebted to or is owed money by, any of the Corporations not disclosed or reflected in the Financial Statements. Except as disclosed on Schedule 3.13, none of the Shareholders or their Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Corporations, other than interests as a record or beneficial owner of less than five percent (5%) of a class of capital stock of a corporation listed on a national securities exchange or on the NASDAQ Stock Market.

     3.14  Contracts and Agreements; Adverse Restrictions.

     (a) Schedule 3.14(a) lists, as of the Signing Date, and includes copies of, all material contracts and agreements (other than leases and documents included with Schedule 3.12(b) and contracts and agreements

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that are listed on other Schedules to this Agreement) to which each of the
Corporations is a party or by which it or any of its property is bound. Except as disclosed on Schedule 3.14(a) or such other Schedules, all such contracts and agreements included in Schedule 3.14(a) or such other Schedules are in full force and effect and binding upon the parties thereto. Except as described or cross referenced on Schedule 3.14(a) or such other Schedules, none of the Corporations nor, to the Corporations' or any Shareholder's knowledge, any other parties to such contracts and agreements is in breach thereof; and to the Corporation's or any Shareholder's knowledge none of the parties has threatened to breach any of the material provisions thereof or notified the Corporations or any of the Shareholders of a default thereunder, or exercised any options thereunder.

     (b) Except as set forth on Schedule 3.14(b), there is no outstanding judgment, order, writ, injunction or decree against any of the Corporations, the result of which could materially adversely affect any of the Corporations or its business or any of the Corporate Properties, nor has any of the Corporations been notified that any such judgment, order, writ, injunction or decree has been requested.

     (c) Except as set forth on Schedule 3.14(c), none of the Corporations is a party to any agreement which (i) purports to restrict or prohibit in any material respect any of them or any Affiliate corporation from, directly or indirectly, engaging in any business currently engaged in by the Corporations or any Affiliate corporation or (ii) would restrict or prohibit WCI or any subsidiary of WCI from engaging in such business. None of the Corporations' officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with any Corporation, restricts in any material respect any Corporation or any Affiliate of any Corporation from, directly or indirectly, engaging in any such business.

     3.15 Insurance. Schedule 3.15 is a complete list, and includes copies, as of the Signing Date, of all insurance policies in effect on the Signing Date or, with respect to "occurrence" policies that were in effect, carried by any of the Corporations in respect of the Corporate Properties or any other property used by the Corporations specifying, for each policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. During the last five years, there has been no lapse in any material insurance coverage of any of the Corporations. For each insurer providing coverage for any of the contingent or other liabilities listed on
Schedule 3.8, except to the extent otherwise set forth in Part II of Schedule 3.8, each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by any of the Corporations and the insurer has assumed defense of each suit or legal proceeding. To the knowledge of the Corporations and the Shareholders, all such proceedings are fully covered by insurance, subject to normal deductibles.

     3.16 Personnel. Schedule 3.16 is a complete list, as of the Signing Date, of all officers, directors and employees (by type or classification) of each of the Corporations and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees. Schedule 3.16 also lists the driver's license number for each driver of each of the Corporations' motor vehicles. Except as set forth on Schedule 3.16, all written or oral employment contracts with employees of the Corporations are terminable "at will" without payment of severance or other benefits (including, without limitation, stock options or other rights to obtain equity in the Corporations).

     3.17  Benefit Plans and Union Contracts.

     (a) Schedule 3.17(a) is a complete list as of the Signing Date, and includes copies (or, in the case of oral arrangements, descriptions) of, all employee benefit plans and agreements (written or oral) currently maintained or contributed to by each of the Corporations (other than union contracts and agreements between a Corporation and any collective bargaining group ("Union Contracts")), including employment agreements and any other agreements containing "Golden Parachute" provisions, retirement and welfare benefit plans (including those provided for in or pursuant to all Union Contracts) and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Signing Date. Except for the employee benefit plans described on
Schedule 3.17(a), none of the Corporations has any other pension, retirement, welfare, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements with any party other
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than those arising under a Union Contract. Except as disclosed on Schedule
3.17(a), all employee benefit plans listed on Schedule 3.17(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. Except as disclosed on Schedule 3.17(a), all such plans that are intended to qualify under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.17(a). Except as disclosed on Schedule 3.17(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) under such plans (other than plans provided for in or pursuant to all Union Contracts) have been timely filed or distributed, and copies thereof for the period from January 1, 1996, to the Signing Date, are included as part of Schedule 3.17(a). All employee benefit plans listed on such Schedule other than those provided for in or pursuant to Union Contracts have been operated substantially in accordance with the terms and provisions of the plan documents and all related documents and policies. None of the Corporations has incurred any liability for excise tax or penalty due to the Internal Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan, and none of the Corporations and, to the knowledge of the Corporations and the Shareholders, no party-in-interest or disqualified person, has engaged in any transaction or other activity which would give rise to such liability. None of the Corporations has participated in or made contributions to any "multi-employer plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), nor would any of the Corporations or any Affiliate be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the Effective Time. No employee pension benefit plan listed on Schedule 3.17 is under funded on a termination basis as of the date of this Agreement.

     (b) Schedule 3.17(b) is a complete list, and includes copies, of all Union Contracts. Except as set forth on Schedule 3.17(b), each of the Corporations is in compliance in all material respects with all Union Contracts and all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and none of the Corporations is engaged in any unfair labor practice. Except as set forth on Schedule 3.17(b), there is no charge pending or, to any of the Corporations' or any Shareholder's knowledge, threatened, against any of the Corporations before any court or agency and alleging unlawful discrimination in employment practices and there is no charge of or proceeding with regard to any unfair labor practice against any of the Corporations pending before the National Labor Relations Board. There is no labor strike, dispute, slow down or stoppage as of the Signing Date, existing or to the knowledge of the Corporations or the Shareholders threatened, against any of the Corporations; no union organizational activity exists respecting employees of any of the Corporations who are not currently subject to a Union Contract, and Schedule 3.17(b) contains a list of all arbitration or grievance proceedings that have occurred since the Balance Sheet Date. No one is now petitioning for union representation of any employees of any of the Corporations who are not currently subject to a Union Contract. Except as set forth on
Schedule 3.17(b), none of the Corporations has experienced any labor strike, slow-down, work stoppage or labor difficulty during the last five years.

     (c) Except as set forth on Schedule 3.17(c), no payment made to any employee, officer, director or independent contractor of any of the Corporations (the "Recipient") pursuant to any employment contract, severance agreement or other arrangement (the "Golden Parachute Payment") will be nondeductible by any of the Corporations because of the application of Sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will any of the Corporations be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of Sections 280G and 4999 of the Code.

     3.18  Taxes.

     (a) Each of the Corporations has timely filed or will timely file all requisite federal, state, local and other tax and information returns due for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete. Except as set forth on Schedule 3.18, there are no open years (other than those within the statute of limitations), examinations in progress, extensions of any statute of limitations or claims against any of the Corporations relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the Signing Date and no notice of any claim for taxes has been
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received that remains open. Copies of (i) any tax examinations, (ii) extensions of statutory limitations, and (iii) the federal income tax returns of each of the Corporations for its last three fiscal years, are attached as part of
Schedule 3.18. The Corporations are not required to file state income tax returns or to pay state income tax. Copies of all other federal, state, local and other tax and information returns for all prior years of each of the Corporations' existence have been made available to WCI and are among the records of each of the Corporations that will accrue to WCI at the Closing. Except as set forth in Schedule 3.18, none of the Corporations has been contacted by any federal, state or local taxing authority regarding a prospective examination.

     (b) Except as set forth on Schedule 3.18 (which schedule also includes the amount due with respect to each of the Corporations) each of the Corporations has duly paid all taxes and other related charges required to be paid prior to the Signing Date. The reserves for taxes contained in the Financial Statements of each of the Corporations are adequate to cover its tax liability as of the Signing Date.

     (c) Each of the Corporations has withheld all required amounts from its employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by the Corporations for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full.

     3.19 Copies Complete; Required Consents. Except as disclosed on Schedule 3.19, the certified copies of the Articles of Incorporation and Bylaws of the Corporations, as amended to the Signing Date, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents that have been delivered to WCI in connection with the transactions contemplated hereby are complete and accurate as of the Signing Date and are true and correct copies of the originals thereof. Except as specifically disclosed on Schedule 3.19, the rights and benefits of the Corporations under such leases, instruments, agreements, licenses, permits, certificates or other documents will not be materially adversely affected by the transactions contemplated hereby. None of such leases, instruments, agreements, licenses, permits, site assessments, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby, except the Required Governmental Consents and such consents and approvals as are listed on Schedule 3.19.

     3.20 Customers, Billings, Current Receipts and Receivables. The Corporations have made available to WCI a current, accurate and complete list, or computer disk listing, customers that each of the Corporations serves on an ongoing basis, including name, location and current billing rate, as of the Balance Sheet Date and an accurate and complete aging of all accounts and notes receivable from customers as of the Balance Sheet Date, showing amounts due in 30-day aging categories. Except to the extent of the allowance for bad debts reflected on the Financial Statements or otherwise disclosed on Schedules 3.11 and 3.20, to the knowledge of the Corporations and the Shareholders, each of the Corporations' accounts and notes receivable are collectible in the amounts shown on Schedules 3.11 and 3.20. Schedule 3.20 includes the average monthly revenues of each of the Corporations derived from billings to its customers for the twelve months preceding the Signing Date. Except as set forth on Schedule 3.20, none of the Corporations nor any of the Shareholders has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the Corporations' average monthly revenues derived from billings to its customers after the Closing Date should not continue at approximately the same rate as before the Closing Date.

     3.21  No Change with Respect to the Corporations. Except as set forth on
Schedule 3.21, since the Balance Sheet Date, the business of each of the Corporations has been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of the Corporations other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse. Specifically, and without limiting the generality of the foregoing, except as set forth on Schedule 3.21, with respect to each of the Corporations, since the Balance Sheet Date, there has not been:

          (a) Any material change in its financial condition, assets, liabilities (contingent or otherwise), income, operations or business which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of such Corporation, taken as a whole (a "Material Adverse Effect");

          (b) Any material damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of its properties or business;

          (c) Any change in or agreement to change (i) its shareholders, (ii) ownership of its authorized capital or outstanding securities, or (iii) its securities;

          (d) Any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

          (e) Any increase or bonus or promised increase or bonus in the compensation payable or to become payable by it, in excess of usual and customary practices, to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any of its present or former officers or other key employees;

          (f) Any labor dispute or any other event or condition of any character (other than general economic conditions) with respect to any of its employees which could have a Material Adverse Effect;

          (g) Any sale or transfer, or any agreement to sell or transfer, any of its material assets, property or rights to any other person, including, without limitation, the Shareholders and their Affiliates, other than in the ordinary course of business;

          (h) Any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to it, including, without limitation, any indebtedness or obligation of any of the Shareholders or any Affiliate thereof;

          (i) Any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) Any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of its property, rights or assets outside the ordinary course of its business;

          (k) Any waiver of any of its material rights or claims;

          (l) Any new or any amendment or termination of any existing material contract, agreement, license, permit or other right to which it is a party; or

          (m) Any other material transaction outside the ordinary course of business.

     3.22 Balance Sheet Date Debt; Balance Sheet Date Current Assets and Balance Sheet Date Current Liabilities.

     (a) Schedule 3.22(a) lists, and includes copies of the related notes, loan agreements, security agreements, pledge agreements, mortgages and other instruments giving rise to any lien on any Corporation's assets, leases and other instruments, (i) the amount of the aggregate debt (other than trade payables) of each of the Corporations outstanding on the Balance Sheet Date to be repaid by WCI or one of the Surviving Corporations at or immediately after the Effective Time and all prepayment penalties incurred or to be incurred by WCI or one of the Surviving Corporations in connection with the repayment of any such debt, (ii) the amount of the aggregate debt (other than trade payables) of the Corporations outstanding on the Balance Sheet Date which will remain outstanding obligations of one of the Surviving Corporations after the Effective Time, and all prepayment penalties applicable to such debt if repaid prior to maturity, including in each case all interest accrued through and including the Balance Sheet Date, (iii) the aggregate amount of the present value as of the Balance Sheet Date, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to each of the Corporations by a third party lender in connection with its most recent borrowing to finance equipment, of all equipment lease obligations of the

Corporations that are not capitalized lease obligations, and (iv) the aggregate amount of the present value as of the Balance Sheet Date of all capitalized equipment lease obligations (determined in accordance with generally accepted accounting principles) of each of the Corporations (the "Balance Sheet Date Debt").

     (b) Schedule 3.22(b) sets forth the amount of the aggregate current liabilities (including any reserve for unpaid taxes and excluding the current and other portions of long-term and other debt to the extent such portions are included in Balance Sheet Date Debt) and trade payables of each of the Corporations as of the Balance Sheet Date (the "Balance Sheet Date Current Liabilities") and the amount of the aggregate cash and other current assets of each of the Corporations as of the Balance Sheet Date, including prepaid expenses the benefit of which will survive the Effective Time and the accounts receivable of the Corporations earned prior to the Balance Sheet Date, and collectible (less an allowance for doubtful accounts) on or after the Balance Sheet Date (the "Balance Sheet Date Current Assets").

     3.23  Bank Accounts.

     (a) Schedule 3.23(a) is a complete and accurate list, as of the Signing Date, of:

          (i) the name of each bank in which each of the Corporations has accounts or safe deposit boxes;

          (ii) the name(s) in which the accounts or boxes are held;

          (iii) the type of account; and

          (iv) the name of each person authorized to draw thereon or have access thereto.

     (b) Schedule 3.23(b) is a complete and accurate list, as of the Signing Date, of:

          (i) each credit card or other charge account issued to each of the Corporations; and

          (ii) the name of each person to whom such credit cards or other charge accounts have been issued.

     3.24 Compliance with Laws. Except as disclosed on Schedule 3.24, each of the Corporations has complied with, and each of the Corporations is presently in compliance with, federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to it (collectively "Laws"), including, but not limited to, the Americans with Disabilities Act, the Federal Occupational Safety and Health Act, and Environmental Laws (as defined below). Except as disclosed on Schedule 3.24, there has been no assertion to the knowledge of the Corporations or the Shareholders by any party that any of the Corporations is in violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 3.24:

          (a) Except as permitted under applicable laws and regulations, including, without limitation, Environmental Laws, none of the Corporations has accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Substances (as defined below) nor has any of the Corporations accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws.

          (b) During each of the Corporations' ownership or leasing of the Corporate Property owned or leased by it and, to the knowledge of the Corporations and the Shareholders, prior to the Corporations' ownership or leasing of such Corporate Property, no Hazardous Substances, other than that allowed under Environmental Laws, has been disposed of, or otherwise released on any Corporate Property.

          (c) During each of the Corporations' ownership or leasing of the Corporate Property owned or leased by it and, to the knowledge of the Corporations and the Shareholders, prior to each of the Corporations' ownership or leasing of such Corporate Property, no Corporate Property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of any Hazardous Substance in, under, upon or emanating from any Corporate Property or any real property now or previously owned or leased by any of the Corporations. There are no pending and, to the Corporations' and Shareholders' knowledge, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of the Corporate Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

          (d) Except as allowed under Environmental Laws, none of the Corporations has knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Substance, to any site, location or facility.

          (e) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity applicable to the Corporations relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto (the "RCRA")), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended, and (ii) any common law or equitable doctrine applicable to the Corporations (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

          (f) As used herein, "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

          (g) With respect to the disclosure on Schedule 3.24 that the Hidden Valley Landfill is a federal Superfund site, to the knowledge of the Corporations and the Shareholders Pierce County is responsible for closure and post-closure costs relating to the closure of such landfill and such costs have been fully funded. None of the Corporations has been notified that it is a potentially responsible party under Environmental Laws with respect to any clean-up, closure or post-closure costs relating to such landfill, and none of the Corporations has entered into any written or oral agreement or understanding to bear any portion of such costs.

     3.25 Powers of Attorney. None of the Corporations has granted any power of attorney (except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit any of the Corporations in any manner.

     3.26 Underground Storage Tanks. Except as set forth on Schedule 3.26, no underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or other Environmental Laws have been put on or under any Corporate Property by the Corporations or the Shareholders or, to the knowledge of the Corporations or the Shareholders, any other party, and are currently or have been located on any Corporate Property. Except as set forth on Schedule 3.26, none of the Corporations has owned or leased any real property not included in the Corporate Property having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or other Environmental Laws that were put on or under any such real property by the Corporations or the Shareholders, or, to the knowledge of the Corporations or the Shareholders, any other party and are currently on such real property. As to each such underground storage tank ("UST") identified on Schedule 3.26, each of the Corporations has provided to WCI, on Schedule 3.26:

          (a) The location of the UST, information and material, including any available drawings and photographs, showing the location, and whether any of the Corporations currently owns or leases the property on which the UST is located (and if one of the Corporations does not currently own or lease such property but did own or lease such property at some time, the dates on which it did and the current owner or lessee of such property);

          (b) The date of installation and specific use or uses of the UST;

          (c) Copies of tank and piping tightness tests and cathodic protection tests and similar studies or reports for each UST;

          (d) A copy of each notice to or from a governmental body or agency relating to the UST;

          (e) Other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and

          (f) To the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to any of the Corporations' or the Shareholders' knowledge, the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills, including spills in connection with delivery of materials to the UST, releases from the UST and soil contamination. Except to the extent set forth on Schedule 3.26, each of the Corporations has complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of each UST described on Schedule 3.26.

     3.27 Patents, Trademarks, Trade Names, Etc. Schedule 3.27 lists all patents, trade names, fictitious business names, trademarks, service marks, and copyrights owned by each of the Corporations or which it is licensed to use (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). Except as set forth on Schedule 3.27, to the knowledge of each of the Corporations and each of the Shareholders, no trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by any of the Corporations in its business infringe on any patents, trademarks, or copyrights, or any other rights of any person. Except as set forth on Schedule 3.27, none of the Corporations nor any of the Shareholders knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

     3.28 Assets, Etc. Necessary to Business. Each of the Corporations owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, that are necessary for it to carry on its business as presently conducted.

     3.29 Condemnation. Except as set forth on Schedule 3.29, no Corporate Property owned or leased by any of the Corporations is the subject of, or to the knowledge of the Corporations and the Shareholders would be affected by, any pending condemnation or eminent domain proceedings, and, to the knowledge of the Corporations and the Shareholders, no such proceedings are threatened.

     3.30 Suppliers and Customers. Except as set forth on Schedule 3.30, none of the Corporations nor any of the Shareholders has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to any of the Corporations intends to cease providing such items, use or access to any of the Corporations, nor does any of the Corporations or any of the Shareholders have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of any of the Corporations intends to terminate, limit or reduce its business relations with any of the Corporations.

     3.31 Absence of Certain Business Practices. Other than lobbying activities permitted under applicable law and except for gifts of nominal value to public officials during the holiday season, none of the Corporations nor any of the Shareholders has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of any of the Corporations in connection with any actual or proposed transaction which (a) might subject any of the Corporations to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of any of the Corporations, or (c) if not continued in the future, might adversely affect the financial condition, business or operations of any of the Corporations or which might subject any of the Corporations to suit or penalty in any private or governmental litigation or proceeding.

     3.32 No Misleading Statements. The representations and warranties of the Corporations and the Shareholders contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to WCI and its representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

     3.33 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for any of the Corporations or a Shareholder in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of any of the Corporations or a Shareholder.

     3.34  S Corporation Matters. Each of the Corporations listed on Schedule
3.34 has elected to be treated as an S Corporations within the meaning of the Code for the years listed on Schedule 3.34. Schedule 3.34 includes an accurate disclosure of taxable income reported by each of the Corporations and of all distributions made by each of the Corporations from January 1, 1993, through the Signing Date.

     3.35 Registration Statements. None of the information to be supplied by the Corporations or the Shareholders for inclusion in the Registration Statements or the Proxy Statement (the "Proxy Statement") of WCI prepared in connection with the WCI Shareholders Approval (as defined below) when used in a manner approved in writing by the Shareholders will, at the time of the filing of the Registration Statements or Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of WCI and the Shareholders of the Corporations to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     3.36 Accredited Investors. Each of the Shareholders is an "accredited investor" as defined in Rule 501(a) under the Act.

     4. Representations and Warranties of WCI and the Merger Subs

     WCI and the Merger Subs, jointly and severally, represent and warrant to the Corporations and the Shareholders that each of the following representations and warranties is true as of the Signing Date and will be true as of the Closing
Date:

     4.1 Existence and Good Standing. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WCI has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. WCI is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a Material Adverse Effect. Each Merger Sub. is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Each Merger Sub. has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. No Merger Sub. is required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

     4.2 No Contractual Restrictions. No provisions exist in any article, document or instrument to which WCI is a party or by which it is bound that would be violated by consummation of the transactions contemplated by this Agreement or the Filed Plans, other than provisions in WCI's Credit Agreement with its banks, which have been complied with prior to the Signing Date. No provisions exist in any article, document or instrument to which any Merger Sub. is a party or by which any of them is bound that would be violated by consummation of the transactions contemplated by this Agreement or the Filed Plans.

     4.3 Authorization of Agreement. Subject to obtaining the approval of the percentage of holders of the outstanding Shares of WCI required by NASDAQ Rule 4310(c)(25)(H)C.2 the ("WCI Shareholders Approval"), this Agreement and the Filed Plans have been duly authorized, executed and delivered by WCI and each Merger Sub., and, subject to the due authorization, execution and delivery by the Corporations and the Shareholders, constitutes a legal, valid and binding obligation of WCI and each Merger Sub. Each of WCI and the Merger Subs. has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and the Filed Plans and to carry on its business as presently conducted. The execution and delivery of this Agreement and the Filed Plans and the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any law, regulation, judicial or administrative order, writ, award, judgment or decree applicable to WCI or any Merger Sub.; (b) conflict with any of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of WCI;
(c) conflict with any of the provisions of the Articles of Incorporation or Bylaws of any Merger Sub.; or (d) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which either WCI or any Merger Sub. is a party or by which it is bound.

     4.4 Status of Shares. When delivered to the Shareholders after the Effective Time in accordance with the terms and conditions of this Agreement, the Aggregate WCI Stock shall have been duly authorized and delivered shares of WCI, shall be fully paid and nonassessable, and shall have been registered under the Act.

     4.5 Governmental Authorities; Consents. Except for (i) the filing of the Filed Plans with the Secretary of State of the State of Washington, (ii) any filings by WCI and the Merger Subs. required by the HSR Act, (iii) the filing of the Proxy Statement with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any necessary filings with various state securities commissions, (iv) any required filings with or approvals from The Nasdaq Stock Market, Inc. ("Nasdaq"), and (v) any required filings with applicable state regulatory authorities, neither WCI nor any Merger Sub. is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement, the Filed Plans or the consummation of the transactions contemplated hereby or thereby, and no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by either WCI or any Merger Sub. in connection with its execution, delivery and performance of this Agreement and the Filed Plans or the transactions contemplated hereby or thereby, except such as shall have been obtained by the Closing Date.

     4.6 SEC Documents. WCI has filed all required reports, schedules, forms, statements, and other documents with the Securities and Exchange Commission ("SEC") since May 22, 1998, has filed the Registration Statements and will file the Proxy Statement (together with later filed documents that revise or supersede earlier filed documents, the "WCI SEC Documents"). As of their respective dates, the WCI SEC

Documents complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such WCI SEC Documents. None of the WCI SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading. The financial statements of WCI included in the WCI SEC Documents complied or will comply as of their respective dates of filing with the SEC in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and are correct and complete and fairly present the consolidated financial position of WCI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     4.7  Capital Stock.

     (a) The WCI SEC Documents set forth WCI's capitalization in all material respects. All outstanding shares of WCI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. WCI issued all such shares in compliance with applicable federal and state securities laws. The WCI Common Stock is registered pursuant to Section 12(g) of the Exchange Act and has been approved for listing on the Nasdaq National Market, and the Aggregate WCI Stock will, upon issuance, be registered under the Exchange Act and listed on the NASDAQ Stock Market.

     (b) WCI owns, beneficially and of record, all issued and outstanding shares of the Merger Subs., which shares are validly issued, fully paid, and non-assessable, and free and clear of all liens, other than liens in favor of WCI's banks pursuant to the terms of its Credit Agreement.

     4.8 No Misleading Statements. The representations and warranties of WCI and the Merger Subs. contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Corporations, the Shareholders or their representatives pursuant hereto are accurate and complete in all material respects, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

     4.9 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for WCI or any Merger Sub. in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of WCI or any Merger Sub.

     4.10 Disclosure Schedules. Any matter disclosed by WCI or any Merger Sub. on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

     5. Covenants of the Corporations and the Shareholders Prior to Effective
Time

     5.1 Access; Confidential Information. Between the Signing Date and the Effective Time, each Corporation will afford to the officers and authorized representatives of WCI, including, without limitation, its engineers, counsel, independent auditors and investment bankers, access to the Facilities, plants, Corporate Properties and other properties, books and records of such Corporation and will furnish WCI with such additional financial and operating data and other information as to the business and properties of such Corporation as WCI may from time to time reasonably request. The Shareholders and each Corporation will cooperate with WCI, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency without undo expense to any of the Corporations or the Shareholders. WCI will cause all information obtained from the Shareholders and the Corporations in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information which is in the public domain or which WCI may be required to disclose in the Registration

Statements, the Proxy Statement, under the Act or the Exchange Act, to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to any Corporation or the Shareholders. Other than to Harold E. LeMay and certain key employees of Harold E. LeMay Enterprises, Inc., the Corporations and the Shareholders covenant and agree not to disclose to any third persons other than their accountants, brokers, bankers, investment advisers or legal counsel any of the terms or provisions of this Agreement prior to the date the Proxy Statement is filed with the SEC without the prior written consent of WCI.

     5.2 Operations. Between the Signing Date and the Effective Time, each Corporation will:

          (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method, or discontinue any existing material method, of operation or accounting;

          (b) maintain its equipment, assets, Corporate Properties and Facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) perform all of its material obligations under agreements relating to or affecting its assets, Corporate Properties, Facilities, business operations and rights;

          (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (e) use commercially reasonable efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with it;

          (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of such Corporation;

          (g) maintain material compliance with all Governmental Permits and all laws, rules, regulations and consent orders;

          (h) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of each Corporation's business operations, whether or not such approval would expire before or after the Effective Time; and

          (i) advise WCI promptly in writing of any material change in any document, Schedule, Exhibit, or other information delivered pursuant to this Agreement.

     5.3 No Change. Between the Signing Date and the Effective Time, no Corporation and, in the case of paragraphs (m), (n) and (o) below, none of the Shareholders will, without the prior written consent of WCI:

          (a) make any change in its Articles of Incorporation or Bylaws;

          (b) authorize, issue, transfer or distribute any of its securities (including issuance of any option, warrant or right with respect thereto);

          (c) declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its or any other Corporation's capital stock;

          (d) except in accordance with any contracts or commitments entered into prior to the Signing Date or in the ordinary course of business after the Signing Date, enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by this Agreement, borrow funds, or make any single capital expenditure in excess of $10,000 or in excess of $25,000 in the aggregate during any consecutive thirty day period without regard to whether such capital expenditure is in the ordinary course of business;

          (e) except as set forth on Schedule 5.3, change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

          (f) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien (except for current property taxes) or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

          (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

          (h) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

          (i) waive any material rights or claims;

          (j) amend or terminate any material agreement or any site assessment, permit, license or other right;

          (k) enter into any other transaction outside the ordinary course of such Corporation's business or prohibited hereunder;

          (l) revoke any S corporation election by any of the Corporations;

          (m) take any action or suffer or permit any event to occur that would cause any representation or warranty of any Corporation or any Shareholder to become untrue as of the Closing Date;

          (n) take any action that would jeopardize the treatment of the Mergers as a pooling of interests under Opinion No. 16 of the Accounting Principles Board ("APB NO. 16"); or

          (o) take or fail to take any action which action or failure to take action is reasonably likely to cause the Corporations or the Shareholders (except to the extent of stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Mergers or otherwise is reasonably likely to cause the Mergers not to qualify as a reorganization under Section 368(a) of the Code.

     5.4 Obtain Consents. Promptly after the Signing Date, the Corporations shall make all filings and take all steps reasonably necessary to obtain all approvals and consents required to be obtained by the Corporations or the Shareholders to consummate the transactions contemplated by this Agreement and otherwise to satisfy the conditions of Sections 6.7 and 6.8.

     5.5 No Change in Relative Ownership. Between the Signing Date and the Effective Time, there will be no change in voting structure or relative ownership of any Corporation without the prior consent of WCI.

     5.6 Control of the Corporations' Operations. Nothing contained in this Agreement shall give to WCI, directly or indirectly, rights to control or direct any Corporation's operations prior to the Effective Time. Prior to the Effective Time, each Corporation shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

     5.7 Acquisition Transactions. From the Signing Date to the Effective Time, or earlier termination of this Agreement, no Corporation nor any Shareholder shall initiate, solicit, negotiate, encourage or provide information to facilitate, and each of the Corporations and the Shareholders shall not, and shall use his, her or its reasonable efforts to cause any officer, director or employee of each Corporation, or any attorney, accountant, investment banker, financial advisor or other agent retained by him, her or it not to, initiate, solicit, negotiate, encourage or provide information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties of any Corporation or any capital stock (including without limitation the Corporation's Stock) of any Corporation, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction"). Each Corporation and Shareholder shall immediately notify WCI after receipt of any proposal for an Acquisition Transaction, indication of interest or request for information relating to any Corporation in connection with an Acquisition Transaction or for access to the properties, books or records of any Corporation by any person or entity that informs the Board of Directors of any Corporation that it is considering making, or has made, a proposal for an Acquisition Transaction. Such notice to WCI shall be made orally and in writing.

     5.8 Bonnie Trust Approval. The Corporations shall seek to obtain the Bonnie Trust Approval prior to the Closing Date. Upon execution of a counterpart of the signature page of this Agreement in the space provided thereon or a separate instrument agreeing to be bound to the terms and conditions of this Agreement, the Bonnie Trust shall be bound by such terms and conditions and shall be deemed a Shareholder for all purposes of this Agreement.

     6. Conditions Precedent to Obligation of WCI and the Merger Subs, to Close. The obligations of WCI and the Merger Subs. under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by WCI:

     6.1 Representations and Warranties. All representations and warranties of the Corporations and the Shareholders contained in this Agreement or in any Exhibit, Schedule, certificate or document delivered by the Corporations and the Shareholders under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete as of the Closing Date.

     6.2 Conditions. The Corporations and the Shareholders shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

     6.3 No Material Adverse Change. Since the Signing Date, there shall not have been any material adverse change in the financial condition, business, properties or assets of any Corporation.

     6.4 Certificates. The President and Chief Financial Officer of each Corporation shall have delivered to WCI a certificate, dated as of the Closing Date, in form and substance satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2 and 6.3, and the Shareholders shall have delivered to WCI a certificate dated as of the Closing Date, in form and substance satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Section 6.1 and 6.2 applicable to the Shareholders.

     6.5 No Litigation. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority concerning the transactions contemplated hereby.

     6.6 Other Deliveries. The Corporations and Shareholders shall have delivered the items which they are required to deliver under Section 8.2 of this Agreement.

     6.7 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, including without limitation those contemplated by Sections 6.12 and 6.13, shall have been received.

     6.8 Consents to Transfer. Each party whose consent is required to the transactions contemplated by this Agreement, including without limitation each party to any contract with any Corporation and each Required Governmental Consent shall have been obtained.

     6.9 Opinion of Independent Public Accountants. WCI shall have received a letter from Ernst & Young LLP, its independent auditors, regarding that firm's concurrence with WCI's management's conclusions as to the appropriateness of pooling of interests accounting for the Mergers under APB No. 16 if closed and consummated in accordance with this Agreement.

     6.10 WCI Shareholders Approval. The WCI Shareholders Approval by the requisite vote of the Shareholders of WCI under applicable law and applicable NASDAQ requirements shall have been obtained.

     6.11 NASDAQ Listing. An additional listing application shall have been filed with NASDAQ with respect to the shares of Aggregate WCI Stock.

     6.12 HSR Waiting Period. The waiting period applicable to the consummation of the Mergers under the HSR Act, if any, shall have expired or been terminated.

     6.13 Registration Statements. The Registration Statements shall then be effective under the Act.

     6.14 Dissenting Shares. No Shareholder shall have exercised appraisal rights in accordance with Section 23B.13.010 et seq. of the Washington Law with respect to any shares of any Corporation's Stock.

     6.15 Title Insurance. First American Title Insurance Company shall be irrevocably committed to issue, within three business days after the Effective Time, at WCI's cost and expense, an ALTA Owner's Standard Policy of title insurance for each Corporate Property owned by any of the Corporations insuring fee simple title to such Corporate Property in the Surviving Corporation succeeding to such Corporate Property, subject only to current real property taxes and assessments, standard printed conditions and exceptions, and such title exceptions as shall have been accepted in writing by WCI, containing such endorsements as WCI may reasonably require.

     6.16 Termination of Employment Agreements. The current employment agreements between MDC, on the one hand, and Donald and Irmgard, on the other hand, shall have been terminated effective as of the Closing Date.

     6.17 LeMay Agreement. Should the Corporations determine that any additional waiver is required from Harold LeMay Enterprises, Inc., relating to that certain Agreement dated December 11, 1974, MDC, AD and certain other persons, such waiver shall have been obtained.

     6.18 All Mergers to Occur. All of the Mergers shall occur at substantially the same time and no Merger shall be deemed closed unless all have closed.

     6.19 Disposal Arrangements. The Corporations shall have entered into the Agreement Regarding Future Disposal (the "Disposal Agreement") substantially in the form of Exhibit 6.19 attached hereto.

     6.20 Bonnie Trust Approval. The Bonnie Trust Approval shall have been obtained and the Bonnie Trust shall have satisfied its obligations pursuant to
Section 5.8.

     6.21 Real Estate Due Diligence. WCI shall have reviewed all of the Schedules to this Agreement relating to the Corporate Property and all documents related to each parcel of real property leased, owned or being purchased by any of the Corporations, and all such Schedules and documents shall be reasonably satisfactory to WCI or any problems reflected in, or indicated by, such Schedules or documents shall have been resolved to the reasonable satisfaction of WCI.

     7. Conditions Precedent to Obligation of the Corporations and the Shareholders to Close. The obligations of the Corporations and the Shareholders under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Corporations and the Shareholders:

     7.1 Representations and Warranties. All representations and warranties of WCI and the Merger Subs. contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by WCI under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all respects as of the Closing Date.

     7.2 Conditions. WCI and the Merger Subs. shall have each performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

     7.3 No Material Adverse Change. Since the Signing Date, there shall not have been any material adverse change in the condition (financial or otherwise), business, properties or assets of WCI.

     7.4 Certificate. The President of WCI shall have delivered to the Corporations and the Shareholders a certificate dated as of the Closing Date, in form and substance satisfactory to the Corporations and the Shareholders, certifying to the fulfillment of the conditions set forth in Sections 7.1, 7.2 and 7.3.

     7.5 No Litigation. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority concerning the transactions contemplated hereby.

     7.6 Other Deliveries. WCI shall have delivered the items which it is required to deliver under Section 8.1 of this Agreement.

     7.7 Consents to Transfer. Each party whose consent is required to the transactions contemplated by this Agreement, including without limitation each party to any contract with any Corporation and all Required Governmental Consents shall have been obtained.

     7.8 NASDAQ Listing. An additional listing application shall have been filed with NASDAQ with respect to the shares of Aggregate WCI Stock.

     7.9 HSR Waiting Period. The waiting period applicable to the consummation of the Mergers under the HSR Act, if any, shall have expired or been terminated.

     7.10 Registration Statements. The Registration Statements shall then be effective under the Act.

     7.11 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, including without limitation those contemplated by Sections 6.12 and 6.13, shall have been received.

     7.12 Opinion of Independent Public Accountants. WCI shall have received a letter from Ernst & Young LLP, its independent auditors, regarding that firm's concurrence with WCI's management's conclusions as to the appropriateness of pooling of interests accounting for the Mergers under APB No. 16 if closed and consummated in accordance with this Agreement.

     7.13 LeMay Agreement. Should the Corporations determine that any additional waiver is required from Harold LeMay Enterprises, Inc., relating to that certain Agreement dated December 11, 1974, MDC and AD and certain other persons (the "LeMay Agreement"), such waiver shall have been obtained.

     7.14 All Mergers to Occur. All of the Mergers shall occur at substantially the same time and no Merger shall be deemed closed unless all have closed.

     7.15 Tax Matters. The Shareholders shall be reasonably satisfied that the Mergers will constitute reorganizations within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Shareholders upon the exchange of their Corporations' Stock solely for shares of Aggregate WCI Stock.

     7.16 Disposal Arrangements. The Corporations shall have entered into the Disposal Agreement.

     7.17 Bonnie Trust Approval. The Bonnie Trust Approval shall have been obtained and the Bonnie Trust shall have satisfied its obligations pursuant to
Section 5.8.

     8. Closing Deliveries

     At the Closing or at or after the Effective Time, as the case may be, the respective parties shall make the deliveries indicated:

     8.1  WCI Deliveries.

     (a) At or promptly after the Effective Time of each of the Mergers, WCI shall deliver to the Shareholders certificates for the shares of WCI Stock in accordance with Section 2.4.

     (b) WCI shall execute and deliver to Donald and Irmgard counterparts of Employment Agreements substantially in the form of Exhibits 8.1(b) and 8.1(b).2, respectively (the "Employment Agreements").

     (c) At the Closing, WCI shall deliver to the Shareholders an opinion of counsel for WCI dated as of the Closing Date in substantially the form attached hereto as Exhibit 8.1(c).

     (d) At the Closing, WCI shall deliver the Filed Plans, duly executed by WCI and the respective Merger Subs.

     (e) At the Closing, WCI and the Merger Subs. shall execute and deliver such other instruments and items as the Corporations or the Shareholders shall reasonably request relating to the transactions contemplated by this Agreement.

     (f) WCI shall execute and deliver to the Shareholders counterparts of a Common Stock Agreement substantially in the form of Exhibit 8.1(f) (the "Common Stock Agreement").

     8.2  Shareholders' Deliveries.

     (a) At or promptly after the Effective Time, the Shareholders shall deliver to WCI in accordance with Section 2.4 the certificates representing the outstanding Corporations' Stock free and clear of all liens, security interests, claims and encumbrances, accompanied by a stock power duly executed in blank.

     (b) At the Closing, the Shareholders shall deliver to WCI an opinion of one or more counsel for the Shareholders, dated as of the Closing Date, covering in substance the matters described in Exhibit 8.2(b).

     (c) At the Closing, the Shareholders shall deliver evidence reasonably satisfactory to WCI that all required third-party consents to the transactions contemplated hereby, including without limitation all Required Governmental Consents, were obtained and the Corporations or the Shareholders shall deliver an estoppel certificate from the landlords under all real estate leases to which each of the Corporations is a party confirming the terms thereof and the rental amount owing thereunder, certifying that such lease is in full force and effect, that the Corporation is not in default under any of the terms or conditions thereof, that there have been no amendments or modifications to any such lease (or specifying the same), and otherwise containing such statements and certifications as WCI may reasonably require.

     (d) At the Closing, the Shareholders shall cause each officer and director of each of the Corporations to deliver a resignation as an officer and/or director of that Corporation, together with a general release releasing the Corporations from all obligations under any indemnification agreements, the charter documents of the Corporations, or otherwise, to indemnify such officers and directors for liabilities and expenses arising out of or relating to this Agreement or the consummation of the transactions contemplated thereby, other than obligations arising after the Closing Date under this Agreement.

     (e) At the Closing, the Shareholders shall deliver the Filed Plans duly executed by the respective Corporations.

     (f) At the Closing, the Shareholders shall execute and deliver such other instruments and items as WCI shall reasonably request relating to the transactions contemplated by this Agreement.

     (g) At the Closing, the Shareholders shall execute and deliver the Affiliate Letter (the "Affiliate Letter") substantially in the form of Exhibit 8.2(g).

     (h) Donald and Irmgard shall execute and deliver to WCI counterparts of their respective Employment Agreements.

     (i) The Shareholders shall execute and deliver to WCI the Common Stock Agreement.

     9. Additional Covenants of WCI, the Corporations and the Shareholders

     9.1 Release of Guaranties. WCI shall use reasonable efforts to obtain the termination and release promptly after the Effective Time of the personal guaranties of the Shareholders listed on Schedule 9.1, all of which relate to indebtedness of the Corporations included in the Financial Statements as of the Balance Sheet Date, and WCI shall indemnify the Shareholders and hold them harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by each Corporation as of the Effective Time that is personally guaranteed by the Shareholders pursuant to such guaranties. The

Shareholders may notify the obligees under such guaranties that they have terminated their obligations under such guaranties. The Shareholders shall cooperate with WCI in obtaining such releases.

     9.2 Release of Security Interests. After the Effective Time, the Shareholders and their respective Affiliates shall cause those security interests in the assets of the Corporations that have been created in favor of financial institutions or other lenders to secure indebtedness (other than indebtedness of that Corporation) of the Shareholders or their respective Affiliates to be released in a manner reasonably satisfactory to WCI, and shall cause all guaranties by the Corporations relating to the indebtedness of the Shareholders to be released to the reasonable satisfaction of WCI.

     9.3 Confidentiality. Neither WCI, the Corporations nor any of the Shareholders shall disclose or make any public announcements of the transactions contemplated by this Agreement except as required by the Act, the Exchange Act, the HSR Act or in the Registration Statements or the Proxy Statement, without the prior written consent of the other parties, unless required to make such disclosure or announcement by law, in which event the party making the disclosure or announcement shall notify the other parties at least 24 hours before such disclosure or announcement is expected to be made and allow review and input as to the form and content of the same.

     9.4 Brokers and Finders Fees. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

     9.5 Taxes. WCI shall reasonably cooperate, at the expense of the Shareholders, with the Shareholders with respect to any matters involving the Shareholders arising out of the Shareholders' ownership of the Corporations prior to the Effective Time, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, WCI shall make available to the Shareholders such files, documents, books and records of the Corporations for inspection and copying as may be reasonably requested by the Shareholders and shall cooperate with the Shareholders with respect to retaining information and documents which relate to such matters.

     9.6 Short Year Tax Returns. After the Effective Time, the Shareholders shall prepare at their sole cost and expense, all short year federal, state, county, local and foreign tax returns required by law for the period beginning with the first day of the applicable Corporation's fiscal year in which the Effective Time occurs and ending with the Effective Time. Each such return shall be prepared in a financially responsible and conservative manner and drafts shall be delivered to WCI together with all necessary supporting schedules within 120 days following the Effective Time for its approval, which shall not be unreasonably withheld or delayed. The Shareholders shall each be responsible for all taxes arising from the conversion of the Corporations from a cash to accrual basis of reporting whether or not due on such returns or on the first return filed by a Corporation for the period commencing after the Effective Time. Each such return shall be prepared in a financially responsible and conservative manner and drafts shall be delivered to the Shareholders together with all necessary supporting schedules within 120 days following the Effective Time for their approval, which shall not be unreasonably withheld or delayed. At the time of the approval of the returns for each Corporation, the Shareholders shall contemporaneously deliver to WCI checks payable to the respective taxing authorities in amounts equal to the amount due from the Shareholders under this section. WCI shall, upon receipt from the Shareholders, cause the Corporations to sign tax returns and cause such returns to be timely filed with the appropriate authorities.

     9.7 Matters Related to Pooling. The parties acknowledge that the ability of WCI to account for the transactions contemplated herein as a "pooling of interests" is of the essence of the contract. In addition to APB No. 16, the SEC has issued Accounting Series Release Nos. 130 and 135, as amended (collectively the "ASRs") setting forth certain restrictions applicable to the availability of "pooling-of-interests" accounting treatment in transactions of the type contemplated by this Agreement. No Shareholder and no Pooling Affiliate of any Corporation or WCI shall take any action subsequent to the Effective Time to sell or in any other way reduce such person's risk (including, by way of example and not limitation, engaging in any put, call, short-sale, straddle or similar market transactions) relative to any shares of WCI Stock held at the

Effective Time or received pursuant to this Agreement in such a manner as would cause the transactions contemplated hereby not to be accounted for as a "pooling of interests," until such time as financial results covering at least 30 days of post-Closing combined operations of WCI and the Surviving Corporations have been published.

     9.8 Representation Letter. Prior to the Closing, the Corporations and the Shareholders shall deliver a representation letter to Ernst & Young LLP, to enable Ernst & Young LLP to deliver the letter contemplated by Section 6.10. The representation letter provided for in this section will relate to the criteria for the "pooling of interests" method of accounting and their relevance to the Mergers as they relate to the Corporations.

     9.9 WCI Shareholders' Approval. WCI shall call a shareholders' meeting to be held as soon as reasonably practicable after the definitive Proxy Statement is first sent to WCI's Stockholders, for the purpose of voting upon and obtaining the WCI Shareholder Approval.

     9.10 NASDAQ Listing. WCI shall file, at its expense, at or before the Effective Time, an additional listing application with Nasdaq with respect to the Aggregate WCI Stock to be issued pursuant to the Mergers.

     9.11  Agreement to Cooperate.

     (a) Subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of the Corporations and WCI, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of WCI and the Corporations, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunctive or other legal bar to the Mergers (and, in such case, to proceed with the Mergers as expeditiously as possible). At or immediately after the Closing, WCI, the Mergers Subs., the Corporations and the Shareholders shall cause the Filed Plans to be filed with the Secretary of State of the State of Washington.

     (b) Without limitation of the foregoing, if required by applicable law, each of WCI and the Corporations undertakes and agrees to file as soon as practicable, and in any event prior to 15 days after the Signing Date, a Notification and Report Form under the HSR Act with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of WCI and the Corporations shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto. Each party shall promptly notify the other party of any communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and permit the other party to review in advance any proposed communication to any of the foregoing.

     (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, WCI shall have the right, at its own expense, to participate therein, and the Corporations will not settle any such litigation without the consent of WCI, which consent will not be unreasonably withheld.

     9.12 Notification of Certain Matters. Each of the Corporations, WCI and the Shareholders agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice

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pursuant to this Section 9.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     9.13 Corrections to Registration Statements and Proxy Statement. Prior to the Effective Time, each of the Corporations, WCI and the Shareholders shall correct promptly any information provided by it to be used specifically in the Registration Statements or the Proxy Statement that shall have become false or misleading in any material respect and WCI shall take all steps necessary to file with the SEC and (in the case of the Registration Statements) have declared effective by the SEC any amendment or supplement to the Registration Statements or Proxy Statement so as to correct the same and to cause the Registration Statements or Proxy Statement as so corrected to be disseminated to the stockholders of WCI, the Shareholders or to other persons, in each case to the extent required by applicable law.

     10. Indemnification

     10.1  Indemnification Covenants.

     (a) Indemnity by the Shareholders. The Shareholders, jointly and severally, as to each of the Corporations (in which they are shareholders), severally, subject to the limitations set forth in Section 10.2, covenant and agree that they will indemnify and hold harmless WCI, the Surviving Corporations and their respective directors, officers and agents and their respective successors and assigns (collectively the "WCI Indemnitees"), from and after the date of this Agreement against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), including, without limitation, any "Environmental Site Losses" (as such term is hereinafter defined) resulting from activities prior to the Closing Date (but not necessarily identified or determined prior to the Closing
Date), identified by a WCI Indemnitee in a Claims Notice (as defined in Section 10.3(a)), or asserted by a WCI Indemnitee in litigation commenced against the Shareholders provided that in either case any such Claims Notice shall be given or the litigation commenced prior to the expiration of the applicable period set forth in Section 10.2(c) (irrespective of the date of discovery), with respect to each of the following contingencies (all, the "10.1(a) Indemnity Events"):

          (i) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Shareholders or the Corporations required to be fulfilled pursuant to the terms of this Agreement on or before the Closing Date or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

          (ii) The design, development, installation, construction or operation by the Corporations of any Environmental Site (as hereinafter defined) during any period on or prior to the Effective Time, in excess of the amount of liability with respect thereto, if any, set forth on Part II of
     Schedule 3.8. As used in this Agreement, "Environmental Site" shall mean any Facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by a Corporation or by any predecessor thereof on or prior to the Closing Date. As used in this Agreement, "Environmental Site Losses" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities prior to the Closing Date on or affecting any Environmental Site, including, but not limited to (x) any actual or alleged violation of any Environmental Law or any other law or regulation respecting the protection of the air, water and land prior to the Closing Date and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any "Release" (as defined below) of pollutants (including odors) or Hazardous
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     Substances from any Environmental Site resulting from activities thereat prior to the Closing Date, whether such Release is into the air, water (including groundwater) or land and, in the case of any Release caused by defective design, development, construction or operation of an Environmental Site, or other circumstance within the control of the Shareholders, whether such Release arose before, during or after the Closing Date from activities thereat prior to the Closing Date. The term "Release" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment. Notwithstanding anything in this paragraph to the contrary, it is specifically understood and agreed that a Release composed solely of Hazardous Substances contained in mixed municipal solid waste lawfully disposed of in a landfill during the time a Corporation owned and/or operated such landfill does not constitute an Environmental Site Loss.

          (iii) Any claim that the execution and delivery of this Agreement and consummation of the transactions contemplated hereby did not comply with or is otherwise in breach of the LeMay Agreement.

          (iv) All actions, suits, proceedings or demands incident to any of the foregoing.

     (b) Indemnity by WCI. WCI, subject to the limitations set forth in Section 10.2, covenants and agrees that it will indemnify and hold harmless the Shareholders and their respective heirs, trustees, beneficiaries, successors and assigns (collectively the "Shareholder Indemnitees"), from and after the date of this Agreement against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), identified by a Shareholder Indemnitee in a Claims Notice (as defined in Section 10.3(a)), or asserted by a Shareholder Indemnitee in litigation commenced against WCI provided that in either case any such Claims Notice shall be given or the litigation commenced prior to the expiration of the applicable period set forth in Section 10.2(c) (irrespective of the date of discovery), with respect to each of the following contingencies (all, the "10.1(b) Indemnity Events"):

          (i) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of WCI or any Merger Sub. required to be fulfilled pursuant to the terms of this Agreement on or before the Closing Date or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to the Shareholders pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or warranty, the Shareholders relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

          (ii) All actions, suits, proceedings or demands incident to any of the foregoing.

     10.2  Limitations on Indemnities.

     (a) The obligations of the Shareholders to indemnify the WCI Indemnitees, and the obligation of WCI to indemnify the Shareholder Indemnitees, as provided in Section 10.1 shall be equal to the amount by which the cumulative amount of all such losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs and expenses, (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) and Environmental Site Losses with respect to any or all 10.1(a) and 10.1(b) Indemnity Events exceed, in the case of the obligations of the Shareholders, one million dollars ($1,000,000) in the aggregate with respect to all of the Corporations; and in the case of the obligations of WCI, one million dollars ($1,000,000); provided, that the amount of any obligation of indemnity arising pursuant to Section 10.1(a)(iii) or pursuant to Section 10.1 with respect to any representation, warranty or covenant contained in Sections 2.1,
3.1 through 3.5; 3.22, 4.4, 4.5, 4.6, 4.7, 9.6 and 9.11 hereof shall not be subject to the foregoing.

     (b) The maximum amount which the Shareholder Indemnitees can recover as a result of all 10.1(b) Indemnity Events, pursuant to the provisions hereof for Claims shall not in the aggregate exceed fifty percent (50%) of the Aggregate Merger Consideration, and the maximum amount that WCI can recover as a result of all 10.1(a) Indemnity Events pursuant to the provisions hereof for Claims relating to each Corporation shall
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

not exceed the following percentages of the Aggregate Merger Consideration:
MDC-21%); AD-6.5%; DM-14%; and TR-8.5%.

     (d) The obligations of the Shareholders under Section 10.1(a) with respect to all Claims, other than Claims arising under Section 10.1(a)(iii), shall expire unless a Claims Notice with all information required by Section 10.3(a) is given or litigation is commenced by filing a complaint on or prior to the earlier to occur of (irrespective of the date of discovery of the Indemnity Event) (i) the first anniversary of the Effective Time; or (ii) the date of issuance of the first audit report after the Effective Time of the financial statements that contain the combined results of WCI and the Surviving Corporations. The obligations of WCI under Section 10.1(b) with respect to all Claims, other than Claims arising from breach of any covenants contained in Sections 2.1, 4.4, 4.5, 4.6, 4.7 or the Common Stock Agreement, shall expire unless a Claims Notice with all information required by Section 10.3(a) is given or litigation is commenced by filing a complaint on or prior to the earlier to occur of (irrespective of the date of discovery of the Indemnity Event) (i) the first anniversary of the Effective Time; or (ii) the date of issuance of the first audit report after the Effective Time of the financial statements that contain the combined results of WCI and the Surviving Corporations.

     (e) Except to the extent the same shall directly result in a material increase in insurance premiums on a prospective basis, the Shareholders shall not be required to indemnify any WCI Indemnitee, nor shall WCI be required to indemnify any Shareholder Indemnitee, for any Claim to the extent that such Claim has been reimbursed or is reimbursable through insurance proceeds received or receivable by the Indemnitee. The Indemnitee shall allow the Indemnifying Party to pursue such insurance proceeds and shall reasonably cooperate with the Indemnifying Party in connection therewith. In the event the insurance does not cover the full amount of the Claim, or in the event the Claim shall directly result in an increase in insurance premiums on a prospective basis, the Indemnifying Party shall remain liable for the difference in the insurance payment and the amount of the Claim, or in the case of an increase in insurance premiums, the amount of such increase directly attributable to the Claim, subject to the other limitations set forth herein.

     (f) All claims for which indemnification payment shall be due shall be deemed adjustments of the Aggregate Merger Consideration.

     (g) Any obligation of indemnity of the Shareholders established pursuant to the terms of this Agreement shall be expressed in dollar amounts but shall be satisfied first by the delivery to WCI of a number of shares of WCI Stock (properly endorsed, with signatures guaranteed by a national bank, and with respect to which all transfer or other taxes have been paid), each of which shall be deemed to have a value equal to its closing price as quoted on the NASDAQ Stock Market on the Closing Date (or the last trading day before the Closing Date if the Closing Date is not a trading day), adjusted for any stock splits, stock dividends or other capital adjustments after the Closing Date. To the extent the Shareholders then own an insufficient quantity of WCI Stock to satisfy any obligation of indemnity of the Shareholders established pursuant to the terms of this Section 10.2(f), such obligation of indemnity shall be satisfied by the payment of cash by the Shareholders.

     (h) The indemnification provisions of this Section 10 shall be the exclusive remedy for any Claim for monetary damages arising under this Agreement or from the transactions contemplated hereby, except for Fraud, provided that nothing in this Section 10 (including with out limitation Section 10.2(c)) shall be deemed to be the exclusive remedy or shall limit the remedies of any party with respect to the breach or nonfulfillment by any party of any obligation or covenant in this Agreement or any of the agreements contemplated hereby or entered into pursuant hereto required to be satisfied or fulfilled after the Closing Date. In addition, the parties shall be entitled to pursue any claims for non-monetary relief to which they may be entitled at law or in equity.

     10.3  Notice of Indemnity Claim.

     (a) In the event that any claim ("Claim") is hereafter asserted against or arises with respect to any WCI Indemnitee or Shareholder Indemnitee as to which such WCI Indemnitee or Shareholder Indemnitee (an "Indemnitee") may be entitled to indemnification hereunder, the Indemnitee shall notify the Shareholders or WCI (as applicable collectively, the "Indemnifying Party") in writing thereof (the "Claims Notice") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such

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Indemnitee, (ii) receipt by such Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee, or (iii) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee.

     (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claim) do not exceed the limit set forth in Section 10.2(b) at the time the Claim is made, by the Indemnifying Party's own counsel. The Indemnitee may participate, at the Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of the Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party; provided, however, that if the Indemnitee does not consent to a compromise and the ultimate indemnity obligation of the Indemnifying Party would be greater than the amount of the proposed compromise, the Indemnifying Party's total liability to the Indemnitee under this Section 10 shall be limited to the amount of the proposed compromise and costs through that date.

     (c) If, within twenty (20) days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have elected to defend the Claim, the Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within ten (10) days after demand therefor, reimburse the Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

     (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. If the Claims Notice is given prior to the expiration of the obligations of the Indemnifying Party under Section 10.2(c), the failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this
Section 10.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder except to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

     (e) In the event both the Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel, the Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Indemnifying Party in the same action or proceeding and the Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

     10.4 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement and the liability of the party making such representations and warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby until the later of the expiration of the period set forth in Section 10.2(c), or the final resolution of all Claims for which a Claims Notice is given prior to the expiration of the obligations of the Indemnifying Party under Section 10.2(c) but only as to the representations and warranties relevant to such Claims, provided that the representations and warranties shall survive until expiration of the applicable statute of limitations with respect to any Claim based in whole or in part on Fraud (as defined in Section 12.3) solely as to the portion of such Claim found to be Fraud, provided further that the representations and warranties of the Shareholders set forth in Sections 3.2, 3.3 and 3.4 shall survive until the later of expiration of the

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

applicable statute of limitations or the resolution of all Claims to the extent the representations and warranties are relevant to such Claims. The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

     10.5 No Exhaustion of Remedies or Subrogation; Right of Set Off. Except as otherwise provided herein, the Shareholders waive any right to require any WCI Indemnitee to (i) proceed against any Corporation; (ii) proceed against any other person; or (iii) pursue any other remedy whatsoever in the power of any WCI Indemnitee.

     11. Other Post-Closing Covenants of the Shareholders and WCI

     11.1 Restrictive Covenants. As to each Surviving Corporation, the Shareholders and their Affiliates acknowledge that (i) WCI, as the ultimate purchaser of the Corporations' Stock, is and will be engaged in the same business as the Corporations were prior to the Closing Date (the "Business");
(ii) the Shareholders and their Affiliates are intimately familiar with the Business; (iii) the Business is currently conducted in the State of Washington and WCI intends to continue the Business in Washington and intends, by acquisition or otherwise, to expand the Business into other geographic areas of Washington where it is not presently conducted; (iv) the Shareholders and their Affiliates have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this
Section 11.1 are essential to protect the Business and the goodwill being acquired; and (vi) the Shareholders and their Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 11 will not impair such ability. The Shareholders covenant and agree as set forth in
(a), (b) and (c) below with respect to the Corporations:

     (a) Non-Compete. For a period commencing on the Closing Date and terminating five years thereafter (the "Restricted Period"), neither the Shareholders nor any of their Affiliates shall, anywhere within the State of Washington, (the "Restricted Area"), directly or indirectly, acting individually or as the owner, shareholder, partner, or employee of any entity other than WCI or one of its subsidiaries, (i) engage in the Business, including without limitation in the operation of a solid waste collection, transporting, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in the same business as the Business; (iii) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in the same business as the Business; or (iv) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that (i) any of the Shareholders may own, directly or indirectly, shares of stock in Land Recovery, Inc., a Washington corporation, or Resource Investments, Inc., a Washington corporation, and may participate as a director, officer or employee of either or both of such corporations, or (ii) any of the Shareholders may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided none of the Shareholders is a controlling person of, or a member of a group which controls, such business and further provided that the Shareholders do not, in the aggregate, directly or indirectly, own 5% or more of any class of securities of such business.

     (b) Confidential Information. During the Restricted Period and thereafter, the Shareholders and their Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("Confidential Information"), including without limitation, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term "Confidential Information" shall not include information that (i) is or becomes generally available to the

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public other than as a result of disclosure by the Shareholders or (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business or (iii) is disclosed to the Shareholders or their Affiliates by a third party (other than an agent or representative of WCI) legally entitled to disclose the same. Notwithstanding the foregoing, (y) the Shareholders may disclose and discuss confidential information with their legal and tax advisors, or as is required in connection with any legal proceedings, and the Shareholders shall give WCI prior written notice of such disclosure at least forty-eight (48) hours before such disclosure is made, if possible; and (z) during the time that the Shareholders are employed by WCI or a Surviving Corporation, the Shareholders may disclose confidential information as required in the ordinary course and proper performance of their employment duties, to persons who need to know such information to perform services for or receive services from WCI or the Surviving Corporation.

     (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Shareholders or the Corporations or made available to them relating to the Business, but excluding any materials (other than the minute books of the Corporations) maintained by any attorneys for the Corporations or the Shareholders prior to the Closing, are and shall be the property of WCI and have been delivered or will be delivered or made available to WCI at the Closing.

     (d) Non-Solicitation. Without the consent of WCI, which may be granted or withheld by WCI in its discretion, the Shareholders and their Affiliates shall not solicit any employees of the Surviving Corporations to leave the employ of the Surviving Corporations and join the Shareholders or any Affiliate in any business endeavor owned or pursued by the Shareholders.

     (e) No Disparagement. From and after the Closing Date, none of the Shareholders shall, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate WCI or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by the Shareholders from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating, or regulatory entities. Without limiting the generality of the foregoing, none of the Shareholders shall, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any such company or jurisdiction or prospective jurisdiction over any such company. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony, if possible.

     11.2 Rights and Remedies Upon Breach. If the Shareholders or any Affiliate breaches, or threatens to commit a breach of, any of the provisions of Section
11.1 herein (the "Restrictive Covenants"), WCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to WCI at law or in equity:

          (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and that money damages would not provide an adequate remedy to WCI. Accordingly, in addition to any other rights or remedies, WCI shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain the Shareholders from any violation thereof.

          (b) Accounting. The right and remedy to require the Shareholders to account for and pay over to WCI all compensation, profits, monies, accruals, increments or other benefits derived or received by the Shareholders as the result of any transactions constituting a breach of the Restrictive Covenants.

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          (c) Severability of Covenants. The Shareholders acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (d) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

          (e) Enforceability in Jurisdiction. WCI and the Shareholders intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of WCI and the Shareholders that such determination not bar or in any way affect WCI's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     11.3  Termination Date.

     (a) If the Effective Date has not occurred by March 31, 1999, this Agreement shall be terminated on that date or thereafter (the "Termination Date"), unless the Corporations have not then obtained all of the consents required by Sections 6.7 and 6.8, in which event this Agreement shall terminate 10 days after written notice from WCI to the Corporations or 10 days after the later of (i) if any such consent is denied, the latest time for filing any appeal or further appeal of such denial has lapsed; and (ii) if any such consent is denied and such denial is appealed, the day the last appeal of such denial has been dismissed, refused or decided adversely to the Corporation, provided that the Termination Date shall, at the option of WCI, be extended to May 31, 1999, if the Bonnie Trust Approval has not been obtained on or before March 31, 1999.

     (b) The Corporations and the Shareholders shall have the right to terminate this Agreement:

          (i) Upon a breach of a representation or warranty of WCI or the Merger Subs. contained in this Agreement which has not been cured in all material respects and which has had or is likely to have a Material Adverse Effect and is incapable of being satisfied by the Termination Date;

          (ii) If one or more of the Mergers are enjoined by a final, unappealable court order not entered at the request or with the support of any Corporation and if the Corporation against which such order is entered shall have used reasonable efforts to prevent the entry of such order;

          (iii) If WCI (A) fails to perform in any material respect any of its covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to WCI by the Corporation; or

          (iv) If WCI fails to obtain the WCI Shareholders Approval prior to January 31, 1999.

     (c) WCI shall have the right to terminate this Agreement:

          (i) Upon a breach of a representation or warranty of the Corporation or the Shareholders contained in this Agreement which has not been cured in all material respects and which has had or is likely to have a material adverse effect and is incapable of being satisfied by the Termination Date;

          (ii) If one or more of the Mergers is enjoined by a final, unappealable court order not entered at the request or with the support of WCI and if WCI shall have used reasonable efforts to prevent the entry of such order; or

          (iii) If any of the Corporations or the Shareholders (A) fails to perform in any material respect any of its, his or her covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to such person by WCI; or

          (iv) If WCI fails to obtain the WCI Shareholders Approval prior to January 31, 1999.

     (d) WCI and the Corporations shall have the right to terminate the Agreement by mutual consent.

     11.4 Effect of Termination. On termination of this Agreement, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations and liabilities of the parties under or in connection with this Agreement shall be terminated and of no further force or effect; provided, however, that subject to Section 11.5 nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement prior to such termination or release any party from the obligations under Sections 5.2 and 9.3; and provided further that, if the reason for such termination is the failure of the conditions set forth in Sections 6.20, 6.21, or 7.17, then the Shareholders and the Corporations shall not have any liability to WCI or any other party to this Agreement.

     11.5 Corrections to Schedules. If, up to fifteen (15) days prior to the Closing Date, the Shareholders or the Corporations determine that any Schedule, document or other information provided to WCI or its agents by the Shareholders or the Corporations is incomplete, inaccurate or misleading, the Shareholders or the Corporations shall promptly give WCI written notice and correct such Schedule, document or information. In addition, the Corporations shall provide WCI with such additional information in their control concerning such correction as WCI shall reasonably request. If such correction does not represent a material change in the information previously provided to WCI, WCI shall not have the right to terminate this Agreement based upon such correction. If such correction does represent a material change in the information previously provided WCI or its agents and WCI determines that such correction is unacceptable, such correction shall be deemed to be a failure of the conditions set forth in Section 6.1 and WCI shall have the right to terminate this Agreement within five (5) days after receipt of the corrected information; provided that the Corporations shall first have an opportunity to cure such matter to the reasonable satisfaction of WCI prior to the later of November 30, 1998 or the then scheduled Closing Date. Upon any such termination, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations and liabilities of the parties under or in connection with this Agreement shall be terminated and of no further force or effect and, notwithstanding Section 11.4, the Shareholders and the Corporations shall not have any liability to WCI or any other party to this Agreement.

     12. General

     12.1 Additional Conveyances. Following the Closing, the Shareholders and WCI shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as WCI, the Surviving Corporations or the Shareholders may reasonably request for the purpose of carrying out this Agreement. The Shareholders will cooperate with WCI and/or the Surviving Corporations on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement. WCI or the Surviving Corporations will reimburse the Shareholders for all reasonable expenses incurred by them in providing such information, testimony, evidence or assistance.

     12.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI and the Surviving Corporations and the heirs, legal representatives or assigns of the Shareholders; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement.

     12.3 No Waiver Relating to Claims for Fraud. Notwithstanding anything herein to the contrary, the liability of any party under Section 10 shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's fraud, fraudulent inducement or intentional misrepresentation or concealment ("FRAUD"). Notwithstanding anything herein to the contrary, none of the provisions set forth in this Agreement, including, but not limited to, the provisions set forth in Sections 10.1 or

10.2 shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's Fraud, nor shall any such provisions limit, or be deemed to limit, (a) the amounts of recovery sought or awarded in any such claim for Fraud, (b) the time period during which such a claim for Fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to such a claim for Fraud.

     12.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     12.5 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage pre-paid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

        If to the Shareholders:  At their respective addresses set forth on Schedule 3.2

        With a copy to:          David E. Myre, Jr.
                                 Hillis Clark Martin & Peterson
                                 500 Galland Building, 1221 Second Avenue
                                 Seattle, WA 98101-2925
                                 Phone: (206) 623-1745
                                 Fax: (206) 623-7789

        If to WCI:               Waste Connections, Inc.
                                 2260 Douglas Boulevard, Suite 280
                                 Roseville, CA 95661
                                 Attention: Ronald J. Mittelstaedt
                                 Fax: (916) 772-2920

        With a copy to:          Robert D. Evans, Esq.
                                 Shartsis, Friese & Ginsburg LLP
                                 One Maritime Plaza, 18th Floor
                                 San Francisco, CA 94111
                                 Fax: (415) 421-2922

     12.6 Disclosure Schedules. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

     12.7 Knowledge. Wherever reference is made in this Agreement to the "Knowledge" of the Shareholders, such term means the actual knowledge of the Shareholders or any knowledge which should have been obtained by the Shareholders from information and documentation in his, her or its possession or control. In the case of a Shareholder that is a trust, the term "knowledge" means the actual knowledge of the trustee or trustees of the trust or any knowledge which should have been obtained by the trustee or trustees from information and documentation in his, her or its possession or control. Wherever reference is made in this Agreement to the "knowledge" of any of the Corporations, such term means the actual knowledge of any of the Shareholders, or any current officer, director or management employee of any Corporation, or any knowledge which should have been obtained by such person from information and documentation in his, her or its possession or control.

     12.8 Attorneys' Fees. In the event of any dispute or controversy between WCI on the one hand and the Corporations or the Shareholders on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party, as awarded by the court. Such award shall include post-judgment attorney's fees and costs.

     12.9 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to its conflict of laws provisions. Any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be instituted in a state or federal court located in Kings County, Washington. The parties hereby consent to the jurisdiction of such courts and waive any objection to venue laid therein.

     12.10 Payment of Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Shareholders, any such fees, expenses and disbursements paid or accrued by, or charged to, the Corporations); provided that WCI shall pay for the audit of the Corporations by Ernst & Young LLP as contemplated by Section 3.7 and shall pay all filing fees under the Act, the Exchange Act and the HSR Act.

     12.11 Incorporation by Reference. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

     12.12 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

     12.13 Number and Gender of Words. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

     12.14 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the Corporations, the Shareholders, the Merger Subs. and WCI and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Corporations, the Shareholders and WCI acting through its officers, thereunto duly authorized by its Board of Directors.

     12.15 Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

     12.16 Construction. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Washington or California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

     13. Glossary

     The definitions of the terms used below can be found at the Section indicated:

                            TERM                                  SECTION
                            ----                                  -------
10.1(a) Indemnity Events....................................  Section 7.1(a)
10.1(b) Indemnity Events....................................  Section 7.1
Acquired Operations.........................................  Section 2.2
Acquisition Transaction.....................................  Section 5.7
Act.........................................................  Section 2.1
AD..........................................................  Parties
Affiliate...................................................  Section 3.11
Affiliate Letter............................................  Section 8.2(f)
Aggregate Adjusted Purchase Price...........................  Section 2.1
Aggregate Merger Consolidation..............................  Section 2.1
Aggregate WCI Stock.........................................  Section 2.1
Antitrust Division..........................................  Section 9.11(b)
APB No. 16..................................................  Section 5.2
Balance Sheet Date..........................................  Section 3.7
Balance Sheet Date Current Assets...........................  Section 3.22
Balance Sheet Date Current Liabilities......................  Section 3.22
Balance Sheet Date Debt.....................................  Section 3.22
Bonnie Trust................................................  Recitals
Bonnie Trust Approval.......................................  Section 3.4
Business....................................................  Section 8.1
business day................................................  Section 9.14
Cash........................................................  Section 2.1(a)
Claim.......................................................  Section 7.3
Claims Notice...............................................  Section 7.3
Claim Section...............................................  Section 10.3(a)
Closing.....................................................  Section 1.7
Closing Date................................................  Section 1.7
Closing Price...............................................  Section 2.1
Code........................................................  Section 3.36
Collection Franchises.......................................  Section 3.10
Common Stock Agreement......................................  Section 8.1(f)
Confidential Information....................................  Section 8.1
Contingent Merger Consideration.............................  Section 2.2
Contingent Shares...........................................  Section 2.2
Corporate Property..........................................  Section 3.12
Corporations................................................  Parties
Corporations' Certificates..................................  Section 2.4
Corporations Shareholders Approval..........................  Section 3.4
Corporations' Stock.........................................  Recitals
Day.........................................................  Section 9.14
Disposal Agreement..........................................  Section 6.19
DM..........................................................  Parties
Donald......................................................  Parties
Effective Time..............................................  Section 1.2
Employment Agreement........................................  Section 8.1(b)

                            TERM                                  SECTION
                            ----                                  -------
Environmental Laws..........................................  Section 3.24
Environmental Site..........................................  Section 10.1
Environmental Site Losses...................................  Section 10.1
ERISA.......................................................  Section 3.17
Exchange Act................................................  Section 4.5
Facilities..................................................  Section 3.10
Facility....................................................  Section 3.10
Filed Plans.................................................  Section 1.2
Financial Statements........................................  Section 3.7
FTC.........................................................  Section 9.11(b)
Fraud.......................................................  Section 12.3
Golden Parachute............................................  Section 3.17
Golden Parachute Payment....................................  Section 3.17
Governmental Permits........................................  Section 3.10
Hazardous Substance.........................................  Section 3.24
HSR Act.....................................................  Section 3.10
Indemnifying Party..........................................  Section 10.3
Indemnitee..................................................  Section 10.3
Irmgard.....................................................  Parties
Knowledge...................................................  Section 3.34
Laws........................................................  Section 3.24
LeMay Agreement.............................................  Section 7.13
Material Adverse Effect.....................................  Section 3.21
MDC.........................................................  Parties
Merger......................................................  Recitals
Merger Sub. I...............................................  Parties
Merger Sub. II..............................................  Parties
Merger Sub. III.............................................  Parties
Merger Sub. IV..............................................  Parties
Merger Subs.................................................  Parties
multi-employer plan.........................................  Section 3.17
Murrey Trust................................................  Parties
Nasdaq......................................................  Section 4.5
occurrence..................................................  Section 3.15
Permitted Liens.............................................  Section 3.12
Pooling Affiliates..........................................  Section 3.3
Proxy Statement.............................................  Section 3.35
Recipient...................................................  Section 3.17
Records, Notifications and Reports..........................  Section 3.10
Registration Statements.....................................  Section 2.1(b)
Release.....................................................  Section 10.1
Representations and Warranties..............................  Section 10.4
Required Governmental Consents..............................  Section 3.10
Restricted Area.............................................  Section 11.1
Restricted Period...........................................  Section 11.1
Restrictive Covenants.......................................  Section 11.2
SEC.........................................................  Section 4.6
Shareholder Indemnitees.....................................  Section 10.1

                            TERM                                  SECTION
                            ----                                  -------
Shareholders................................................  Parties
Signing Date................................................  Section 1.2
Surviving Corporation.......................................  Section 1.1
10.1(a) Indemnitee Events...................................  Section 10.1(a)
10.1(b) Indemnitee Events...................................  Section 10.1(b)
Termination Date............................................  Section 11.3(a)
Title Reports...............................................  Section 3.12(a)
TR..........................................................  Parties
Union Contracts.............................................  Section 3.17(a)
UST.........................................................  Section 3.26
Washington Law..............................................  Section 1.1
WCI.........................................................  Parties
WCI Indemnitees.............................................  Section 7.1
WCI SEC Documents...........................................  Section 4.6
WCI Shareholders Approval...................................  Section 4.3
WCI Stock...................................................  Recitals

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

                                          THE CORPORATIONS:

                                          MURREY'S DISPOSAL COMPANY, INC.

                                          By: /s/ DONALD J. HAWKINS
                                            ------------------------------------
                                                     Donald J. Hawkins
                                                         President

                                          AMERICAN DISPOSAL COMPANY, INC.

                                          By: /s/ DONALD J. HAWKINS
                                            ------------------------------------
                                                     Donald J. Hawkins
                                                         President

                                          D. M. DISPOSAL CO., INC.

                                          By: /s/ DONALD J. HAWKINS
                                            ------------------------------------
                                                     Donald J. Hawkins
                                                         President

                                          RECYCLING COMPANY, INC.

                                          By: /s/ DONALD J. HAWKINS
                                            ------------------------------------
                                                     Donald J. Hawkins
                                                         President

                                          WCI:

                                          WASTE CONNECTIONS, INC.

                                          By: /s/ RONALD J. MITTELSTAEDT
                                            ------------------------------------
                                                   Ronald J. Mittelstaedt
                                            Chief Executive Officer & President

                                          MERGER SUB. I:

                                          WCI Acquisition Corporation I

                                          By: /s/ RONALD J. MITTELSTAEDT
                                            ------------------------------------
                                                   Ronald J. Mittelstaedt
                                            Chief Executive Officer & President

                                          MERGER SUB. II:

                                          WCI Acquisition Corporation II

                                          By: /s/ RONALD J. MITTELSTAEDT
                                            ------------------------------------
                                                   Ronald J. Mittelstaedt
                                            Chief Executive Officer & President

                                          MERGER SUB. III:

                                          WCI Acquisition Corporation III

                                          By: /s/ RONALD J. MITTELSTAEDT
                                            ------------------------------------
                                                   Ronald J. Mittelstaedt
                                            Chief Executive Officer & President

                                          MERGER SUB. IV:

                                          WCI Acquisition Corporation IV

                                          By: /s/ RONALD J. MITTELSTAEDT
                                            ------------------------------------
                                                   Ronald J. Mittelstaedt
                                            Chief Executive Officer & President

                                          THE SHAREHOLDERS:

                                          THE MURREY TRUST UTA
                                          dated August 5, 1993

                                          /s/ DONALD J. HAWKINS
                                          --------------------------------------
                                                Donald J. Hawkins, Trustee

                                          /s/ IRMGARD R. WILCOX
                                          --------------------------------------
                                                Irmgard R. Wilcox, Trustee

                                          /s/ DONALD J. HAWKINS
                                          --------------------------------------
                                                    Donald J. Hawkins

                                          /s/ IRMGARD R. WILCOX
                                          --------------------------------------
                                                    Irmgard R. Wilcox

     In accordance with Section 5.8 of the foregoing Agreement and Plan of Merger, the undersigned shareholder of D. M. Disposal Co., Inc. and Tacoma Recycling Company, Inc., hereby approves the transactions contemplated by such agreement and agrees to be bound by all of the terms and conditions thereof, and upon execution below shall be deemed a "Shareholder" for all purposes of the foregoing Agreement and Plan of Merger.

Dated: January 6, 1999
                                          THE BONNIE L. MURREY REVOCABLE
                                          TRUST UTA dated August 5, 1993, as
                                          amended

                                          /s/  RONALD K. FISH
                                          --------------------------------------
                                          Ronald K. Fish, Trustee

                                          /s/  DARREN J. MURREY
                                          --------------------------------------
                                          Darren J. Murrey, Trustee

                                    ANNEX B

                                October 22, 1998

Board of Directors
Waste Connections, Inc.
2260 Douglas Blvd., Suite 280
Roseville, CA 95661

Gentlemen:

     BT Alex. Brown Incorporated ("BT Alex. Brown") has acted as financial advisor to Waste Connections, Inc. ("Client") in connection with the proposed mergers of WCI Acquisition Corporation I ("Merger Sub. I"), WCI Acquisition Corporation II ("Merger Sub. II"), WCI Acquisition Corporation III ("Merger Sub. III"), and WCI Acquisition Corporation IV ("Merger Sub. IV"), all wholly owned subsidiaries of Client and collectively referred to as the "Merger Subs.", with Murrey's Disposal Company Inc. ("MDC"), American Disposal Company, Inc. ("AD"), D.M. Disposal Company, Inc. ("DM"), and Tacoma Recycling Company, Inc. ("TR") collectively referred to as the ("Corporations"), pursuant to the Agreement and Plan of Merger, dated as of October 22, 1998 among Client, the Merger Subs., the Corporations, The Murrey Trust, Donald J. Hawkins, and Irmgard R. Wilcox (the "Merger Agreement").

     The Merger Agreement provides, among other things, for the mergers of Merger Sub. I with and into MDC, Merger Sub. II with and into AD, Merger Sub. III with and into DM, and Merger Sub. IV with and into TR (these mergers being collectively referred to herein as the "Transaction"). As a result of the mergers, each of the Corporations will become a wholly-owned subsidiary of Client. As set forth more fully in the Merger Agreement, as a result of the Transaction, owners of the common stock of the Corporations will receive two million seven hundred fifty thousand (2,750,000) shares of the $0.01 par value common stock of Client (the "Aggregate Client Stock"), subject to adjustment as follows: (i) the number of shares of Aggregate Client Stock shall be reduced by one share for each $20.50 by which Balance Sheet Date Debt exceeds $6,000,000; and (ii) if the Closing Price of Client Stock as quoted on the NASDAQ Stock Market on the last trading day before the Closing Date (the "Closing Price") is less than $20.50, then as of the Effective Time the number of Aggregate Client Shares to be issued in the Mergers shall be increased by fifty five thousand five hundred fifty five (55,555) shares for each whole dollar by which the Closing Price is less than $20.50 but more than $15.99 and by eighty three thousand three hundred thirty three and one-third (83,333.33) shares for each whole dollar by which the Closing Price is less than $13.00 but more than $9.99, and shall be proportionately increased for any such amount less than one whole dollar, provided that no more than two hundred fifty thousand (250,000) additional shares shall be issued if the Closing Price is less than $16.00 but more than $13.00 and provided further in no event shall the number of Aggregate Client Shares to be issued in the Mergers exceed three million two hundred fifty thousand (3,250,000) shares. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement. Defined terms used but not defined herein shall be deemed to have definitions contained in the Merger Agreement.

     You have requested BT Alex. Brown's opinion, as investment bankers, as to the fairness, from a financial point of view, to Client of the Transaction.

     In connection with BT Alex. Brown's role as financial advisor to Client, and in arriving at its opinion, BT Alex. Brown has reviewed certain publicly available financial and other information concerning the Corporations and Client and certain internal analyses and other information furnished to it by the Corporations and Client. BT Alex. Brown has also held discussions with members of the senior managements of the Corporations and Client regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown has (i) reviewed the reported prices and trading activity of the Common Stock of Client, (ii) compared certain financial and stock market information for the Corporations and Client with similar information for certain companies whose securities are publicly traded,
(iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents,

(v) reviewed the potential pro forma effect of the Merger on Client and the Corporations, and (vi) performed such other studies and analyses and considered such other factors as it deemed appropriate.

     BT Alex. Brown has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Corporations or Client, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Alex. Brown has assumed and relied upon the accuracy and completeness of all such information and BT Alex. Brown has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities of the Corporations or Client. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Client and the Corporations to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to BT Alex. Brown and considered in connection with its analyses, BT Alex. Brown has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Corporations or Client, as the case may be, as to the matters covered thereby. In rendering its opinion, BT Alex. Brown expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. BT Alex. Brown's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

     For purposes of rendering its opinion, BT Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of Client and the Corporations contained in the Merger Agreement are true and correct, each of Client and the Corporations will perform all of the covenants and agreements to be performed by them under the Merger Agreement and all conditions to the obligations of each of Client and the Corporations to consummate the Transaction will be satisfied without any waiver thereof. BT Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Client or the Corporations is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Client or the Corporations or materially reduce the contemplated benefits of the Transaction to Client. In addition, you have informed BT Alex. Brown, and accordingly for purposes of rendering its opinion BT Alex. Brown has assumed, that the Transaction will be tax-free to each of Client and the Corporations and their respective stockholders and that the Transaction will be accounted for as a pooling of interests.

     This opinion is addressed to, and for the use and benefit of, the Board of Directors of Client and is not a recommendation to the stockholders of Client to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to Client of the Transaction, and BT Alex. Brown expresses no opinion as to the merits of the underlying decision by Client to engage in the Transaction.

     BT Alex. Brown (together with its affiliates, the "BT Group") is a registered broker-dealer and member of the New York Stock Exchange. BT Alex. Brown will be paid a fee for its services as financial advisor to Client in connection with the Transaction. One or more members of the BT Group have, from time to time, provided investment banking and other financial services to Client or its affiliates for which it has received compensation, including the underwriting of Client's initial public offering of equity on May 22, 1998. In the ordinary course of business, members of the BT Group may actively trade in the securities and, if applicable, other instruments and obligations of Client for their own accounts and for the accounts of their customers. Accordingly, the BT Group may at any time hold a long or short position in such securities, instruments and obligations.

     Based upon and subject to the foregoing, it is BT Alex. Brown's opinion, as investment bankers, that the Transaction is fair, from a financial point of view, to Client.

                                          Very truly yours,

                                          BT Alex. Brown Incorporated

                                    ANNEX C

                            WASTE CONNECTIONS, INC.
                             1997 STOCK OPTION PLAN

 1. PURPOSE.

     The purpose of the Plan is to provide a means for the Company and any Subsidiary, through the grant of Incentive Stock Options and Nonqualified Stock Options to selected Employees, Consultants and Directors, to attract and retain persons of ability as Employees, Consultants and Directors, and to motivate such persons to exert their best efforts on behalf of the Company and any Subsidiary.

 2. DEFINITIONS.

     (a) "Board" means the Company's Board of Directors.

     (b) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     (c) "Committee" means a committee appointed by the Board in accordance with section 4(b) of the Plan.

     (d) "Company" means Waste Connections, Inc., a Delaware corporation.

     (e) "Consultant" means any person, including an advisor, engaged by the Company or a Subsidiary to render consulting services and who is compensated for such services; provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (f) "Continuous Status as an Employee, Consultant or Director" means the employment or relationship as a Consultant or Director is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Consultant or Director shall be considered interrupted in the case of (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave, or (ii) transfers between locations of the Company or between the Company and a Subsidiary or their successors.

     (g) "Director" means a member of the Company's Board.

     (h) "Disability" means permanent and total disability within the meaning of section 422(c)(6) of the Code.

     (i) "Employee" means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Consultant or a Director nor receipt of a director's fee from the Company shall be sufficient to constitute "employment" by the Company.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Incentive Stock Options" means Options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code.

     (l) "Non-Employee Director" means a Director who satisfies the requirements established from time to time by the Securities and Exchange Commission for non-employee directors under Rule 16b-3.

     (m) "Nonqualified Stock Options" means Options that are not intended to qualify as Incentive Stock Options.

     (n) "Officer" means a person who is an officer of the Company or a Subsidiary within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (p) "Optionee" means an Employee, Consultant or Director who holds an outstanding Option.

     (q) "Options" means, collectively, Incentive Stock Options and Nonqualified Stock Options.

     (r) "Outside Director" means a member of the Board who satisfies the requirements established from time to time for outside directors under section 162(m) of the Code.

     (s) "Plan" means this Waste Connections, Inc., 1997 Stock Option Plan.

     (t) "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as amended from time to time and as in effect when discretion is being exercised with respect to the Plan.

     (u) "Securities Act" means the Securities Act of 1933, as amended.

     (v) "Stock" means the Common Stock of the Company.

     (w) "Subsidiary" means any corporation that at the time an Option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any similar provision hereafter enacted.

     (x) "Ten Percent Shareholder" means an individual who, at the time of an Option grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

 3. SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in section 6 for changes in Stock, the Stock that may be sold pursuant to Options shall not exceed in the aggregate 1,200,000 shares. That number of shares shall be reserved for Options (subject to adjustment as provided in section 6). If any Option for any reason terminates, expires or is cancelled without having been exercised in full, the Stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

 4. ADMINISTRATION.

     (a) The Plan shall be administered by the Board or, at the election of the Board, by a Committee, as provided in subsection (b). Subject to the Plan, the Board shall:

          (i) determine and designate from time to time those Employees, Consultants and Directors to whom Options are to be granted, and whether the Options granted will be Incentive Stock Options or Nonqualified Stock Options;

          (ii) authorize the granting of Incentive Stock Options, Nonqualified Stock Options or combinations thereof;

          (iii) determine the number of shares subject to each Option and the Exercise Price of each Option;

          (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period;

          (v) construe and interpret the Plan and the Options, and establish, amend and revoke rules and regulations for the Plan's administration, and correct any defect, omission or inconsistency in the Plan or any Option Agreement in a manner and to the extent it deems necessary or expedient to make the Plan fully effective; and

          (vi) make such other determinations as it may be authorized to make in the Plan and as it may deem necessary and desirable for the purposes of the Plan.

Notwithstanding the foregoing, however, (1) no Option shall be granted after the expiration of ten years from the effective date of the Plan specified in section 9 below, (2) the aggregate fair market value (determined as of the date the Option is granted) of the Stock subject to Options that become exercisable for the first time by any Employee during any calendar year under all Incentive Stock Options of the Company and its Subsidiaries shall not exceed $100,000, and (3) no person who is not an Employee of the Company or a Subsidiary shall be entitled to receive Incentive Stock Options under the Plan.

     (b) The Board may delegate administration of the Plan to a Committee of the Board. The Committee shall consist of not less than three members appointed by the Board. Subject to the foregoing, the Board may from time to time increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies, however caused. If the Board delegates administration of the Plan to a Committee, the Committee shall have the powers theretofore possessed by the Board with respect to the administration of the Plan (and references in this Plan to the Board shall apply to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     (c) Notwithstanding anything in this section 4 to the contrary, beginning at such time as the Company first registers a class of equity securities under section 12 of the Exchange Act, all decisions to grant Options shall be made by the Board or by a Committee comprised solely of two or more Directors, each of whom is both a Non-Employee Director and an Outside Director, or shall be made in another manner that satisfies the requirements of Section 16b-3, so that transactions between the Company and any Officer or Director relating to such Options may be exempt from section 16(b) of the Exchange Act.

 5. TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted shall be evidenced by an Option Agreement in substantially the form attached hereto as Annex A or Annex B or such other form as may be approved by the Board. Each Option Agreement shall include the following terms and conditions and such other terms and conditions as the Board may deem appropriate:

     (a) Option Term. Each Option Agreement shall specify the term for which the Option thereunder is granted and shall provide that such Option shall expire at the end of such term. The Board may extend such term; provided that, in the case of an Incentive Stock Option, such extension shall not in any way disqualify the Option as an Incentive Stock Option. The term of any Option, including any such extensions, shall not exceed ten years from the date of grant; provided that, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such term, including extensions, shall not exceed five years from the date of grant.

     (b) Exercise Price. Each Option Agreement shall specify the exercise price per share, as determined by the Board at the time the Option is granted; provided that the exercise price of an Incentive Stock Option shall be not less than the fair market value, or if granted to a Ten Percent Shareholder, 110 percent of the fair market value, of one share of Stock on the date the Option is granted, as such fair market value is determined by the Board.

     (c) Vesting. Each Option Agreement shall specify when it is exercisable. The total number of shares of Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not be, equal). An Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the Option shall have become vested but shall not have been fully exercised. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board deems appropriate.

     (d) Payment of Purchase Price on Exercise. Each Option Agreement shall provide that the purchase price of the shares as to which such Option may be exercised shall be paid to the Company at the time of exercise either (i) in cash, or (ii) in the absolute discretion of the Board (which discretion may be exercised in a particular case without regard to any other case or cases), at the time of the grant or thereafter, (A) by the withholding of shares of Stock issuable on exercise of the Option or the delivery to the Company of other

Stock owned by the Optionee, provided in either case that the Optionee has owned shares of Stock equal in number to the shares so withheld for a period sufficient to avoid a charge to the Company's reported earnings, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of Stock) with the person to whom the Option is granted or to whom the Option is transferred pursuant to section 5(e), or (C) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement, or if less, the maximum rate permitted by law.

     (e) Nontransferability. An Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to the Optionee, and shall not be made subject to execution, attachment or similar process; provided that the Board may in its discretion at the time of approval of the grant of an Option or thereafter permit an Optionee to transfer an Option to a trust or other entity established by the Optionee for estate planning purposes, and may permit further transferability or impose conditions or limitations on any permitted transferability. Otherwise, during the lifetime of an Optionee, an Option shall be exercisable only by such Optionee.

     (f) Conditions on Exercise of Options and Issuance of Shares.

          (i) Securities Law Compliance. The Plan, the grant and exercise of Options thereunder and the obligation of the Company to sell and deliver shares on exercise of Options shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, in the opinion of the Board. Shares shall not be issued on exercise of an Option until (1) the listing of such shares on any stock exchange on which the Stock may then be listed and compliance with all requirements of such exchange, and (2) the completion of any registration or qualification of such shares under any Federal or state law, including without limitation the Securities Act and the Exchange Act, or any rule or regulation of any government body which the Company determines in its sole discretion to be necessary or advisable.

          (ii) Investment Representation. The Company may require any Optionee, or any person to whom an Option is transferred, as a condition of exercising such Option, to (1) give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall not apply if (A) the issuance of the Stock on the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (B) counsel for the Company determines as to any particular requirement that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, with the advice of its counsel, place such legends on stock certificates issued under the Plan as the Company deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock.

     (g) Exercise After Death of Optionee. If an Optionee dies (i) while an Employee, Consultant or Director, or (ii) within three months after termination of the Optionee's Continuous Status as an Employee, Consultant or Director because of his or her Disability or retirement, his or her Options may be exercised (to the extent that the Optionee was entitled to do so on the date of death or termination) by the Optionee's estate or by a person who shall have acquired the right to exercise the Options by bequest or inheritance, but only within the period ending on the earlier of (1) one year after the Optionee's death (or such shorter or longer period specified in the Option Agreement, which period shall not be less than six months), or (2) the expiration date specified in the Option Agreement. If after the Optionee's death, the Optionee's estate or the person who acquired the right to exercise the Optionee's Options does not exercise the Options within the time specified herein, the Options shall terminate and the shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (h) Exercise After Termination of Optionee's Continuous Status as an Employee, Consultant or Director as a Result of Disability or Retirement. If an Optionee's Continuous Status as an Employee, Consultant or Director terminates as a result of the Optionee's Disability or retirement, and the Optionee does not die within the following three months, the Optionee may exercise his or her Options (to the extent that the Optionee was entitled to exercise them on the date of termination), but only within the period ending on the earlier of (i) six months after such termination (or such longer period specified in the Option Agreement), or (ii) the expiration of the term set forth in the Option Agreement. If after termination, the Optionee does not exercise his or her Options within the time specified herein, the Options shall terminate, and the shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (i) No Exercise After Termination of Optionee's Continuous Status as an Employment, Consultant or Director other than as a Result of Death, Disability or Retirement. If an Optionee's Continuous Status as an Employee, Consultant or Director terminates other than as a result of the Optionee's death, Disability or retirement, all right of the Optionee to exercise his or her Options shall terminate on the date of termination of such Continuous Status as an Employee, Consultant or Director. The Options shall terminate on such termination date, and the shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (j) Exceptions. Notwithstanding subsections (h), (i) and (j), the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the expiration date of the term of such Option as set forth in the Option Agreement.

     (k) Incentive Stock Options. Each Option Agreement that provides for the grant of an Incentive Stock Option shall contain such terms and conditions as the Board determines to be necessary or desirable to qualify such Option as an Incentive Stock Option within the meaning of section 422 of the Code.

     (l) Company's Repurchase Right. Each Option Agreement may, but is not required to, include provisions whereby the Company shall have the right to repurchase any and all shares acquired by an Optionee on exercise of any Option granted under the Plan, at such price and on such other terms and conditions as the Board may approve and as may be set forth in the Option Agreement. Such right shall be exercisable by the Company after termination of an Optionee's Continuous Status as an Employee, Consultant or Director, whenever such termination may occur and whether such termination is voluntary or involuntary, with cause or without cause, without regard to the reason therefor, if any.

 6. ADJUSTMENTS ON CHANGES IN STOCK.

     (a) If any change in the Stock subject to the Plan or subject to any Option occurs (through stock dividend, dividend in property other than cash, recapitalization, reorganization, reclassification, stock split or reverse stock split, liquidating dividend, combination or exchange of shares, merger or consolidation, any direct or indirect offering of Stock at a price substantially below fair market value, or any similar change affecting the Stock), the Board will appropriately adjust the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of Stock subject to the outstanding Options.

     (b) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation, or (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (1) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (2) any Options outstanding under the Plan shall continue in full force and effect. If any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to the merger or reverse merger. If the Company dissolves or is liquidated, any Options outstanding under the Plan shall terminate if not exercise prior to such event.

 7. AMENDMENT OF THE PLAN.

     (a) The Board may from time to time amend or modify the Plan for any reason; provided that the Company will seek shareholder approval for any change if and to the extent required by applicable law, regulation or rule.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to cause the Plan or Incentive Stock Options to comply therewith.

     (c) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment, unless the Optionee consents in writing.

8. TERMINATION OR SUSPENSION OF THE PLAN.

     The Board may suspend or terminate the Plan at any time for any reason. Unless sooner terminated, the Plan shall terminate on the day prior to the tenth anniversary of the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the Company's shareholders. No Options may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the written consent of the Optionee.

 9. EFFECTIVE DATE OF THE PLAN.

     The effective date of the Plan shall be determined by the Board, subject to approval by the shareholders of the Company holding not less than a majority of the shares present and voting at an annual or special meeting or by written consent. Notwithstanding the foregoing, if the Plan is approved by the Board prior to such meeting or the giving of such consent, Options may be granted by the Board as provided herein subject to such subsequent shareholder approval.

10. WITHHOLDING TAXES.

     Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligation is incurred.

11. MISCELLANEOUS.

     (a) No Rights as Shareholder. No Optionee, as such, shall have any rights as a shareholder of the Company.

     (b) No Rights to Continued Employment or Engagement. The Plan and any Options granted under the Plan shall not confer on any Optionee any right with respect to continuation of employment by the Company or any Subsidiary or engagement as a Consultant or Director, nor shall they interfere in any way with the right of the Company or any Subsidiary that employs or engages an Optionee to terminate the Optionee's employment or engagement at any time.

     (c) Compliance with Section 16 of the Exchange Act. Beginning at such time as the Company first registers a class of equity securities under section 12 of the Exchange Act, the Company intends that the Plan shall comply in all respects with Rule 16b-3. If after such time any provision of this Plan is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect without change. All transactions under the Plan after such time shall be executed in accordance with the requirements of section 16 of the Exchange Act and the applicable regulations promulgated thereunder.

                            WASTE CONNECTIONS, INC.
                       2260 DOUGLAS BOULEVARD, SUITE 280
                          ROSEVILLE, CALIFORNIA 95661

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON JANUARY   , 1999

    The undersigned holder of Common Stock of Waste Connections, Inc. ("WCI")
acknowledges receipt of WCI's Proxy Statement dated January   , 1999. The
undersigned revokes all prior proxies and appoints Ronald J. Mittelstaedt and Steven F. Bouck, and each of them, individually and with full powers of substitution and resubstitution, proxies for the undersigned to vote all shares of WCI Common Stock that the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at Courtyard by Marriott, 1920 Taylor
Road, Roseville, California, 9:00 a.m. (Pacific Time) on January   , 1999, and
any adjournment thereof, as designated on the reverse side of this Proxy Card.

    THIS PROXY WILL BE VOTED ACCORDING TO THE SPECIFICATIONS YOU MAKE BELOW. IF YOU DO NOT SPECIFY BELOW BUT YOU DO SIGN AND DATE THIS PROXY CARD, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO IN (1) AND (2) BELOW, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

    PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         (CONTINUED FROM FACE OF CARD)
/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

 THE WCI BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

   1. MERGER PROPOSAL. To approve the issuance of 2,750,000, and possibly up to 3,250,000, shares of WCI Common Stock under the Agreement and Plan of Merger dated as of October 22, 1998, by and among WCI, WCI Acquisition Corporation I, WCI Acquisition Corporation II, WCI Acquisition Corporation III, WCI Acquisition Corporation IV, Murrey's Disposal Company, Inc., American Disposal Company, Inc., DM Disposal Co., Inc., Tacoma Recycling Company, Inc., the Murrey Trust UTA August 5, 1993, as amended, the Bonnie L. Murrey Revocable Trust UTA August 5, 1993, as amended, Donald J. Hawkins and Irmgard R. Wilcox, and the mergers contemplated by that Agreement, as described in the accompanying Proxy Statement.
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

 THE WCI BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

   2. OPTION PLAN PROPOSAL. To approve an amendment to WCI's 1997 Stock Option Plan to increase the number of shares reserved for issuance under that plan to
12% of the number of shares of Common Stock outstanding at any given time.   [ ]
FOR   [ ] AGAINST   [ ] ABSTAIN

   3. OTHER BUSINESS. To transact such other matters as may properly come before
the special meeting or any adjournments thereof. [ ] AUTHORIZED   [ ] NOT
AUTHORIZED

   If you plan to attend the Special Meeting of Stockholders, please mark the following box and promptly return this Proxy Card. [ ]

DATED:____________________, 1999


--------------------------------                 -------------------------------
SIGNATURE OF STOCKHOLDER                                TITLE, IF ANY

--------------------------------                 -------------------------------
SIGNATURE OF STOCKHOLDER IF HELD                        TITLE, IF ANY
JOINTLY
                                                 PLEASE SIGN EXACTLY AS YOUR
                                                 NAME OR NAMES APPEAR ON THIS
                                                 PROXY CARD. IF YOU HOLD SHARES
                                                 JOINTLY, EACH STOCKHOLDER
                                                 SHOULD SIGN. IF YOU SIGN AS AN
                                                 ATTORNEY, EXECUTOR,
                                                 ADMINISTRATOR, TRUSTEE OR
                                                 GUARDIAN, PLEASE GIVE YOUR FULL
                                                 TITLE.

                                                 IF THE SIGNER IS A CORPORATION,
                                                 PLEASE SIGN THE FULL CORPORATE
                                                 NAME BY THE PRESIDENT OR AN
                                                 AUTHORIZED OFFICER. IF THE
                                                 SIGNER IS A PARTNERSHIP, PLEASE
                                                 SIGN THE FULL PARTNERSHIP NAME
                                                 BY AN AUTHORIZED PERSON. PLEASE
                                                 MARK, SIGN, DATE AND MAIL THIS
                                                 PROXY CARD PROMPTLY, USING THE
                                                 ENCLOSED POSTAGE-PAID ENVELOPE.